   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2002



                                                     REGISTRATION NO. 333-101188


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         WH INTERMEDIATE HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

               CAYMAN ISLANDS                                     5122
(State or other jurisdiction of incorporation         (Primary Standard Industrial
                     or                                Classification Code Number)
                organization)

               CAYMAN ISLANDS                                   98-0379050
(State or other jurisdiction of incorporation      (I.R.S. Employer Identification No.)
                     or
                organization)

                                 P.O. BOX 309GT

                       UGLAND HOUSE, SOUTH CHURCH STREET


                          GRAND CAYMAN, CAYMAN ISLANDS

                                (310) 410-9600**
   (Address, including ZIP code and telephone number, including area code of registrant's principal executive offices)
                             ---------------------
                                 VICKI TUCHMAN
                         HERBALIFE INTERNATIONAL, INC.
                             1800 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                              TEL: (310) 410-9600
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                             ---------------------
                         HERBALIFE INTERNATIONAL, INC.*
             (Exact name of registrant as specified in its charter)

                   NEVADA                                         5122
        (State or other jurisdiction                  (Primary Standard Industrial
              of organization)                         Classification Code Number)

                   NEVADA                                       22-2695420
        (State or other jurisdiction                         (I.R.S. Employer
              of organization)                              Identification No.)

                             1800 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                              TEL: (310) 410-9600
   (Address, including ZIP code, and telephone number, including area code of registrant's principal executive offices)
                             ---------------------
                                 VICKI TUCHMAN
                         HERBALIFE INTERNATIONAL, INC.
                             1800 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                              TEL: (310) 410-9600
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                             ---------------------
                          COPIES OF CORRESPONDENCE TO:

                    BRUCE J. RADER, ESQ.                                       PHILIP L. COLBRAN, ESQ.
                   CHADBOURNE & PARKE LLP                                       CHADBOURNE & PARKE LLP
                    30 ROCKEFELLER PLAZA                                         30 ROCKEFELLER PLAZA
                  NEW YORK, NEW YORK 10112                                     NEW YORK, NEW YORK 10112
                    TEL.: (212) 408-5100                                         TEL.: (212) 408-5100

                             ---------------------
    *The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants. The co-registrants (including WH Intermediate Holdings Ltd.) are the direct and indirect subsidiaries or holding companies of the registrant and are guarantors of the Notes to be registered hereby.
    **c/o Principal Financial Officer of Herbalife International, Inc. APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: as soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED            NOTE(1)              PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
11 3/4% Series B Senior Subordinated Notes
  due July 15, 2010..........................     $165,000,000             100%             $165,000,000           $15,180
Guarantees of 11 3/4% Series B Senior
  Subordinated Notes due July 15, 2010(2)....         N/A                  N/A                  N/A                 N/A(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) All subsidiary guarantors are direct or indirect wholly-owned subsidiaries of Herbalife International, Inc.
(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the notes.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

---------------------------------------------------------------------------------------------------
                                                 STATE OR OTHER JURISDICTION      IRS EMPLOYER
                                                     OF INCORPORATION OR         IDENTIFICATION
NAME                                                    ORGANIZATION                 NUMBER
---------------------------------------------------------------------------------------------------
 Herbalife International Do Brasil Ltda.                   Brazil                     n/a
                                               (also incorporated in Delaware)   (52-1951822)
---------------------------------------------------------------------------------------------------
 Herbalife (UK) Limited                                    England                    n/a
---------------------------------------------------------------------------------------------------
 Herbalife Europe Limited                                  England                    n/a
---------------------------------------------------------------------------------------------------
 Herbalife International Finland OY                        Finland                    n/a
---------------------------------------------------------------------------------------------------
 Herbalife International of Israel (1990)                  Israel                     n/a
   Ltd.
---------------------------------------------------------------------------------------------------
 Herbalife of Japan K.K.                                    Japan                     n/a
---------------------------------------------------------------------------------------------------
 Herbalife Internacional de Mexico, S.A. de                Mexico                     n/a
   C.V.
---------------------------------------------------------------------------------------------------
 Herbalife Products de Mexico, S.A. de C.V.                Mexico                     n/a
---------------------------------------------------------------------------------------------------
 Herbalife Sweden Aktiebolag                               Sweden                     n/a
---------------------------------------------------------------------------------------------------
 Herbalife China, LLC                                     Delaware                95-4732025
---------------------------------------------------------------------------------------------------
 Herbalife International of America, Inc.                California               95-3954565
---------------------------------------------------------------------------------------------------
 Herbalife International Communications, Inc.            California               95-4520868
---------------------------------------------------------------------------------------------------
 Herbalife International Distribution, Inc.              California               95-4475193
---------------------------------------------------------------------------------------------------
 Herbalife International of Europe, Inc.                 California               95-4459069
---------------------------------------------------------------------------------------------------
 Herbalife Taiwan, Inc.                                  California               95-4534645
---------------------------------------------------------------------------------------------------
 Herbalife International (Thailand) Ltd.                 California               95-4594371
---------------------------------------------------------------------------------------------------
 WH Luxembourg CM S.a.R.L.                               Luxembourg                   n/a
---------------------------------------------------------------------------------------------------
 WH Luxembourg Intermediate Holdings S.a.R.L.            Luxembourg                   n/a
---------------------------------------------------------------------------------------------------
 WH Luxembourg Holdings S.a.R.L.                         Luxembourg               98-0379866
---------------------------------------------------------------------------------------------------

     The address of the agent for service for each of the additional registrants is c/o Herbalife International, Inc., 1800 Century Park East, Los Angeles, California 90067, telephone (310) 410-9600. The primary standard industrial classification number for each of the additional registrants is 5122.

PROSPECTUS

                                  $165,000,000

                         HERBALIFE INTERNATIONAL, INC.

     Offer to Exchange All Outstanding Unregistered 11 3/4% Series A Senior
                                  Subordinated
     Notes due 2010 for 11 3/4% Series B Senior Subordinated Notes due 2010
          which have been registered under the Securities Act of 1933

                             ---------------------

     We are offering to exchange all of our outstanding unregistered 11 3/4% Series A Senior Subordinated Notes due 2010 for our registered 11 3/4% Series B Senior Subordinated Notes due 2010. In this prospectus, we will call the original notes the Series A Notes and the registered notes the Series B Notes. The Series A Notes were issued on June 27, 2002. The terms of the Series B Notes are substantially identical to the terms of the Series A Notes, except that we have registered the Series B Notes with the Securities and Exchange Commission, which we will refer to as the SEC. Because we have registered the Series B Notes, the Series B Notes will not be subject to transfer restrictions and will not be entitled to registration rights. The Series A Notes and Series B Notes are collectively referred to in this prospectus as the Notes.

THE SERIES B NOTES

     - The Series B Notes will mature on July 15, 2010.

     - We will pay interest on the Series B Notes in cash semiannually in arrears on January 15 and July 15 of each year starting on January 15, 2003.

     - We may redeem any or all of the Series B Notes at any time on or after July 15, 2006 at a redemption price equal to 105.875% of the principal amount of the Series B Notes declining ratably to par, plus accrued and unpaid interest. In addition, prior to July 15, 2005, we may redeem up to 35% of the Series B Notes with the net proceeds of any qualified equity offering at a redemption price equal to 111.75% of the principal amount plus accrued and unpaid interest, if any.

     - The Series B Notes are general unsecured senior subordinated obligations and will be subordinated to all of our senior debt.

     - The Series B Notes will not be listed on any national securities exchange.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 22 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


               The date of this prospectus is December 20, 2002.

                               TABLE OF CONTENTS


Prospectus Summary..........................................    1
Summary Unaudited Pro Forma and Historical Consolidated
  Financial Data............................................   19
Risk Factors................................................   22
The Acquisition.............................................   31
Use of Proceeds.............................................   33
Capitalization..............................................   34
Selected Consolidated Historical Financial Data.............   35
Unaudited Pro Forma Condensed Consolidated Statements of
  Operations................................................   38
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   46
Business....................................................   56
Management..................................................   73
Principal Shareholders......................................   89
Certain Relationships and Related Transactions..............   91
The Exchange Offer..........................................   96
Description of Senior Credit Facilities.....................  104
Description of Notes........................................  106
Form and Transfer of the Notes..............................  150
United States Federal Income Tax Consequences...............  155
ERISA Considerations........................................  158
Plan of Distribution........................................  161
Validity of the Securities..................................  162
Experts.....................................................  162
Where You Can Find More Information.........................  162
Index to Consolidated Financial Statements..................  F-1
Independent Auditors' Report................................  F-2


                             ---------------------

     You may not transfer or resell the Series B Notes except as permitted under the Securities Act and applicable state securities laws.

     You should rely only on the information contained in this document or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in our prospectus.

     You should not assume that the information in this prospectus or any supplement or any of the information incorporated by reference in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus.

     This document is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

                             ---------------------

                             ADDITIONAL INFORMATION

     For more information on Herbalife and the availability of other documents concerning Herbalife that have been filed with the SEC, see "Where You Can Find More Information" starting on page 162.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operation; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect" or "anticipate" and other similar words.

     Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

     - our relationships with our distributors;

     - regulatory matters governing our products and network marketing system;

     - adverse publicity associated with our products or network marketing organization;

     - product liability claims;

     - our reliance on outside manufacturers;

     - risks associated with operating internationally, including foreign exchange risks;

     - product concentration;

     - dependence on increased penetration of existing markets;

     - the competitive nature of our business;

     - our substantial indebtedness; and

     - our ability to generate sufficient cash.

     Additional factors that could cause actual results to differ materially from the forward-looking statements are set forth in this prospectus, including under the headings, "Prospectus Summary," "The Acquisition," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in our "Summary Unaudited Pro Forma and Historical Consolidated Financial Data" and the related notes. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not intend, and undertake no obligation, to update any forward-looking statement.

MARKET DATA

     Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources and on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe that these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness.

                               PROSPECTUS SUMMARY

     In this prospectus, unless otherwise noted, the words "Company," "Herbalife," "we," "our," "ours" and "us" refer to Herbalife International, Inc. ("Herbalife") and its subsidiaries for periods through July 31, 2002 and to WH Intermediate Holdings Ltd. ("WH Intermediate Holdings") and its subsidiaries for periods subsequent to July 31, 2002. In addition, "Predecessor" refers to Herbalife and its subsidiaries for periods through July 31, 2002 and "Successor" refers to WH Intermediate Holdings and its subsidiaries for periods subsequent to July 31, 2002. The following summary contains basic information about us and the exchange offer. It does not contain all of the information that is important to you. For a more complete understanding of our business and financial status and the Series B Notes that we are offering, you should read carefully this entire prospectus and other documents that we will refer you to. For a discussion of factors to be considered before participating in this exchange offer, see "Risk Factors." For the definitions of some of the terms used throughout this prospectus, see "Description of Notes."

                               THE EXCHANGE OFFER

     In contemplation of the merger described below under "-- Recent Developments," on June 27, 2002, WH Acquisition Corp. ("WH Acquisition") completed a private offering of $165,000,000 of the Series A Notes. In connection with that offering, WH Acquisition entered into a registration rights agreement with the initial purchaser of the Series A Notes in which it agreed, among other things, to deliver this prospectus and to complete this exchange offer within 210 days of the consummation of the acquisition of the Company by WH Holdings (Cayman Islands) Ltd. ("WH Holdings"). The obligations of WH Acquisition under the Series A Notes and the registration rights agreement were assumed by Herbalife upon the consummation of the merger. You are entitled to exchange in this exchange offer Series A Notes that you hold for Series B Notes with substantially identical terms. You should read the discussion under the headings "Summary of the Terms of the Series B Notes" beginning on page 17 and "Description of Notes" beginning on page 106 for further information regarding the Series B Notes.

     - Subject to customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of Series A Notes being tendered.


     - Our offer to exchange Series A Notes for Series B Notes will be open until 5:00 p.m., New York City time, on January 24, 2003, unless we extend the expiration date.



     - You should also carefully review the procedures for tendering the Series A Notes beginning on page 99 of this prospectus.


     - You may withdraw your tenders of Series A Notes at any time prior to the expiration of the exchange offer.

     - If you fail to tender your Series A Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     - The exchange of Series A Notes for Series B Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     We believe that the Series B Notes that will be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you can make the representations in the fifth paragraph under "The Exchange Offer -- Exchange Terms" on page 96 below. We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any Series B Note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability. You should read the discussion under the headings "Summary of the Terms of the Exchange Offer" beginning on page 14 and "The Exchange Offer" beginning on page 96 for further information regarding this exchange offer and resale of the Series B Notes.

                              RECENT DEVELOPMENTS

     On July 31, 2002, we were acquired by investment funds managed by Whitney & Co., LLC ("Whitney") and Golden Gate Private Equity, Inc. ("Golden Gate," together with Whitney, the "equity sponsors"), in conjunction with selected members of our distributor organization and senior management, in accordance with the terms of a merger agreement, entered into on April 10, 2002. Pursuant to the merger agreement, each stockholder of Herbalife International, Inc. received $19.50 in cash for each share of common stock owned by such stockholder. The merger was consummated on July 31, 2002. As a result of the merger, Herbalife International, Inc.'s common stock was delisted from the NASDAQ National Market and we are now privately owned.

     In connection with the merger, we and our affiliates consummated certain related financing transactions, including the issuance by WH Acquisition on June 27, 2002 of $165.0 million of the Series A Notes, the issuance by WH Holdings on July 31, 2002 of $38.0 million of senior notes and the entering into by Herbalife on July 31, 2002 of senior credit facilities in the amount of $205.0 million. See "-- The Acquisition and Related Financing Transactions."


     Selected members of our distributor organization and senior management have purchased shares of the 12% Series A Cumulative Convertible Preferred Shares of WH Holdings. As a result, selected members of our senior management own approximately 1.52% of WH Holdings and selected distributors of Herbalife own approximately 11.44% of the outstanding equity of WH Holdings. In connection with the issuance of the preferred shares, WH Holdings has entered into a shareholders' agreement, setting forth rights of shareholders under that agreement and limitations on their ability to dispose of their equity interests, and a registration rights agreement with participating distributors and senior management, Whitney V, L.P. and CCG Investments (BVI), L.P. and each of their respective affiliates. The shares of Herbalife are 99.9% owned by WH Luxembourg Intermediate Holdings S.a.R.L., an indirect wholly-owned subsidiary of WH Holdings and 0.1% owned by WH Intermediate Holdings, a direct wholly-owned subsidiary of WH Holdings.



     Subsequent to the merger, neither Frank Tirelli, former President and Chief Executive Officer, nor Doug Sages, former Executive Vice President, Chief Administrative Officer and Chief Financial Officer are employed by the Company, effective as of September 19, 2002. We have not entered into separation arrangements with Messrs. Tirelli and Sages as of this time. In connection with the management reorganization, Carol Hannah and Brian Kane were appointed Co-Presidents.


                                  THE COMPANY

     Herbalife, founded in 1980, is a worldwide marketer of weight management products, nutritional supplements, and personal care products that support our customers' wellness and healthy lifestyles. We market and sell these products through a global network marketing organization comprised of over one million independent distributors in 55 countries. Throughout our 22-year operating history, the high quality of our products and the effectiveness of our network marketing organization have been the primary drivers of our growth and geographic expansion and have made Herbalife a brand name recognized worldwide. For the twelve months ended September 30, 2002, our retail sales were $1.8 billion. For the twelve months ended September 30, 2002, our adjusted EBITDA was $139.4 million (historical) and $135.3 million (on a pro forma basis).

     We focus on delivering a complete wellness program and way of life to our customers through our diverse product portfolio. Our products are designed to appeal to the growing number of consumers who seek to live a healthy lifestyle. We group our products into two broad categories: inner nutrition, which consists of weight management products and nutritional supplements; and outer nutrition, which represents personal care products. We currently market approximately 570 products as well as literature and promotional materials designed to support our distributors' marketing efforts. Our products are often sold in programs, which are comprised of a series of related products designed to achieve a common wellness or health result, simplify weight management and nutrition for our consumers and maximize our distributors' cross-selling opportunities.

INNER NUTRITION

     - WEIGHT MANAGEMENT PRODUCTS. We believe that our products have helped millions of people manage their weight safely and effectively for 22 years. Among the products we offer are meal replacement products, herbal appetite suppressants and a variety of healthy snacks designed to provide nutritional support between meals. Our best-selling Formula 1 meal replacement product has been part of our basic weight management program for 22 years and has generated 22% of our retail sales over the past three years. For the year ended December 31, 2001, $707.9 million or 42.7% of our retail sales were derived from weight management products.

     - NUTRITIONAL SUPPLEMENTS. We market numerous dietary and nutritional supplements designed to meet our customers' specific nutritional needs. Our nutritional supplements are designed to focus on the specific lifestages and lifestyles of our customers. Each of these supplements contains high-quality herbs, vitamins, minerals and other natural ingredients. We offer a wide selection of dietary and nutritional supplements, including basic vitamins and minerals such as vitamin C (and related anti-oxidants) and calcium, as well as herbal supplements such as echinacea, ginseng, melatonin and ginkgo biloba. For the year ended December 31, 2001, $744.6 million or 45.0% of our retail sales were derived from nutritional supplements.

OUTER NUTRITION

     - PERSONAL CARE PRODUCTS. Our personal care products complement our inner nutrition products to improve the appearance of our customers' body, skin and hair. These products include soaps and skin cleansers, moisturizers and lotions, shampoos and conditioners, hair styling products and a selection of colognes for men and women. Our personal care products, which provide outer nutrition for the skin and body and preservation of youthful appearance, are designed to make our customers look and feel their best. For the year ended December 31, 2001, $178.2 million or 10.8% of our retail sales were derived from personal care products.

     Our products are distributed through a global network marketing organization comprised of over one million independent distributors in 55 countries. We believe that the direct-selling distribution channel is ideally suited to selling our products, because sales of wellness and weight management products are strengthened by ongoing personal contact between retail consumers and distributors. We encourage our distributors to use our products and communicate their results to retail customers, which provides first-hand testimonial proof of product effectiveness. As a result, we believe our best distributors are consumers of our products.

     We seek to provide our distributors attractive and flexible career opportunities by selling our high-quality products. Our distributors have the opportunity to earn significant income and receive non-financial rewards designed to motivate and recognize individual achievement. As a result, we believe the business opportunity provided by our network marketing system appeals to a broad cross-section of people throughout the world, particularly those seeking to supplement family income, start a home business or pursue part-time employment opportunities. Our distributors, who are independent contractors, earn income on their own sales and can also earn royalties and bonuses on sales made by the distributors in their downline organizations. We believe our network marketing system also provides an attractive business opportunity relative to other network marketing companies, particularly because we maintain an industry leading payout ratio and offer high-quality products.

                                COMPANY HISTORY

     Herbalife was founded in 1980 by entrepreneur Mark Hughes, as part of his search for safe and effective alternatives to weight management solutions then in the market. We began to use the direct selling channel in the early days of Herbalife. Our distributor base grew quickly, by increasing penetration in the United States and by expanding abroad. Throughout the 1980's, we began operations in other English-speaking countries such as Canada, the United Kingdom, Australia and New Zealand, and subsequently entered several of our larger international markets including Mexico (1989), Germany (1991), Italy
(1992), Japan (1993) and

South Korea (1996). In conjunction with our entry into new markets, we expanded our product portfolio with new product introductions to our inner nutrition category and introduced our personal care product line in 1995.

     Brian L. Kane and Carol Hannah were appointed Co-Presidents as part of a management reorganization in September 2002. Ms. Hannah has been with Herbalife for almost 18 years and worked closely with Mr. Hughes for many years until his untimely death in May 2000. Ms. Hannah previously held the position of Executive Vice President, Sales, with responsibility for managing distributor relationships. Mr. Kane has been with Herbalife for almost 10 years, most recently serving as the Chief Operating Officer with responsibility for global operations. He will continue to perform those duties. William D. Lowe, Senior Vice President, Finance and Treasury, has been with Herbalife for almost 5 years. As part of the recent management reorganization, he will have responsibility for all financial operations, pricing and strategic planning.

     Mr. Kane and Ms. Hannah continue to operate under their existing contracts and are paid annual salaries of $660,000 and $712,500, respectively. For a detailed description of our employment arrangements with our senior management team see "Management -- Employment Contracts and Termination of Employment."

                                  THE INDUSTRY

WELLNESS AND PERSONAL CARE MARKETS

     We compete primarily in the wellness industry with our inner nutrition products and in the personal care industry with our outer nutrition products. According to Euromonitor, these markets are substantial in size, representing an estimated $33.5 billion and $175.4 billion of worldwide sales in 2000, respectively. We believe these markets represent significant business opportunities for us given our focus on high-quality products and our distributors' personal interaction with consumers of our products. According to Euromonitor, these worldwide markets are expected to continue to grow:

     - The global nutrition and well-being market is expected to grow to $38.4 billion in 2004; and

     - The worldwide market for personal care and cosmetic products is expected to grow to $212.5 billion in 2005.

     We are capitalizing on demographic trends in our market driving demand for health-related products and increasing the emphasis on healthier lifestyles. The global markets for our products are expected to continue to experience strong growth due to a number of factors, including:

     - The aging "baby boom" generation worldwide, which is driving long-term demand for health maintenance products;

     - Increasing incidence of obesity and greater awareness of the associated health risks; and

      - The U.S. Surgeon General released a report in December 2001 stating that 61% of Americans were overweight or obese in 1999.

      - According to the U.S. Center for Disease Control and Prevention, obesity is the second largest preventable cause of death in the United States, behind smoking.

      - According to the World Health Organization, the number of obese adults worldwide has increased from 200 million in 1995 to over 300 million in 2000, an increase of approximately 50%. In addition, the World Health Organization estimates that approximately 1.2 billion people worldwide are overweight.

     - Increasing acceptance of herbal and dietary supplements influenced by increasing scientific evidence and media focus about the efficacy of nutritional supplements.

      - Newsday Magazine reported that from 1990-1997 there was a 380% increase in vitamin usage and a 130% increase in the use of herbal supplements.

      - The U.S. Congress established the National Center for Complementary and Alternative Medicine (NCCAM) in 1998 to evaluate the safety and efficacy of complementary and alternative medicine, which includes herbal remedies and food supplements.

      - The Journal of the American Medical Association reported in 1998 that over 64% of U.S. medical schools offered elective courses in complimentary and alternative medicine or included complimentary and alternative medicine topics in required courses.

DIRECT SELLING

     Direct selling as a distribution channel has proven to be extremely effective for sales of inner and outer wellness products and has exhibited strong historical growth. The World Federation of Direct Selling Associations estimates the following statistics about the direct selling channel:

     - Wellness and personal care products represented approximately 43% of total worldwide direct selling sales in 2000;

     - The worldwide direct-sales channel exceeded $82.2 billion of sales in 2000, up from just over $33.3 billion in 1988, representing a compound annual growth rate of 7.8%; and

     - The global direct-selling sales force grew to 38.7 million in 2000, up from 8.5 million in 1988, representing a compound annual growth rate of 13.5%.

                             COMPETITIVE STRENGTHS

     RECOGNIZED BRAND NAME. Our success is largely due to the strength of the Herbalife brand name, which has been built through consistently offering high-quality products and an attractive business opportunity for our distributors. Our specially-designed formulations and high-quality products, combined with our reputation built over 22 years in the industry, set us apart from the competition and contribute significantly to the recognition of the Herbalife brand name. We believe that our recognized brand name has contributed significantly to our ability to expand our business into new markets and add distributors to our network marketing organization and will enhance our ability to further penetrate our existing markets.

     HIGH-QUALITY, ESTABLISHED PRODUCT PORTFOLIO. We sell high-quality products containing natural ingredients that appeal to consumer demand for products that contribute to a natural and healthy lifestyle. Our products have demonstrated long-term consumer appeal: of our $1.7 billion in 2001 retail sales, $1.4 billion, or 85%, were derived from products that have been in our product portfolio since 1996 or earlier. We derive new product ideas from a number of sources, including trade publications, scientific and health journals, our executives, staff, consultants and outside parties. In general, we maintain a second-mover strategy with respect to new product offerings, often introducing our own unique formulations of products similar to those successfully offered by others in the market. In addition to reducing research and development costs, this strategy dramatically reduces the risk of failed product introductions.

     EFFECTIVE DISTRIBUTION CHANNEL. We have used the direct selling method for selling our products since we began operations in February 1980. We believe the direct sales model is the most attractive way to sell wellness and weight management products because sales of such products are strengthened by ongoing personal contact between retail consumers and distributors. This personal contact enhances (i) the education of consumers in the weight management and nutrition markets and (ii) the motivation of consumers to begin and maintain weight management programs for healthy living. Many of our distributors are users of our products themselves, which we believe enhances sales of our weight management and wellness products by providing first-hand testimonial proof of product effectiveness. We believe we provide a highly attractive business opportunity to our distributors, particularly because we maintain an industry leading payout ratio and offer high-quality products.

     PRODUCT AND MARKET DIVERSIFICATION. We offer approximately 570 products across our three primary product segments. For the fiscal year ended December 31, 2001, 42.7% of our retail sales were in weight management products, 45.0% in nutritional supplements, 10.8% in personal care products and the remaining

1.5% in literature and promotional materials. Additionally, the geographic diversity of our markets mitigates our financial exposure to any particular market. For the fiscal year ended December 31, 2001, 37.5% of our retail sales were in the Americas, 27.7% in Europe and 34.8% in Asia/Pacific Rim.

     SCALABLE AND PROFITABLE BUSINESS MODEL. We believe our business model is attractive due to our significant and sustained profitability and our ability to scale to new markets and more distributors. We require no company-employed sales force to market and sell our products and our distributor compensation varies directly with sales. Additionally, our systems and infrastructure are capable of handling significant growth in our worldwide distributor base with relatively little incremental cost. Lastly, our distributors bear the majority of our consumer marketing expenses, and supervisors who are themselves independent distributors sponsor and coordinate a large share of distributor recruiting and training initiatives. Our global direct-selling model offers several advantages over traditional retailing methods, including (i) the absence of a high fixed-cost infrastructure, (ii) incentives for distributors to develop a downline organization of other individuals selling product and (iii) greater personalized care and follow-up for our consumers.

     STRONG CASH FLOW GENERATION. Our business model generates strong free cash flow, which is primarily a result of (i) positive working capital generated by distributors paying for products before or at the time of receiving them from us, (ii) low capital expenditure requirements, principally related to systems and infrastructure upgrades and maintenance of our distribution facilities and equipment and (iii) steady profitability due to our scalable business model. We believe the combination of our strong EBITDA, positive working capital and low capital expenditure requirements will continue to result in significant free cash flow generation.


     EXPERIENCED MANAGEMENT TEAM. Since 1992, our senior management team has grown annual retail sales from $405.1 million to $1.7 billion for the fiscal year ended 2001, achieved strong cash flow and effectively managed our global operations. Carol Hannah and Brian L. Kane were recently appointed Co-Presidents. Both of Ms. Hannah and Mr. Kane are long term members of the management team at Herbalife and have been integral to our recent successes. As part of the recent management reorganization, William D. Lowe, Senior Vice President, Finance and Treasury, will have responsibility for all financial operations, pricing and strategic planning. For a detailed description of our employment arrangements with our senior management team, see
"Management -- Employment Contracts and Termination of Employment."


     EQUITY PARTICIPATION BY DISTRIBUTORS AND MANAGEMENT. Selected members of Herbalife's distributor organization and senior management have purchased equity interests in WH Holdings alongside the equity sponsors. In addition, selected members of management will have the opportunity to participate in our equity through option grants by WH Holdings under a newly established stock option plan. We believe this equity ownership will provide additional incentive to Herbalife's distributors and management. For further information regarding management and distributors' participation, see "-- Recent Developments."

                               BUSINESS STRATEGY

     Our business strategy is comprised of the following principal elements:

     INCREASE MARKET PENETRATION. Historically, we focused on expanding our network marketing organization to new countries and focused less on internal growth within our existing markets. While this strategy achieved rapid initial sales growth, it did not always achieve sustainable sales levels. As a result, we have re-evaluated our country sales strategy and are refining sales and marketing initiatives to place a greater emphasis on increased penetration of these markets. In certain instances we may increase the availability of our existing products in those markets where we currently offer only a small percentage of our full product line. We believe this will drive sales growth through increased penetration in each of our country markets around the world.

     INCREASE DISTRIBUTOR PRODUCTIVITY AND RETENTION. We recognize that in addition to high-quality products and a rewarding distributor compensation plan, the success of our business depends on the support and training of our distributors. We are strengthening our distributor support services by enhancing customer service capabilities at our call centers, offering greater business-building opportunities through the Internet, creating new business support initiatives and offering enriched reward recognition programs. To further enhance distributor productivity and improve retention, we are developing new educational training programs aimed at assisting distributors with their sales, marketing and recruiting techniques. Extensive training opportunities enable distributors to not only develop invaluable business-building and leadership skills, but also to become experts in our products and offer customers sound advice on weight management, nutrition and personal care. By placing a top priority on training, we build credibility among our distributors and further establish Herbalife as an industry leader.

     INCREASE BRAND RECOGNITION IN WEIGHT MANAGEMENT AND WELLNESS MARKETS. Our underlying initiative is to continue to expand our reputation as an industry leading company focused on weight management, complete wellness and a healthier way of life. We are well positioned to take advantage of current worldwide consumer trends indicating that individuals are turning more and more to nutritional supplements for weight management, fitness and age-related health concerns. The core of this strategy is accomplished through the rationalizing of our approximately 570 products around a central wellness platform -- with core product groups built around various life stages (for example, "Healthy Children," "Healthy Men," "Healthy Women," and "Healthy Aging").

     IMPROVE SUPPLY CHAIN MANAGEMENT. Prior to 2001, we purchased primarily all of our weight management and nutritional supplement products from a single supplier. In 2000, we reevaluated our product supply strategy and began purchasing products from multiple suppliers. Our new supply chain management strategy is focused on several key objectives, including: (i) production of the highest quality products practicable, (ii) reduction in total inventory levels, and (iii) reduction in product manufacturing costs. We are accomplishing these objectives through the diversification of our supplier base to multiple companies around the world. Purchasing from multiple suppliers and increased supplier competition has enabled us to maintain product quality and lower product costs. The geographic diversification of supply amongst several manufacturers has also resulted in significantly lower inventory levels. In each of the last nine quarters, we have achieved a consistent decline in inventory levels from $115.8 million at June 30, 2000 to $56.7 million at September 30, 2002, and our gross profit as a percentage of retail sales has improved from 46.4% to 48.3% over this period. We expect to further reduce our inventory levels.

     IMPROVE MARGINS THROUGH EXPENSE MANAGEMENT. During the past year, we began to implement certain product manufacturing and other sustainable expense reduction initiatives that have already resulted in significant improvements in financial performance. Our management team remains committed to realizing additional savings through further reduction of corporate expenses and implementing of the above initiatives. Through these initiatives and our improvement in sales, we have improved our adjusted EBITDA from $30.4 million (7.2% of retail sales) in the third quarter of 2001 to $38.0 million (8.6% of retail sales) in the third quarter of 2002. We believe the combination of reduced production costs, reductions in corporate spending and lower inventory will continue to enhance profitability and cash flow.

                     THE ACQUISITION AND RELATED FINANCINGS

THE MERGER

     On July 31, 2002, the merger and related financing transactions were consummated (including the release from escrow of the net proceeds from the June 27, 2002 sale of the Series A Notes). Since the consummation of the acquisition and related financing transactions, the equity sponsors and selected members of Herbalife's distributor organization and senior management have owned all of the equity of WH Holdings. In addition, warrants to purchase preferred shares of WH Holdings were issued in connection with the sale of the senior notes. See "Certain Agreements Relating to the Acquisition -- Securities Purchase Agreement." As a result of the acquisition and related financing transactions, WH Holdings indirectly owns 100% of the outstanding common stock of Herbalife.

     The aggregate acquisition consideration was $706.6 million (inclusive of change in control payments and Herbalife's advisory fees and expenses). Upon consummation of the merger, each public stockholder of Herbalife received $19.50 in cash for each share of common stock owned. The holder of each outstanding option to purchase Herbalife common stock received an amount in cash equal to the excess of $19.50 over the exercise price of such option. Net of aggregate proceeds received by Herbalife from the exercise of options, the merger consideration paid to the stockholders and option holders of Herbalife was approximately $682.3 million.

     In connection with the merger, we and our affiliates consummated certain related financing transactions, including the issuance by WH Acquisition on June 27, 2002 of $165.0 million of the Series A Notes (issued at 98.716% of par) due July 15, 2010 (which Notes were assumed by Herbalife upon the consummation of the merger) and the issuance by WH Holdings on July 31, 2002 of $38.0 million of 15.5% senior notes due July 15, 2011. The net proceeds from the sale of the Series A Notes were placed in escrow pending consummation of the merger. On July 31, 2002, the escrowed net proceeds were released to fund a portion of the acquisition. From the proceeds of the sale of the senior notes, approximately $12.5 million has been escrowed to pay cash interest on the senior notes for approximately 2 1/2 years. See "Certain Agreements Relating to the
Acquisition -- Securities Purchase Agreement." In addition, on July 31, 2002, we entered into a credit agreement with various lenders, including Whitney Private Debt Fund, L.P., and UBS AG, Stamford Branch, as administrative agent, which provides for a term loan in the amount of $180.0 million and a revolving credit facility in the amount of $25.0 million. The Series A Notes and the senior credit facilities are guaranteed by the following entities which we will describe in this prospectus as "guarantors," which term will also include any future guarantors as described in this prospectus:

     - Herbalife International Do Brasil Ltda.;
     - Herbalife (UK) Limited;
     - Herbalife Europe Limited;
     - Herbalife International Finland OY;
     - Herbalife International of Israel (1990) Ltd.;
     - Herbalife of Japan K.K.;
     - Herbalife Internacional de Mexico, S.A. de C.V.;
     - Herbalife Products de Mexico, S.A. de C.V.;
     - Herbalife Sweden Aktiebolag;
     - Herbalife China, LLC;
     - Herbalife International of America, Inc.;
     - Herbalife International Communications, Inc.;
     - Herbalife International Distribution, Inc.;
     - Herbalife International of Europe, Inc.;
     - Herbalife Taiwan, Inc.;
     - Herbalife International (Thailand) Ltd.;
     - WH Luxembourg CM S.a.R.L.;
     - WH Luxembourg Intermediate Holdings S.a.R.L.;
     - WH Luxembourg Holdings S.a.R.L.; and
     - WH Intermediate Holdings Ltd.

     The senior credit facilities are also guaranteed by WH Holdings. The obligations under the senior credit facilities are secured by (i) first priority pledges of (A) all of the stock of the guarantors and (B) 65% of the equity interests of the foreign subsidiaries of Herbalife that are not guarantors, other than the following subsidiaries:

     - HIIP Investment Co., LLC;
     - Herbalife Foreign Sales Corporation;
     - Importadora Y Distribuidora Herbalife International de Chile Limitada;
     - Herbalife International Greece S.A.;
     - Herbalife Hungary Trading, Limited;
     - PT Herbalife Indonesia;
     - Herbalife International SBN.BHD;
     - HBL International Maroc SARL;
     - Herbalife International Products N.V.;
     - Herbalife International Holdings, Inc.;
     - Herbalife International, S.A.;
     - Herbalife Domincana, S.A.; and
     - Herbalife Del Ecuador, S.A.;

and (ii) security interests in and liens on all accounts receivable, inventory and other property and assets of WH Holdings and the guarantors (other than the escrow account for interest on the senior notes described above).

SOURCES AND USES

     The acquisition was financed through:

     - gross proceeds of $162.9 million from the sale of the Series A Notes (face value of $165.0 million);

     - borrowings of $180.0 million under the $205.0 million senior credit facilities;

     - contribution of net proceeds of $24.0 million by WH Holdings from the sale of its senior notes (face value of $38.0 million);

     - contribution by the equity sponsors and selected members of Herbalife's distributor organization and senior management of $176.0 million from the sale of preferred shares by WH Holdings; and

     - use of available cash balances of Herbalife of approximately $228.4 million, of which $4.6 million was used to repurchase Herbalife's minority interest in its Japanese subsidiary, Herbalife of Japan K.K. ("Herbalife of Japan"), which payment was made in May 2002, $6.7 million was used to repay existing debt and $217.1 million was used to finance the acquisition and pay related fees and expenses.

     The following table summarizes the sources and uses of funds for the acquisition and related financing transactions.

                                                                     AMOUNT
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
SOURCES OF FUNDS
  Cash on hand(1)...........................................         $228.4
  Senior credit facilities:
     Term loan facility.....................................          180.0
  Series A Notes(2).........................................          162.9
  WH Holdings, equity investment through issuance of the
     senior notes(3)........................................           24.0
  Cash from sale of preferred shares of WH Holdings.........          176.0
                                                                     ------
     Total sources..........................................         $771.3
                                                                     ======

                                                                     AMOUNT
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
USES OF FUNDS
  Acquisition consideration(4)..............................         $706.6
  Acquisition of minority interest(5).......................            4.6
  Repayment of existing debt................................            6.7
  Fees and expenses.........................................           53.4
                                                                     ------
     Total uses.............................................         $771.3
                                                                     ======

---------------

(1) Reflects cash that Herbalife had available on the acquisition closing date to consummate the acquisition. $228.4 million of Herbalife's available cash was used in the acquisition and related financing transactions. The use of $228.4 million of Herbalife's available cash included (i) $4.6 million required to repurchase Herbalife's minority interest in its Japanese subsidiary, Herbalife of Japan, which was completed in May 2002, (ii) $6.7 million to repay existing debt and (iii) $217.1 million to fund the acquisition consideration and pay related fees and expenses.

(2) The aggregate principal amount of the Series A Notes is $165.0 million (which notes were issued at 98.716% of par, or gross proceeds of $162.9 million).

(3) The principal amount of the senior notes was $38.0 million of which approximately $12.5 million was used to fund approximately 2 1/2 years of interest into escrow on the senior notes and approximately $1.5 million was used to pay the fees related to the issuance of the senior notes and the remainder (i.e., approximately $24.0 million) was contributed to equity by WH Holdings to consummate the acquisition.

(4) Total aggregate acquisition consideration consists of:

Merger consideration (net of aggregate proceeds received by
  Herbalife from the exercise of options)...................  $682.3
Change of control payments..................................     7.6
Herbalife's advisory fees and expenses......................    16.7
                                                              ------
Total acquisition consideration.............................  $706.6
                                                              ======

(5) As required in the merger agreement, Herbalife completed the acquisition of the minority interest in its Japanese subsidiary, Herbalife of Japan, in early May 2002 and the payment was made at that time.

                              THE EQUITY SPONSORS

WHITNEY & CO., LLC

     Whitney & Co., LLC is an affiliate of Whitney & Co. which was established in 1946 by the industrialist and philanthropist, John Hay Whitney, as one of the first U.S. venture capital firms pioneering the development of the private equity industry. Today, the firm remains a private partnership owned by the investing professionals and its main activity is to provide private equity and debt capital for middle market growth buyouts. Whitney manages approximately $5 billion of assets for major endowments, foundations and pension plans, and the firm is currently investing its fifth outside equity fund, Whitney V, L.P., a $1.1 billion fund, and its third private mezzanine debt fund. Whitney investment activities are focused on market leading companies that are poised for growth in a number of industries including healthcare and consumer products. Whitney is located in Stamford, Connecticut with an office in San Francisco and other professionals or affiliates in London, Tokyo and Hong Kong.

GOLDEN GATE PRIVATE EQUITY, INC.

     Golden Gate Private Equity, Inc. is a San Francisco-based private equity investment firm with approximately $700 million of capital under management. Golden Gate is dedicated to partnering with world class management teams to invest in change-intensive, growth businesses. They target investments of up to $100 million in situations where there is a demonstrable opportunity to significantly enhance a company's value. The principals of Golden Gate have a long and successful history of investing with management partners across a wide range of industries and transaction types, including leveraged buyouts, and recapitalizations, corporate divestitures and spin-offs, build-ups and venture stage investing. Additionally, the principals of Golden Gate draw on their strong consulting heritage at Bain & Company in their investment approach.

                              CORPORATE STRUCTURE

     The following chart summarizes the current organizational structure of WH Holdings and its subsidiaries, which represents the intermediate stage of the holding company restructuring, and their respective principal debt and other obligations. See "Capitalization," "Description of Notes," "Description of Senior Credit Facilities," "Certain Relationships and Related Transactions," and "The Acquisition."

                                  (FLOWCHART)

     The following chart summarizes the final organizational structure of WH Holdings and its subsidiaries, after giving effect to the proposed holding company restructuring, which we expect to complete on or about December 31, 2002.


                          [CORPORATE STRUCTURE CHART]
---------------

(1) Since the consummation of the acquisition and related financing transactions, investment funds managed by Whitney and Golden Gate, as well as selected members of our distributor organization and senior management have owned all of the outstanding capital stock of WH Holdings. In addition, warrants to purchase preferred shares of WH Holdings were issued in connection with the sale of senior notes. See "Certain Agreements Relating to the Acquisition -- Securities Purchase Agreement."

(2) WH Luxembourg CM S.a.R.L. is expected to enter into contracts with third-party manufacturers for Herbalife's products and perform other operational functions.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange up to $165,000,000
                                 principal amount of the Series A Notes for up to $165,000,000 principal amount of the Series
                                 B Notes. As of the date of this prospectus, Series A Notes representing $165,000,000 aggregate principal amount are outstanding. The
                                 Series B Notes will evidence the same debt as the Series A Notes, and the Series A Notes and the Series B Notes will be governed by the same indenture.

                                 The Series B Notes are described in detail under the heading "Description of Notes" beginning on page 106 of this prospectus.

Resale........................   We believe that you can resell and transfer the
                                 Series B Notes without registering them under the Securities Act and delivering a prospectus, if you can make the representations that appear below under the heading "-- Procedures for Tendering the Series A Notes." But, our belief is based on interpretations of the SEC for other exchange offers that the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours.

                                 We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any Series B Note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

                                 A broker-dealer can only resell or transfer the Series B Notes if it will deliver a prospectus.


Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, January 24, 2003 or a later date and time if we extend it.


Withdrawal....................   You may withdraw the tender of any Series A
                                 Notes pursuant to the exchange offer at any time prior to the expiration date. We will return, as promptly as practicable after the expiration or termination of the exchange offer, any Series A Notes not accepted for exchange for any reason without expense to you.

Interest on the Notes.........   Interest on the Series B Notes will accrue from
                                 the date of the original issuance of the Series
                                 A Notes or from the date of the last payment of interest on the Series A Notes, whichever is later. No additional interest will be paid on Series A Notes tendered and accepted for exchange.

Conditions to the Exchange
Offer.........................   The exchange offer is not subject to any
                                 conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC. We reserve the right to waive any defects, irregularities or conditions to exchange as to particular Series
                                 A Notes. See "The Exchange Offer -- Conditions of the Exchange Offer" beginning on page 96 of this prospectus.

Procedures for Tendering
Series A Notes................   If you wish to accept the exchange offer, you
                                 must complete, sign and date the accompanying letter of transmittal in accordance with the instructions in the letter of transmittal, and deliver the letter of transmittal, along with the Series A Notes and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

                                      - any Series B Notes that you receive will
                                        be acquired in the ordinary course of
                                        your business,

                                      - you are not participating, and you have
                                        no arrangement or understanding with any person to participate, in the distribution of the Series B Notes,

                                      - you are not our "affiliate", as defined
                                        in Rule 405 of the Securities Act or a
                                        broker-dealer tendering Series A Notes
                                        acquired directly from us, and

                                      - if you are not a broker-dealer, you will
                                        also be representing that you are not
                                        engaged in and do not intend to engage
                                        in a distribution of the Series B Notes.

                                 Each broker-dealer receiving Series B Notes for its own account in exchange for Series A Notes must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Series B Notes. The letter of transmittal states that, by making this acknowledgement and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired the Series A Notes for its own account as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other transfer of the Series B Notes.

                                 We will accept for exchange any and all Series A Notes which are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The Series B Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer -- Acceptance of Series A Notes for Exchange" beginning on page 98 of this prospectus.

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose Series A
                                 Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Series A
                                 Notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender your Series A Notes on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Guaranteed Delivery
Procedures....................   If you cannot meet the expiration date
                                 deadline, or you cannot deliver your Series A
                                 Notes, the letter of transmittal or any other documentation on time, then you must surrender your Series A Notes according to the guaranteed delivery procedures set forth under "The
                                 Exchange Offer -- Procedures for Tendering
                                 Series A Notes -- Guaranteed Delivery"
                                 beginning on page 99 of this prospectus.

Registration Rights
Agreement.....................   We sold the Series A Notes on June 27, 2002, to
                                 the initial purchaser in a transaction that was exempt from the registration requirements of the Securities Act. In connection with the sale, we entered into a registration rights agreement with the initial purchaser which grants the holders of the Series A Notes specified exchange and registration rights.
                                 This exchange offer satisfies those rights, which terminate upon consummation of the exchange offer. You will not be entitled to any exchange or registration rights with respect to the Series B Notes.

Effect of Not Tendering.......   Series A Notes that are not tendered or that
                                 are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such Series A
                                 Notes.

                                 Neither the Nevada Revised Statutes nor the indenture relating to the Notes gives you any appraisal or dissenters' rights or any other right to seek monetary damages in court if you do not participate in the exchange offer.

U.S. Federal Income Tax
Considerations................   We believe the exchange of Series A Notes for
                                 Series B Notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "United States
                                 Federal Income Tax Consequences" beginning on page 155 of this prospectus.

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange of Notes pursuant to the exchange offer.

Exchange Agent................   We have appointed The Bank of New York as the
                                 exchange agent for the exchange offer. The Bank of New York also serves as the trustee under the indenture for the Notes. The mailing address and telephone number of the exchange agent are The Bank of New York, Reorganization
                                 Section, 101 Barclay Street-7E, New York, New
                                 York 10286, Attention: Bernard Arsenec, (212)
                                 815-5098. See "The Exchange Offer -- Exchange
                                 Agent" beginning on page 103 of this
                                 prospectus.

                   SUMMARY OF THE TERMS OF THE SERIES B NOTES

     The form and terms of the Series B Notes are substantially the same as the form and terms of the Series A Notes, except that the Series B Notes are registered under the Securities Act. As a result, the Series B Notes will not bear legends restricting their transfer and will not contain the registration rights contained in the Series A Notes.

Issuer........................   Herbalife International, Inc., a Nevada
                                 corporation.

Notes Offered.................   $165,000,000 aggregate principal amount of
                                 11 3/4% Series B Senior Subordinated Notes due
                                 July 15, 2010. The Series B Notes are general unsecured senior subordinated obligations and subordinated to all our senior debt.

Maturity Date.................   July 15, 2010.

Interest......................   The Notes will bear interest at the rate of
                                 11 3/4% per year. Interest on the Series B
                                 Notes will accrue from the date of the original issuance of the Series A Notes or from the date of the last payment of interest on the Series A
                                 Notes, whichever is later. Interest on the Notes is payable semiannually in arrears, on the fifteenth calendar day of each January and July (or if that day is not a business day, then the next succeeding business day), commencing on January 15, 2003. A business day is a day on which banks are not required or authorized to close in the City of New York.
                                 The Series A Notes were issued on June 27, 2002 and interest on the Notes started accruing as of June 27, 2002.

Ranking.......................   The Notes and the guarantees are general
                                 unsecured senior subordinated obligations and will rank:

                                      - junior to all of the existing and future
                                        senior indebtedness of Herbalife
                                        International, Inc. and the guarantors,
                                        including our new senior credit
                                        facilities;

                                      - equally with any of the existing and
                                        future senior subordinated indebtedness
                                        of Herbalife International, Inc. and the guarantors; and

                                      - senior to all of the existing and future
                                        subordinated indebtedness of Herbalife
                                        International, Inc. and the guarantors.

                                 The Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of the subsidiaries of WH Intermediate Holdings and Herbalife that are not guarantors of the Notes.

                                 As of October 31, 2002, the Notes and the guarantees rank junior to the approximately $178.5 million of senior indebtedness (including $2.6 million of capital leases).

Guarantees....................   The guarantors jointly and severally, fully and
                                 unconditionally (subject to applicable
                                 fraudulent conveyance or local law) guarantee the Notes on a senior subordinated basis.

                                 All future subsidiaries of WH Intermediate
                                 Holdings that become a guarantor under our senior credit facilities will guarantee the Notes on a senior subordinated basis on the date such subsidiary becomes a guarantor under our senior credit facilities.

                                 These guarantees will be general unsecured senior subordinated obligations of the guarantors and will be subordinated to all of the senior indebtedness of the guarantors and will be effectively subordinated to all existing and future indebtedness and other liabilities of the subsidiaries of WH Intermediate Holdings and Herbalife that are not guarantors of the Notes.

Optional Redemption...........   We may redeem the Notes, in whole or in part,
                                 on or after July 15, 2006 at the redemption prices set forth in this prospectus.

                                 In addition, prior to July 15, 2005, we may redeem up to 35% of the Notes with the net cash proceeds of one or more qualified equity offerings if at least 65% of the aggregate principal amount of the Notes remain outstanding. See "Description of
                                 Notes -- Optional Redemption" for more
                                 information.

Change of Control.............   Upon a change of control, you may require us to
                                 repurchase all or a portion of your Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants.............   The indenture governing the Notes contains
                                 covenants that limit WH Intermediate Holdings' and its subsidiaries' ability to, among other things:

                                      - pay dividends, redeem capital stock and
                                        make other restricted payments and
                                        investments;

                                      - incur additional debt or issue preferred
                                        stock;

                                      - allow the imposition of dividend or
                                        other distribution restrictions on our
                                        subsidiaries;

                                      - create liens on assets;

                                      - engage in transactions with affiliates;
                                        and

                                      - merge, consolidate or sell all or
                                        substantially all of our assets and the
                                        assets of our subsidiaries.

                                 All of these limitations are subject to
                                 important exceptions and qualifications
                                 described under "Description of
                                 Notes -- Certain Covenants."

                        FEDERAL INCOME TAX CONSEQUENCES

     See "United States Federal Income Tax Consequences" starting on page 155 of this prospectus.

                             ADDITIONAL INFORMATION

     Herbalife's principal executive offices are located at 1800 Century Park East, Los Angeles, California 90067. Herbalife's telephone number is (310) 410-9600.

                        SUMMARY UNAUDITED PRO FORMA AND
                     HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain of our historical financial data. We have derived the summary historical consolidated financial data as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 from our audited financial statements and the related notes included elsewhere in this prospectus. The summary historical consolidated financial data as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997 and 1998 have been derived from our audited financial statements for such years, which are not included in this prospectus. We have derived the summary historical consolidated financial data as of and for the nine months ended September 30, 2001, as of and for the seven months ended July 31, 2002 and as of and for the two months ended September 30, 2002 from our unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. The table also contains summary unaudited pro forma financial information derived from the financial information set forth under "Unaudited Pro Forma Condensed Consolidated Financial Statements" included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial data do not purport to present our actual financial position or results of operations had the merger and related financing transactions actually occurred on the date specified. The summary unaudited pro forma and historical financial data set forth below are not necessarily indicative of the results of future operations and should be read in conjunction with our audited consolidated financial statements, the selected consolidated historical financial data and the unaudited pro forma condensed consolidated financial statements and, in each case, the related notes included elsewhere in this prospectus, the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical consolidated financial statements and accompanying notes included elsewhere in this prospectus.

                                                                     HISTORICAL
                           ----------------------------------------------------------------------------------------------
                                                                                             NINE MONTHS
                                              YEAR ENDED DECEMBER 31,                           ENDED
                           --------------------------------------------------------------   SEPTEMBER 30,   JANUARY 1 TO
                              1997         1998         1999         2000         2001          2001        JULY 31, 2002
                           ----------   ----------   ----------   ----------   ----------   -------------   -------------
                                                                   (PREDECESSOR)                             (SUCCESSOR)
                           ----------------------------------------------------------------------------------------------
                                                                                 (DOLLARS IN THOUSANDS)
OPERATIONS:
Retail sales.............  $1,490,693   $1,644,837   $1,793,508   $1,764,851   $1,656,168    $1,237,417      $1,047,690
Net sales................     884,865      980,197    1,098,885    1,085,484    1,020,130       762,370         644,188
Gross profit.............     667,197      733,988      833,976      816,492      778,608       580,672         503,635
Operating Income(1)......      85,985       78,330       92,573       60,941       68,775        52,157          14,304
Net Income(1)............      54,667       48,498       56,923       36,919       42,588        32,631           9,212
OTHER FINANCIAL DATA:
Retail sales change (as
 reported)...............        24.2%        10.3%         9.0%        (1.6)%       (6.2)%        (7.8)%           9.9%
Retail sales change (in
 local currency).........        33.0%        16.3%         6.4%         0.1%        (0.7)%        (2.0)%          11.4%
EBITDA(2)................  $   96,951   $   94,131   $  106,574   $   86,132   $   86,831    $   65,217      $   80,734
Adjusted EBITDA(3).......          --           --           --           --      103,117        74,505          84,771
Adjusted EBITDA
 margin(4)...............          --           --           --           --          6.2%          6.0%            8.1%
Depreciation and
 amortization............  $   10,966   $   15,801   $   14,001   $   15,693   $   18,056        13,060          11,722
Capital
 expenditures(5).........      15,832       19,864       32,607       25,383       14,751        10,673           6,799
Ratio of earnings to
 fixed charges(6)........        16.8         10.6         11.5          8.1          8.6           9.7             4.4
Net cash provided by
 (used in):
 operating activities....      56,190       57,413       95,414       46,141       95,465        79,321          37,901
 investing activities....     (17,989)       7,879      (43,517)     (49,968)     (16,366)      (11,403)         18,995
 financing activities....     (42,089)     (46,131)     (16,041)     (14,079)      (3,456)          407         (35,292)
BALANCE SHEET DATA:
Cash, cash equivalents
 and marketable
 securities..............  $  122,707   $  105,907   $  139,443   $  140,250   $  201,181    $  195,290      $  203,087
Receivables, net.........      46,021       44,471       30,326       24,600       27,609        26,338          31,601
Inventories..............      71,583       88,138      101,557       99,332       72,208        78,501          60,864
Total working
 capital(7)..............     125,986      120,623      133,137      145,211      177,813       174,271         199,394
Total assets.............     314,580      348,183      415,819      416,937      470,335       465,376         501,867
Total debt...............       4,115        4,996        8,380        8,417       10,612        11,571           8,991
Stockholders' equity.....     154,733      163,811      206,602      222,401      260,916       253,412         279,528
RATIOS AND PRO FORMA
 DATA(8)
Cash interest
 expense(9)..............          --           --           --           --           --            --              --
Ratio of total debt to
 adjusted EBITDA.........          --           --           --           --           --            --              --
Ratio of adjusted EBITDA
 to cash interest
 expense.................          --           --           --           --           --            --              --

                            HISTORICAL       PRO FORMA
                           -------------   -------------
                                           TWELVE MONTHS
                            AUGUST 1 TO        ENDED
                           SEPTEMBER 30,   SEPTEMBER 30,
                               2002            2002
                           -------------   -------------
                                    (SUCCESSOR)

OPERATIONS:
Retail sales.............   $  285,800      $1,752,241
Net sales................      176,175       1,078,123
Gross profit.............      138,030         839,601
Operating Income(1)......       22,311         100,117
Net Income(1)............        5,814          37,677
OTHER FINANCIAL DATA:
Retail sales change (as
 reported)...............          0.7%             --
Retail sales change (in
 local currency).........         (0.5)%            --
EBITDA(2)................   $   26,063         124,244
Adjusted EBITDA(3).......       26,063         135,279
Adjusted EBITDA
 margin(4)...............          9.1%            7.7%
Depreciation and
 amortization............        3,752          24,127
Capital
 expenditures(5).........        1,886          12,763
Ratio of earnings to
 fixed charges(6)........          1.7
Net cash provided by
 (used in):
 operating activities....       16,716
 investing activities....     (652,811)
 financing activities....      511,533
BALANCE SHEET DATA:
Cash, cash equivalents
 and marketable
 securities..............   $   77,154              --
Receivables, net.........       30,106              --
Inventories..............       56,651              --
Total working
 capital(7)..............        6,359              --
Total assets.............      872,790              --
Total debt...............      341,519              --
Stockholders' equity.....      197,470              --
RATIOS AND PRO FORMA
 DATA(8)
Cash interest
 expense(9)..............                       30,303
Ratio of total debt to
 adjusted EBITDA.........                          2.5x
Ratio of adjusted EBITDA
 to cash interest
 expense.................                          4.5x

---------------

(1) Operating income and net income for the fiscal year ended December 31, 2000 include a one-time pre-tax charge of $9.5 million relating to fees and expenses in connection with the termination of a proposed buy-out transaction by Mark Hughes, founder and Chief Executive Officer of Herbalife at that time. Operating income and net income for the seven months ended July 31, 2002 include a one time charge of $54.7 million relating to fees and expenses in connection with the merger.

(2) EBITDA represents net income plus minority interest, income taxes, net interest expense, depreciation and amortization and transaction expenses. We present EBITDA because management believes it provides useful information regarding a company's ability to service and/or incur debt. You should not consider EBITDA in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies.

(3) Adjusted EBITDA is calculated by adding to EBITDA certain items of expense that we believe are not indicative of our future operating performance. These items consist of:

                                                                 HISTORICAL                              PRO FORMA
                                        ------------------------------------------------------------   -------------
                                                        NINE MONTHS
                                                           ENDED                                       TWELVE MONTHS
                                         YEAR ENDED    SEPTEMBER 30                    AUGUST 1, TO        ENDED
                                        DECEMBER 31,   -------------   JANUARY 1 TO    SEPTEMBER 30,   SEPTEMBER 30,
                                            2001           2001        JULY 31, 2002       2002            2002
                                        ------------   -------------   -------------   -------------   -------------
                                                       (PREDECESSOR)
                                        --------------------------------------------    (SUCCESSOR)
                                                                   (DOLLARS IN THOUSANDS)
         EBITDA.......................    $ 86,831     $      65,217      $80,734         $26,063        $124,244
         Severance and other employee
           related expenses(a)........       9,898             3,208        3,973                          10,663
         Product costs under previous
           supply agreements(b).......       5,666             5,666
         Other(c).....................         722               414           64                             372
                                          --------     -------------      -------         -------        --------
         Adjusted EBITDA..............    $103,117     $      74,505      $84,771         $26,063        $135,279
                                          ========     =============      =======         =======        ========

     (a) In the year ended December 31, 2001, the nine months ended September 30, 2001 and the seven months ended July 31, 2002, we incurred approximately $9.9 million, $3.2 million and $4.0 million, respectively, of severance costs related to changes in senior management. Additionally, we replaced certain key executives at lower salary levels.

     (b) On December 31, 2000, Herbalife's long-term contract with its primary supplier expired. In 2001, Herbalife entered into new supply contracts which have resulted in product cost savings. Product costs under the new supply contracts would have resulted in savings of $5.7 million for the year ended December 31, 2001 and the nine months ended September 30, 2001, respectively. We anticipate that the costs savings will continue on a go forward basis.

     (c) During the year ended December 31, 2001 and the nine months ended September 30, 2001, we incurred costs of $466,000 and $222,000, respectively, related to specific legal and professional fees, not expected to recur. In addition, during the year ended December 31, 2001, the nine months ended September 30, 2001 and the seven months ended July 31, 2002, Herbalife contributed services to the Herbalife Family Foundation costing $256,000, $192,000 and $64,000, respectively. We do not plan to continue to contribute such services on a go forward basis.

(4) Adjusted EBITDA margin represents adjusted EBITDA as a percentage of retail sales.

(5) Includes acquisitions of property from capitalized leases of $2.7 million, $0.8 million, $1.9 million, $0.4 million and $3.8 million for 1997, 1998, 1999, 2000 and 2001, respectively, and $3.5 million, $2.1 million and zero for the nine months ended September 30, 2001, the seven months ended July 31, 2002 and the two months ended September 30, 2002, respectively, and $2.4 million for the twelve months ended September 30, 2002.

(6) In calculating ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs) and one-third of rental expense, representing that portion of rental expense deemed to be attributable to interest.

(7) Includes cash, cash equivalents and marketable securities.

(8) Adjusted to reflect the acquisition and the issuance of $165.0 million of the Notes, borrowings of $180.0 million under the senior credit facilities, the contribution of $24.0 million from the issuance of WH Holdings' senior notes and the use of $228.4 million of Herbalife's available cash.

(9) Represents pro forma cash interest expense on the Notes, senior credit facilities and capital lease obligations.

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information contained in this prospectus before deciding to surrender your Series A Notes in exchange for Series B Notes pursuant to this exchange offer. These risks apply to both the Series A Notes and the Series B Notes. The risks described below are not the only ones we face. Other risks, including those that we do not currently consider material or may not currently anticipate, may impair our business. In preparing this document, we have made assumptions and projections. We generally use words like "expect," "believe" and "intend" to indicate these assumptions and projections, as we explain in "Disclosure Regarding Forward Looking Statements" on page (ii). Our assumptions and projections could be wrong for many reasons, including the reasons discussed in this section. We do not promise to notify you if we learn that our assumptions and projections in this prospectus are wrong.

RISKS RELATED TO OUR BUSINESS

OUR FAILURE TO MAINTAIN OUR DISTRIBUTOR RELATIONSHIPS COULD ADVERSELY AFFECT OUR BUSINESS.

     We distribute our products through independent distributors, and we depend upon them directly for substantially all of our sales. Accordingly, our success depends in significant part upon our ability to attract, retain and motivate a large base of distributors. As a result of our network marketing system and our international sponsorship program, the distributor organization headed by a relatively small number of key distributors is responsible for a significant percentage of total retail sales, including, in many cases, retail sales in several different countries. Prior to the merger, some of our distributors indicated that they disapproved of the terms of the merger. There can be no assurances that the merger and related financing transactions will not adversely impact our relationships with existing distributors or impair our ability to attract new distributors. The loss of a significant number of distributors, including any key distributors, could materially adversely affect sales of our products and could impair our ability to attract new distributors. Moreover, the replacement of distributors could be difficult because, in our efforts to attract and retain distributors, we compete with other network marketing organizations, including those in the weight management product, dietary and nutritional supplement, and personal care and cosmetic product industries. Our distributors may terminate their services to us at any time.

     In addition, adverse publicity and regulatory action relating to us, our products or our operations, including our network marketing system, has had, and could again have, a negative effect on our ability to attract, motivate and retain distributors. In the mid-1980s, our products and marketing system became the subject of regulatory scrutiny in the United States, resulting in large part from claims and representations made about our products by our distributors, including impermissible therapeutic claims. The resulting adverse publicity caused a rapid, substantial loss of distributors in the United States and a corresponding reduction in sales beginning in 1985. We expect that negative publicity or regulatory action will, from time to time, continue to adversely affect our business in particular markets and may adversely affect our business in general.

REGULATORY MATTERS GOVERNING OUR INDUSTRY COULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON OUR BUSINESS.

     In both our U.S. and foreign markets, we are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions.

     PRODUCT REGULATIONS. The formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of our products are subject to extensive regulation by various federal agencies, including the Food and Drug Administration ("FDA"), the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission and the United States Department of Agriculture and by various agencies of the states, localities and foreign countries in which our products are manufactured, distributed and sold. Failure by us or our distributors to comply with those regulations could lead to the imposition of significant penalties or claims and could materially adversely affect our business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may adversely affect the marketing of our products, resulting in significant loss of sales revenues. For example, while most of our products are classified as foods or dietary supplements and therefore not subject to pre-market regulatory approval in the United States, the FDA has in the past proposed a more restrictive pre-market regulatory system. Our business is therefore subject to the potential costs and other disadvantages of such enhanced regulation.


     EPHEDRINE-CONTAINING PRODUCTS. One of the ingredients in our Thermojetics(R) original green herbal tablet is a Chinese herb, Ma Huang, which contains naturally-occurring ephedrine in small quantities. Also, two other products that we offer, Thermojetics(R) green (Refresh) tablets and Thermojetics(R) gold tablets, contain sida cordifolia, another botanical source of naturally-occurring ephedrine. Ephedrine products have been the subject of adverse publicity and regulatory scrutiny in the United States and other countries relating to alleged harmful effects, including the deaths of several individuals. The FDA has on record a small number of reports of adverse reactions allegedly resulting from the ingestion of Ma Huang contained in our Thermojetics(R) original green herbal tablet. We have not received any communications from the FDA with regard to these reports but we are defendants in five legal actions, including three wrongful death suits, seeking to link the ingestion of Thermojetics(R) original green herbal tablets with subsequent medical problems. We cannot assure you that more claims will not be made which could adversely affect our business. In addition, we cannot assure you that the withdrawal of our products that currently contain ephedrine would not have a material adverse effect on sales of any other products within the Thermojetics(R) Weight Management Program in the United States, which includes a significant portion of our weight management products (9.4% of our retail sales in 2001), even though these products do not contain ephedrine. Currently, we offer the Thermojetics(R) original green and gold herbal tablets only in the United States, except in those states in which regulations may prohibit or restrict the sale of the product. The Thermojetics(R) original green tablets, the Thermojetics(R) green (Refresh) tablets and Thermojetics(R) gold tablets amounted to approximately $51.5 million, or 3.1% of our retail sales in 2001.


     PRODUCT CLAIMS, ADVERTISING AND DISTRIBUTOR ACTIVITIES. Our failure to comply with FTC or state regulations, or with regulations in foreign markets that cover our product claims and advertising, including direct claims and advertising by us, as well as claims and advertising by distributors for which we may be held responsible, may result in enforcement actions and imposition of penalties or otherwise materially and adversely affect the distribution and sale of our products. Distributor activities in our existing markets that violate applicable governmental laws or regulations could result in governmental or private actions against us in markets where we operate. For example, as a response to complaints from local regulators in some of our markets, we imposed a ban in March 2002 on our distributors' inappropriate use of outdoor signage. We cannot assure you as to the effect such ban will have. Given the size of our distributor force, we cannot assure that our distributors will comply with applicable legal requirements.

     NETWORK MARKETING SYSTEM. Our network marketing system is subject to a number of federal and state regulations administered by the FTC and various state agencies as well as regulations in foreign markets administered by foreign agencies. Regulations applicable to network marketing organizations generally are directed at ensuring that product sales ultimately are made to consumers and that advancement within the organizations is based on sales of the organizations' products rather than investments in the organizations or other non-retail sales related criteria. We are subject to the risk that, in one or more markets, our marketing system could be found not to be in compliance with applicable regulations. The failure of our network marketing system to comply with such regulations could have a material adverse effect on our business in a particular market or in general.

     We are also subject to the risk of private party challenges to the legality of our network marketing system. The multi-level marketing programs of other companies have been successfully challenged in the past, and in a recent lawsuit, an allegation was made challenging the legality of our network marketing system. The regulatory requirements concerning network marketing systems do not include "bright line" rules and are inherently fact-based. An adverse judicial determination with respect to our network marketing system, or in proceedings not involving us directly but which challenge the legality of multi-level marketing systems, could have a material adverse effect on our business.

     TRANSFER PRICING AND SIMILAR REGULATIONS. In many countries, including the United States, we are subject to transfer pricing and other tax regulations designed to ensure that appropriate levels of income are reported as earned by our U.S. or local entities and are taxed accordingly. In addition, our operations are subject to regulations designed to ensure that appropriate levels of customs duties are assessed on the importation of our products. We currently are subject to pending or proposed audits that are at various levels of review, assessment or appeal in a number of jurisdictions involving transfer pricing issues, income taxes, value added taxes, withholding taxes and related interest and penalties in material amounts. In some circumstances, additional taxes, interest and penalties have been assessed, and we will be required to litigate to reverse the assessments. Ultimate resolution of these matters may take several years, and the outcome is uncertain.

     TAXATION RELATING TO DISTRIBUTORS. Our distributors are subject to taxation, and in some instances legislation or governmental agencies impose an obligation on us to collect the taxes, such as value added taxes, and maintain appropriate records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our distributors.

     OTHER REGULATIONS. We also are subject to a variety of other regulations in various foreign markets, including regulations pertaining to employment and severance pay requirements, import/export regulations and antitrust issues. Our failure to comply, or assertions that we fail to comply, with these regulations could have a material adverse effect on our business in a particular market or in general.

     To the extent we decide to commence or expand operations in additional countries, government regulations in those countries may prevent or delay entry into or expansion of operations in those markets. In addition, our ability to sustain satisfactory levels of sales in our markets is dependent in significant part on our ability to introduce additional products into the markets. However, government regulations in both our domestic and international markets can delay or prevent the introduction, or require the reformulation or withdrawal, of some of our products. See "Business -- Regulation -- Products."

BECAUSE OF OUR DEPENDENCE UPON CONSUMER PERCEPTIONS, ADVERSE PUBLICITY ASSOCIATED WITH HARMFUL EFFECTS RESULTING FROM THE CONSUMPTION OF OUR PRODUCTS, OR ANY SIMILAR PRODUCTS DISTRIBUTED BY OTHER COMPANIES, COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Because we are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies, we could be adversely affected if any of our products or any similar products distributed by other companies prove to be, or are asserted to be, harmful to consumers. Also, because of our dependence upon consumer perceptions, any adverse publicity associated with illness or other adverse effects resulting from consumers' use or misuse of our products or any similar products distributed by other companies could have a material adverse impact on us. Adverse publicity could also negatively affect our ability to attract, motivate and retain distributors. See "Business -- Regulation -- Products."

PRODUCT LIABILITY CLAIMS COULD HURT OUR BUSINESS.

     Our products consist of herbs, vitamins and minerals and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. We do not conduct or sponsor clinical studies of our products. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we have been and may again be subjected to various product liability claims, including that: (i) our products contain contaminants;
(ii) our products include inadequate instructions as to their uses; or (iii) our products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims and the resulting adverse publicity could negatively affect our business; that our product liability insurance may fail to cover future product liability claims so we could be required to pay substantial monetary damages which could harm our business; and that we may become required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future.

WE DO NOT MANUFACTURE OUR OWN PRODUCTS SO WE MUST RELY ON INDEPENDENT THIRD PARTIES FOR THE MANUFACTURE AND SUPPLY OF OUR PRODUCTS.

     All of our products are manufactured by outside companies, except for a small amount of products manufactured in our own manufacturing facility in China. There is no assurance that these outside manufacturers will continue to reliably supply products to us at the level of quality we require. In the event any of our third-party manufacturers were to become unable or unwilling to continue to provide the products in required volumes and quality levels, we would be required to identify and obtain acceptable replacement manufacturing sources. There is no assurance that we will be able to obtain alternative manufacturing sources on a timely basis. An extended interruption in the supply of our products, like the Formula 1 meal replacement product, would result in loss of sales. In addition, any actual or perceived degradation of product quality as a result of our reliance on third party manufacturers may have an adverse effect on sales or result in increased product returns and buybacks.

OUR FOREIGN OPERATIONS ARE EXPOSED TO RISKS ASSOCIATED WITH FOREIGN REGULATIONS, EXCHANGE RATE FLUCTUATIONS, TRADE RESTRICTIONS AND POLITICAL, ECONOMIC AND SOCIAL INSTABILITY.

     A foreign government may impose trade or foreign exchange restrictions or increased tariffs, which could adversely affect our operations. We also are exposed to risks associated with foreign currency fluctuations. For instance, our purchases from suppliers are generally made in U.S. Dollars while our sales to distributors are generally made in local currencies. Accordingly, strengthening of the U.S. Dollar versus a foreign currency could have a negative impact on us. Although we engage in transactions to protect against risks associated with foreign currency fluctuations, we cannot be certain any hedging activity will effectively reduce our exchange rate exposure. Our operations in some markets also may be adversely affected by political, economic and social instability in foreign countries. As we continue to focus on expanding our existing international operations, these and other risks associated with international operations may increase.

A LARGE PORTION OF OUR RETAIL SALES IS CONCENTRATED IN A SMALL NUMBER OF COUNTRIES.

     Our earnings in future periods may be susceptible to various risks because of the concentration of our retail sales in a small number of countries. Of the 53 countries in which we operated as of December 31, 2001, the United States, Japan, South Korea, Italy, Mexico and Germany accounted for 26.7%, 18.4%, 6.9%, 6.4%, 5.9% and 4.7%, respectively, or 69.0% in the aggregate, of our total retail sales. As a result, our performance is dependent upon economic conditions and consumer demand for our products in these six countries. For the fiscal year ended December 31, 2001, retail sales in Japan declined to 18.4% of our total retail sales from 23.1% during the prior year due to weak consumer demand and competition.

ONE OF OUR PRODUCTS CONSTITUTES A SIGNIFICANT PORTION OF OUR RETAIL SALES.

     Our Formula 1 meal replacement product constitutes a significant portion of our retail sales, accounting for 21.7% in 2001, 21.8% in 2000, 22.2% in 1999, 22.0% in 1998 and 19.8% in 1997. If consumer demand for this product decreases significantly or we cease offering this product without a suitable replacement, our operations could be materially adversely affected.

OUR ABILITY TO GROW IN THE FUTURE WILL BE MORE DEPENDENT ON INCREASED PENETRATION OF EXISTING MARKETS THAN NEW MARKET OPENINGS, RELATIVE TO PAST YEARS; AS A RESULT, OUR BUSINESS WILL BE ADVERSELY AFFECTED IF WE ARE UNABLE TO SUCCESSFULLY INCREASE EXISTING MARKET PENETRATION.

     We have historically grown our company principally by entering into new markets. Because we have already succeeded in entering into the most attractive markets for our products and distribution system, an increasingly important part of our strategy for continued growth is to increase the number and range of our products available in our existing markets. In addition, our growth will depend upon improved training and other activities that enhance distributor retention in our markets. We cannot assure you that our efforts to increase our market penetration in our existing markets will be successful.

     In addition, our success has been, and will continue to be, significantly dependent on our ability to manage rapid growth through expansions and enhancements of our worldwide personnel and management, order processing and fulfillment, inventory and shipping systems and other aspects of operations. From time to time, we have experienced out-of-stock situations with respect to some products. As we continue to expand our operations, the ability to manage this growth will represent an increasing challenge.

THE HIGH LEVEL OF COMPETITION IN OUR INDUSTRY COULD ADVERSELY AFFECT OUR
BUSINESS.

     The business of marketing weight management products, dietary and nutritional supplements, and personal care and cosmetic products is highly competitive. This market segment includes numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. The market is highly sensitive to the introduction of new products or weight management plans, including various prescription drugs, which may rapidly capture a significant share of the market. While we own the proprietary rights to substantially all of our weight management products and dietary and nutritional supplements, we cannot be sure that another company will not replicate one of our products. In addition, we anticipate that we will be subject to increasing competition in the future from sellers that utilize electronic commerce. We cannot be sure of the impact of electronic commerce or that it will not adversely affect our business.

     We are subject to significant competition for the recruitment of distributors from other network marketing organizations, including those that market weight management products, dietary and nutritional supplements, and personal care and cosmetic products as well as other types of products. Some of our competitors are substantially larger than we are, and have available considerably greater financial resources than we have. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining distributors through an attractive compensation plan and other incentives. We believe that our production bonus program, international sponsorship program and other compensation and incentive programs provide our distributors with significant earning potential. However, we cannot be sure that our programs for recruitment and retention of distributors will be successful.

TERRORIST ATTACKS OR ACTS OF WAR MAY SERIOUSLY HARM OUR BUSINESS.

     Terrorist attacks or acts of war may cause damage or disruption to our company, our employees, our facilities and our customers, which could impact our revenues, costs and expenses, and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties, some of which may materially adversely affect our business, results of operations, and financial condition. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could materially adversely affect our business, results of operations, and financial condition in ways that we currently cannot predict.

A GENERAL ECONOMIC DOWNTURN MAY REDUCE OUR REVENUES.

     Worldwide economic conditions may affect demand for our products. Consumer purchases of our products may decline during recessionary periods and also may decline at other times when disposable income is lower.

RISKS RELATED TO THE NOTES

OUR SUBSTANTIAL AMOUNT OF DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     In connection with the consummation of the acquisition and related financing transactions, we have incurred a substantial amount of debt which may have important consequences for us. For example, it may:

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to obtain additional financing to fund working capital, capital expenditures and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt;

     - make it difficult for us to meet our debt service requirements if we experience a substantial decrease in our net operating cash flows or an increase in our expenses; and

     - restrict our ability to pay dividends to WH Holdings, so that WH Holdings can pay its debt service obligations on its senior notes, the failure of which may create an event of default under its senior notes, which if not cured or waived, would have a material adverse effect on us.

YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES AND THE GUARANTEES IS JUNIOR TO ALL OF OUR AND THE GUARANTORS' SENIOR DEBT.

     The Notes are general unsecured obligations, junior in right of payment to all of the existing and future senior debt of Herbalife International, Inc. and the guarantors, including obligations under our senior credit facilities. The Notes are not secured by any of our or the guarantors' assets, and as such are effectively subordinated to any secured debt that we or the guarantors have now, including all of the borrowings under our senior credit facilities, or may incur in the future to the extent of the value of the assets securing that debt. In addition, the Notes will be effectively subordinated to all existing and future indebtedness of WH Intermediate Holdings and Herbalife that do not guarantee the Notes.

     In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of the Notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantors, as applicable, before any payment may be made with respect to the Notes or the affected guarantees. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, proportionally, than the holders of debt senior to the Notes and the guarantees. The subordination provisions of the indenture governing the Notes also provide that we can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt.

     As of October 31, 2002, the Notes and the guarantees rank junior to approximately $178.5 million of senior indebtedness (including $2.6 million of capital leases). In addition, the indenture governing the Notes and the credit agreement governing our senior credit facilities permit, subject to specified limitations, the incurrence of additional debt, some or all of which may be senior debt.

TO MAKE PAYMENTS ON OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH; OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on our debt, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest and principal on our debt, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

OUR ABILITY TO REPAY THE NOTES AND OUR OTHER DEBT DEPENDS ON CASH FLOW FROM OUR SUBSIDIARIES.

     We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Consequently, we depend on distributions or other inter-company transfers of funds from our subsidiaries to meet our debt service and other obligations, including with respect to the Notes. Our non-guarantor subsidiaries are not obligated to make funds available to us for payment on the Notes. We cannot assure you that the operating results of our subsidiaries will be sufficient to enable us to make payments on the Notes.

THE COVENANTS IN THE NOTES AND OUR SENIOR CREDIT FACILITIES LIMIT OUR DISCRETION WITH RESPECT TO CERTAIN BUSINESS MATTERS.

     The Notes and our senior credit facilities contain numerous financial and operating covenants that restrict our ability to, among other things:

     - pay dividends, redeem capital stock and make other restricted payments and investments;

     - incur additional debt or issue preferred stock;

     - allow the imposition of dividend or other distribution restrictions on our subsidiaries;

     - create liens on our assets;

     - engage in transactions with affiliates; and

     - merge, consolidate or sell all or substantially all of our assets and the assets of our subsidiaries.

     Our ability to comply with these covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Failure to comply with these covenants could result in a default under the Notes and/or the senior credit facilities, causing all amounts thereunder to become due and payable. In addition, the terms of the senior credit facilities contain financial ratios that we are required to meet.

THE ABILITY OF SOME OF OUR FOREIGN SUBSIDIARIES TO GUARANTEE THE NOTES MAY BE RESTRICTED BY LOCAL LAW AND CONSEQUENTLY, LIMIT YOUR POTENTIAL RECOVERY.

     Local laws governing some of our foreign subsidiaries may restrict the ability of those foreign subsidiaries from issuing a guarantee. In addition, to the extent that local law permits a foreign subsidiary to issue a guarantee, the foreign guarantor may be limited in its ability to pay interest, dividends, distributions, loans or advances to their holding company in some circumstances. For example, some foreign subsidiaries could be subject to restrictions on dividends or repatriations of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which these foreign subsidiaries operate. In addition, foreign subsidiaries may be subject to fraudulent transfer or conveyance laws in the jurisdictions in which they operate. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, you may receive less, proportionately, than holders of debt senior to the Notes.

ISSUANCE OF THE NOTES AND THE GUARANTEES BY OUR DOMESTIC SUBSIDIARIES MAY BE SUBJECT TO FRAUDULENT CONVEYANCE LAWS.

     Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance, if at the time the issuer of the Notes incurred the debt evidenced by the Notes, or a domestic subsidiary guarantor incurred the debt evidenced by its guarantee, as the case may be, it either:

     - incurred the debt with the intent to hinder, delay or defraud creditors;
       or

     - received less than reasonably equivalent value or fair consideration for incurring the debt; and

      - was insolvent at the time of the incurrence;

      - was rendered insolvent by reason of the incurrence (and the application of the proceeds thereof);

      - was engaged or was about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

      - intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they matured;

then, in each case, a court of competent jurisdiction could (i) avoid (i.e., cancel) in whole or in part, the Notes or the guarantee of such subsidiary guarantor, as the case may be, and direct the repayment of any amounts paid thereunder, (ii) subordinate the Notes or the guarantees of such subsidiary guarantor, as the case may be, to our obligations to other existing and future creditors or (iii) take other actions detrimental to the noteholders.

     A court would likely find that neither we nor any subsidiary guarantor received reasonably equivalent value or fair consideration for incurring our respective obligations under the Notes and guarantees unless we or the subsidiary benefited directly or indirectly from the Notes' issuance. In other instances, courts have found that an issuer did not receive reasonably equivalent value or fair consideration if the proceeds of the issuance were paid to the issuer's shareholders, although we cannot predict how a court would rule in this case.

     The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all its property, or if its assets' present fair saleable value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NOTES.

     Upon the occurrence of specific change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount. It is possible that we will not have sufficient funds at the time of the change of control to repurchase the Notes or that restrictions in our other debt agreements will not allow the repurchases. If we are unable to repurchase the Notes upon a change of control, we would be in default under the indenture governing the Notes, which could cause acceleration of our other debt. In addition, some important corporate events, such as leveraged recapitalizations that would increase the level of our debt, would not necessarily constitute a "Change of Control" under the indenture governing the Notes.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE SERIES B NOTES AND YOU MAY HAVE TO HOLD THE SERIES B NOTES INDEFINITELY.

     The Series B Notes are a new issue of securities for which there currently is no trading market. As a result, we cannot provide any assurances that a market will develop for the Series B Notes or that you will be able to sell your Series B Notes. Accordingly, you may be required to bear the financial risk of an investment in the Series B Notes for an indefinite period of time. If any of the Series B Notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the Series B Notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of non-investment grade securities.

     We do not intend to apply for listing or quotation of the Series B Notes.

THE MARKET VALUE OF THE SERIES B NOTES COULD BE MATERIALLY ADVERSELY AFFECTED IF ONLY A LIMITED NUMBER OF SERIES B NOTES ARE AVAILABLE FOR TRADING.

     To the extent that a large amount of the Series A Notes are not tendered or are tendered and not accepted in the exchange offer, the trading market for the Series B Notes could be materially adversely affected. Generally, a limited amount, or "float," of a security could result in less demand to purchase such security and, as a result, could result in lower prices for such security. We cannot assure you that a sufficient number of Series A Notes will be exchanged for Series B Notes so that this does not occur.

IF YOU DO NOT PROPERLY TENDER YOUR SERIES A NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED SERIES A NOTES AND YOUR ABILITY TO TRANSFER SERIES A NOTES WILL BE ADVERSELY AFFECTED.

     We will only issue Series B Notes in exchange for Series A Notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal, or are surrendered pursuant to the guaranteed delivery procedures set forth below. Therefore, you should allow sufficient time to ensure timely delivery of the Series A Notes and you should carefully follow the instructions on how to tender your Series A Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Series A Notes. If you do not tender your Series A Notes or if we do not accept your Series A Notes because you did not tender your Series A Notes properly, then, after we consummate the exchange offer, you may continue to hold Series A Notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any Series A Notes, you may have difficulty selling them because there will be fewer Series A Notes outstanding.

                                THE ACQUISITION

THE MERGER

     On July 31, 2002, the merger and related financing transactions were consummated (including the release from escrow of the net proceeds from the June 27, 2002 sale of the Series A Notes). Since the consummation of the acquisition and related financing transactions, the equity sponsors and selected members of Herbalife's distributor organization and senior management have owned all of the equity of WH Holdings. In addition, warrants to purchase preferred shares of WH Holdings were issued in connection with the sale of the senior notes. See "Certain Agreements Relating to the Acquisition -- Securities Purchase Agreement." As a result of the acquisition and related financing transactions, WH Holdings indirectly owns 100% of the outstanding common stock of Herbalife.

     The aggregate acquisition consideration was $706.6 million (inclusive of change in control payments and Herbalife's advisory fees and expenses). Upon consummation of the merger, each public stockholder of Herbalife received $19.50 in cash for each share of common stock owned. The holder of each outstanding option to purchase Herbalife common stock received an amount in cash equal to the excess of $19.50 over the exercise price of such option. Net of aggregate proceeds received by Herbalife from the exercise of options, the merger consideration paid to the stockholders and option holders of Herbalife was approximately $682.3 million.

     In connection with the closing of the merger, on July 31, 2002, Herbalife entered into a new credit agreement with various lenders, including Whitney Private Debt Fund, L.P., and UBS AG, Stamford Branch, as administrative agent, under which the lenders, subject to certain conditions, provided Herbalife with senior credit facilities in an amount equal to $205.0 million. The senior credit facilities consist of (i) a senior secured revolving credit facility in the aggregate principal amount of $25.0 million and (ii) a senior secured term loan in the aggregate principal amount of $180.0 million. The senior credit facilities are described in more detail in "Description of Senior Secured Facilities."

     Upon the consummation of the merger, the net proceeds of approximately $154.1 million from the issuance of Series A Notes were released from escrow to finance a portion of the acquisition.

     WH Holdings issued senior notes in an aggregate principal amount of $38.0 million on July 31, 2002. WH Holdings contributed $24.0 million of the net proceeds from the sale of the senior notes to finance a portion of the acquisition. Additionally, approximately $12.5 million was used to fund approximately 2 1/2 years of interest into escrow on the senior notes and approximately $1.5 million was used to pay the fees related to the issuance of the senior notes. The senior notes bear interest at 15.5%, of which 12.5% is payable in cash (payable quarterly in arrears) and 3.0% is payable quarterly in cash or in-kind through the issuance of additional senior notes. The senior notes are general unsecured obligations of WH Holdings (other than the escrow account for interest on the senior notes described above). In connection with the issuance of the senior notes, the purchasers of the senior notes received warrants to purchase approximately 2.0% of the preferred shares of WH Holdings. See "Certain Agreements Relating to the Acquisition -- Securities Purchase Agreement."

SOURCES AND USES

     The acquisition was financed through:

     - gross proceeds of $162.9 million from the sale of the Series A Notes (face value of $165.0 million);

     - borrowings of $180.0 million under the $205.0 million senior credit facilities;

     - contribution of net proceeds of $24.0 million by WH Holdings from the sale of its senior notes (face value of $38.0 million);

     - contribution by the equity sponsors and selected members of Herbalife's distributor organization and senior management of $176.0 million from the sale of preferred shares by WH Holdings; and

     - use of available cash balances of Herbalife of approximately $228.4 million, of which $4.6 million was used to repurchase Herbalife's minority interest in its Japanese subsidiary, Herbalife of Japan, which payment was made in May 2002, $6.7 million was used to repay existing debt and $217.1 million was used to finance the acquisition and pay related fees and expenses.

     The following table summarizes the sources and uses of funds for the acquisition and related financing transactions.

                                                                     AMOUNT
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
SOURCES OF FUNDS
  Cash on hand(1)...........................................         $228.4
  Senior credit facilities:
     Term loan facility.....................................          180.0
  Series A Notes(2).........................................          162.9
  WH Holdings, equity investment through issuance of the
     senior notes(3)........................................           24.0
  Cash from sale of preferred shares of WH Holdings.........          176.0
                                                                     ------
     Total sources..........................................         $771.3
                                                                     ======

                                                                     AMOUNT
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
USES OF FUNDS
  Acquisition consideration(4)..............................         $706.6
  Acquisition of minority interest(5).......................            4.6
  Repayment of existing debt................................            6.7
  Fees and expenses.........................................           53.4
                                                                     ------
     Total uses.............................................         $771.3
                                                                     ======

---------------

(1) Reflects cash that Herbalife had available on the acquisition closing date to consummate the acquisition. $228.4 million of Herbalife's available cash was used in the acquisition and related financing transactions. The use of $228.4 million of Herbalife's available cash included (i) $4.6 million required to repurchase Herbalife's minority interest in its Japanese subsidiary, Herbalife of Japan, which was completed in May 2002, (ii) $6.7 million to repay existing debt and (iii) $217.1 million to fund the acquisition consideration and pay related fees and expenses.

(2) The aggregate principal amount of the Series A Notes is $165.0 million (which notes were issued at 98.716% of par, or gross proceeds of $162.9 million).

(3) The principal amount of the senior notes was $38.0 million of which approximately $12.5 million was used to fund approximately 2 1/2 years of interest into escrow on the senior notes and approximately $1.5 million was used to pay the fees related to the issuance of the senior notes and the remainder (i.e., approximately $24.0 million) was contributed to equity by WH Holdings to consummate the acquisition.

(4) Total aggregate acquisition consideration consists of:

Merger consideration (net of aggregate proceeds received by
  Herbalife from the exercise of options)...................  $682.3
Change of control payments..................................     7.6
Herbalife's advisory fees and expenses......................    16.7
                                                              ------
Total acquisition consideration.............................  $706.6
                                                              ======

(5) As required in the merger agreement, Herbalife completed the acquisition of the minority interest in its Japanese subsidiary, Herbalife of Japan, in early May 2002.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy certain obligations of Herbalife under our registration rights agreement. We will not receive any proceeds from the issuance of the Series B Notes. The proceeds from the offering of the Series A Notes, together with funds from the related financing transactions and Herbalife's available cash, were used to consummate the acquisition (including the repurchase of the minority interest in our Japanese subsidiary, refinancing of certain indebtedness of Herbalife and paying related fees and expenses).

     We have agreed to pay for the expenses of the exchange offer. In exchange for issuing the Series B Notes as contemplated in this prospectus, we will receive Series A Notes in the same principal amount. The form and terms of the Series B Notes are identical in all material respects to the form and terms of the Series A Notes, except as described below under the heading "The Exchange Offer -- Terms of the Exchange Offer." The Series A Notes surrendered in exchange for the Series B Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Series B Notes will not result in any increase in our outstanding debt.

                                 CAPITALIZATION

     The following table sets forth the unaudited cash and cash equivalents of WH Intermediate Holdings and capitalization as of September 30, 2002. You should read this table in conjunction with the "Use of Proceeds," "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                               ACTUAL(1)
                                                              -----------
                                                              (UNAUDITED)
                                                              (DOLLARS IN
                                                               MILLIONS)
Cash, cash equivalents and marketable securities............    $ 77.2
                                                                ======
Debt:
  Other debt................................................    $  3.6
  Senior credit facility:
     Revolving credit facility(2)...........................        --
     Term loan facility.....................................     175.0
  Series A Notes............................................     162.9
                                                                ------
  Total debt................................................     341.5
Total equity(3).............................................     197.5
                                                                ------
  Total capitalization......................................    $539.0
                                                                ======

---------------

(1) Represents the historical capitalization of WH Intermediate Holdings as of September 30, 2002.

(2) As of September 30, 2002, the revolving credit facility was undrawn and provided for borrowings of up to $25.0 million.

(3) Represents $176.0 million contributed from the equity sponsors and selected members of Herbalife's distributor organization and senior management and $24.0 million of net proceeds contributed from WH Holdings from the issuance and sale of its senior notes plus $4.7 million of net income and other comprehensive loss of the Successor, net of $7.2 million of expenses relating to the merger and financing activities of WH Holdings, which were assumed as a liability by WH Intermediate Holdings.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following table sets forth certain of our historical financial data. We have derived the selected historical consolidated financial data as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 from our audited financial statements and the related notes included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997 and 1998 have been derived from our audited financial statements for such years, which are not included in this prospectus. We have derived the selected historical consolidated financial data as of and for the nine months ended September 30, 2001, as of and for the seven months ended July 31, 2002 and as of and for the two months ended September 30, 2002 from our unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. In the opinion of our management, our unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position, the results of our operations and cash flows. The results of operations for the seven months ended July 31, 2002 and the two months ended September 30, 2002, are not necessarily indicative of the operating results to be expected for the full fiscal year. The selected consolidated historical financial data set forth below are not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical consolidated financial statements and accompanying notes included elsewhere in this prospectus.

                                                                                           NINE MONTHS
                                            YEAR ENDED DECEMBER 31,                           ENDED       JANUARY 1 TO
                         --------------------------------------------------------------   SEPTEMBER 30,     JULY 31,
                            1997         1998         1999         2000         2001          2001            2002
                         ----------   ----------   ----------   ----------   ----------   -------------   ------------
                                                                 (PREDECESSOR)
                         ---------------------------------------------------------------------------------------------
                                                            (DOLLARS IN THOUSANDS)
OPERATIONS:
Retail sales...........  $1,490,693   $1,644,837   $1,793,508   $1,764,851   $1,656,168    $1,237,417      $1,047,690
Less -- distributor
  allowances on product
  purchases............     708,241      778,195      837,283      820,723      774,513       578,570         492,997
Handling and freight
  income...............     102,413      113,555      142,660      141,356      138,475       103,523          89,495
                         ----------   ----------   ----------   ----------   ----------    ----------      ----------
Net sales..............     884,865      980,197    1,098,885    1,085,484    1,020,130       762,370         644,188
Cost of sales..........     217,668      246,209      264,909      268,992      241,522       181,698         140,553
                         ----------   ----------   ----------   ----------   ----------    ----------      ----------
Gross profit...........     667,197      733,988      833,976      816,492      778,608       580,672         503,635
Royalty overrides......     318,882      345,200      397,143      382,322      355,225       266,777         227,233
Marketing, distribution
  and administrative
  expenses.............     262,330      310,458      344,260      363,731      354,608       261,738         207,390
Buy-out transaction
  expenses(1)..........          --           --           --        9,498           --            --          54,708
                         ----------   ----------   ----------   ----------   ----------    ----------      ----------
Operating income.......      85,985       78,330       92,573       60,941       68,775        52,157          14,304
Interest income
  (expense), net.......       4,535        2,533        1,750        2,354        3,413         3,059           1,364
                         ----------   ----------   ----------   ----------   ----------    ----------      ----------
Income before income
  taxes and minority
  interest.............      90,520       80,863       94,323       63,295       72,188        55,216          15,668
Income taxes...........      34,850       31,132       36,314       25,318       28,875        22,086           6,267
                         ----------   ----------   ----------   ----------   ----------    ----------      ----------
Income before minority
  interest.............      55,670       49,731       58,009       37,977       43,313        33,130           9,401
Minority interest......       1,003        1,233        1,086        1,058          725           499             189
                         ----------   ----------   ----------   ----------   ----------    ----------      ----------
Net income.............  $   54,667   $   48,498   $   56,923   $   36,919   $   42,588    $   32,631      $    9,212
                         ==========   ==========   ==========   ==========   ==========    ==========      ==========


                          AUGUST 1 TO
                         SEPTEMBER 30,
                             2002
                         -------------
                          (SUCCESSOR)

OPERATIONS:
Retail sales...........    $285,800
Less -- distributor
  allowances on product
  purchases............     134,126
Handling and freight
  income...............      24,501
                           --------
Net sales..............     176,175
Cost of sales..........      38,145
                           --------
Gross profit...........     138,030
Royalty overrides......      61,789
Marketing, distribution
  and administrative
  expenses.............      53,930
Buy-out transaction
  expenses(1)..........          --
                           --------
Operating income.......      22,311
Interest income
  (expense), net.......     (12,622)
                           --------
Income before income
  taxes and minority
  interest.............       9,689
Income taxes...........       3,875
                           --------
Income before minority
  interest.............       5,814
Minority interest......          --
                           --------
Net income.............    $  5,814
                           ========

                                                                                           NINE MONTHS
                                            YEAR ENDED DECEMBER 31,                           ENDED       JANUARY 1 TO
                         --------------------------------------------------------------   SEPTEMBER 30,     JULY 31,
                            1997         1998         1999         2000         2001          2001            2002
                         ----------   ----------   ----------   ----------   ----------   -------------   ------------
                                                                 (PREDECESSOR)
                         ---------------------------------------------------------------------------------------------
                                                            (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(2)..............  $   96,951   $   94,131   $  106,574   $   86,132   $   86,831    $   65,217      $   80,734
Net cash provided by
  (used in):
  operating
    activities.........      56,190       57,413       95,414       46,141       95,465        79,321          37,901
  investing
    activities.........     (17,989)       7,879      (43,517)     (49,968)     (16,366)      (11,403)         18,995
  financing
    activities.........     (42,089)     (46,131)     (16,041)     (14,079)      (3,456)          407         (35,292)
Depreciation and
  amortization.........      10,966       15,801       14,001       15,693       18,056        13,060          11,722
Capital
  expenditures(3)......      15,832       19,864       32,607       25,383       14,751        10,673           6,799
Ratio of earnings to
  fixed charges(4).....        16.8         10.6         11.5          8.1          8.6           9.7             4.4
BALANCE SHEET DATA:
Cash, cash equivalents
  and marketable
  securities...........  $  122,707   $  105,907   $  139,443   $  140,250   $  201,181    $  195,290      $  203,087
Receivables, net.......      46,021       44,471       30,326       24,600       27,609        26,338          31,601
Inventories............      71,583       88,138      101,557       99,332       72,208        78,501          60,864
Total working
  capital(5)...........     125,986      120,623      133,137      145,211      177,813       174,271         199,394
Total assets...........     314,580      348,183      415,819      416,937      470,335       465,376         501,867
Total debt.............       4,115        4,996        8,380        8,417       10,612        11,571           8,991
Stockholders' equity...     154,733      163,811      206,602      222,401      260,916       253,412         279,528


                          AUGUST 1 TO
                         SEPTEMBER 30,
                             2002
                         -------------
                          (SUCCESSOR)

OTHER FINANCIAL DATA:
EBITDA(2)..............    $ 26,063
Net cash provided by
  (used in):
  operating
    activities.........      16,716
  investing
    activities.........    (652,811)
  financing
    activities.........     511,533
Depreciation and
  amortization.........       3,752
Capital
  expenditures(3)......       1,886
Ratio of earnings to
  fixed charges(4).....         1.7
BALANCE SHEET DATA:
Cash, cash equivalents
  and marketable
  securities...........    $ 77,154
Receivables, net.......      30,106
Inventories............      56,651
Total working
  capital(5)...........       6,359
Total assets...........     872,790
Total debt.............     341,519
Stockholders' equity...     197,470

---------------

(1) The 2000 expense represents a one-time charge relating to fees and expenses in connection with the termination of a proposed buy-out transaction by Mark Hughes, our founder and Chief Executive Officer at that time. The 2002 expense represents advisory fees and expenses in connection with the merger and related financing transactions.

(2) EBITDA represents net income plus minority interest, income taxes, net interest expense, depreciation and amortization and transaction expenses. We present EBITDA because management believes it provides useful information regarding a company's ability to service and/or incur debt. You should not consider EBITDA in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is calculated as follows:

                                                                                           NINE MONTHS
                                            YEAR ENDED DECEMBER 31,                           ENDED       JANUARY 1 TO
                         --------------------------------------------------------------   SEPTEMBER 30,     JULY 31,
                            1997         1998         1999         2000         2001          2001            2002
                         ----------   ----------   ----------   ----------   ----------   -------------   ------------
                                                                 (PREDECESSOR)
                         ---------------------------------------------------------------------------------------------
                                                            (DOLLARS IN THOUSANDS)
Net income.............  $   54,667   $   48,498   $   56,923   $   36,919   $   42,588    $   32,631      $    9,212
Minority interest......       1,003        1,233        1,086        1,058          725           499             189
Income taxes...........      34,850       31,132       36,314       25,318       28,875        22,086           6,267
Interest (income)
  expense, net.........      (4,535)      (2,533)      (1,750)      (2,354)      (3,413)       (3,059)         (1,364)
Depreciation and
  amortization.........      10,966       15,801       14,001       15,693       18,056        13,060          11,722
Transaction expenses...          --           --           --        9,498           --            --          54,708
                         ----------   ----------   ----------   ----------   ----------    ----------      ----------
EBITDA.................  $   96,951   $   94,131   $  106,574   $   86,132   $   86,831    $   65,217      $   80,734
                         ==========   ==========   ==========   ==========   ==========    ==========      ==========


                          AUGUST 1 TO
                         SEPTEMBER 30,
                             2002
                         -------------
                          (SUCCESSOR)

Net income.............    $  5,814
Minority interest......
Income taxes...........       3,875
Interest (income)
  expense, net.........      12,622
Depreciation and
  amortization.........       3,752
Transaction expenses...          --
                           --------
EBITDA.................    $ 26,063
                           ========

---------------

(3) Includes acquisitions of property from capitalized leases of $2.7 million, $0.8 million, $1.9 million, $0.4 million and $3.8 million for 1997, 1998, 1999, 2000 and 2001, respectively, and $3.5 million, $2.1 million and zero for the nine months ended September 30, 2001, the seven months ended July 31, 2002 and the two months ended September 30, 2002, respectively, and $2.4 million for the twelve months ended September 30, 2002.

(4) In calculating ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs) and one-third of rental expense representing that portion of rental expense deemed to be attributable to interest.

(5) Includes cash, cash equivalents and marketable securities.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     The following unaudited pro forma condensed consolidated statements of operations (the "pro forma statements of operations") are based on the historical financial statements of Herbalife through July 31, 2002 and WH Intermediate Holdings from August 1, 2002 through September 30, 2002, included elsewhere herein, adjusted to give effect to the following: (i) the receipt of proceeds from the offering of the Notes and the borrowings under the senior credit facilities (including the term loan facility and the revolving credit facility); (ii) receipt of proceeds from the equity sponsors and selected members of our distributor organization and senior management and the receipt of net proceeds of the issuance and sale of senior notes of WH Holdings; (iii) the use of Herbalife's available cash to finance a portion of the acquisition; (iv) the acquisition of all issued and outstanding shares of Herbalife's common stock (the "acquisition"); (v) the settlement of outstanding stock options; (vi) the merger of WH Acquisition with and into Herbalife (the "merger") and (vii) the payment of fees and expenses related to the aforementioned. All of the aforementioned items (i) to (vii) are collectively referred to herein as the "Transactions."

     The pro forma statements of operations for the twelve months ended September 30, 2002 has been included to reflect the recent changes in our business. Within the twelve months ended September 30, 2002, Herbalife reorganized its management team, focused on increasing sales within existing markets, and instituted cost-cutting initiatives in corporate functions and international distribution centers. Additionally, on December 31, 2000 Herbalife's long-term contract with its primary supplier expired and Herbalife entered into contracts with multiple suppliers, resulting in our realization of product cost savings, the benefit of which did not fully impact earnings until the third quarter of 2001.

     The pro forma statements of operations were prepared to illustrate the estimated effects of the Transactions. The pro forma statements of operations for the fiscal year ended December 31, 2001 and the nine months ended September 30, 2001 and September 30, 2002 give effect to the Transactions as if the Transactions had occurred as of January 1, 2001. Information for the twelve months ended September 30, 2002, represents the sum of the amounts set forth in the pro forma statements of operations for the fiscal year ended December 31, 2001 and the amounts set forth in the pro forma statements of operations for the nine months ended September 30, 2002, less the amounts set forth in the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2001. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma statements of operations do not purport to represent what our results of operations would actually have been had the Transactions in fact occurred as of such date or to project our results of operations. The pro forma statements of operations should be read in conjunction with the historical combined financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

     The acquisition was accounted for as a purchase in accordance with SFAS No. 141, "Business Combinations." Accordingly, the acquired assets and liabilities have been recorded at fair value. The total purchase price was allocated to the acquired assets and assumed liabilities based upon estimates of their respective fair values as of the closing date, using valuations and other studies that have substantially been finalized. The final allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                        DECEMBER 31,    PRO FORMA
                                                            2001       ADJUSTMENTS      PRO FORMA
                                                        ------------   -----------      ----------
                                                                  (DOLLARS IN THOUSANDS)
Retail sales..........................................   $1,656,168                     $1,656,168
Less -- distributor allowances on product sales.......      774,513                        774,513
Handling and freight income...........................      138,475                        138,475
                                                         ----------                     ----------
Net sales.............................................    1,020,130                      1,020,130
Cost of sales.........................................      241,522                        241,522
Royalty overrides.....................................      355,225                        355,225
Marketing, distribution, and administrative
  expenses............................................      354,608     $  8,527 (2)       363,135
Interest (income) expense, net........................       (3,413)      40,142 (4)        36,729
                                                         ----------     --------        ----------
Income before income taxes and minority interest......       72,188      (48,669)           23,519
Income taxes..........................................       28,875      (19,467)(5)         9,408
                                                         ----------     --------        ----------
Income before minority interest.......................       43,313      (29,202)           14,111
Minority interest.....................................          725         (725)(6)            --
                                                         ----------     --------        ----------
Net income............................................   $   42,588     $(28,477)       $   14,111
                                                         ==========     ========        ==========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                       SEPTEMBER 30,    PRO FORMA
                                                           2001        ADJUSTMENTS      PRO FORMA
                                                       -------------   -----------      ----------
                                                                 (DOLLARS IN THOUSANDS)
Retail sales.........................................   $1,237,417                      $1,237,417
Less -- distributor allowances on product sales......      578,570                         578,570
Handling and freight income..........................      103,523                         103,523
                                                        ----------                      ----------
Net sales............................................      762,370                         762,370
Cost of sales........................................      181,698                         181,698
Royalty overrides....................................      266,777                         266,777
Marketing, distribution, and administrative
  expenses...........................................      261,738      $  6,395(2)        268,133
Interest (income) expense, net.......................       (3,059)       29,375(4)         26,316
                                                        ----------      --------        ----------
Income before income taxes and minority interest.....       55,216       (35,770)           19,446
Income taxes.........................................       22,086       (14,308)(5)         7,778
                                                        ----------      --------        ----------
Income before minority interest......................       33,130       (21,462)           11,668
Minority interest....................................          499          (499)(6)            --
                                                        ----------      --------        ----------
Net income...........................................   $   32,631      $(20,963)       $   11,668
                                                        ==========      ========        ==========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


                                               AUGUST 1 TO
                              JANUARY 1 TO    SEPTEMBER 30,   JANUARY 1 TO
                              JULY 31, 2002       2002        SEPTEMBER 30,    PRO FORMA
                              (PREDECESSOR)    (SUCCESSOR)        2002        ADJUSTMENTS      PRO FORMA
                              -------------   -------------   -------------   -----------      ----------
                                                        (DOLLARS IN THOUSANDS)
Retail sales................   $1,047,690       $285,800       $1,333,490                      $1,333,490
Less -- distributor
  allowances on product
  sales.....................      492,997        134,126          627,123                         627,123
Handling and freight
  income....................       89,495         24,501          113,996                         113,996
                               ----------       --------       ----------                      ----------
Net sales...................      644,188        176,175          820,363                         820,363
Cost of sales...............      140,553         38,145          178,698                         178,698
Royalty overrides...........      227,233         61,789          289,022                         289,022
Marketing, distribution, and
  administrative expenses
  (including merger
  transaction expenses).....      207,390         53,930          261,320      $  5,692(2)        267,012
Merger transaction
  expenses..................       54,708                          54,708       (54,708)(3)            --
Interest (income) expense,
  net.......................       (1,364)        12,622           11,258        15,649(4)         26,907
                               ----------       --------       ----------      --------        ----------
Income before income taxes
  and minority interest.....       15,668          9,689           25,357        33,367            58,724
Income taxes................        6,267          3,875           10,142        13,348(5)         23,490
                               ----------       --------       ----------      --------        ----------
Income before minority
  interest..................        9,401          5,814           15,215        20,019            35,234
Minority interest...........          189                             189          (189)(6)            --
                               ----------       --------       ----------      --------        ----------
Net income..................   $    9,212       $  5,814       $   15,026      $ 20,208        $   35,234
                               ==========       ========       ==========      ========        ==========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2002

                                                        SEPTEMBER 30,    PRO FORMA
                                                            2002        ADJUSTMENTS     PRO FORMA
                                                        -------------   -----------     ----------
                                                                  (DOLLARS IN THOUSANDS)
Retail sales..........................................   $1,752,241                     $1,752,241
Less -- distributor allowances on product sales.......      823,066                        823,066
Handling and freight income...........................      148,948                        148,948
                                                         ----------                     ----------
Net sales.............................................    1,078,123                      1,078,123
Cost of sales.........................................      238,522                        238,522
Royalty overrides.....................................      377,470                        377,470
Marketing, distribution, and administrative
  expenses............................................      354,190      $  7,824(2)       362,014
Merger transaction expenses...........................       54,708       (54,708)(3)           --
Interest (income) expense, net........................       10,904        26,416(4)        37,320
                                                         ----------      --------       ----------
Income before income taxes and minority interest......       42,329        20,468           62,797
Income taxes..........................................       16,931         8,189(5)        25,120
                                                         ----------      --------       ----------
Income before minority interest.......................       25,398        12,279           37,677
Minority interest.....................................          415          (415)(6)           --
                                                         ----------      --------       ----------
Net income............................................   $   24,983      $ 12,694       $   37,677
                                                         ==========      ========       ==========

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

     (1) Purchase Price Allocation: The Acquisition was accounted for as a purchase. The purchase price of approximately $651.5 million includes $643.3 million in cash, $7.6 million of change in control payments and a $650,000 settlement of minority shareholder litigation. The acquired assets and liabilities have been recorded at fair value. The total purchase price was allocated to the acquired assets and assumed liabilities based upon estimates of their respective fair values as of the closing date, using valuations and other studies that have substantially been finalized. The final allocation of the purchase cost and resulting effect on income from operations may differ from the preliminary amounts included herein. The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition (dollars in thousands):

                                                              AT JULY 31,
                                                                 2002
                                                              -----------
Current assets..............................................  $  388,671
Property, plant and equipment...............................      51,752
Marketing Franchise.........................................     180,000
Trademark and Tradename.....................................     130,000
Product certifications and other intangible assets..........       7,400
Goodwill....................................................     208,350
Other long term assets......................................      42,723
                                                              ----------
Total assets acquired.......................................  $1,008,896

Current liabilities.........................................  $  192,750
Other non-current liabilities...............................      35,907
Long term debt..............................................       1,157
Deferred income taxes.......................................     127,539
                                                              ----------
Total liabilities assumed...................................  $  357,353
                                                              ----------
Net assets acquired.........................................  $  651,543
                                                              ----------

     (2) Marketing, Distribution and Administrative Expenses: Reflects the amortization of intangible assets over their useful lives and the payment of a monitoring fee to the equity sponsors.

     The trademark and marketing franchise intangible assets have indefinite lives and as such, will not be amortized but will be periodically tested for impairment. The product certifications intangible asset will be amortized over its estimated useful life of 2 years.

     The equity sponsors will charge Herbalife a monitoring fee for management and consulting services provided. The monitoring fee will be charged on an hourly basis for actual activities conducted and will not be less than $2.5 million but will not exceed $5.0 million on an annual basis. Herbalife will not be obligated to pay the management fee (i) if the payment would result in a default under the credit agreement, although the fee will accrue until the default is cured or waived, (ii) until such time that Herbalife achieve a trailing twelve month Adjusted EBITDA equal to or greater than $125.8 million.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

     The pro forma adjustments to marketing, distribution and administrative expenses are:

                                                                                 TWELVE MONTHS
                                            YEAR ENDED        NINE MONTHS            ENDED
                                           DECEMBER 31,   ENDED SEPTEMBER 30,    SEPTEMBER 30,
                                           ------------   --------------------   -------------
                                               2001         2001        2002         2002
                                           ------------   --------    --------   -------------
                                                         (DOLLARS IN THOUSANDS)
Pro forma amortization of intangible
  assets.................................     $3,700       $2,775      $2,775       $3,700
Monitoring Fee...........................      5,000        3,750       3,750        5,000
Elimination of historical monitoring
  fee....................................                                 833          833
Elimination of historical goodwill
  amortization...........................        173          130          --           43
                                              ------       ------      ------       ------
Pro forma adjustment to marketing,
  distribution and administrative
  expenses...............................     $8,527       $6,395      $5,692       $7,824
                                              ======       ======      ======       ======

     (3) Merger Expenses: Represents the fees and expenses incurred in connection with the merger and related financing transactions.

     (4) Interest (Income) Expense, Net: The pro forma adjustments to interest (income) expense are based on the amounts borrowed and the rates in effect at the closing of the Transactions:

                                                                               TWELVE MONTHS
                                          YEAR ENDED        NINE MONTHS            ENDED
                                         DECEMBER 31,   ENDED SEPTEMBER 30,    SEPTEMBER 30,
                                         ------------   --------------------   -------------
                                             2001         2001       2002          2002
                                         ------------   --------   ---------   -------------
                                                       (DOLLARS IN THOUSANDS)
Senior subordinated notes and term loan
  facility.............................    $29,900      $22,425    $ 22,425      $ 29,900
Amortization of debt issuance costs,
  note discount and other..............      7,964        6,030       5,568         7,502
                                           -------      -------    --------      --------
Pro forma interest expense.............     37,864       28,455      27,993        37,402
Elimination of historical interest
  income (expense), net................      2,278          920     (12,344)      (10,986)
                                           -------      -------    --------      --------
Pro forma adjustment to interest
  expense, net.........................    $40,142      $29,375    $ 15,649      $ 26,416
                                           =======      =======    ========      ========

     Estimated fees and expenses of $41.5 million were incurred related to the debt financings. Debt financing costs related to the senior subordinated notes will be amortized on a straight line basis, which approximates the interest method, over the term of the notes of 8 years. The debt financing costs related to the term loan facility will be amortized using the effective interest rate method.

     The senior subordinated notes were issued at a discount of $2.1 million. The discount will be amortized using the effective interest rate method.

     An increase or decrease of 0.125% in the interest rate of the term loan facility would change the annual pro forma interest expense by $225,000.

     (5) Income Taxes: We estimate that our effective tax rate resulting from the Transactions will be 40% (excluding the effects of future non-recurring transactions).

     (6) Minority Interest Buyback: Represents the elimination of the minority interest related to Herbalife's Japanese subsidiary which was acquired prior to the closing of the Transactions in accordance with the merger agreement.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

PRO FORMA EBITDA AND PRO FORMA ADJUSTED EBITDA

     Pro forma EBITDA is defined as net income before minority interest, net interest (income) expense, income tax expense, depreciation and amortization based on the pro forma statements of operations. The calculation of pro forma EBITDA is not based on accounting principles generally accepted in the United States of America ("U.S. GAAP"). Herbalife believes that pro forma EBITDA provides useful information regarding Herbalife's ability to service debt but should not be considered in isolation or as a substitute for the consolidated statement of income or cash flow data prepared in accordance with U.S. GAAP and included elsewhere herein or as a measure of Herbalife's operating performance, profitability or liquidity. Pro forma EBITDA, as presented, is not necessarily comparable to other similarly titled captions of other companies due to differences and methods of calculation.

     Pro forma adjusted EBITDA reflects the elimination of certain non-recurring items that affected 2001 and 2002 amounts. Pro forma EBITDA and adjusted pro forma EBITDA are set forth below:

                                                                                 TWELVE
                                                                                 MONTHS
                                           YEAR ENDED    NINE MONTHS ENDED        ENDED
                                          DECEMBER 31,     SEPTEMBER 30,      SEPTEMBER 30,
                                          ------------   ------------------   -------------
                                              2001        2001       2002         2002
                                          ------------   -------   --------   -------------
                                                       (DOLLARS IN THOUSANDS)
Pro forma net income....................    $14,111      $11,668   $ 35,234     $ 37,677
EBITDA adjustments:
Interest expense, net...................     36,729       26,316     26,907       37,320
Income taxes............................      9,408        7,778     23,490       25,120
Depreciation and amortization...........     21,583       15,705     18,249       24,127
                                            -------      -------   --------     --------
Pro forma EBITDA........................    $81,831      $61,467   $103,880     $124,244
Non-recurring items:
Severance and other employee related
  expenses(a)...........................      9,898        3,208      3,973       10,663
Product costs under previous supply
  agreements(b).........................      5,666        5,666         --           --
Other(c)................................        722          414         64          372
                                            -------      -------   --------     --------
Total non-recurring items...............     16,286        9,288      4,037       11,035
                                            -------      -------   --------     --------
Pro forma Adjusted EBITDA...............    $98,117      $70,755   $107,917     $135,279
                                            =======      =======   ========     ========

---------------

(a) In the year ended December 31, 2001 and the nine months ended September 30, 2001 and September 30, 2002, Herbalife incurred approximately $9.9 million, $3.2 million and $4.0 million, respectively, of severance costs related to changes in senior management. Additionally, Herbalife replaced certain key executives at lower salary levels.

(b) On December 31, 2000, Herbalife's long-term contract with its primary supplier expired. In 2001, Herbalife entered into new supply contracts which have resulted in product cost savings. Product costs under the new supply contracts would have resulted in savings of $5.7 million and $5.7 million for the year ended December 31, 2001 and the nine months ended September 30, 2001. We anticipate that the costs savings will continue on a go forward basis.

(c) During the year ended December 31, 2001 and the nine months ended September 30, 2001, Herbalife incurred costs of $466,000 and $222,000, respectively, related to specific legal and professional fees, not expected to recur. In addition, during the year ended December 31, 2001 and for the nine months ended September 30, 2001 and 2002, Herbalife contributed services to the Herbalife Family Foundation costing $256,000, $192,000 and $64,000 respectively. Herbalife does not plan to continue to contribute such services on a go forward basis.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis in conjunction with "Selected Consolidated Historical Financial Data," "Unaudited Consolidated Financial Statements" and the related notes and our consolidated financial statements and related notes, each included elsewhere in this prospectus.

GENERAL

     We are a worldwide marketer of weight management products, nutritional supplements, and personal care products that support our customers' wellness and healthy lifestyles. We market and sell these products through a global network marketing organization comprised of over one million independent distributors in 55 countries.

     Retail sales represent the gross sales amounts reflected on our invoices to our distributors. We do not receive the amount reported as retail sales, and we do not monitor the actual retail prices charged for our products. Net sales represent the actual purchase prices paid to us by our distributors, after giving effect to distributor discounts referred to as distributor allowances, which total approximately 50% of suggested retail sales prices; and handling and freight income. Distributor allowances as a percentage of sales may vary by country depending upon regulatory restrictions that limit or otherwise restrict distributor allowances. We receive our net sales price in cash or through credit card payments upon receipt of orders from distributors. We utilize importers in a limited number of markets and, under some circumstances, we extend credit terms to these importers. Gross profit consists of net sales less cost of sales, consisting of the prices we pay to our manufacturers for products and costs related to product shipments, duties and tariffs, freight expenses relating to shipment of products to distributors and importers and similar expenses.

     Royalty overrides, currently consisting of (i) royalty overrides and bonuses, which total approximately 15% and 7%, respectively, of the suggested retail sales prices of products earned by qualifying distributors on sales within their distributor organizations, (ii) the President's Team Bonus payable to some of our most senior distributors in the aggregate amount of approximately an additional 1% of product retail sales and (iii) other one-time incentive cash bonuses to qualifying distributors. These payments generally represent compensation to distributions for the development and retention of the distributor sales organizations. Because of local country regulatory constraints, we may be required to modify our typical distributor incentive plans as described above. Consequently, the total distributor discount percentage may vary over time. We also offer reduced distributor allowances and pay reduced royalty overrides with respect to certain products worldwide.

     Our use of retail sales in reporting financial and operating data reflects the fundamental role of retail sales in our accounting systems, internal controls and operations, including the basis upon which distributor compensation is paid. The retail sales price of our products is reflected in distributor invoices as the price charged to distributors together with, in most cases, a deduction for the corresponding distributor allowance. The retail sales price is used by us to calculate, among other things, royalty overrides and volume points earned by distributors. Volume points are point values assigned to each of our products that are equal in all countries and are used as supervisor qualification criteria. In addition, we rely upon retail sales data reflected in daily sales reports to monitor results of operations in each of our markets.

     The significance of our net sales is to reflect, generally, the prices actually received by us after deducting the basic distributor allowance and adding the handling and freight income. Accordingly, factors that affect retail sales generally have a corresponding and proportionate effect on net sales. To the extent the ratio of net sales to retail sales varies from period to period, these variances have resulted principally from sales of our distributor kits and other literature and promotional materials, for which there are no distributor allowances and increased sales of product on which we offer reduced distributor allowances.

     Marketing, distribution and administrative expenses represent our operating expenses, components of which include labor and benefits, sales events, professional fees, travel and entertainment, advertising, occupancy costs, communication costs, bank fees, depreciation and amortization, foreign exchange fees and other miscellaneous operating expenses.

     Most of our sales outside the United States are made in the respective local currencies. In preparing our financial statements, we translate revenues into U.S. Dollars using average exchange rates. Additionally, the majority of our purchases from our suppliers generally are made in U.S. Dollars, while sales to distributors generally are made in local currencies. Consequently, a strengthening of the U.S. Dollar versus a foreign currency can have a negative impact on our reported sales and operating margins and can generate transaction losses on intercompany transactions. Throughout the last five years, foreign currency exchange have fluctuated significantly. From time to time, we enter into foreign exchange forward contracts and option contracts to mitigate our foreign currency exchange risk.

RESULTS OF OPERATIONS

                                   2002                QUARTER 2002    QUARTER 2001                 2002
                       -----------------------------   -------------   -------------   ------------------------------

                          JULY 1         AUGUST 1      TOTAL FOR THE      QUARTER        JANUARY 1        AUGUST 1
                            TO              TO         QUARTER ENDED       ENDED             TO              TO
                          JULY 31      SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30       JULY 31       SEPTEMBER 30
                       -------------   -------------   -------------   -------------   --------------   -------------
                       (PREDECESSOR)    (SUCCESSOR)                    (PREDECESSOR)   (PREDECESSOR)     (SUCCESSOR)
Retail sales.........  $156,220,000    $ 285,800,000   $ 442,020,000   $424,317,000    $1,047,690,000   $ 285,800,000
Distributor
 allowances on
 product purchases...   (73,335,000)    (134,126,000)   (207,461,000)  (198,557,000)     (492,997,000)   (134,126,000)
Handling & freight
 income..............    13,521,000       24,501,000      38,022,000     35,827,000        89,495,000      24,501,000
                       ------------    -------------   -------------   -------------   --------------   -------------
Net sales............    96,406,000      176,175,000     272,581,000    261,587,000       644,188,000     176,175,000
Cost of sales........    20,747,000       38,145,000      58,892,000     60,232,000       140,553,000      38,145,000
                       ------------    -------------   -------------   -------------   --------------   -------------
Gross Profit.........    75,659,000      138,030,000     213,689,000    201,355,000       503,635,000     138,030,000
Royalty overrides....    33,862,000       61,789,000      95,651,000     90,251,000       227,233,000      61,789,000
Marketing,
 distribution &
 administrative
 expenses............    31,642,000       53,930,000      85,572,000     88,161,000       207,390,000      53,930,000
Merger transaction
 expenses............    50,673,000               --      50,673,000             --        54,708,000              --
Interest expenses
 (income) -- net.....      (335,000)      12,622,000      12,287,000       (664,000)       (1,364,000)     12,622,000
                       ------------    -------------   -------------   -------------   --------------   -------------
 Income (loss) before
   income taxes and
   minority
   interest..........   (40,183,000)       9,689,000     (30,494,000)    23,607,000        15,668,000       9,689,000
Income taxes.........   (16,074,000)       3,875,000     (12,199,000)     9,443,000         6,267,000       3,875,000
                       ------------    -------------   -------------   -------------   --------------   -------------
 Income (loss) before
   minority
   interest..........   (24,109,000)       5,814,000     (18,295,000)    14,164,000         9,401,000       5,814,000
Minority interest....            --               --              --        138,000           189,000              --
                       ------------    -------------   -------------   -------------   --------------   -------------
NET INCOME (LOSS)....   (24,109,000)       5,814,000     (18,295,000)    14,026,000         9,212,000       5,814,000
                       ============    =============   =============   =============   ==============   =============

                        NINE MONTHS      NINE MONTHS
                            2002             2001
                       --------------   --------------
                       TOTAL FOR THE
                        NINE MONTHS      NINE MONTHS
                           ENDED            ENDED
                        SEPTEMBER 30     SEPTEMBER 30
                       --------------   --------------
                                        (PREDECESSOR)
Retail sales.........  $1,333,490,000   $1,237,417,000
Distributor
 allowances on
 product purchases...    (627,123,000)    (578,570,000)
Handling & freight
 income..............     113,996,000      103,523,000
                       --------------   --------------
Net sales............     820,363,000      762,370,000
Cost of sales........     178,698,000      181,698,000
                       --------------   --------------
Gross Profit.........     641,665,000      580,672,000
Royalty overrides....     289,022,000      266,777,000
Marketing,
 distribution &
 administrative
 expenses............     261,320,000      261,738,000
Merger transaction
 expenses............      54,708,000       (3,059,000)
Interest expenses
 (income) -- net.....      11,258,000       (3,059,000)
                       --------------   --------------
 Income (loss) before
   income taxes and
   minority
   interest..........      25,357,000       55,216,000
Income taxes.........      10,142,000       22,086,000
                       --------------   --------------
 Income (loss) before
   minority
   interest..........      15,215,000       33,130,000
Minority interest....         189,000          499,000
                       --------------   --------------
NET INCOME (LOSS)....      15,026,000       32,631,000
                       ==============   ==============

     Our results of operations for the periods described below are not necessarily indicative of results of operations for future periods, which depend upon numerous factors, including our ability to attract and retain new distributors, further penetrate existing markets and introduce additional and new products into our markets.

     As a result of the merger, the unaudited financial statements consist of financial information from the Predecessor and the Successor. For the purposes of management's discussion and analysis of financial condition and results of operations, (i) financial information for the Predecessor and Successor have been combined where applicable to compare quarter and year to date information and (ii) the terms "we", "us" or "our" refers to Herbalife International, Inc. and subsidiaries for periods through July 31, 2002 and to WH Intermediate Holdings and subsidiaries for periods subsequent to July 31, 2002.

 THIRD QUARTER 2002 COMPARED TO THIRD QUARTER 2001

     RETAIL SALES. Retail sales for the three months and nine months ended September 30, 2002 increased 4.2% and 7.8% to $442.0 million and $1,333.5 million, respectively, as compared to sales of $424.3 million and $1,237.4 million for the corresponding periods in 2001.

     RETAIL SALES BY REGION

                                THREE MONTHS ENDED SEPTEMBER 30,           NINE MONTHS ENDED SEPTEMBER 30,
                             --------------------------------------   ------------------------------------------
                                                        % CHANGE IN                                  % CHANGE IN
                                                 %         LOCAL                              %         LOCAL
                              2002     2001    CHANGE    CURRENCY       2002       2001     CHANGE    CURRENCY
                             ------   ------   ------   -----------   --------   --------   ------   -----------
                                                            (DOLLARS IN MILLIONS)
Asia/Pacific Rim...........  $134.9   $152.6   (11.6)%     (14.8)%    $  403.9   $  424.9    (4.9)%     (0.8)%
Europe.....................   140.4    112.8    24.5%       15.1%        408.0      340.1    20.0%      21.3%
The Americas...............   166.7    158.9     4.9%        9.5%        521.6      472.4    10.4%      12.0%
                             ------   ------                          --------   --------
Total Retail Sales.........  $442.0   $424.3     4.2%        2.3%     $1,333.5   $1,237.4     7.8%      10.2%
                             ======   ======                          ========   ========

     Retail sales in Asia/Pacific Rim decreased $17.7 million and $21.0 million, or 11.6% and 4.9%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. The decline was primarily due to a year-over-year decline in Japan, partially offset by increases in Australia, Taiwan and Thailand. In local currency, retail sales for Asia/Pacific Rim decreased by 14.8% and 0.8% for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. Japan and South Korea continued to be the two most significant countries in the region. They contributed 65% and 66%, respectively, of the region's retail sales for the three months and nine months ended September 30, 2002. Retail sales in Japan decreased $18.0 million and $45.9 million, or 23.3% and 20.2%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. Japan sales continued to be impacted by a sluggish economy and strong competition. Retail sales in South Korea decreased $6.3 million and increased $2.9 million, or 18.5% and 3.5%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001.

     Retail sales in Europe increased $27.6 million and $67.9 million, or 24.5% and 20.0%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. The increase reflected strong product demand in the region. In local currency, retail sales in Europe increased 15.1% and 21.3% for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. Germany and Italy continued to be the two most significant countries in the region. They contributed 37% and 38%, respectively, of the region's retail sales for the three months and nine months ended September 30, 2002. Retail sales in Germany increased $6.4 million and $20.2 million, or 32.2% and 35.0%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. The sales increase in Germany was partly due to the strong local distributor leadership and positive sales momentum. Retail sales in Italy decreased $0.1 million and $5.9 million, or 0.4% and 7.3%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. Italy's lower than expected performance is in part due to a divided distributor leadership.

     Retail sales in The Americas increased $7.8 million and $49.2 million, or 4.9% and 10.4%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same period in 2001. In local currency, retail sales in The Americas increased 9.5% and 12.0% for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. The United States and Mexico continued to be the two most significant countries in the region. They contributed 87% and 88%, respectively, of the region's retail sales for the three and nine months ended September 30, 2002. Retail sales in the United States increased $4.3 million and $35.4 million, or 3.8% and 10.4%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. Well-organized distributor sales meetings and a broad distributor leadership contributed to the sales increase in the United States. Retail sales in Mexico also increased by $0.9 million and $8.5 million, or 3.4% and 11.6%, for the three months and nine months ended September 30, 2002, respectively, as compared to the same periods in 2001. Mexico is benefiting from strategically located distribution centers around the country providing easy and quick access to our products in addition to strong local leadership and stable local economy.

     RETAIL SALES BY PRODUCT

                                          THREE MONTHS ENDED
                                            SEPTEMBER 30,           NINE MONTHS ENDED SEPTEMBER 30,
                                      --------------------------   ---------------------------------
                                       2002     2001    % CHANGE     2002        2001      % CHANGE
                                      ------   ------   --------   ---------   ---------   ---------
                                                          (DOLLARS IN MILLIONS)
Inner Nutrition:
  Dietary and Nutritional
     Supplements....................  $200.4   $193.3      3.7%    $  604.2    $  551.7       9.5%
  Weight Management.................   196.0    182.7      7.3%       581.5       531.8       9.3%
Outer Nutrition:
  Personal Care Products............    42.2     41.3      2.2%       134.4       128.5       4.6%
Literature, Promotional and Other...    16.2     16.6     (2.4)%       48.9        51.8      (5.6)%
Returns and Refunds.................   (12.8)    (9.6)    33.3%       (35.5)      (26.4)     34.5%
                                      ------   ------              --------    --------
     Total..........................  $442.0   $424.3      4.2%    $1,333.5    $1,237.4       7.8%
                                      ======   ======              ========    ========

     For the three months and nine months ended September 30, 2002, retail sales of the inner and outer nutrition segments increased as compared to the same periods in 2001. The increases were partially offset by a slight decrease in retail sales of the literature, promotional and other and an increase in returns and refunds.

     Returns and refunds increased $3.2 million and $9.1 million for the three months and nine months ended September 30, 2002, respectively. At the end of 2001 and at the beginning of 2002 we revised the buyback policies by instituting a restocking fee and stopping the refund of packaging and handling. The changes have resulted in a stabilization of the total number of new returns and refunds in the second and third quarter of 2002. South Korea, because of its unique consumer protection laws, continues to have the most returns and refunds. For the nine months ended September 30, 2002, South Korea accounted for approximately 34% of total returns and refunds while the US and Japan accounted for 29% and 13%, respectively.

     GROSS PROFIT. Gross profit was $213.7 million and $641.7 million for the three months and nine months ended September 30, 2002, respectively, compared to $201.4 million and $580.7 million in the same periods of 2001. As a percentage of retail sales, gross profit for the three months and nine months ended September 30, 2002 increased from 47.5% to 48.3% and 46.9% to 48.1%, respectively, as compared to the same period in 2001. The increase in gross profit reflected the realization of product cost savings attributed to new supply contracts initiated in 2001 and a reduction in inventory provision for slow moving and anticipated obsolescence when comparing 2002 periods to 2001 periods.

     Royalty overrides as a percentage of retail sales were 21.6% and 21.7% for the three months and nine months ended September 30, 2002, respectively, as compared to 21.3% and 21.6% for the same periods in 2001. The ratio varies slightly from period to period primarily due to a change in the mix of products and countries because full royalty overrides are not paid on certain products or in certain countries.

     MARKETING, DISTRIBUTION AND ADMINISTRATIVE EXPENSES. Marketing, distribution and administrative expenses as a percentage of retail sales were 19.4% and 19.6% for the three months and nine months ended September 30, 2002, respectively, as compared to 20.8% and 21.2% in the same periods in 2001. For the three months and nine months ended September 30, 2002, these expenses decreased $2.6 million and $0.4 million to $85.6 million and $261.3 million from $88.2 million and $261.7 million, respectively, in the same periods in 2001. The higher third quarter expenses in 2001 were due to charges of $2.2 million for severance and $3.6 million for non-income tax contingencies for various tax audits.

     TRANSACTION EXPENSES. In the third quarter of 2002, we recorded $11.7 million relating to fees and $39.0 million of stock option expenses in connection with the merger transaction.

     INCOME TAXES. Income taxes were negative $12.2 million and $10.1 million for the three months and nine months ended September 30, 2002 as compared to $9.4 million and $22.1 million for the same periods of

2001. As a percentage of pre-tax income, the estimated annual effective income tax rate was 40% for both the 2002 and 2001 periods.

     FOREIGN CURRENCY FLUCTUATIONS. Currency fluctuations had a favorable effect of $1.7 million and an unfavorable effect of $0.8 million on net income for the three and nine months ended September 30, 2002 when recalculating current year net income using last year's foreign exchange rates. For the three months ended September 30, 2002, the regional effects were $1.2 million unfavorable in the Americas, $0.9 million favorable in the Pacific Rim, and $2.0 million favorable in Europe. For the nine months ended September 30, 2002, the regional effects were $1.3 million unfavorable in the Americas, $0.9 million unfavorable in the Pacific Rim, and $1.4 million favorable in Europe.

     NET INCOME. Net loss for the three months ended September 30, 2002 was $18.3 million and net income for the nine months ended September 30, 2002 was $15.0 million compared to net income of $14.0 million and $32.6 million for the same periods in 2001. Excluding the impact of merger transaction expenses, net income for the three months and nine months ended September 30, 2002 would have been $12.1 million and $47.9 million. Net income excluding the impact of merger transaction expenses for the nine months ended September 30, 2002 increased principally because of a 7.8% increase in retail sales and a 1.2% increase in gross profit as a percentage of retail sales.

 YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     RETAIL SALES. Retail sales for year ended December 31, 2001 decreased 6.2% to $1,656.2 million, as compared to retail sales of $1,764.9 million in the prior year. In local currency, retail sales decreased by 0.7% as compared to the prior year.

     RETAIL SALES BY REGION. Retail sales in The Americas increased $4.4 million, or 0.7%, in 2001 as compared to the prior year. In local currency, retail sales for the Americas increased by 2.3%. The increase in the region's retail sales was primarily due to increases in Mexico of $23.1 million, or 30.7%, as compared to the prior year. Partially offsetting the increase in Mexico were retail sales decreases in Brazil and the United States of $12.0 million and $11.4 million, or 27.5% and 2.5%, respectively, as compared to the prior year.

     Retail sales in Europe increased $38.3 million, or 9.1%, in 2001 as compared to the prior year. In local currency, retail sales for Europe increased 13.7%. The increase in the region's retail sales was primarily due to sales increases in Germany, Netherlands and Russia of $8.8 million, $10.8 million and $15.1 million, or 12.7%, 34.3% and 46.2%, respectively, as compared to the prior year.

     Retail sales in Asia/Pacific Rim decreased $151.4 million, or 20.8%, during 2001 as compared to the prior year. In local currency, retail sales for Asia/Pacific Rim decreased by 11.7%. The region's decrease in retail sales in 2001 was primarily due to sales decreases in Japan and India of $102.4 million and $37.5 million, or 25.2% and 80.7%, respectively, as compared to the prior year. In local currency, retail sales in Japan decreased 15.7%, primarily due to volume declines resulting from a decrease of consumer demand and increased competition. The decline in India reflects an initial period of rapid growth in its first year of operation followed by a decline to a more sustainable sales level.

     RETAIL SALES BY PRODUCT. Retail sales of weight management products, nutritional supplements and personal care products decreased 4.6%, 3.4% and 11.2% respectively, in 2001, as compared to the prior year. The decreases were primarily due to the unfavorable impact from a stronger U.S. Dollar, the volume decline in Japan, and other factors identified in the geographical segments previously discussed. The discontinuation of certain personal care products also contributed to the decrease in retail sales of personal care products. Product returns of all product segments are included in the literature, promotional and other category. Sales within the literature, promotional and other category decreased by 49.8% in 2001, as compared to the prior year, and the decrease was primarily due to an increase in product returns.

     GROSS PROFIT. Gross profit of $778.6 million for 2001 was $37.9 million, or 4.6%, lower than gross profit of $816.5 million in the prior year. As a percentage of retail sales, gross profit for 2001 as compared to the same period in the prior year increased from 46.3% to 47.0%. The increase in gross profit as a percentage of retail sales was primarily due to product cost savings attributed to new supply contracts initiated in 2001.

     MARKETING, DISTRIBUTION AND ADMINISTRATIVE EXPENSES. Marketing, distribution and administrative expenses, as a percentage of retail sales, were 21.4% for 2001 as compared to 20.6% for 2000. These expenses for the same periods decreased 2.5% to $354.6 million from $363.7 million in the prior year. The decrease was due to cost cutting initiatives in corporate functions and international distribution centers and favorable impact on expenses due to a stronger U.S. Dollar. Included in the 2001 expenses were $0.5 million in transaction losses related to foreign currency fluctuations, charges of $9.4 million in severance and related expenses and $9.3 million for sales tax and other non-income tax contingencies. Included in the 2000 expenses were $7.7 million in transaction losses related to foreign currency fluctuations, partially offset by a $5 million gain related to a key-man life insurance policy.

     BUY-OUT TRANSACTION EXPENSES. In 2000, we recorded a one-time charge of $9.5 million relating to fees and expenses in connection with the termination of a proposed buy-out transaction by Mark Hughes, our founder and Chief Executive Officer at that time.

     FOREIGN CURRENCY FLUCTUATIONS. The effect of unfavorable foreign currency fluctuations on Herbalife's net income was $9.5 million and was mainly due to the Japanese Yen and the Korean Won. The Japanese Yen and the Korean Won weakened against the U.S. Dollar in 2001, as compared to the exchange rates in effect during 2000. The effect of foreign currency changes of this nature in countries other than Japan and South Korea was not material to our operations.

     INCOME TAXES. Income taxes of $28.9 million for 2001 increased from $25.3 million in the prior year. As a percentage of pre-tax income, the estimated annual effective income tax rate was 40% for both 2000 and 2001. During 2001, we restructured certain of our operations resulting in the United States performing additional functions for some of the foreign affiliates. In addition, U.S. expenses associated with both foreign and domestic activities decreased from 2000 to 2001. As a result, the percentage of worldwide income reported as domestic increased to 69.2% in 2001 from 22.4% in 2000.

     NET INCOME. Net income for 2001 increased 15.4% to $42.6 million from $36.9 million reported in the prior year, despite the 6.2% decrease in retail sales. The increase was primarily due to the one-time charge relating to the terminated buyout transaction in 2000.

  YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     RETAIL SALES. Retail sales for year ended December 31, 2000 decreased 1.6% to $1,764.9 million, as compared to retail sales of $1,793.5 million in the prior year. The decrease was primarily due to a volume decline in Japan and the unfavorable impact from a stronger U.S. Dollar as compared to the European currencies, partially offset by sales increases in the United States, Mexico and India, which opened in November 1999. In local currency, retail sales increased by 0.1% as compared to the prior year.

     RETAIL SALES BY REGION. Retail sales in the Americas increased $74.5 million, or 13.8%, in 2000 as compared to the prior year. There were no significant currency fluctuations in the region. The region's sales growth was primarily due to retail sales increases in the United States of $37.0 million, or 8.9%, and in Mexico of $30.4 million, or 67.8%.

     Retail sales in Europe decreased $48.2 million, or 10.3%, in 2000 as compared to the prior year. In local currency, retail sales for Europe increased 1.7%. The decrease in the region's retail sales was mainly due to the unfavorable effect of currency translation in the region. Partially offsetting the decrease was a retail sales increase in Germany of $5.3 million, or 8.3%. In local currency, retail sales in Italy decreased by 2.5% and retail sales in Germany increased by 25.8%.

     Retail sales in Asia/Pacific Rim decreased $55.0 million, or 7.0%, during 2000 as compared to the prior year. In local currency, retail sales for Asia/Pacific Rim decreased by 10.0%. The region's decrease in retail sales in 2000 was primarily due to decreases in Japan of $111.5 million, or 21.5%, compared to the prior year. In local currency, retail sales in Japan decreased 25.2%, primarily due to the result of weak consumer demand and competition. Partially offsetting the decrease were retail sales increases in India, Taiwan and Hong Kong of $41.5 million, $12.5 million and $7.1 million, respectively, as compared to the prior year. Within these markets, we began to initiate actions which we believe would have an impact on the declining sales trends.

     RETAIL SALES BY PRODUCT. Retail sales of weight management products and personal care increased 0.2% and 1.3%, respectively, in 2000, as compared to the prior year. Retail sales of nutritional supplements decreased by 4.5%, as compared to the prior year. The increase in weight management product sales was primarily due to the introduction of the Thermojetics(R) HPLC program in the Americas. Personal care product sales increased primarily due to new product introductions in Asia/Pacific Rim region. Nutritional supplement sales declined primarily due to a sales decline in Japan and the unfavorable impact from the weakening European currency as described above. Prior year amounts for retail sales by product line have been reclassified to conform to current year presentation.


     GROSS PROFIT. Gross profit of $816.5 million for 2000 was $17.5 million, or 2.1%, lower than gross profit of $834.0 million in the prior year. As a percentage of retail sales, gross profit for 2000 as compared to the same period in the prior year decreased from 46.5% to 46.3%.

     MARKETING, DISTRIBUTION AND ADMINISTRATIVE EXPENSES. Marketing, distribution and administrative expenses, as a percentage of retail sales, were 20.6% for 2000 as compared to 19.2% for the same period in 1999. These expenses for the same periods increased 5.6% to $363.7 million from $344.3 million in the prior year. The increase includes the effect of our continuing investment in corporate and operational support and enhanced product distribution capabilities. Partially offsetting the increases was a gain related to a key-man life insurance policy of $5 million and a decrease in total executive compensation.

     BUY-OUT TRANSACTION EXPENSES. In 2000, we recorded a one-time charge of $9.5 million relating to fees and expenses in connection with the termination of a proposed buy-out transaction by Mark Hughes, our founder and Chief Executive Officer at that time.

     FOREIGN CURRENCY FLUCTUATIONS. The Japanese Yen and the Korean Won strengthened against the U.S. Dollar during 2000, as compared to the exchange rates in effect during 1999. The favorable effect of the stronger Japanese Yen and Korean Won on our net income was approximately $4.7 million. Most of the European currencies weakened against the U.S. Dollar as compared to the exchange rates in effect during 1999. The effect of foreign currency changes of this nature in countries other than Japan, South Korea and Europe was not material to our operations.

     INCOME TAXES. Income taxes of $25.3 million for 2000 decreased from $36.3 million in 1999. As a percentage of pre-tax income, income taxes increased to 40% in 2000 from 38.5% in 1999. For the year ended December 31, 2000, a majority of our income before income taxes came from sources outside the United States and was subject to tax in the respective countries in which we operate. When that income is returned to the United States, it is generally subject to foreign withholding taxes, which increases our effective income tax rate. The foreign income is subject to U.S. income taxes. Foreign tax credits help reduce the United States tax on that income.

     NET INCOME. Net income for 2000 decreased 35.1% to $36.9 million from $56.9 million reported in 1999. The decrease was primarily due to: (i) decreases in retail sales, (ii) increase in marketing, distribution and administration expenses and (iii) the one time pre-tax charge of $9.5 million related to the terminated proposed buy-out transaction. Excluding the one-time charge, net income for 2000 would have been $42.6 million.

LIQUIDITY AND CAPITAL RESOURCES

     We have historically met our working capital and capital expenditure requirements, including funding for expansion of operations, through net cash flows provided by operating activities. Our principal source of liquidity is its operating cash flows. A substantial decrease in sales of our products would reduce the availability of funds.

     For the nine months ended September 30, 2002, net cash provided by operating activities was $54.6 million comprised of net income of $15.0 million, non-cash adjustments to net income of $25.9 million, and changes in operating assets and liabilities of $13.7 million. The change in operating assets and liabilities was mainly due to a decrease in inventory of $14.6 million offset by a $18.8 million increase in prepaid expenses and other current assets.

     Capital expenditures including capital leases for the nine months ended September 30, 2002 were $8.7 million compared to $10.7 million for the same period in 2001. The majority of the 2002 expenditures resulted from investment in management information systems, office facilities and equipment in the United States. The 2001 capital expenditures reflect higher spending primarily due to the development of a new distributor payment system, which was completed in September of 2001.

     As of September 30, 2002, we had $6.4 million in working capital. Cash and cash equivalents and marketable securities were $77.2 million at September 30, 2002, compared to $201.2 million at December 31, 2001. In connection with the merger, we used $217.1 million to finance the merger and pay related fees and expenses. Our remaining cash of approximately $76 million on September 30, 2002, in addition to liquidity provided from future operating cash flows and a revolving credit facility of $25 million, are expected to be sufficient to meet our working capital requirements for the foreseeable future.

     In connection with the merger, WH Intermediate Holdings and its affiliates consummated certain related financing transactions, including the issuance of the Notes in the amount of $165.0 million, and the entering into of the Senior Credit Facility, consisting of a term loan in the amount of $180 million and a revolving credit facility in the amount of $25 million. For further discussion of the related financings, see "Note 4, Long Term Debt" in the consolidated financial statements of WH Intermediate Holdings included herein.

     As of September 30, 2002, we had additional credit facilities of $6.8 million, which supported letters of credit and guarantees.

     Historically, we have not been subjected to material price increases by its suppliers. In 2001, our implementation of multiple source suppliers resulted in price decreases. We believe that in the event of price increases, it has the ability to respond to a portion of any price increases by raising the price of its products. The majority of our purchases from our suppliers generally are made in U.S. Dollars, while sales to its distributors generally are made in local currencies. Consequently, strengthening of the U.S. Dollar versus a foreign currency can have a negative impact on operating margins and can generate transaction losses on intercompany transactions.

     For a discussion of certain contingencies that may impact liquidity and capital resources, see Note 5 in the notes to consolidated financial statements of Herbalife International, Inc. included herein.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     We are exposed to market risks, which arise during the normal course of business from changes in interest rates and foreign currency exchange rates. On a selected basis, we use derivative financial instruments to manage or hedge these risks. All hedging transactions are authorized and executed pursuant to written guidelines and procedures. A discussion of our primary market risk exposures and derivatives is presented below. Also, see "Note 8, Derivative Instruments and Hedging Activities" in the consolidated financial statements of WH Intermediate Holdings included herein.

     FOREIGN EXCHANGE RISK. We enter into foreign exchange derivatives in the ordinary course of business primarily to reduce exposure to currency fluctuations attributable to intercompany transactions and translation of local currency revenue. Most of these foreign exchange contracts are designated for forecasted transactions.

     We purchase average rate put options, which give us the right, but not the obligation, to sell foreign currency at a specified exchange rate ("strike rate"). These contracts provide protection in the event the foreign currency weakens beyond the option strike rate. In some instances, we sell (write) foreign currency call options to finance the purchase of put options, which gives the counterparty the right, but not the obligation, to buy foreign currency from us at a specified strike rate. These contracts serve to limit the benefit we would otherwise derive from strengthening of the foreign currency beyond the strike rate. Such written call options are only entered into contemporaneously with purchased put options. The fair value of option contracts is based on third-party bank quotes.

                                                       AVERAGE STRIKE
FOREIGN CURRENCY                          COVERAGE         PRICE        FAIR VALUE   MATURITY DATE
----------------                         -----------   --------------   ----------   -------------
Purchased Puts (Company may sell
  Yen/Buy USD).........................  $30,000,000   117.35-120.53    $ 818,000    Oct-Dec 2002
Written Puts (Company may sell Yen/Buy
  USD).................................  $15,000,000   120.21-120.53    $(271,000)   Oct-Dec 2002
Written Calls (Counterparty may Buy
  Yen/Sell USD)........................  $15,000,000          114.50    $ (15,000)   Oct-Dec 2002

     Foreign exchange forward contracts are occasionally used to hedge advances between subsidiaries and bank loans denominated in currencies other than their local currency. The objective of these contracts is to neutralize the impact of foreign currency movements on the subsidiary's operating results. The fair value of forward contracts is based on third-party bank quotes.

     The table below describes the forward contracts that were outstanding at September 30, 2002.

                                    CONTRACT     FORWARD     MATURITY
FOREIGN CURRENCY                      DATE      POSITION       DATE     CONTRACT RATE   FAIR VALUE
----------------                    --------   -----------   --------   -------------   -----------
Buy USD/Sell BRL..................   9/5/02    $ 1,000,000   10/7/02        3.1375      $ 1,161,000
Buy USD/Sell MXP..................  9/17/02    $10,600,000   10/3/02       10.0025      $10,824,000

     We periodically utilize bank debt at certain foreign subsidiaries to reduce the impact of foreign currency movements on the subsidiary's operating results.

     All foreign subsidiaries, excluding those operating in hyper-inflationary environments, designate their local currencies as their functional currency. At September 30, 2002, the total amount of foreign subsidiary cash was $48.7 million, of which $6.1 million was invested in U.S. Dollars. At September 30, 2002 the cash balances in Japan and South Korea were $10.6 million and $7.3 million, respectively.

     INTEREST RATE RISK. We currently maintain an investment portfolio of high-quality marketable securities. According to our investment policy, we may invest in taxable and tax exempt instruments including asset-backed securities. In addition, the policy establishes limits on credit quality, maturity, issuer and type of instrument. We do not use derivative instruments to hedge its investment portfolio.

     Our cash equivalents and short-term investments at September 30, 2002 are $1.2 million, invested in high-quality marketable securities.

     The table below presents principal cash flows and interest rates by maturity dates and the fair values of our borrowings as of September 30, 2002. Fair values for fixed rate borrowings have been determined based on recent market trade values. The fair values for variable rate borrowings approximate their carrying value. Variable interest rates disclosed represent the rates on the borrowings at September 30, 2002. Interest rate risk related to our capital leases is not significant.

                                                          EXPECTED MATURITY DATE
                                                   ------------------------------------
                            2002         2003         2004         2005         2006      THEREAFTER       TOTAL      FAIR VALUE
                          ---------   ----------   ----------   ----------   ----------   -----------   -----------   -----------
Long-term Debt Fixed
  Rate..................         --           --           --           --           --   162,949,000   162,949,000   146,654,000
Average Interest Rate...                                                                        12.00%
Variable Rate...........  7,500,000   30,000,000   30,000,000   30,000,000   30,000,000    47,500,000   175,000,000   175,000,000
Average Interest Rate...        5.8%         5.8%         5.8%         5.8%         5.8%          5.8%

CRITICAL ACCOUNTING ESTIMATES

     Our accounting policies are described in "Note 2, Summary of Significant Accounting Policies" in the consolidated financial statements of Herbalife International, Inc. included herein. We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the U.S., which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates. We consider the following policies to be most critical in understanding the judgments that are involved in preparing our financial statements and the uncertainties that could impact its results of operations, financial condition and cash flows.

     Allowances for product returns are provided at the time the product is shipped. This accrual is based upon historic trends and experience. If the actual product returns differ from past experience, changes in the allowances are made.

     We write down our inventory to provide for estimated obsolete or unsalable inventory based on assumptions about future demand for our products and market conditions. If future demand and market conditions are less favorable than our assumptions, additional inventory write-downs could be required. Likewise, favorable future demand and market conditions could positively impact future operating results if written-off inventory is sold.

     Contingencies are accounted for in accordance with SFAS No. 5, "Accounting for Contingencies." SFAS No. 5 requires that we record an estimated loss from a loss contingency when information available prior to issuance of our financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accounting for contingencies such as legal and income tax matters requires us to use judgment. Many of these legal and tax contingencies can take years to be resolved. Generally, as the time period increases over which the uncertainties are resolved, the likelihood of changes to the estimate of the ultimate outcome increases. However, an adverse outcome in these matters could have a material impact on our financial condition and operating results.

     Deferred income tax assets have been established for net operating loss carryforwards of certain foreign subsidiaries and reduced by a valuation allowance. The net operating loss carryforwards expire in varying amounts over a future period of time. Realization of the income tax carryforwards are dependent on generating sufficient taxable income prior to expiration of the carryforwards. Although realization is not assured, we believe it is more likely than not that the net carrying value of the income tax carryforwards will be realized. The amount of the income tax carryforwards that is considered realizable, however, could change if estimates of future taxable income during the carryforward period are adjusted.

                                    BUSINESS

GENERAL

     We are a worldwide marketer of weight management products, nutritional supplements, and personal care products that support our customers' wellness and healthy lifestyles. We market and sell these products through a global network marketing organization comprised of over one million independent distributors in 55 countries. Throughout our 22-year operating history, the high quality of our products and the effectiveness of our network marketing organization have been the primary drivers of our growth and geographic expansion. For the twelve months ended September 30, 2002, our retail sales and adjusted EBITDA were $1.8 billion and $139.4 million, respectively.

COMPANY HISTORY

     Herbalife was founded in 1980 by entrepreneur Mark Hughes, as part of his search for safe and effective alternatives to weight management solutions then in the market. We began to use the direct selling channel in the early days of Herbalife. Our distributor base grew quickly, by increasing penetration in the United States and by expanding abroad. Throughout the 1980's, we began operations in other English-speaking countries such as Canada, the United Kingdom, Australia and New Zealand, and subsequently entered several of our larger international markets including Mexico (1989), Germany (1991), Italy
(1992), Japan (1993) and South Korea (1996). In conjunction with our entry into new markets, we expanded our product portfolio with new product introductions to our inner nutrition category and introduced our personal care product line in 1995.

     Brian L. Kane and Carol Hannah were appointed Co-Presidents as part of a management reorganization in September 2002. Ms. Hannah has been an officer of Herbalife for almost 18 years and worked closely with Mr. Hughes for many years until his untimely death in May 2000. Ms. Hannah previously held the position of Executive Vice President, Sales, with responsibility for managing distributor relationships. Mr. Kane has been with Herbalife for almost 10 years, most recently serving as the Chief Operating Officer with responsibility for global operations. He will continue to perform those duties. As part of the recent management reorganization, William D. Lowe, Senior Vice President, Finance and Treasury, will have responsibility for all financial operations, pricing and strategic planning.

BUSINESS STRATEGY

     Our business strategy is comprised of the following principal elements:

     INCREASE MARKET PENETRATION. Historically, we focused on expanding our network marketing organization to new countries and focused less on internal growth within our existing markets. While this strategy achieved rapid initial sales growth, it did not always achieve sustainable sales levels. As a result, we have re-evaluated our country sales strategy and are refining sales and marketing initiatives to place a greater emphasis on increased penetration of these markets. In certain instances we may increase the availability of our existing products in those markets where we currently offer only a small percentage of our full product line. We believe this will drive sales growth through increased penetration in each of our country markets around the world.

     INCREASE DISTRIBUTOR PRODUCTIVITY AND RETENTION. We recognize that in addition to high-quality products and a rewarding distributor compensation plan, the success of our business depends on the support and training of our distributors. We are strengthening our distributor support services by enhancing customer service capabilities at our call centers, offering greater business-building opportunities through the Internet, creating new business support initiatives and offering enriched reward recognition programs. To further enhance distributor productivity and improve retention, we are developing new educational training programs aimed at assisting distributors with their sales, marketing and recruiting techniques. Extensive training opportunities enable distributors to not only develop invaluable business-building and leadership skills, but also to become experts in our products and offer customers sound advice on weight management, nutrition and personal care. By placing a top priority on training, we build credibility among our distributors and further establish Herbalife as an industry leader.

     INCREASE BRAND RECOGNITION IN WEIGHT MANAGEMENT AND WELLNESS MARKETS. Our underlying initiative is to continue to expand our reputation as an industry leading company focused on weight management, complete wellness and a healthier way of life. We are well positioned to take advantage of current worldwide consumer trends indicating that individuals are turning more and more to nutritional supplements for weight management, fitness and age-related health concerns. The core of this strategy is accomplished through the rationalizing of our approximately 570 products around a central wellness platform -- with core product groups built around various life stages (for example, "Healthy Children," "Healthy Men," "Healthy Women," and "Healthy Aging").

     IMPROVE SUPPLY CHAIN MANAGEMENT. Prior to 2001, we purchased primarily all of our weight management and nutritional supplement products from a single supplier. In 2000, we reevaluated our product supply strategy and began purchasing products from multiple suppliers. Our new supply chain management strategy is focused on several key objectives, including: (i) production of the highest quality products practicable, (ii) reduction in total inventory levels, and (iii) reduction in product manufacturing costs. We are accomplishing these objectives through the diversification of our supplier base to multiple companies around the world. Purchasing from multiple suppliers and increased supplier competition has enabled us to maintain product quality and lower product costs. The geographic diversification of supply amongst several manufacturers has also resulted in significantly lower inventory levels. In each of the last nine quarters, we have achieved a consistent decline in inventory levels from $115.8 million at June 30, 2000 to $56.7 million at September 30, 2002, and our gross profit as a percentage of retail sales has improved from 46.4% to 48.3% over this period. We expect to further reduce our inventory levels.

     IMPROVE MARGINS THROUGH EXPENSE MANAGEMENT. During the past year, we began to implement certain product manufacturing and other sustainable expense reduction initiatives that have already resulted in significant improvements in financial performance. Our new management team is focused on realizing additional savings through further reduction of corporate expenses and continued focus on the implementation of the above initiatives. Through these initiatives and our improvement in sales, we have improved our adjusted EBITDA from $30.4 million (7.2% of retail sales) in the third quarter of 2001 to $38.0 million (8.6% of retail sales) in the third quarter of 2002. We believe the combination of reduced production costs, reductions in corporate spending and lower inventory will continue to enhance profitability and cash flow.

PRODUCT OVERVIEW

     We focus on delivering a complete wellness program and way of life to our customers through our diverse product portfolio. Our products are designed to appeal to the growing number of consumers who seek to live a healthy lifestyle. We group our products into two broad categories: inner nutrition, which consists of weight management and nutritional supplements and outer nutrition, which represents personal care products. We currently market approximately 570 products as well as literature and promotional materials designed to support our distributors. Our products are often sold in programs, which are comprised of a series of related products designed to achieve a common wellness or health result, simplify weight management and nutrition for our consumers and maximize our distributors' cross-selling opportunities. While our growth strategy includes the introduction of new products, we have not been dependent on new product introductions for sales growth.

     The following chart summarizes our retail sales information by product category during the indicated periods.

                                              PRODUCT SALES BY CATEGORY YEAR ENDED DECEMBER 31,
                                       ---------------------------------------------------------------
                                              1999                  2000                  2001
                                       -------------------   -------------------   -------------------
                                        RETAIL    PERCENT     RETAIL    PERCENT     RETAIL    PERCENT
                                        SALES     OF SALES    SALES     OF SALES    SALES     OF SALES
                                       --------   --------   --------   --------   --------   --------
                                                            (DOLLARS IN MILLIONS)
PRODUCT CATEGORY
INNER NUTRITION:
  Weight Management..................  $  741.0     41.3%    $  742.3     42.1%    $  707.9     42.7%
  Nutritional Supplements............     807.8     45.0        771.2     43.7        744.6     45.0
OUTER NUTRITION:
  Personal Care Products.............     198.1     11.1        200.6     11.4        178.2     10.8
OTHER PRODUCTS:
  Literature, Promotional and
     Other(1)........................      46.6      2.6         50.8      2.8         25.5      1.5
                                       --------    -----     --------    -----     --------    -----
     Total...........................  $1,793.5    100.0%    $1,764.9    100.0%    $1,656.2    100.0%
                                       ========    =====     ========    =====     ========    =====

---------------

(1) All product returns are netted against the literature, promotional and other category. See "-- Product Return and Buy-Back Policies."

  INNER NUTRITION


     WEIGHT MANAGEMENT PRODUCTS. We believe that our products have helped millions of people manage their weight safely and effectively for 22 years by providing our customers with numerous weight management products. Among the products we offer are meal replacement products, herbal appetite suppressants and a variety of healthy snacks designed to provide nutritional support between meals. These products include the following: (i) Formula 1 meal replacement product, a protein powder in four different flavors designed as a meal replacement; (ii) the four Thermojetics(R) weight management tablets (green ephedra-free, beige, yellow and total control) used as part of the weight management program; and (iii) Thermojetics(R) Herbal Concentrate, an herbal beverage blended from five natural botanicals, now offered in three different flavors. In December 1999, we introduced a new alternative Thermojetics(R) program, named the Thermojetics(R) HPLC Program, which is comprised of snack bars, the Thermojetics(R) Gold Herbal Supplement Tablets and shakes, soup and drink mixes. Recently, we introduced a low carb bread mix, low carb dessert mix and low carb soy nuts. Most recently, in October 2002, we introduced Total Control(R) weight management tablets, an ephedra-free product in the U.S. For the year ended December 31, 2001, $707.9 million or 42.7% of our retail sales were derived from weight management products.


     NUTRITIONAL SUPPLEMENTS. We market numerous dietary and nutritional supplements designed to meet our customers' specific nutritional needs. Each of these supplements contains high-quality herbs, vitamins, minerals and other natural ingredients and focuses on the specific lifestages and lifestyles of our customers, including females, males, children, the elderly, athletes and others. For example, we offer Tang Kuei, Woman's Choice and Women's Advantage specifically for women; Male Factor 1000(R), Male Performance Complex and Ultimate Prostate Formula for men; Kindermins(R), Dinomins and DinoShakes(R), which are designed to meet the nutritional needs of children; and the Longetics(R) Program for mature adults. We also offer several antioxidants, such as Extreme C tablets, Mega Garlic, Schizandra Plus, RoseOx, and Echinacea Plus. Other signature products include Herbal-Aloe, multivitamin, Cell Activator(R), Cell-U-Loss(R), N.R.G., Thermo-Bond(R), Aminogen, Florafiber, Xtra-Cal, Herbalifeline(R), Sleep Now, Herbal Calmative and A.M. Replenishing and P.M. Cleansing formulas. For the year ended December 31, 2001, $744.6 million or 45.0% of our retail sales were derived from nutritional supplements.

  OUTER NUTRITION

     PERSONAL CARE PRODUCTS. Rich in botanical compounds, these products are marketed to protect, nourish, smooth, camouflage, improve and soothe the body, skin and hair of our customers. They provide both cosmetic enhancement and outer nutrition for the skin and body and preservation of youthful appearance and are designed to make customers look and feel their best. We market most of our personal care product line under the name Dermajetics(R). This line consists of skin care products such as: Radiant CTM Daily Skin Booster; The Skin Survival Kit, consisting of a day and night moisturizer, a deep cleaning facial mask and a hydrating eye gel; Nature's Mirror(R)consisting of a cleanser, toner and moisturizer for each of three different skin types; and several specialty care products, including Skin Activator(TM); Ocean Currents(R), consisting of five bath products; the Acne Treatment System, consisting of four products; and AromaVie(R), consisting of three aromatic soaps and oils. Other specialty personal care products include Herbal Aloe Gel and Lotion, Soothing Spray, Cleansing Bars, Body Wash, Super APR (Arthritis Pain Relief) and Body Buffing and Toning Cream. For the year ended December 31, 2001, $178.2 million or 10.8% of our retail sales were derived from personal care products.

  OTHER PRODUCTS

     LITERATURE, PROMOTIONAL AND OTHER. We also sell literature and promotional materials, including sales aids, informational videotapes and cassette recordings. In addition, we sell distributor kits (called "International Business Packs") at a worldwide average cost of approximately $60 per kit, which an individual must purchase in order to become a distributor (except in South Korea, where there is no charge for a distributor kit). Sales of distributor kits are not subject to distributor allowances and royalty overrides. For the year ended December 31, 2001, $25.5 million or 1.5% of the our retail sales were derived from literature and promotional materials.

PRODUCT MANUFACTURING AND DEVELOPMENT

     As part of our focus on delivering a complete wellness program and way of life to our customers, we will continue to explore and develop new products. New product ideas are derived from a number of sources, including trade publications, scientific and health journals, our executives, staff and consultants and outside parties. We will continue to be assisted in this review process by our Medical Advisory Board. In general, we maintain a second-mover strategy with respect to new product offerings, often introducing our own unique formulations of products successfully offered by others in the market. Since our products consist of herbs, vitamins, minerals and other ingredients that we regard as safe when taken as suggested by us, we do not conduct clinical studies of our products. However, in advance of introducing products into our markets, local counsel and other representatives, retained by us, investigate product formulation matters as they relate to regulatory compliance and other issues. Our products are then reformulated to suit both the regulatory and marketing requirements of the particular market.

     All of our products are manufactured by outside companies, with the exception of products distributed in and sourced from China where we have our own manufacturing facility. For a number of years, a substantial majority of weight management products and nutritional supplements were manufactured and sold to us by a single supplier. However, beginning in 2001, we have diversified our weight management products and nutritional supplements sourcing to multiple manufacturers. We have established excellent relationships with these manufacturers and obtained improvements in supply services, product quality and product delivery. We own the proprietary rights to substantially all of our weight management products and dietary and nutritional supplements.

PRODUCT RETURN AND BUY-BACK POLICIES

     In most markets, our products include a customer satisfaction guarantee. Under this guarantee, within 30 days of purchase, any customer who is not satisfied with an Herbalife product for any reason may return it or any unused portion of it to the distributor from whom it was purchased for a full refund from the distributor or credit toward the purchase of another Herbalife product. If they return the products to us on a timely basis, distributors may obtain replacements from us for such returned products. In addition, in most jurisdictions, we maintain a buy-back program, pursuant to which we will repurchase products sold to a distributor provided that the distributor resigns as an Herbalife distributor, returns the product in marketable condition within twelve months of original purchase and meets certain documentation and other requirements. We believe this buy-back policy addresses a number of the regulatory compliance issues pertaining to network marketing systems.

     Historically, product returns and buy-backs have not been significant. Product returns and buy-backs approximated 1.2%, 1.7% and 2.0% in 1999, 2000 and 2001, respectively. At the end of 2001 and at the beginning of 2002, we revised buy-back policies by instituting a restocking fee and stopping the refund of packaging and handling. The changes have resulted in a stabilization of the total number of new returns and refunds in the second and third quarter of 2002. South Korea, because of its unique consumer protection laws, continues to have the most returns and refunds. For the nine months ended September 30, 2002, South Korea accounted for approximately 34% of total returns and refunds while the U.S. and Japan accounted for 29% and 13%, respectively.

NETWORK MARKETING SYSTEM

     GENERAL. Our products are distributed through a global network marketing organization comprised of over one million independent distributors in 55 countries as of September 30, 2002, except in China where our sales are regulated to be conducted on a wholesale basis to local retailers. Included in the number of active distributors as of February 2002 are distributors and supervisors whose distributorships were terminated subsequent to January 31, 2002 but who may have renewed, or in the future may renew, their distributorships. This is consistent with our established internal policies and past practices.

     We believe that the direct-selling distribution channel is ideally suited to selling our products, because sales of wellness and weight management products are strengthened by ongoing personal contact between retail consumers and distributors. This personal contact enhances (i) the education of consumers in the weight management and nutrition markets and (ii) the motivation of consumers to begin and maintain weight management programs for healthy living. In addition, many distributors use Herbalife's products themselves providing first-hand testimonial proof of product effectiveness, which serves as a powerful sales tool. We encourage our distributors to use our products and to communicate their results to their retail customers.

     We seek to provide our distributors attractive and flexible career opportunities by selling our high-quality products. Our distributors have the opportunity to earn significant income and receive non-financial rewards designed to motivate and recognize individual achievement. As a result, we believe the business opportunity provided by our network marketing system appeals to a broad cross-section of people throughout the world, particularly those seeking to supplement family income, start a home business or pursue non-conventional, part-time employment opportunities. Our distributors, who are independent contractors, earn income on their own sales and can also earn royalties and bonuses on sales made by the distributors in their downline organizations. We believe our network marketing system also provides an attractive business opportunity relative to other network marketing companies, particularly because we maintain an industry leading payout ratio and offer high-quality products.

     STRUCTURE OF THE NETWORK MARKETING SYSTEM. To become a distributor, a person must be sponsored by an existing distributor, except in China where no sponsorship is allowed, and must purchase a distributor kit from us, except in South Korea, where there is no charge for a distributor kit. To become a supervisor or qualify for a higher level, distributors must achieve specified volumes of product purchases or earn certain amounts of royalty overrides during specified time periods and must re-qualify for the levels once each year. To attain supervisor status, a distributor generally must purchase, either from us or other distributors, products representing at least 4,000 volume points in one month or 2,500 volume points in two consecutive months. China has its own unique qualifying program. Volume points are point values assigned to each of our products that are equal in all countries and are based on the suggested retail price of U.S. products. Supervisors may then attain higher levels, which consist of the Global Expansion Team, the Millionaire Team and the President's Team, by earning increasing amounts of royalty overrides based on purchases by distributors within their organizations. Supervisors contribute significantly to our sales and some key supervisors who have attained the highest levels within our distributor network are responsible for generating a substantial portion of our sales and for recruiting a substantial number of our distributors.

     The following table sets forth the approximate number of our supervisors at the dates indicated:

                                                        FEBRUARY 28,*
                                       -----------------------------------------------
                                        1998      1999      2000      2001      2002
                                       -------   -------   -------   -------   -------
Approximate number of supervisors....  139,000   147,000   160,000   165,000   172,000

---------------

* In February of each year, we delete from the rank of supervisor those supervisors who did not satisfy the supervisor qualification requirements during the preceding twelve months. Distributors who meet the supervisor requirements at any time during the year are promoted to supervisor status at that time, including any supervisors who were deleted, but who subsequently requalified. We rely on distributors' certifications as to the amount and source of their product purchases from other distributors. Although we apply review procedures with respect to the certifications, they are not directly verifiable by us.


     DISTRIBUTOR EARNINGS. Distributor earnings are derived from several sources. First, distributors may earn profits by purchasing our products at wholesale prices, which are discounted 25% to 50% from suggested retail prices, depending on the distributors' level within our distributor network, and selling our products to retail customers or to other distributors. Second, distributors who sponsor other distributors and establish their own downline organizations may earn (i) royalty overrides, 15% of product retail sales in the aggregate,
(ii) production bonuses, 7% of product retail sales in the aggregate and (iii) President's Team bonus, 1% of product retail sales. Our total pay-out on products subject to distributor royalty overrides ("payout ratio") is currently approximately 73% of our suggested retail sale price, i.e., 50% distributor allowance plus up to 23% of suggested retail sales prices in royalty overrides and other bonuses. In China, distributors are limited to earn profits from retailing our products by purchasing our products with discounts and rebates up to 50% of suggested retail price.


     Distributors earn the right to receive royalty overrides upon attaining the level of supervisor and above, and production bonuses upon attaining the level of Global Expansion Team and above. Once a distributor becomes a supervisor, he or she has an incentive to qualify, by earning specified amounts of royalty overrides, as a member of the Global Expansion Team, the Millionaire Team or the President's Team, and thereby receive production bonuses of up to 7%. We believe that the right of distributors to earn royalty overrides and production bonuses contributes significantly to our ability to retain our most productive distributors.

     We also have two compensation and incentive programs designed to motivate distributors at both the most senior and junior levels within our distributor network. Members of the President's Team work closely with us to develop and implement new initiatives and strategies for increasing sales and distributor productivity throughout our entire distributor organization. The President's Team members have, under certain conditions, the opportunity to participate in the President's Team Bonus, which for 2001 consisted of a total available awards package of approximately one percent of our 2001 total product retail sales, or approximately $16.0 million. The distribution of the President's Team Bonus is based in part upon each President's Team member's participation in corporate-sponsored training and motivational events. In this manner, we attempt to involve our most senior distributors in our sales, training, motivation and strategic planning efforts. In addition to these programs, we periodically offer a variety of special promotions related to particular products or sales periods, involving special cash bonuses, vacations and other awards.

     For our most junior distributors, those who have not yet attained supervisor status, we offer a Success Builder program. This program permits a distributor who purchases products representing 1,000 volume points in one month to obtain a 42% distributor allowance from suggested retail prices on our products, rather than the standard 25%. In addition, in 1996, we introduced the Herbalife Advantage Program ("HAP"), which is an automatic monthly shipment program that enables our junior distributors to obtain an extra 10% distributor allowance over the standard 25%. The Success Builder and HAP programs are designed to provide incentives to distributors who are in the initial stages of building distributor organizations and to encourage them to reach supervisor status at which point the distributor allowance increases to 50%.

     We seek to expand our distributor base in each market by offering distributors attractive compensation opportunities. We believe our international sponsorship program provides a significant advantage to our distributors as compared with distributors in some other network marketing organizations. This program permits distributors in any country to sponsor distributors in other countries where we are licensed to do business and where we have obtained required product approvals. Sponsor distributors in this program earn the same level of royalty overrides and bonuses on sales that they would receive if both distributors resided in the same country.

     DISTRIBUTOR TRAINING. We conduct over 25,000 training sessions annually on local, regional and global levels to educate and motivate our distributors. In addition to these training sessions, we have our own "Herbalife Broadcast Network" that we presently use to provide distributors continual training and information. The Herbalife Broadcast Network can be seen on the DISH Network satellite television service. We use the Herbalife Broadcast Network to provide our distributors with the most current product and marketing information.

GEOGRAPHIC PRESENCE

     The following chart sets forth the markets in which we currently operate, the number of countries open in such markets as of September 30, 2002 and retail sales information by region during the past three fiscal years.

                                                                   PERCENT OF     NUMBER OF
                                                                     TOTAL        COUNTRIES
                                                                     RETAIL      OPEN AS OF
                                     YEAR ENDED DECEMBER 31,         SALES      SEPTEMBER 30,
                                  ------------------------------   ----------   -------------
                                    1999       2000       2001        2001          2002
                                  --------   --------   --------   ----------   -------------
                                                     (DOLLARS IN MILLIONS)
GEOGRAPHIC REGION
Americas........................  $  541.3   $  615.8   $  620.2      37.5%          11
Europe..........................     469.4      421.2      459.5      27.7           33
Asia/Pacific Rim................     782.8      727.9      576.5      34.8           11
                                  --------   --------   --------     -----           --
Total...........................  $1,793.5   $1,764.9   $1,656.2     100.0%          55
                                  ========   ========   ========     =====           ==

     We conduct business in 55 countries located in The Americas, Europe and Asia/Pacific Rim. Retail sales in those regions represented 37.5%, 27.7% and 34.8%, respectively, of our total retail sales in 2001. The countries in which we currently operate represent approximately 71% of the world's total population.

     Historically a significant portion of our sales have been from a few large countries. In 2001 our top six countries, consisting of the United States, Japan, South Korea, Mexico, Italy and Germany, accounted for approximately 69% of total retail sales. Over the most recent five years, the top six countries of each year have gone from representing approximately 77% of retail sales in 1997 to 69% of retail sales in 2001, primarily as a result of opening new countries.

     After entering a new country, we have in many instances experienced an initial period of rapid growth in sales as new distributors were recruited, followed by a decline in sales. We believe that a significant factor affecting these markets has been the opening of other new markets within the same geographic region or with the same or similar language or cultural bases and the corresponding tendency of some distributors to focus their attention on the business opportunities provided by new markets instead of developing their established downline organizations in existing markets. Additionally, in some instances, we have become aware that certain sales in certain existing markets were attributable to purchasers who distributed our products in countries that had not yet been opened. When these countries were opened, the sales in existing markets shifted to the newly opened markets, resulting in a decline in sales in the existing markets. To the extent we determine to open new markets in the future, we will continue to seek to minimize the impact on distributor focus in existing markets and to ensure that adequate distributor support services and other Herbalife systems are in place to support growth.

     Another significant factor contributing to these sales declines is the adverse publicity that sometimes arises when we experience rapid growth within a market, thus drawing the attention of the media and our competitors. We believe that these unfavorable press reports are generally based upon a lack of familiarity with us and our network marketing system and often originate from competitive forces in the local market. The effect of occasional adverse publicity has at times also led to increased regulatory scrutiny in some countries, which may also have an adverse effect on sales.

     Our business strategy will include placing greater emphasis on sustaining and increasing sales levels in our existing markets, particularly where we have experienced declines in sales after an initial period of growth. We will seek greater market penetration in our markets by refining sales, marketing and recruiting initiatives and by increasing the availability of our existing products in those markets where we currently offer only a small percentage of our full product line. See "Business -- Business Strategy."

OPERATIONS

     Our global distribution system features centralized distribution and telephone ordering systems coupled with convenient storefront distributor service centers. Distribution and service centers are conveniently located and attractively designed in order to encourage local distributors to meet and network with each other and learn more about our products, marketing system and upcoming events. Our major distribution warehouses have been automated with "pick-to-light" picking systems which consistently deliver over 99.5% order accuracy and handling systems that provide for inspection of every shipment before it is sent to delivery. We have central sales ordering facilities for answering and processing telephone orders. Operators at such centers are capable of conversing in multiple languages.

     Our weight management products, nutritional supplements, and some personal care products are distributed to foreign markets either from the facilities of our manufacturers or from our Los Angeles and Venray, Netherlands distribution centers. Products are distributed in the United States market from our Los Angeles distribution center or from our Memphis distribution center. Products are generally transported by truck, cargo ship or plane to our international markets and are warehoused in either one of our foreign distribution centers or a contracted third party warehouse and distribution center. After arrival of the products in a foreign market, distributors purchase the products from the local distribution center or the associated sales center. Our personal care products and color cosmetics are predominantly manufactured in Europe and the United States. The products manufactured in Europe are shipped to a centralized warehouse facility, from which delivery by truck, ship or plane to other international markets occurs.

MANAGEMENT INFORMATION, INTERNET AND TELECOMMUNICATION SYSTEMS

     In order to facilitate our continued growth and support distributor activities, we continually upgrade our management information, internet and telecommunication systems. These systems include: (i) a centralized host computer located in Southern California, which is linked to our international markets through a dedicated wide area network that provides on-line, real-time computer connectivity and access; (ii) local area networks of personal computers within our markets, serving our regional administrative staffs; (iii) an international e-mail system through which our employees communicate; (iv) a standardized Northern Telecom Meridian telecommunication system in most of our markets; (v) fully integrated Oracle supply chain management system that has been installed in our distribution centers; and (vi) internet websites to provide a variety of online services for distributors (status of qualifications, meeting announcements, product information, application forms, educational materials and, in the United States, sales ordering capabilities). These systems are designed to provide financial and operating data for management, timely and accurate product ordering, royalty override payment processing, inventory management and detailed distributor records. We intend to continue to invest in our systems in order to strengthen our operating platform.

REGULATION

     GENERAL. In both our United States and foreign markets, we are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions, including regulations pertaining to: (i) the formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of our products; (ii) product claims and advertising, including direct claims and advertising by us, as well as claims and advertising by distributors, for which we may be held responsible; (iii) our network marketing system; (iv) transfer pricing and similar regulations that affect the level of U.S. and foreign taxable income and customs duties; and (v) taxation of distributors (which in some instances may impose an obligation on us to collect the taxes and maintain appropriate records).

     PRODUCTS. The formulation, manufacturing, packaging, storing, labeling, promotion, advertising, distribution and sale of our products are subject to regulation by various governmental agencies, including (i) the FDA, (ii) the FTC, (iii) the Consumer Product Safety Commission ("CPSC"), (iv) the United States Department of Agriculture ("USDA"), (v) the Environmental Protection Agency ("EPA"), and (vi) the United States Postal Service. Our activities also are regulated by various agencies of the states, localities and foreign countries in which our products are manufactured, distributed and sold. The FDA, in particular, regulates the formulation, manufacture and labeling of foods, dietary supplements and over-the-counter ("OTC") drugs, such as those distributed by us. FDA regulations require us and our suppliers to meet relevant good manufacturing practice ("GMP") regulations for the preparation, packing and storage of foods and OTC drugs. GMPs for dietary supplements have yet to be promulgated but are expected to be proposed.


     The 1994 Dietary Supplement Health and Education Act ("DSHEA") revised the provisions of the Federal Food, Drug and Cosmetic Act ("FFDCA") concerning the composition and labeling of dietary supplements and, we believe, is generally favorable to the dietary supplement industry. The legislation creates a new statutory class of dietary supplements. This new class includes vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, and the legislation grandfathers, with some limitations, dietary ingredients that were on the market before October 15, 1994. A dietary supplement that contains a dietary ingredient that was not on the market before October 15, 1994 will require evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Manufacturers of dietary supplements that make specified types of statements on dietary supplements, including some structure/function claims, must have substantiation that the statements are truthful and not misleading.



     The majority of the products marketed by us are classified as dietary supplements or conventional foods under the FFDCA. The adoption of new regulations in the United States or in any of our international markets, or changes in the interpretation of existing regulations, could have a material adverse effect on us. In September 1997, the FDA issued regulations governing the labeling and marketing of dietary supplement products. The regulations cover: (i) the identification of dietary supplements and their nutrition and ingredient labeling; (ii) the terminology to be used for nutrient content claims, health content claims, and statements of nutritional support; (iii) labeling requirements for dietary supplements for which high potency and antioxidant claims are made; (iv) notification procedures for statements on dietary supplements; and (v) premarket notification requirements for new dietary ingredients in dietary supplements.



     The notification procedures became effective in November 1997, and the new labeling requirements became effective in March 1999. We were required to revise a substantial number of our product labels by the effective date, which we did. In addition, we are required to continue our ongoing program of securing substantiation of our structure/function claims and of notifying the FDA of some types of performance claims made for our products. Our substantiation program involves compiling and reviewing the scientific literature pertinent to the ingredients contained in our products. On various occasions, the FDA has sent us courtesy letters, objecting to some structure/function claims that we had proposed. Generally, in those instances, we revised our product claims to reflect the FDA's comments.


     In January 2000, the FDA published a final rule that defines the types of statements that can be made concerning the effect of a dietary supplement on the structure or function of the body pursuant to the DSHEA. Under the DSHEA, dietary supplement labeling may bear structure/function claims, which are claims that the products affect the structure or function of the body, without prior FDA review. They may not, without prior FDA review, bear a claim that they can prevent, treat, cure, mitigate or diagnose disease (a disease claim). The new final rule describes how the FDA will distinguish disease claims from structure/ function claims. In February 2001, the FDA issued a notice requesting comments on the types of information that should be included in a guidance on applying the regulations on statements made for dietary supplements concerning the effect of a dietary supplement on the structure or function of the body. No guidance document has been issued to date, and we have continued our ongoing efforts to ensure that our dietary supplement product labeling complies with the requirements of the Structure/Function final rule, which became effective in February of 2000.



     As a marketer of dietary and nutritional supplements and other products that are ingested by consumers, we are subject to the risk that one or more of the ingredients in our products may become the subject of adverse regulatory action. For example, one of the ingredients in the Thermojetics(R) original green herbal tablets is a Chinese herb, Ma Huang, which contains naturally occurring ephedrine alkaloids in small quantities. Ephedrine products have been the subject of adverse publicity in the United States and other countries relating to alleged harmful effects, including the deaths of several individuals. Currently, we offer the Thermojetics(R) original green herbal tablets only in the United States, except in those states in which regulations may prohibit or restrict the sale of the product. In response to potential federal regulatory proposals that may have affected the sale of the Thermojetics(R) original green tablets in the United States, we suspended sales of the product for approximately three months commencing in July 1995 and introduced a reformulated herbal green tablet that did not contain Ma Huang. When no regulations were proposed or issued at that time, we renewed sales of Thermojetics(R) original green herbal tablets in the United States in October 1995, except in those states in which regulations may prohibit or restrict the sale of the product. During the three-month suspension period, we did not experience a material change in the level of sales of the reformulated Thermojetics(R) green tablets versus sales of the Thermojetics(R) original green tablets in the recently preceding months. However, it is possible that a longer suspension period could have resulted in a decrease in sales of the reformulated Thermojetics(R) green tablets or other products within the Thermojetics(R) Weight Management System, even though the products do not contain Ma Huang.



     The FDA has on record a small number of reports of anecdotal adverse reactions allegedly resulting from the ingestion of Ma Huang contained in our Thermojetics(R) original green tablet. We have received two redacted anecdotal adverse reports from the FDA, which have been investigated to the fullest extent possible. However, many other companies manufacture products containing various amounts of Ma Huang, and the FDA has on record hundreds of reports of adverse reactions to these products. We are a defendant in five legal actions (including three wrongful death cases) seeking to link the ingestion of Thermojetics(R) original green tablets with subsequent medical problems. We believe that we have substantial defenses to these actions and that the matters will not have a material financial impact on us. On April 10, 1996, the FDA issued a statement warning consumers not to purchase or ingest dietary supplements containing ephedrine that are claimed to produce effects such as euphoria, heightened awareness, increased sexual sensations or increased energy, because these products pose significant adverse health risks, including dizziness, headache, gastrointestinal distress, irregular heartbeat, heart palpitations, heart attacks, strokes, seizures, psychosis and death. We do not market our Ma Huang product with any claims referred to in the FDA statement.


     On June 4, 1997, the FDA issued a proposed regulation for dietary supplements containing ephedrine alkaloids. The proposed regulation would prohibit dietary supplements containing eight milligrams or more of ephedrine alkaloids per serving, and would not permit the products to contain any other stimulant, diuretic or laxative ingredients. In addition, labeling of supplements would be prohibited from suggesting or recommending conditions of use that would result in an intake of eight milligrams or more of ephedrine alkaloids within a six-hour period, or a total daily intake of 24 milligrams or more. The FDA proposal would also require a warning not to take the product for more than seven days, and would prohibit the supplements from being represented, either expressly or implicitly, as being suitable for long-term uses, such as for weight loss or body building. Similarly, claims for increased energy, increased mental concentration, or enhanced well-being that encourage the consumer to take more of the product to achieve more of the purported effect would be required to be accompanied by a warning stating that taking more than the recommended serving may cause a heart attack, stroke, seizure, or death. In April 2000, the FDA issued a partial withdrawal of the June 1997 proposal, because of concerns about the factual basis for the proposal. No new proposals on ephedrine alkaloids have been issued by the agency, nor have the portions of the 1997 proposal which were not withdrawn been the subject of a final rule.


     Although tests performed by an independent laboratory indicate that our original green Thermojetics(R) product contains less than the eight milligrams of ephedrine alkaloids per serving permitted under the FDA proposal, due to decreasing consumer demand and increased regulatory scrutiny, we made the decision to discontinue sale of all ephedra containing products by December 31, 2002.



     In addition to Thermojetics(R) original green tablets, we currently distribute two other products containing ephedrine alkaloids: Thermojetics(R) green (Refresh) tablets and Thermojetics(R) gold tablets. These products both contain sida cordifolia, which, like Ma Huang, is a botanical source of ephedrine alkaloids. Independent laboratory tests indicate that Thermojetics(R) green tablets contain less than the eight milligrams of ephedrine alkaloids per serving permitted under the 1997 FDA proposal, while Thermojetics(R) gold tablets contain slightly in excess of that amount. Both products are currently offered in the United States except in those states in which regulations may prohibit or restrict the sale of the products, and Thermojetics(R) green (Refresh) tablets are also offered in Japan and Russia. As with the Thermojetics(R) original green tablets, we have reviewed our options with respect to these products if the 1997 FDA proposal on dietary supplements containing ephedrine alkaloids is finalized in its current form, or in a form substantially similar to the 1997 proposal. The available options for these products are the same as those outlined earlier with respect to Thermojetics(R) original green tablets.


     With respect to state regulation of dietary supplements containing ephedrine alkaloids, in addition to the seven states that currently prohibit or restrict the sale of such products, our sales of our three ephedrine-containing products in Texas are affected by a Texas regulation that became effective on November 1, 1999. This regulation permits the sale of ephedrine-containing dietary supplements in Texas, but requires that additional information be included on the labels of all products sold in Texas. We have developed specific labels for Texas, and believe that we are in compliance with the new Texas requirements.


     The withdrawal of our products that currently contain ephedrine could have a material adverse effect on sales of any other products within the Thermojetics(R) Weight Management Program, which constitutes a significant portion of our weight management products, even though these products do not contain ephedrine. During 1999, 2000 and 2001, retail sales of our weight management products in the United States constituted 9.8%, 11.2% and 12.2%, respectively, of our retail sales. The Thermojetics(R) original green tablets, Thermojetics(R) green (Refresh) tablets and Thermojetics(R) gold tablets amounted to approximately $51.5 million, or 3.1% of our retail sales in 2001.



     As a result of increased regulatory scrutiny of products that contain ephedrine alkaloids, as well as publicity of private litigation involving alleged adverse health effects resulting from the use of such products, product liability insurance covering such products has become very difficult to obtain. Premiums for our product liability insurance were $2.5 million in 2002 for coverage of $37.5 million with a self insured risk of $7.5 million. The current coverage expires on March 31, 2003.



     In December 1999, we introduced a new line of weight management products that are high in protein and low in carbohydrates. The new line, which consists of eight nutritionally balanced high-protein products that are also low in carbohydrates, is called the Thermojetics(R) HPLC Program. The FDA has not authorized the use of a low carbohydrate claim on the label of individual food products, and therefore we have not made such a claim on the label of any of the eight products that together comprise our Thermojetics(R) HPLC Program. We believe, however, that it is permissible to accurately describe the entire program as one that is high in protein and low in carbohydrates, and we have elected to do so by virtue of the name that we have selected for this weight management program. In addition, we are exploring other alternatives which do not involve specifically describing the program as low in carbohydrates.


     Some of the products marketed by us are considered conventional foods and are currently labeled as such. Both this category of products and dietary supplements are subject to the Nutrition, Labeling and Education Act ("NLEA"), and regulations promulgated under the NLEA. The NLEA regulates health claims, ingredient labeling and nutrient content claims characterizing the level of a nutrient in the product.

     In foreign markets, prior to commencing operations and prior to making or permitting sales of our products in the market, we may be required to obtain an approval, license or certification from the country's ministry of health or comparable agency. Where a formal approval, license or certification is not required, we nonetheless seek a favorable opinion of counsel regarding our compliance with applicable laws. Prior to entering a new market in which a formal approval, license or certificate is required, we work extensively with local authorities in order to obtain the requisite approvals. The approval process generally requires us to present each product and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient or nutritional analysis. The approvals may be conditioned on reformulation of our products or may be unavailable with respect to some products or some ingredients. Product reformulation or the inability to introduce some products or ingredients into a particular market may have an adverse effect on sales. We must also comply with product labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in a product being removed from sale in a particular market, either temporarily or permanently.


     The FTC, which exercises jurisdiction over the advertising of all of our products, has in the past several years instituted enforcement actions against several dietary supplement companies for false and misleading advertising of some of their products. These enforcement actions have resulted in consent decrees and monetary payments by the companies involved. In addition, the FTC has increased its scrutiny of the use of testimonials, which we also utilize. Although we have not been the target of FTC enforcement action for the advertising of our products, we cannot be sure that the FTC, or comparable foreign agencies, will not question our advertising or other operations in the future. In November 1998, the FTC issued a guide for the dietary supplement industry, describing how the FTC applies the law that it administers to advertisements for dietary supplements. It is unclear whether the FTC will subject advertisements of this kind, including our advertisements, to increased surveillance to ensure compliance with the principles set forth in the guide.

     In some countries, regulations applicable to the activities of our distributors also may affect our business because in some countries we are, or regulators may assert that we are, responsible for our distributors' conduct. In these countries, regulators may request or require that we take steps to ensure that our distributors comply with local regulations. The types of regulated conduct include: (i) representations concerning our products; (ii) income representations made by us and/or distributors; (iii) public media advertisements, which in foreign markets may require prior approval by regulators; and (iv) sales of products in markets in which the products have not been approved, licensed or certified for sale.

     In some markets, it is possible that improper product claims by distributors could result in our products being reviewed or re-reviewed by regulatory authorities and, as a result, being classified or placed into another category as to which stricter regulations are applicable. In addition, we might be required to make labeling changes.

     Through our manuals, seminars and other training materials and programs, we attempt to educate our distributors as to the scope of permissible and impermissible activities in each market. We also investigate allegations of distributor misconduct. As a response to complaints from local regulators in some of our markets, we imposed a ban in March 2002 on our distributors' inappropriate use of outdoor signage. We cannot assure you as to the effect such ban will have. However, our distributors generally are independent contractors, and we are unable to monitor directly all of their activities. As a consequence, we cannot be sure that our distributors comply with applicable regulations. Misconduct by distributors in the past has had, and could again have, a material adverse effect on us in a particular market or in general.

     We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, however, require: (i) the reformulation of some products not able to be reformulated; (ii) imposition of additional record keeping requirements; (iii) expanded documentation of the properties of some products; (iv) expanded or different labeling; and (v) additional scientific substantiation regarding product ingredients, safety or usefulness.

     Any or all of these requirements could have a material adverse effect on our results of operations and financial condition. All of our officers and directors are subject to a permanent injunction entered in October

1986 pursuant to the settlement of an action instituted by the California Attorney General, the State Health Director and the Santa Cruz County District Attorney. We consented to the entry of this injunction without in any way admitting the allegations of the complaint. The injunction prevents us and our officers and directors from making specified claims in future advertising of our products and requires us to implement some documentation systems with respect to payments to our distributors. At the same time, the injunction does not prevent us from continuing to make specified claims concerning our products that have been made and are being made, provided that we have a reasonable basis for making the claims.


     We are aware that, in some of our international markets, there has been recent adverse publicity concerning products that contain ingredients that have been genetically modified ("GM"). In some markets, the possibility of health risks thought to be associated with GM ingredients has prompted proposed or actual governmental regulation. Some of our products contain ingredients that would be or might be classified as having been genetically modified. We cannot anticipate the extent to which regulations in our markets will restrict the use of GM ingredients in our products or the impact of any regulations on our business in those markets. In response to any applicable regulations, we would, where practicable, attempt to reformulate our products to satisfy the regulations. We believe, based upon currently available information, that compliance with regulatory requirements in this area should not have a material adverse effect on us or our business. However, because publicity and governmental scrutiny of GM ingredients is a relatively new and evolving area, there can be no assurance in this regard. If a significant number of our products were found to be genetically modified and regulations in our markets significantly restricted the use of GM ingredients in our products, our business could be materially adversely affected.


     In addition, in certain of our markets there has been recent adverse publicity concerning infection of bovine products and by-products by Bovine Spongiform Encephalopathy ("BSE"), which may cause what is commonly referred to as mad cow disease. Certain of our products contain bovine products and/or by-products. We are not aware of any infection or contamination of any of our products by BSE. Should any such infection or contamination be detected, it could have a material adverse effect on our business. Further, even if no such infection or contamination is detected, adverse publicity concerning the BSE risk, or governmental or regulatory developments aimed at combating the risk of BSE contamination by regulating bovine products and/or by-products, could have a material adverse effect on our business.

     NETWORK MARKETING SYSTEM. Our network marketing system is subject to a number of federal and state regulations administered by the FTC and various state agencies as well as regulations in foreign markets administered by foreign agencies. Regulations applicable to network marketing organizations generally are directed at ensuring that product sales ultimately are made to consumers and that advancement within the organizations is based on sales of the organization's products rather than investments in the organizations or other non-retail sales related criteria. For instance, in some markets, there are limits on the extent to which distributors may earn royalty overrides on sales generated by distributors that were not directly sponsored by the distributor. When required by law, we obtain regulatory approval of our network marketing system or, when this approval is not required, the favorable opinion of local counsel as to regulatory compliance. Nevertheless, we remain subject to the risk that, in one or more markets, our marketing system could be found not to be in compliance with applicable regulations. Failure by us to comply with these regulations could have a material adverse effect on our business in a particular market or in general.

     We also are subject to the risk of private party challenges to the legality of our network marketing system. For example, in Webster v. Omnitrition International, Inc., 79 F.3d 776 (9th Cir. 1996), the multi-level marketing program of Omnitrition International, Inc. ("Omnitrition") was successfully challenged in a class action by Omnitrition distributors who alleged that Omnitrition was operating an illegal "pyramid scheme" in violation of federal and state laws. We recently were named as a defendant in a case that attempted to challenge the legality of our marketing system on similar grounds. The court in that case subsequently dismissed the challenge without addressing the merits of the allegations. We believe that our network marketing system satisfies the standards set forth in the Omnitrition case and other applicable statutes and case law defining a legal marketing system, in part based upon significant differences between our marketing system and that described in the Omnitrition case.

     We and certain of our distributors have been named as defendants in a purported class action lawsuit filed in the U.S. District Court for the Central District of California (Jacobs v. Herbalife International, Inc., et al.). The lawsuit was filed on February 19, 2002. The complaint alleges that specified marketing plans employed by the distributor defendants are illegal, and that we have permitted the use of these marketing plans and/or failed to supervise the distributors' conduct to prevent violations of law by them. The complaint does not challenge the legality of Herbalife's marketing system. The complaint seeks to state causes of action under RICO and various state and other federal laws. The complaint was dismissed with leave to amend, the deadline for which is set as January 2, 2003. We believe that we have meritorious defenses to the allegations contained in the lawsuit. However, an adverse result in this litigation could have a material adverse effect on our financial condition and operating results.


     It is an ongoing part of our business to monitor and respond to regulatory and legal developments, including those that may affect our network marketing system. However, the regulatory requirements concerning network marketing systems do not include bright line rules and are inherently fact-based. An adverse judicial determination with respect to our network marketing system could have a material adverse effect on our business. An adverse determination could: (i) require us to make modifications to our network marketing system,
(ii) result in negative publicity or (iii) have a negative impact on distributor morale. In addition, adverse rulings by courts in any proceedings challenging the legality of multi-level marketing systems, even in those not involving us directly, could have a material adverse effect on our operations.

     TRANSFER PRICING AND SIMILAR REGULATIONS. In many countries, including the United States, we are subject to transfer pricing and other tax regulations designed to ensure that appropriate levels of income are reported as earned by our U.S. or local entities and are taxed accordingly. In addition, our operations are subject to regulations designed to ensure that appropriate levels of customs duties are assessed on the importation of our products.

     Although we believe that we are in substantial compliance with all applicable regulations and restrictions, we are subject to the risk that governmental authorities could audit our transfer pricing and related practices and assert that additional taxes are owed. For example, we are currently subject to pending or proposed audits that are at various levels of review, assessment or appeal in a number of jurisdictions involving transfer pricing issues, income taxes, duties, value added taxes, withholding taxes and related interest and penalties in material amounts. In some circumstances, additional taxes, interest and penalties have been assessed, and we will be required to litigate to reverse the assessments. We and our tax advisors believe that there are substantial defenses to the allegations that additional taxes are owing, and we are vigorously defending the additional proposed taxes. The ultimate resolution of these matters may take several years, and the outcome is uncertain.

     In the event that the audits or assessments are concluded adversely to us, we may or may not be able to offset or mitigate the consolidated effect of foreign income tax assessments through the use of U.S. foreign tax credits. In the past we have utilized the majority of our foreign tax credits in the year in which they arise with the unused amount carried forward. Because the laws and regulations governing U.S. foreign tax credits are complex and subject to periodic legislative amendment, we cannot be sure that we would in fact be able to take advantage of any foreign tax credits in the future. As a result, adverse outcomes in these matters could have a material impact on our financial condition and operating results.

     OTHER REGULATIONS. We also are subject to a variety of other regulations in various foreign markets, including regulations pertaining to social security assessments, employment and severance pay requirements, import/export regulations and antitrust issues. As an example, in many markets, we are substantially restricted in the amount and types of rules and termination criteria that we can impose on distributors without having to pay social security assessments on behalf of the distributors and without incurring severance obligations to terminated distributors. In some countries, we may be subject to these obligations in any event.

     Our failure to comply with these regulations could have a material adverse effect on our business in a particular market or in general. Assertions that we failed to comply with regulations or the effect of adverse regulations in one market could adversely affect us in other markets as well by causing increased regulatory scrutiny in those other markets or as a result of the negative publicity generated in those other markets.

     COMPLIANCE PROCEDURES. As indicated above, Herbalife, our products and our network marketing system are subject, both directly and indirectly through distributors' conduct, to numerous federal, state and local regulations, both in the United States and foreign markets. Beginning in 1985, we began to institute formal regulatory compliance measures by developing a system to identify specific complaints against distributors and to remedy any violations by distributors through appropriate sanctions, including warnings, suspensions and, when necessary, terminations. In our manuals, seminars and other training programs and materials, we emphasize that distributors are prohibited from making therapeutic claims for our products.

     Our general policy regarding acceptance of distributor applications from individuals who do not reside in one of our markets is to refuse to accept the individual's distributor application. From time to time, exceptions to the policy are made on a country-by-country basis.

     In order to comply with regulations that apply to both us and our distributors, we conduct considerable research into the applicable regulatory framework prior to entering any new market to identify all necessary licenses and approvals and applicable limitations on our operations in that market. Typically, we conduct this research with the assistance of local legal counsel and other representatives. We devote substantial resources to obtaining the necessary licenses and approvals and bringing our operations into compliance with the applicable limitations. We also research laws applicable to distributor operations and revise or alter our distributor manuals and other training materials and programs to provide distributors with guidelines for operating a business, marketing and distributing our products and similar matters, as required by applicable regulations in each market. We, however, are unable to monitor our supervisors and distributors effectively to ensure that they refrain from distributing our products in countries where we have not commenced operations, and we do not devote significant resources to this type of monitoring.

     In addition, regulations in existing and new markets often are ambiguous and subject to considerable interpretive and enforcement discretion by the responsible regulators. Moreover, even when we believe that we and our distributors are initially in compliance with all applicable regulations, new regulations regularly are being added and the interpretation of existing regulations is subject to change. Further, the content and impact of regulations to which we are subject may be influenced by public attention directed at us, our products or our network marketing system, so that extensive adverse publicity about us, our products or our network marketing system may result in increased regulatory scrutiny.

     It is an ongoing part of our business to anticipate and respond to new and changing regulations and to make corresponding changes in our operations to the extent practicable. Although we devote considerable resources to maintaining our compliance with regulatory constraints in each of our markets, we cannot be sure that (i) we would be found to be in full compliance with applicable regulations in all of our markets at any given time or (ii) the regulatory authorities in one or more markets will not assert, either retroactively or prospectively or both, that our operations are not in full compliance. These assertions or the effect of adverse regulations in one market could negatively affect us in other markets as well by causing increased regulatory scrutiny in those other markets or as a result of the negative publicity generated in those other markets. These assertions could have a material adverse effect on us in a particular market or in general. Furthermore, depending upon the severity of regulatory changes in a particular market and the changes in our operations that would be necessitated to maintain compliance, these changes could result in our experiencing a material reduction in sales in the market or determining to exit the market altogether. In this event, we would attempt to devote the sources previously devoted to the market to a new market or markets or other existing markets. However, we cannot be sure that this transition would not have an adverse effect on our business and results of operations either in the short or long term.

TRADEMARKS

     We use the umbrella trademarks Herbalife, Thermojetics, Dermajetics, and have several other trademarks and tradenames registered in connection with our products and operations. Our trademark registrations are issued through the United States Patent and Trademark Office and in comparable agencies in the foreign countries. We consider our trademarks and tradenames to be an important factor in our business. We also take care in protecting the intellectual property rights of our proprietary formulas.

COMPETITION

     The business of marketing weight management products, nutritional supplements, and personal care products is highly competitive. This market segment includes numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. The market is highly sensitive to the introduction of new products or weight management plans, including various prescription drugs that may rapidly capture a significant share of the market. As a result, our ability to remain competitive depends in part upon the successful introduction of new products. In addition, we anticipate that we will be subject to increasing competition in the future from sellers that utilize electronic commerce. We cannot be sure of the impact of electronic commerce or that it will not adversely affect our business.

     We are subject to significant competition for the recruitment of distributors from other network marketing organizations, including those that market weight management products, nutritional supplements, and personal care products, as well as other types of products. Some of our competitors are substantially larger than we are, and have available considerably greater financial resources than we have. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining distributors through an attractive compensation plan and other incentives. We believe that our production bonus program, international sponsorship program and other compensation and incentive programs provide our distributors with significant earning potential. However, we cannot be sure that our programs for recruitment and retention of distributors will be successful.

EMPLOYEES

     As of September 30, 2002, we had 2,336 full-time employees. These numbers do not include our distributors, who generally are independent contractors rather than our employees. Except for some employees in Mexico and in some European countries, none of our employees are members of any labor union, and we have never experienced any business interruption as a result of any labor disputes.

PROPERTIES

     We lease all of our physical properties located in the United States. Our executive offices, located in Century City, California, include approximately 120,000 square feet of general office space under lease arrangements expiring in February 2006. We lease an aggregate of approximately 160,000 square feet of office space, computer facilities and conference rooms at the Operations Center in Inglewood, California, under a lease that expires in October 2006, and approximately 150,000 square feet of warehouse space in two separate facilities located in Los Angeles and Memphis. The Los Angeles and Memphis agreements have terms through June 2006 and August 2006, respectively. In Venray, Netherlands, we lease our European centralized warehouse of approximately 175,000 square feet. The lease expires in June 2004. We also lease warehouse, manufacturing plant and office space in a majority of our other geographic areas of operation. We believe that our existing facilities are adequate to meet our current requirements and that comparable space is readily available at each of these locations.

LEGAL PROCEEDINGS

     We are from time to time engaged in routine litigation. We regularly review all pending litigation matters in which we are involved and establish reserves deemed appropriate by management for these litigation matters. However, some of these matters are material and an adverse outcome in these matters could have a material impact on our financial condition and operating results.

     In September 2000, a putative class action lawsuit was filed in the District Court, Clark County, Nevada (Tharp v. Herbalife International, Inc., et al.). A second putative class action lawsuit was filed in the same court in August 2001 (Brown v. Herbalife International Inc., et al.). The Tharp lawsuit alleges breaches of fiduciary obligations by our directors and its majority stockholder in connection with the adoption by us of the Preferred Share Purchase Rights Plan and the rejection of a purported offer by a third party to acquire a controlling interest in us. The Brown lawsuit similarly alleges breaches of fiduciary obligations in connection with an alleged rejection of an offer from a third party to purchase us. The plaintiffs in the lawsuits request (1) an order compelling the defendants to take steps to seek a sale of us, (2) an order enjoining the defendants in office, (3) unspecified damages, and (4) other relief. We have reached an oral settlement to pay plaintiff's legal fees of $190,000 and our insurance company has agreed to pay 50% of the settlement amount. The settlement remains subject to documentation and court approval for which a hearing date has not yet been set.


     In addition, on or about April 12, 2002, Harbor Finance Partners, allegedly an Herbalife stockholder, filed a purported class action against us in the District Court of Clark County in the State of Nevada, naming Herbalife, our board of directors and one former director as defendants and alleging a claim of breach of fiduciary duty arising out of the announced merger transaction between Herbalife and WH Holdings. The District Court gave final approval to a settlement on November 1, 2002 providing for the payment of Plaintiff's legal fees of $650,000, which is included in our financial statements. Payments pursuant to the settlement were made in early November 2002.


     We and certain of our distributors have been named as defendants in a purported class action lawsuit filed in the U.S. District Court for the Central District of California (Jacobs v. Herbalife International, Inc., et al.). The lawsuit was filed on February 19, 2002. The complaint alleges that specified marketing plans employed by the distributor defendants are illegal, and that we have permitted the use of these marketing plans and/or failed to supervise our distributors' conduct to prevent violations of law by them. The complaint does not challenge the legality of our marketing system. The complaint seeks to state causes of action under RICO and various state and other federal laws. The complaint was dismissed with leave to amend, the deadline for which is set as January 2, 2003. We believe that we have meritorious defenses to the allegations contained in the lawsuit. However, an adverse result in this litigation could have a material adverse effect on our financial condition and operating results.


     As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we have been and are currently subjected to various product liability claims. Although the effects of these claims to date have not been material to us, it is possible that current and future product liability claims could have a material adverse impact on our financial condition and operating results given the higher level of self insurance we have accepted. We currently maintain product liability insurance with a deductible of $7.5 million.

     Certain of our subsidiaries have been subject to tax audits by governmental authorities in their respective countries. In certain of these tax audits, governmental authorities are proposing that significant amounts of additional taxes and related interest and penalties are due. We and our tax advisors believe that there are substantial defenses to the allegations that additional taxes are owing, and we are vigorously contesting the additional proposed taxes and related charges. These matters may take several years to resolve, and we cannot be sure of their ultimate resolution. However, an adverse outcome in these matters could have a material adverse impact on our financial condition and operating results.

                                   MANAGEMENT

     Biographical information follows for each person who presently serves as a director and/or an executive officer of Herbalife (ages are as of September 30, 2002).


NAME                                        AGE            POSITION WITH HERBALIFE
----                                        ---            -----------------------
Peter M. Castleman(4)(5)..................  46    Director, Chairman of the board,
                                                  Co-Chairman of executive committee
Jesse Rogers(1)(4)(5).....................  45    Director, Chairman of compensation
                                                  committee, Co-Chairman of executive
                                                  committee
Prescott Ashe(2)..........................  35    Director
Henry S. Burdick(1)(4)....................  60    Director, Chairman of product committee
Ken Diekroeger(1).........................  39    Director
James H. Fordyce(1)(2)(5).................  43    Director, Chairman of finance/audit
                                                  committee
John C. Hockin(2)(3)(4)...................  32    Director
Stefan L. Kaluzny(2)(3)(5)................  35    Director, Chairman of information
                                                  technology committee
Charles L. Orr(2)(3)......................  59    Director
Steven E. Rodgers(1)......................  31    Director
Brian L. Kane.............................  56    Co-President
Carol Hannah..............................  53    Co-President
William D. Lowe...........................  53    Senior Vice President, Finance and
                                                  Treasury


---------------

(1) Member of our compensation committee.

(2) Member of our finance/audit committee.

(3) Member of our information technology committee.

(4) Member of our product committee.

(5) Member of our executive committee.

     Peter M. Castleman is the Chairman and Managing Partner of Whitney & Co., LLC, a position that he has held for more than a decade. Prior to joining Whitney over fifteen years ago, Mr. Castleman was with Morgan Stanley & Co. and prior to that with J.P. Morgan & Co., Inc. Mr. Castleman received his MBA from Harvard Business School and his undergraduate degree from Duke University. Mr. Castleman is currently a director of several companies, including Aramiska, B.V., Aqua-Chem, Inc., and EMC Holdings, LLC. He was previously a director of numerous other companies including, The North Face, Inc., Advance Paradigm, Eon Labs Inc., and Pharamex, Inc.


     Jesse Rogers is a Managing Director of Golden Gate Capital, a San Francisco-based private equity investment firm with approximately $700 million of capital under management. Prior to joining Golden Gate Capital, Mr. Rogers was a partner at Bain & Company for over ten years, where he served as the West Coast head of the consumer products practice and founded Bain & Company's worldwide Private Equity Group. Mr. Rogers received his MBA from Harvard Business School and his Bachelor of Arts from Stanford University. He is currently a director of several private companies and previously served as a director of Beringer Wine Estates and Bain & Company.



     Prescott Ashe is a Managing Director of Golden Gate Capital. Prior to joining Golden Gate Capital, Mr. Ashe was an investment professional at Bain Capital, which he initially joined in 1991. Prior to Bain Capital, Mr. Ashe was a consultant at Bain & Company. Mr. Ashe received his JD from Stanford Law School and his Bachelor of Science in Business Administration from the University of California at Berkeley. He is currently a director of Dynamic Details Incorporated and Integrated Circuit Systems, Inc., as well as several private companies.

     Henry S. Burdick was the co-founder of Pharmavite Corporation, makers of nature-made vitamins and the number one branded line of vitamins in the U.S. Mr. Burdick served in various positions at Pharmavite Corporation from 1971 to 1996, including as Chairman, CEO and President. In June 1996, Mr. Burdick became Chairman and CEO of Pharmanex Inc., a nutraceutical company that was funded by Whitney, the Pritzker family, Chase, Chemical and Fidelity, and was later sold to Nu Skin Enterprises in October 1998. Mr. Burdick was on the board of Crystal Geyser Water Company until January 2002 and is currently an investor in Crystal Geyser Water Company.



     Ken Diekroeger is a Managing Director of Golden Gate Capital. From 1996 to 2000, Mr. Diekroeger was a managing director and partner with American Industrial Partners. Earlier in his career, Mr. Diekroeger was a consultant at Bain & Company. Mr. Diekroeger received his MBA from Stanford University and his Bachelor of Science in Industrial Engineering from Stanford University. He is currently a director of Stanadyne Automotive Corporation and several private companies.


     James H. Fordyce is a partner with Whitney & Co., LLC. Prior to joining Whitney, Mr. Fordyce was with Heller Financial and prior to that with Chemical Bank. Mr. Fordyce received his MBA from Fordham University and his undergraduate degree from Lake Forest College. Mr. Fordyce currently is a director of several private companies.


     John C. Hockin is a partner with Whitney & Co., LLC and a founding member of Whitney's San Francisco office. Prior to joining Whitney, Mr. Hockin was with Morgan Stanley & Co., Release Software and J&J Lids, a company he co-founded and successfully sold. Mr. Hockin received his MBA from Stanford Business School, and his undergraduate degree from Yale University. Mr. Hockin is currently a director of numerous companies, including ClearSource, Inc., Medem, Inc., Global Sight, Inc. and Wavelink Corporation.



     Stefan L. Kaluzny is a Principal of Golden Gate Capital. Prior to joining Golden Gate Capital, Mr. Kaluzny was the founder and Chief Executive Officer of Delray Farms, a $100 million specialty foods retailer. Prior to Delray Farms, Mr. Kaluzny was a consultant at Bain & Company. Mr. Kaluzny received his MBA from Harvard Business School and his Bachelor of Arts from Yale University.



     Charles L. Orr is a corporate board member and advisor to companies operating in the e-commerce, financial services and direct selling industries. From 1993 through 2000, Mr. Orr was President and CEO of Shaklee Corporation which included the brand names of Harry and David, Jackson and Perkins, and Shaklee. His prior business affiliations include CIGNA, Continental Insurance, Federated Investors, RCA Computer Systems, Southwestern Life and Xerox. Mr. Orr received his MBA from the University of Connecticut and Bachelor of Arts from Wesleyan University. He is currently a Director of the Direct Selling Education Foundation and serves as an advisor to several private companies.


     Steven E. Rodgers is a partner with Whitney & Co., LLC where he leads Whitney's investments in the healthcare industry. Prior to joining Whitney, Mr. Rodgers was with Tiger Management, and prior to that, Alex. Brown & Sons Incorporated. Mr. Rodgers received his MBA from Stanford University and his undergraduate degree from Dartmouth College. Mr. Rodgers is currently a director of numerous companies including, HealthMarket, Inc., Symbion, Inc., and SCIREX Corporation.


     Brian L. Kane joined Herbalife in May 1993 as Vice President of European Operations. In 1995, Dr. Kane became a Senior Vice President -- Worldwide Distribution and in June 2000 he was appointed as Executive Vice President and Chief Operating Officer. Dr. Kane was appointed Co-President in September 2002. Dr. Kane received his Bachelor of Science and Ph.D. in Chemistry from Birmingham University in England, and is a Fellow of the Institute of Marketing (UK). Dr. Kane began his career with Proctor & Gamble and subsequently held senior management positions in health care and consumer products with Richardson-Vicks, Hobson plc and Bristol-Myers Squibb.


     Carol Hannah joined Herbalife in November 1984 and currently is Co-President. Previously she held the position of Executive Vice President, Sales. Ms. Hannah has served in various positions, with primary responsibilities in providing sales and training support for Herbalife's independent distributors. In May 1996, she was promoted to Executive Vice President, Sales Operations and Distributor Services, and in July 2000 to

Executive Vice President, Sales, holding that position until September 2002, when she was appointed to her current position. Prior to joining Herbalife, Ms. Hannah held management positions in the retail apparel and catalog industry.


     William D. Lowe joined Herbalife in March 1998 as Treasurer and Vice President and was appointed Senior Vice President, Finance and Treasury, in January 2000. In May 2001, Mr. Lowe became the head of Treasury, International Expansion and the Controller's Office. In September 2002, Mr. Lowe's responsibilities were expanded to include financial planning, product pricing and travel. Mr. Lowe started his career with Mobil Corporation and for 23 years held senior management positions responsible for foreign exchange risk management, cash and banking, project financings, mergers and acquisitions, asset sales and employee benefits in New York, Tokyo, London, and Fairfax, Virginia. Mr. Lowe received his Bachelor of Arts in Economics from Georgetown University and his MBA in Finance and International Business from Columbia University.


DIRECTOR COMPENSATION


     Herbalife will reimburse members of the board of directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, Herbalife will compensate independent members of the board of directors for services provided in such capacity, including by way of an option plan. Each independent director will receive $25,000 per year for his services, plus $5,000 per board meeting attended and $2,500 for each committee meeting attended. In addition, directors performing special functions for the board may be separately compensated.


EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation of Herbalife's Chief Executive Officer and each of the four other most highly compensated executive officers of Herbalife (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1999, 2000 and 2001.

                                                                                    LONG-TERM COMPENSATION
                                                                             -------------------------------------
                                                                                      AWARDS
                                             ANNUAL COMPENSATION             ------------------------
                                    --------------------------------------                 SECURITIES
                                                              OTHER ANNUAL   RESTRICTED    UNDERLYING    PAYOUTS      ALL OTHER
                                                   BONUS      COMPENSATION      STOCK       OPTIONS/       LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)      ($)(1)        ($)(2)      AWARD(S)($)    SARS(#)     PAYOUTS($)      ($)(3)
---------------------------  ----   ----------   ----------   ------------   -----------   ----------   ----------   ------------
Francis X. Tirelli(5)
  (joined November 2001)...  2001   $  151,384   $  150,000     $ 10,000         --         500,000                   $    1,477(4)
  President and Chief
  Executive Officer
Christopher Pair(6)
  (resigned October
  2001)....................  2001   $  825,253   $  300,000     $150,000         --              --        --         $4,831,226(7)
  Former President and       2000    1,000,000    1,588,600      180,000         --              --        --            517,859
  Chief Executive Officer    1999    1,000,000    1,838,000      115,000         --         129,439        --            406,295
Robert A. Sandler(8).......  2001   $  860,000   $  792,000     $ 60,000         --              --        --         $  259,654(9)
  Executive Vice President   2000      860,000      531,000       60,000         --              --        --            192,440
  And General Counsel        1999      800,000      643,998       60,000         --              --        --            140,875
Timothy Gerrity(10)
  (resigned December
  2001)....................  2001   $  752,500           --     $ 60,000         --              --                   $3,341,102(11)
  Former Executive Vice      2000      752,500      531,000       60,000         --              --                      152,856
  President And Chief
    Financial Officer        1999      700,000      966,000       60,000         --              --                      148,210
Brian Kane(12).............  2001   $  700,000   $  792,000     $ 60,000         --              --        --         $  393,155(13)
  Executive Vice President,  2000      546,875      289,686       60,000         --              --        --            148,092
  Chief Operating Officer    1999      450,000      100,000       60,000         --              --        --             74,290
Carol Hannah(12)...........  2001   $  752,500   $  792,000     $ 60,000         --              --        --         $  476,305(14)
  Executive Vice
    President -- Sales       2000      752,500      568,625       60,000         --              --        --            135,294
                             1999      700,000      450,000       60,000         --              --        --            117,567

---------------

 (1) Except for the 2001 sign-on bonus for Mr. Tirelli, the 2001, 2000 and 1999 amounts reflect bonuses earned under the 1994 Performance-Based Annual Incentive Compensation Plan.

 (2) Amounts shown represent payments for non-accountable expense reimbursement allowances and the aggregate of other payments or benefits that do not individually exceed 25% of the total perquisite or personal benefits for Messrs. Tirelli, Pair, Sandler, Gerrity, Kane and Ms. Hannah. For 2001, the amounts with respect to the non-accountable expense reimbursement allowances were $10,000, $150,000, $60,000, $60,000, $60,000 and $60,000
     for Messrs. Tirelli, Pair, Sandler, Gerrity and Kane and Ms. Hannah, respectively.

 (3) For 2001, these amounts represent payments under the Executive Long Term Disability Plan, Executive Life Insurance Plan, the Supplemental Executive Retirement Plan, the Herbalife International Employees 401(k) Profit Sharing Plan and Trust, the Executive Medical Plan, the Deferred Compensation Plan, interest earned on the Deferred Compensation Plan in excess of 120% of the Federal long term rate, private use of a Company-owned car, housing allowance, vacation pay-out and separation payments.

 (4) Mr. Tirelli's amount represents $247 from the Executive Long Term Disability Plan and $1,230 from the Executive Medical Plan.


 (5) Effective September 19, 2002, Mr. Tirelli is no longer President and Chief Executive Officer.


 (6) For additional information regarding amounts paid to Mr. Pair under a separation and general release agreement between the Company and Mr. Pair, see "-- Employment Contracts and Termination of Employment."

 (7) Mr. Pair's amount includes $2,960 from the Executive Long Term Disability Plan, $205,318 from the Executive Life Insurance Plan, $1,152,957 from the Supplemental Executive Retirement Plan, $5,100 from the 401(k) Tax-Sheltered Savings Plan, $42,468 from the Executive Medical Plan, $169,231 from the Deferred Compensation Plan, $30,964 from interest earned on the Deferred Compensation Plan in excess of 120% of the federal long term rate, $543,945 from vacation pay-out, and $2,678,283 from a separation payment.

 (8) Effective May 17, 2002, Mr. Sandler is no longer Executive Vice President and General Counsel.

 (9) Mr. Sandler's amount includes $2,960 from the Executive Long Term Disability Plan, $5,783 from the Executive Life Insurance Plan, $5,100 from the 401(k) Tax-Sheltered Savings Plan, $10,551 from the Executive Medical Plan, $129,000 from the Deferred Compensation Plan, $61,110 from interest earned on the Deferred Compensation Plan in excess of 120% of the federal long term rate, and $45,150 from vacation pay-out.

(10) For additional information regarding amounts paid to Mr. Gerrity under a separation and general release agreement between the Company and Mr. Gerrity, see "-- Employment Contracts and Termination of Employment."

(11) Mr. Gerrity's amount includes $2,960 from the Executive Long Term Disability Plan, $7,314 from the Executive Life Insurance Plan, $1,010,219 from the Supplemental Executive Retirement Plan, $5,100 from the 401(k) Tax-Sheltered Savings Plan, $16,907 from the Executive Medical Plan, $112,875 from the Deferred Compensation Plan, $124,453 from interest earned on the Deferred Compensation Plan in excess of 120% of the federal long term rate, $444,221 from vacation pay-out, and $1,617,053 from a separation payment.


(12) Effective September 19, 2002, Mr. Kane and Ms. Hannah have been serving as Co-Presidents.


(13) Mr. Kane's amount includes $2,960 from the Executive Long Term Disability Plan, $5,100 from the 401(k) Tax-Sheltered Savings Plan, $10,551 from the Executive Medical Plan, $109,038 from the Deferred Compensation Plan, $58,431 from interest earned on the Deferred Compensation Plan in excess of 120% of the federal long term rate, and $60,109 from vacation pay-out. Mr. Kane's private use of a Company owned car and housing allowance in the amounts of $26,966 and $120,000, respectively, are also included in this figure.

(14) Ms. Hannah's amount includes $2,960 from the Executive Long Term Disability Plan, $4,930 from the Executive Life Insurance Plan, $5,100 from the 401(k) Tax-Sheltered Savings Plan, $10,551 from the Executive Medical Plan, $112,875 from the Deferred Compensation Plan, $102,229 from interest earned on the Deferred Compensation Plan in excess of 120% of the federal long term rate, and $237,660 from vacation pay-out.

     OPTION GRANTS IN LAST FISCAL YEAR. No stock appreciation rights ("SARs") or options to purchase shares of Class A Common Stock ("Class A Stock Options") were granted during the fiscal year ended December 31, 2001 to the Named Executive Officers. The following table contains information concerning options to purchase shares of Class B Common Stock ("Class B Stock Options") granted in 2001 to each of the Named Executive Officers. The per share exercise price of all options described below represents the fair market value of the Company's Common Stock on the grant date.

                                                       INDIVIDUAL GRANTS
                                      ---------------------------------------------------
                                      NUMBER OF     PERCENT OF
                                      SECURITIES   TOTAL OPTIONS
                                      UNDERLYING    GRANTED TO     EXERCISE                 GRANT DATE
                                       OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION     PRESENT
NAME                                   GRANTED      FISCAL YEAR    SHARE(1)       DATE      VALUE($)(2)
----                                  ----------   -------------   ---------   ----------   -----------
Francis X. Tirelli
  Class A..........................         --           --             --            --            --
  Class B..........................    500,000          100%        $11.30     11/1/2011    $1,570,041
Christopher Pair
  Class A..........................         --           --             --            --            --
  Class B..........................         --           --             --            --            --
Robert A. Sandler
  Class A..........................         --           --             --            --            --
  Class B..........................         --           --             --            --            --
Timothy Gerrity
  Class A..........................         --           --             --            --            --
  Class B..........................         --           --             --            --            --
Brian L. Kane
  Class A..........................         --           --             --            --            --
  Class B..........................         --           --             --            --            --
Carol Hannah
  Class A..........................         --           --             --            --            --
  Class B..........................         --           --             --            --            --

---------------

(1) Represents the closing price of the Common Stock of Herbalife International, Inc. on the Nasdaq National Market on the date of grant.

(2) In accordance with the rules of the SEC, we used the Black Scholes option pricing model to estimate the grant date present value of the options set forth in this table. We cannot predict or estimate the future price of our Common Stock, and no option pricing model, including the Black Scholes model, can accurately determine the value of an option. Accordingly, we cannot assure you that the value realized by an officer, if any, will be at or near the value estimated in accordance with the Black Scholes model. The assumptions that we used for the valuation include: 56.67% price volatility; 2.92% risk free rate of return; 6.5% dividend yield and options exercise averaging 3.0 year term. We did not make any adjustment for non-transferability or risk of forfeiture.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information with respect to: (1) shares of Common Stock of Herbalife International, Inc. acquired upon exercise of Class A Stock Options and Class B Stock Options in 2001 and (2) unexercised options to purchase shares of Class A Common Stock or Class B Common Stock that were granted in prior years.

                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                          SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Francis X. Tirelli
  Class A.............        --             --            --             --              --            --
  Class B.............        --             --        13,889        486,111      $   26,250      $918,750
Christopher Pair
  Class A.............    84,857       $468,835            --             --              --            --
  Class B.............    25,000       $150,000       365,492         79,624      $2,140,577      $522,732
Robert A. Sandler
  Class A.............        --             --        57,771          5,875      $  359,336      $ 36,543
  Class B.............        --             --       133,166         23,501      $  874,235      $154,284
Timothy Gerrity
  Class A.............        --             --        81,666          3,334      $  516,556      $ 20,737
  Class B.............        --             --       223,333         46,667      $1,466,181      $306,369
Brian Kane
  Class A.............        --             --        31,250          1,667      $  202,709      $ 10,369
  Class B.............        --             --        68,000          3,334      $  446,420      $ 21,888
Carol Hannah
  Class A.............    11,667       $116,087        82,300          3,334      $  516,729      $ 20,737
  Class B.............    23,333       $216,764       216,999         46,667      $1,424,598      $306,369

---------------

(1) Represents the difference between the market price of Common Stock on December 31, 2001 and the exercise price of the options.

COMPENSATION COMMITTEE

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During 2001, our compensation committee consisted of Messrs. Hall, Miner and Glassman, who resigned as directors upon the consummation of the merger.


  COMPENSATION COMMITTEE REPORT

     The Company's executive compensation programs are administered by the Compensation Committee and, to the extent summarized below, the Company's Chief Executive Officer.

     The compensation policy of the Company is designed to motivate the overall success of the Company by:

     - Attracting, retaining and rewarding highly qualified and productive individuals;

     - Delivering a significant portion of compensation through performance-based incentives;

     - Directly relating incentive compensation to overall Company and individual performance; and,

     - Encouraging executive stock ownership to align the interests of management with those of shareholders.


     BASE SALARY AND ANNUAL INCENTIVE COMPENSATION. Mr. Tirelli's base salary was established through negotiations between him and the Compensation Committee. See the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation." Base salaries for each of the other Named Executive Officers were established through negotiations between Mr. Tirelli's predecessor and each such Named Executive Officer. See "-- Employment Contracts, Termination of Employment and Change in Control Arrangements."


     Mr. Pair's annual salary and target incentive compensation for 2001 was established under a new employment agreement entered into in 2000, including an incentive compensation arrangement consistent with prior years. In setting Mr. Tirelli's annual salary for 2001, and awarding him a sign-on bonus of $150,000, which bonus was paid to him on January 2, 2002, the Compensation Committee considered Mr. Tirelli's many years of expertise as a senior financial executive and his knowledge of and experience with respect to the Company's business. Because Mr. Tirelli's employment with the Company did not begin until November 1, 2001, the Compensation Committee did not award him target incentive compensation for 2001.

     During 2001, the Compensation Committee utilized an earnings per share formula to establish target awards under the 1994 Plan for all participants. With respect to Mr. Pair, in addition to the earnings per share formula, the Compensation Committee utilized sales-based formulas. All awards under the 1994 Plan were subject to maximum award amounts in the case of each participant and the discretionary authority of the Compensation Committee to reduce awards in the case of certain Named Executive Officers. See "-- Description of Benefit Plans -- 1994 Performance-Based Annual Incentive Compensation Plan." The Company met the earnings per share and sales thresholds for 2001 and, as a result, bonuses were earned by all Named Executive Officers who were participants in the 1994 Plan for the past fiscal year, with the exception of Messrs. Pair and Gerrity, whose employment relationships with the Company terminated during 2001.

     LONG-TERM INCENTIVE PLANS. Executives of the Company are encouraged to own shares of the Common Stock, thereby aligning the interests of management with those of shareholders and tying a significant portion of executive compensation to long-term market performance. The vesting schedules for stock options are set by the Compensation Committee. In particular, under his Employment Agreement, Mr. Tirelli was awarded options to acquire 500,000 shares of Herbalife Class B Common Stock. Mr. Tirelli's options vest in equal monthly installments over a period of three years. All options granted to executive officers have had an exercise price equal to 100% of fair market value on the date of grant.

     TAX ISSUES. For 2002 and later years, the Compensation Committee intends to continue to seek to structure executive compensation arrangements to maximize the deductibility of Named Executive Officer compensation under applicable federal and state income tax laws, including the Omnibus Budget Reconciliation Act of 1993, while also taking into account the need to provide appropriate incentives to the Company's key executives. However, no assurance can be given that the Company will preserve, or will seek to preserve, the deductibility of all executive compensation.

                                          COMPENSATION COMMITTEE

                                          Edward J. Hall
                                          Christopher M. Miner
                                          Jeffrey Glassman

April 30, 2002

DESCRIPTION OF BENEFIT PLANS

  BENEFIT PLANS FOLLOWING THE MERGER


     WH HOLDINGS EXECUTIVE OPTION PLAN. WH Holdings has established a stock option plan that provides for the grant of options to purchase common shares of WH Holdings to any executive officer of Herbalife following the merger. Approximately 15.5% of the share capital of WH Holdings as of the closing of the merger is available for grant under the option plan. The option plan is administered by the compensation committee.


     Options granted under the option plan would, unless otherwise provided in the option grant, become exercisable in equal quarterly installments over a period of five years from the date of the applicable grant. The options would expire 10 years after the date of grant. Upon termination of employment for any reason, the unvested options would expire.

     Following termination of employment, under certain circumstances, the equity sponsors, or, if the equity sponsors decline to so purchase, WH Holdings may repurchase common shares acquired upon exercise of options.

     WH HOLDINGS INDEPENDENT DIRECTORS STOCK OPTION PLAN. WH Holdings has established an independent directors stock option plan that provides for the grant of options to purchase common shares of WH Holdings to independent directors of WH Holdings. Independent directors are individuals who are neither employees of WH Holdings or any of its affiliates nor designated as directors by the affiliates of WH Holdings or its distributors.

  BENEFIT PLANS PRIOR TO THE MERGER

     1994 PERFORMANCE-BASED ANNUAL INCENTIVE COMPENSATION PLAN. The purpose of the 1994 Performance-Based Annual Incentive Compensation Plan (the "1994 Plan") is to provide additional compensation as an incentive to certain key executives and consultants to attain specified performance objectives of Herbalife and its subsidiary and affiliated corporations and to ensure the continued availability of their full-time or part-time services to Herbalife. Specifically, the individuals entitled to participate in the 1994 Plan are those executive officers and consultants of Herbalife determined by the committee administering the 1994 Plan.

     The 1994 Plan was adopted in 1994 and amended and restated in 1996 and 1997; each such amendment was approved by our stockholders. The 1994 Plan was further amended by the board in 1999. The 1994 Plan was amended, restated and approved in 2001.

     The 1994 Plan is administered by the compensation committee of the board of directors, which consists of two or more board members who are "outside directors" under Section 162(m) of the Code and "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act.

     The amount of an available award to a participant or the aggregate amount of available awards to all participants for each award period is determined based upon an objective computation formula of the actual performance of Herbalife relative to pre-established performance goals. The performance goal or goals included in the formula for each award period are selected by the compensation committee from among the following performance measures: level of retail sales (in the aggregate or for a particular category or categories of retail sales); net cash flow; net income; operating income; earnings per share; return on sales; reduction in expenditure levels for a particular category or categories of expenses versus a prior period; return on total capital; return on equity; and increase in the Common Stock price over a specified time period.

     The compensation committee determines the performance measure or measures, the performance goal or goals and all computations included within each formula, each of which may be different for different award periods or for different participants within a single award period. The compensation committee does not have the discretion to increase any award to an amount in excess of that determined in accordance with the 1994 Plan and the formula applicable to a particular award period. However, the compensation committee, may, in its discretion, (i) designate in advance a maximum dollar award for any award period with respect to any participant, and/or (ii) designate in advance that certain other incentive award payments (under the 1994 Plan or otherwise) made to a participant will be deducted from award amounts otherwise earned under the 1994 Plan and/or (iii) decrease any award under the 1994 Plan. Notwithstanding anything in the 1994 Plan to the contrary, no participant is entitled to earn in excess of $10 million under the 1994 Plan with respect to any single calendar year.

     Award periods under the 1994 Plan may be quarters, calendar years or such other periods as the compensation committee may designate. The compensation committee designates all award periods, performance measures, performance goals and other aspects of each formula. The compensation committee must designate all performance measures, performance goals and other aspects of each formula not later than the date on which 25% of the award period has elapsed. In no case, however, can the compensation committee make such a designation later than 90 days after the beginning of an award period.

     To be entitled to receive a full award with respect to an award period, a participant must generally continue to be employed by Herbalife or rendering services to Herbalife on the last day of the award period. If a participant's employment with Herbalife terminates during an award period, he will generally receive a prorated award based upon satisfaction of performance goals for the entire award period, with the proration formula to be set by the compensation committee in its discretion when it sets the performance goals for the performance period. The proration formula may provide, however, that if a participant dies or becomes disabled during an award period, he or his designated beneficiaries will receive the entire amount of the award he would have received if he had continued in employment until the end of the award period and the performance goals had been satisfied.

     No award can be paid (except in the case of a participant's death or disability) unless the compensation committee certifies that the objective performance goal or goals for the award have been satisfied and that the amount of the award is no greater than that dictated by the formula for the applicable award period. The compensation committee makes such determinations by means of written resolutions of the compensation committee that are maintained in the records of Herbalife.

     Awards pursuant to the 1994 Plan may be made, at the discretion of the compensation committee, in cash, through the issuance of shares of Class A Common Stock or Class B Common Stock, or through a combination of any of the foregoing methods. The total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of Herbalife, and the total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year of Herbalife to any single participant, may not exceed 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year.

     Awards under the 1994 Plan are subject to withholding for applicable employment and income taxes. The compensation committee may, in its discretion and subject to the consent of each affected participant, approve the advance of all or a portion of a target cash award to a participant prior to the conclusion of an award period. Each such advance, if made, is a full recourse obligation of the participant and bears interest from the date of the advance until repaid or deemed earned at the applicable Federal rate (as specified in the 1994 Plan) for loans of comparable term. Each such advance is evidenced by a promissory note executed by the participant and delivered to the Company.

     The 1994 Plan was terminated on July 31, 2002.

     1991 OPTION PLAN. The purpose of the Amended and Restated 1991 Stock Option Plan (the "Option Plan") is to secure for Herbalife and its stockholders the benefits arising from stock ownership by key employees, directors, consultants and other persons selected by the compensation committee, which administers the Option Plan. As of December 31, 2001, approximately 150 persons were eligible to participate in the Option Plan.

     The Option Plan was amended and restated in 1996. The amendment and restatement of the Option Plan was approved by Herbalife's shareholders at Herbalife's 1996 Annual Meeting.

     Options granted under the Option Plan may be designated as (1) "incentive stock options" for federal income tax purposes or (2) options that are not qualified for this treatment, or "non-qualified stock options." All options granted under the Option Plan are non-transferable (except that limited estate planning and similar transfers of non-qualified stock options are permitted) and are exercisable in installments determined by the compensation committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option's grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Incentive stock options granted to a person holding more than 10% of the total voting power of capital stock must expire within five years from the date of grant.

     In the case of incentive stock options, the exercise price must be at least equal to 100% of the fair market value of Herbalife's Common Stock on the date the option is granted. The exercise price for incentive stock option grants to a person holding more than 10% of the total voting power of capital stock must equal 110% of the fair market value of Herbalife's Common Stock. The exercise price of a non-qualified option need not be equal to the fair market value of Herbalife's Common Stock at the date of grant, but may be granted with any exercise price that is not less than 85% of fair market value at the time the option is granted, as the compensation committee may determine.

     The Option Plan was terminated by our board of directors upon the consummation of the merger.

     DEFERRED COMPENSATION PLANS. We maintain two deferred compensation plans for select groups of management or highly compensated employees: (1) the Herbalife Management Deferred Compensation Plan, effective January 1, 1996 (the "Management Plan"), which is applicable to directors and vice presidents; and
(2) the Herbalife Senior Executive Compensation Plan, effective January 1, 1996 (the "Senior Executive Plan"), which is applicable to eligible employees at the rank of Senior Vice President and higher. The Management Plan and the Senior Executive Plan are referred to as the "Deferred Compensation Plans." The Deferred Compensation Plans were amended and restated effective January 1, 2001.

     The Deferred Compensation Plans are unfunded and their benefits are paid from general assets of Herbalife, except that Herbalife has contributed amounts to a "rabbi trust" whose assets will be used to pay benefits if Herbalife remains solvent, but can be reached by creditors of Herbalife if Herbalife becomes insolvent. The Deferred Compensation Plans allow eligible employees, who are selected by the administrative committee that manages and administers the plans (the "Deferred compensation committee"), to elect annually to defer up to 50% of their annual base salary and up to 100% of their annual bonus for each calendar year (the "Annual Deferral Amount"). Herbalife makes matching contributions on behalf of each participant in the Senior Executive Plan ("Herbalife Matching Contributions"). Before January 1, 2002, the Herbalife Matching Contributions were 100% of the amount deferred by each participant from the participant's annual base salary, up to (1) 15% of the participant's annual base salary in the case of a participant who was an Executive Vice President,
(2) 12.5% of the participant's annual base salary in the case of a participant who was a Senior Vice President, and (3) 10% (or such greater percentage, not to exceed 15%, that the Deferred compensation committee may have determined in the case of any particular participant) of the participant's annual base salary in the case of any other participant. Furthermore, the compensation committee could designate any participant to receive an Herbalife Matching Contribution of 20% of his or her annual base salary if the Annual Deferral Amount of such designated participant equaled or exceeded 10% of such designated participant's annual base salary. The compensation committee designated Mr. Pair to receive the enhanced Herbalife Matching Contributions. In connection with a separation and general release agreement between Mr. Pair and Herbalife, Mr. Pair received a payment under the Deferred Compensation Plan and, as a result, is not entitled to any further payments under this plan. For more information regarding payments made to Mr. Pair under this separation and general release agreement, see
"-- Employment Contracts and Termination of Employment." Effective January 1, 2002, the Senior Executive Plan was amended to provide that the amount of the Herbalife Matching Contributions is to be determined by the Company in its discretion.

     Each participant in a Deferred Compensation Plan may determine how his or her Annual Deferral Amount and Herbalife Matching Contributions (if any) will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred compensation committee. The Deferred Compensation Plans, however, do not require the Company to actually acquire or hold any investment fund or other assets to fund the Deferred Compensation Plans. The entire interest of each participant in a Deferred Compensation Plan is always fully vested and nonforfeitable. In connection with a participant's election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount and the Herbalife Matching Contributions attributable thereto plus earnings and payable two or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. Subject to the short term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Deferred Compensation Plans prior to the date that such participant either (1) is determined by the Deferred compensation committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment with Herbalife.

     RETIREMENT PLAN. We adopted, effective September 1997, a Supplemental Executive Retirement Plan (the "Retirement Plan") providing retirement benefits for a select group of management and highly compensated employees. The Retirement Plan was amended in October 2000. The Retirement Plan is unfunded and its benefits are paid from general assets of Herbalife, except that Herbalife has contributed amounts to a "rabbi trust" whose assets will be used to pay benefits if Herbalife remains solvent, but can be reached by creditors of Herbalife if Herbalife becomes insolvent. The normal retirement benefit under the Retirement Plan is 60 quarterly installment payments commencing at age 65, each of which equals one-quarter of 2.00% of "compensation" times the number of years of service, up to 20 years. The term "compensation" for this purpose means the average yearly base compensation of the five calendar years within the last 10 years of employment that would yield the highest average. A participant may elect at any time to receive a lump sum equal to 90% of the actuarial equivalent of his or her vested benefits under the Retirement Plan, in which case the participant will forfeit his or her remaining benefits under such plan and cease to participate in such plan.

     A participant who reaches the "early retirement date" may choose to retire and to receive an early retirement benefit equal to the normal retirement benefit. A participant who becomes disabled will receive a benefit equal to his normal retirement benefit. A participant generally reaches his or her early retirement date when he or she completes 10 years participation in the plan and reaches age 55. Under the Retirement Plan, Herbalife may, in its discretion, credit a participant with additional years of service as of a participant's date of hire or date of participation in the Retirement Plan. An employee whose employment with the Company terminates before he or she reaches his or her early retirement date will receive the actuarial equivalent of his or her vested benefits paid in a lump sum within 90 days of the termination. A participant becomes fully vested in his or her interest in the Retirement Plan on his or her normal or early retirement date, death, or disability. If a participant's employment is terminated for cause, the administrator of the Retirement Plan has the discretion to reduce his or her vested benefit to zero. In all other cases, a participant's interest will vest as follows:

                                                                VESTED
YEARS OF PARTICIPATION IN PLAN                                PERCENTAGE
------------------------------                                ----------
less than 5.................................................       0%
  5.........................................................      20
  6.........................................................      40
  7.........................................................      60
  8.........................................................      80
  9.........................................................     100

     The administrator of the Retirement Plan has the discretion to credit a participant with additional years of service as of his or her commencement of participation in the Retirement Plan.

     For illustration purposes only, the following table provides examples of the annual benefit payable under the Retirement Plan beginning at age 65.

                                                        YEARS OF SERVICE
                                      ----------------------------------------------------
COMPENSATION                             15         20         25         30         35
------------                          --------   --------   --------   --------   --------
 $  125,000  .......................  $ 37,500   $ 50,000   $ 50,000   $ 50,000   $ 50,000
    150,000  .......................    45,000     60,000     60,000     60,000     60,000
    175,000  .......................    52,500     70,000     70,000     70,000     70,000
    200,000  .......................    60,000     80,000     80,000     80,000     80,000
    225,000  .......................    67,500     90,000     90,000     90,000     90,000
    250,000  .......................    75,000    100,000    100,000    100,000    100,000
    275,000  .......................    82,500    110,000    110,000    110,000    110,000
    300,000  .......................    90,000    120,000    120,000    120,000    120,000
    400,000  .......................   120,000    160,000    160,000    160,000    160,000
    500,000  .......................   150,000    200,000    200,000    200,000    200,000
    600,000  .......................   180,000    240,000    240,000    240,000    240,000
    700,000  .......................   210,000    280,000    280,000    280,000    280,000
    800,000  .......................   240,000    320,000    320,000    320,000    320,000
    900,000  .......................   270,000    360,000    360,000    360,000    360,000
  1,000,000  .......................   300,000    400,000    400,000    400,000    400,000
  1,100,000  .......................   330,000    440,000    440,000    440,000    440,000
  1,200,000  .......................   360,000    480,000    480,000    480,000    480,000

     Messrs. Tirelli, Sandler, Kane and Ms. Hannah have 0, 5, 8, and 17 years of participation, respectively. "Compensation" covered by the Retirement Plan is equal to the amounts set forth in "Summary Compensation Table" under the heading "Salary." In connection with separation and general release agreements between the Company and Messrs. Pair and Gerrity, Messrs. Pair and Gerrity each received a payment under the Retirement Plan and, as a result, are not entitled to any further payments under this plan. For more information regarding payments made to Messrs. Pair and Gerrity under these separation and general release agreements, see "-- Employment Contracts and Termination of Employment."


     The Retirement Plan will be terminated as of December 31, 2002.


     401(K) PROFIT SHARING PLAN. Herbalife maintains a tax-qualified profit sharing plan pursuant to Sections 401(a) and 401(k) of the Code (the "401(k) Plan"). The 401(k) Plan allows any eligible employee, including specified common-law employees, to contribute each pay period from 2% to 17% of the employee's earnings (but not in excess of $11,000 per year, as adjusted after 2002) or $12,000 in the case of those participants over 50 years of age for investment in mutual funds held by the 401(k) Plan's trust. Herbalife makes contributions to the 401(k) Plan in an amount equal to 3% of the earnings of each employee who elects to defer 2% or more of his or her earnings. The 401(k) Plan also imposes restrictions on the aggregate amount that may be contributed by higher-paid employees in relation to the amount contributed by the remaining employees. A participating employee is fully vested at all times in his or her contributions and in the trust fund's earnings attributable to his or her contributions. The employee has no vested interest in Herbalife's contributions and earnings of the trust fund attributable to the Company's contributions until he or she completes three years of service with Herbalife, and the employee is not fully vested in Herbalife's contributions and earnings of the trust fund attributable to Herbalife's contributions until he or she has completed five years of service with Herbalife. To comply with changes in the law, the Plan will be amended, effective January 1, 2002, to provide that an employee is 20% vested after two years of service, and 40% vested after three years of service. However, an employee becomes fully vested in Herbalife's contributions and earnings of the trust fund attributable to Herbalife's contributions (1) upon the employee's death, (2) upon the employee's disability, or (3) upon the employee reaching the 401(k) Plan's normal retirement age, which is the latter of age 65 and the completion of five years of service with Herbalife. An employee may not withdraw all or any portion of his or her account prior to the date that the employee either (1) incurs a hardship or (2) terminates employment with Herbalife.

     EXECUTIVE MEDICAL PLAN. The Executive Medical Plan is an insured hospital and medical reimbursement plan covering executives and key employees and their dependents during the executive or employee's employment by Herbalife. The Executive Medical Plan provides coverage of medical expenses incurred beyond Herbalife's basic plan. For the fiscal year ended December 31, 2001, the Executive Medical Plan's cost to Herbalife was approximately $92,258.


     The Executive Medical Plan will be terminated as of December 31, 2002.


     EXECUTIVE LONG-TERM DISABILITY PLAN. The Executive Long-Term Disability Plan is an insured disability plan covering executives and key employees. It provides for extended disability insurance for its participants with premiums paid by Herbalife. For the fiscal year ended December 31, 2001, the Executive Long-Term Disability Plan's cost to Herbalife was approximately $15,047.

     EXECUTIVE LIFE INSURANCE PLAN. The Executive Life Insurance Plan covers executives and key employees and provides for life insurance benefits in excess of those available under the Company's basic plan. Premiums are paid by Herbalife. For the fiscal year ended December 31, 2001, the Executive Life Insurance Plan's cost to Herbalife was approximately $223,346.


     The Executive Life Insurance Plan will be terminated as of December 31,
2002.



     EXECUTIVE RETENTION PLAN. Effective as of March 15, 2001, Herbalife adopted the Herbalife 2001 Executive Retention Plan (the "Executive Retention Plan"). The purpose of the Executive Retention Plan is to provide financial incentives for a select group of management and highly compensated employees of Herbalife and its subsidiaries to continue to provide services to Herbalife and its subsidiaries during the critical period immediately before and immediately after certain Change in Control events. The participants in the Executive Retention Plan are a select group of management and highly compensated employees who are designated by the administrative committee of the Executive Retention Plan (the "Administrative Committee"). The Administrative Committee is appointed by Herbalife's Board. At present, the Administrative Committee has designated Mr. Kane, Ms. Hannah and five other senior executives to participate in the Executive Retention Plan.


     A participant becomes eligible to receive a benefit under the Executive Retention Plan if he or she is employed by Herbalife or its subsidiaries 90 days before a "Change in Control" occurs, and either (a) stays employed by Herbalife or its subsidiaries during the period beginning 90 days before the Change in Control occurs and ending six months after the Change in Control occurs, or (b) dies, retires, becomes disabled or has his or her employment involuntarily terminated, during the period beginning 90 days before the Change in Control occurs and ending six months after the Change in Control occurs. For purposes of the Executive Retention Plan, a "Change in Control" includes (i) the acquisition by any person or group (excluding the Estate of Mark Hughes, the Mark Hughes Family Trust, or any persons or entities who receive distributions of securities of Herbalife from such estate or trust) of more than 50% of the combined voting power of Herbalife, (ii) the ceasing of the existing directors as of Herbalife's 2000 annual shareholders meeting to constitute more than 50% of the number of authorized directors of Herbalife, except to the extent that new directors were approved by a vote of at least 50% of the existing directors, (iii) a merger, consolidation, or reorganization of Herbalife, or a sale or other disposition of all or substantially all of Herbalife's assets, if, as a result of such a transaction, the persons who were shareholders of Herbalife immediately before the transaction do not own at least 50% of the combined voting power of the entities surviving or resulting from such transaction, or of the purchaser of such assets, (iv) the filing of a bankruptcy petition by or against Herbalife, the making by Herbalife of a general assignment for the benefit of creditors, or the appointment on behalf of Herbalife of a receiver, liquidator, trustee, or similar person. A transaction described in clauses (i), (ii), or (iii) of the preceding sentence, however, shall not constitute a "Change in Control" if, in connection with the transaction, Herbalife's board of directors terminates Herbalife's Share Purchase Rights Plan, amends the Share Purchase Rights Plan to exempt the transaction from the application of the Share Purchase Rights Plan, or redeems the rights issued under the Share Purchase Rights Plan. As a result, any Change in Control transaction described in clauses (i)--(iii) above that is negotiated with or approved by the board will generally not result in the payment of any benefits pursuant to the Executive Retention Plan. On April 10, 2002, Herbalife's Board of Directors amended the Share Purchase Rights Plan so that the proposed merger transaction by and among Herbalife, WH Holdings and WH Acquisition Corp. shall not be deemed to be a Change in Control under the Executive Retention Plan. Thus, the consummation of the merger will not result in the payment of any benefits pursuant to the Executive Retention Plan.

     Herbalife has established the Herbalife 2001 Executive Retention Trust to provide benefits under the Executive Retention Plan. The Executive Retention Trust is an irrevocable trust established with an institutional trustee. The Administrative Committee of the Executive Retention Plan will establish an individual account in the Executive Retention Trust for each participant in the Executive Retention Plan. Until the occurrence of a Change in Control, the Administrative Committee will control the investment of the assets in the Executive Retention Trust, and will determine the allocation of the assets of the Executive Retention Trust to the individual accounts of participants. Each participant who qualifies for a benefit under the Executive Retention Plan will receive a lump sum benefit equal to the dollar amount in his or her individual account in the Executive Retention Trust. The benefit shall be paid within 90 days after the participant qualifies for the benefit. If a participant's employment with Herbalife or its subsidiaries terminates before the participant qualifies for a benefit under the Executive Retention Plan, the participant's account in the Executive Retention Trust will revert to Herbalife. A participant's benefit under the Executive Retention Plan will be reduced, however, if the reduction is necessary to maximize the amount that the participant would retain after payment of federal and state income taxes and excise taxes under Section 4999 of the Code. As of September 30, 2002, the value of the assets in the Executive Retention Trust was $7,481,000.


     The Executive Retention Plan was frozen upon the consummation of the merger.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

     Herbalife has entered into executive employment agreements (each, an "employment agreement") with each of Brian L. Kane and Carol Hannah (the "executives"). The employment agreements with Mr. Kane and Ms. Hannah became effective as of August 20, 2000. The employment agreements for each of Mr. Kane and Ms. Hannah are for a three year term expiring in August 2003.

     Under the terms of each employment agreement, in addition to his or her annual salary, each executive officer is entitled to participate in incentive compensation plans on the same basis as other comparable level executives. Each executive officer is also entitled to certain other benefits paid for by Herbalife, including, among other things, an automobile allowance and participation in various benefit plans.

     Under the terms of each employment agreement, if, at any time during the term of the employment agreement, (i) Herbalife terminates the executive's employment without cause (as defined in such agreement) or (ii) the executive terminates his or her employment for good reason (as defined in such agreement), Herbalife must pay the executive (in addition to all accrued base salary, bonus, benefits and other amounts the executive is entitled to) base salary and target bonus for the balance of the term (as defined in such agreement) plus one additional year of base salary and target bonus. The executive is also entitled to receive all other benefits for a period of two years following the termination. If the executive (i) dies or (ii) becomes disabled at any time during the term of the employment agreement, upon the death or disability of the executive (as defined in such agreement), Herbalife must pay the executive or his or her beneficiaries or estate (in addition to all accrued base salary, bonus, benefits and other amounts the executive is entitled to) executive's base salary and target bonus for the balance of the year plus one additional year of base salary and target bonus.


     In the event the executive's employment is terminated by Herbalife without cause, all stock option entitlements and agreements shall continue in full force and effect and stock options shall vest pursuant to the executive's vesting schedules as if the executive's employment had not been terminated. In the event of the executive's termination for any other reason, all unvested options will terminate upon the effective date of such termination.

     Mr. Kane is engaged as Co-President of Herbalife. For his services, Mr. Kane is entitled to receive an annual salary of $660,000. Ms. Hannah is engaged as Co-President of Herbalife. For her services, Ms. Hannah is entitled to receive an annual salary of $712,500.


     Subsequent to the merger, Mr. Tirelli, former President and Chief Executive Officer is no longer employed by the Company, effective as of September 19, 2002. We have not entered into a separation arrangement with Mr. Tirelli as of this time. We have entered into separation and general release agreements with each of Christopher Pair, Timothy Gerrity and Robert A. Sandler. The separation and general release agreement with Mr. Pair (the "Pair Separation Agreement") became effective on October 19, 2001, the separation and general release agreement with Mr. Gerrity (the "Gerrity Separation Agreement") became effective on December 31, 2001, and the separation and general release agreement with Mr. Sandler (the "Sandler Separation Agreement") became effective on May 17, 2002.


     Under the Pair Separation Agreement, Mr. Pair was entitled to receive the following payments: (i) $547,975, which was paid to him on October 22, 2001,
(ii) $1,140,000, which was paid to him on October 22, 2001, (iii) eight separate quarterly payments, each in the amount of $201,500, which commenced on November 1, 2001 and (iv) a final payment of $248,000, to be paid simultaneously with the last quarterly payment of $201,500. In addition, under this agreement, Herbalife paid Mr. Pair the $1,152,957 he was entitled to under Herbalife's Senior Executive Retirement Plan, as well as the $1,639,645 he was entitled to under the Company's Senior Executive Deferred Compensation Plan. All payments made to Mr. Pair under this agreement are to be made less applicable withholding requirements. The Pair Separation Agreement further provides that Mr. Pair is entitled to exercise his vested stock options for 90 days following the date of such agreement and that his unvested options will continue to be outstanding until September 1, 2002 and will accelerate under certain circumstances. Under this agreement, Mr. Pair transferred all of his interests in Herbalife of Japan to Herbalife.

     Under the Gerrity Separation Agreement, Mr. Gerrity was entitled to receive the following payments: (i) $381,443, which was paid to him on January 2, 2002 and (ii) four separate quarterly payments, each in the amount of $400,000, commencing on June 30, 2002. In addition, under this agreement, Herbalife paid Mr. Gerrity the $1,010,219 he was entitled to under Herbalife's Senior Executive Retirement Plan, as well as the $3,052,169 he was entitled to under Herbalife's Senior Executive Deferred Compensation Plan. All payments made to Mr. Gerrity under this agreement are to be made less applicable withholding requirements. The Gerrity Separation Agreement further provides that Mr. Gerrity is entitled to exercise his vested stock options for 90 days following the date of such agreement and that his unvested options will continue to be outstanding until December 31, 2002 and will accelerate under certain circumstances. Under this agreement, Mr. Gerrity transferred all of his interests in Herbalife of Japan to Herbalife.

     Under the Sandler Separation Agreement, Mr. Sandler was entitled to receive the following payments: (i) $2.6 million for severance less applicable tax withholdings, (ii) $113,174 under the Supplemental Executive Retirement Plan, less applicable tax withholdings, (iii) $1.9 million under the Deferred Compensation Plan, less applicable tax withholdings and (iv) $176,924 payout of accrued, unused vacation, less applicable tax withholdings.

     On May 20, 2002, Herbalife and Mr. Sandler entered into an agreement for retention of legal services whereby Mr. Sandler will be retained as an independent contractor for a 36-month period beginning May 20, 2002. Under this agreement, Mr. Sandler will provide Herbalife with legal advice and perform such legal services as Herbalife may request from time to time. In consideration for the legal services to be provided by Mr. Sandler, Herbalife will pay Mr. Sandler a total consulting fee of $1.0 million.

CHANGE IN CONTROL PLAN

     Pursuant to the agreements in place prior to the signing of the merger agreement, and subject to reduction in the event of payment by Herbalife of severance payments, if any, made to such persons before consummation of the merger, upon consummation of the merger, Messrs. Kane and Klein and Ms. Hannah each received change in control payments (after making necessary adjustments for purposes of Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code")) in the amounts of $2.2 million, $2.2 million and $3.2 million, respectively.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Herbalife International, Inc.'s bylaws provide that, except to the extent expressly prohibited by the Nevada Revised Statutes, we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of Herbalife International, Inc., by reason of the fact that he is or was a director, officer, employee or agent of Herbalife International, Inc., or is or was serving at the request of Herbalife International, Inc. as a director, officer, employee or agent of another corporation, against expenses, including attorneys' fees, judgment, fines and amount paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Herbalife International, Inc., and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Herbalife International, Inc., and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

     All of the shares of Herbalife are 99.9% owned by WH Luxembourg Intermediate Holdings S.a.R.L., an indirect wholly-owned subsidiary of WH Holdings and 0.1% owned by WH Intermediate Holdings, a direct wholly-owned subsidiary of WH Holdings. The following table shows the beneficial ownership of preferred shares of WH Holdings, and thus the indirect beneficial ownership of the equity interest of Herbalife, held by (i) each of WH Holdings' and Herbalife's directors and director nominees, (ii) each of the Named Executive Officers of Herbalife, (iii) all directors and executive officers as a group and
(iv) each person or entity known to us to beneficially own more than five percent (5%) of the preferred shares of WH Holdings outstanding.


                                                                             PERCENTAGE
                                                                           OWNERSHIP ON A
                                                              NUMBER OF    FULLY DILUTED
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES        BASIS(1)
------------------------------------                          ----------   --------------
Whitney V, L.P. ............................................  47,741,351       46.8 %
Whitney Strategic Partners V, L.P. .........................     418,534        0.4 %
Whitney Private Debt Fund, L.P.(2)*.........................     805,585        0.8 %
WH Investments Ltd.(3)*.....................................   6,312,843        6.2 %
Green River Offshore Fund Ltd.(4)*..........................      85,929        0.1 %
     Total..................................................  55,364,242       53.4 %
CCG Investments (BVI), L.P. ................................  27,827,358       27.3 %
CCG Associates -- QP, LLC...................................   1,398,853        1.4 %
CCG Associates -- AI, LLC...................................     130,067        0.1 %
CCG Investment Fund -- AI, LP...............................     372,797        0.4 %
CCG AV, LLC -- Series C.....................................     918,003        0.9 %
CCG AV, LLC -- Series E.....................................     715,922        0.7 %
CCG CI, LLC.................................................      54,867        0.1 %
     Total..................................................  31,417,867       30.8 %
Peter M. Castleman(5)*......................................  55,364,242       55.2 %
James H. Fordyce*...........................................          --            --
John C. Hockin(5)*..........................................  55,364,242       55.2 %
Steven E. Rodgers(5)*.......................................  55,364,242       55.2 %
Jesse Rogers(6)**...........................................  31,417,867       30.7 %
Prescott Ashe(6)**..........................................  31,417,867       30.7 %
Ken Diekroeger**............................................          --            --
Stefan L. Kaluzny**.........................................          --            --
Brian L. Kane***............................................     284,091        0.3 %
Carol Hannah***.............................................     568,182        0.6 %
Charles L. Orr***...........................................      14,205        0.01%
Henry S. Burdick............................................          --            --
Leslie Stanford(7)***.......................................   2,272,728        2.2 %
All Directors and Executive Officers as a Group (14
  persons)(8)...............................................  90,091,769       88.3 %
                                                              ==========       =====


---------------

  * c/o Whitney & Co., LLC, 177 Broad Street, Stamford, Connecticut 06901.

 ** c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 33rd Floor,
    San Francisco, California 94111.

*** c/o Herbalife International, Inc., 1800 Century Park East, Los Angeles,
    California 90067.

(1) Applicable percentage of ownership as of October 31, 2002 is based upon 100,000,000 preferred shares outstanding and warrants for 2,040,816 preferred shares. Beneficial ownership is determined in accor-
dance with the rules of the SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of Herbalife, all persons listed below have sole voting and investment power with respect to their preferred shares, except to the extent authority is shared by spouses under applicable law and to the extent provided in the shareholders' agreement. See "Certain Relationships and Related Transactions -- Certain Agreements Relating to the
     Acquisition -- Shareholders' Agreement." Pursuant to the rules of the SEC, the number of preferred shares deemed outstanding includes shares issuable pursuant to options or warrants held by the respective person or group which may be exercised within 60 days of December 31, 2002. This calculation assumes the conversion of preferred shares into common shares.



(2) Includes warrants to purchase preferred shares at an exercise price of $0.01 per share, which are exercisable within 60 days of December 31, 2002.


(3) WH Investments Ltd. is a Cayman company beneficially owned by Whitney V, L.P. and Whitney Strategic Partners V, L.P.(the "Whitney Entities"). WH Investments Ltd. holds preferred shares which will be available for sale either to certain distributors, directors or members of management, or to WH Holdings for subsequent sale to certain distributors, directors or members of management, at subsequent closings. To the extent that such shares are not sold, they will be distributed pro rata to the beneficial owners of WH Investments Ltd.


(4) Includes warrants to purchase shares at an exercise price of $0.01 per share, which are exercisable within 60 days of December 31, 2002.



(5) Represents shares beneficially owned by the Whitney Entities and Whitney Private Debt Fund, L.P. Messrs. Castleman, Rodgers and Hockin are managing members of the entities that are the general partners of the Whitney Entities and Whitney Private Debt Fund, L.P. Accordingly, they may be deemed to share beneficial ownership of such shares. Each of Messrs. Castleman, Rodgers and Hockin disclaims beneficial ownership of all shares owned by the Whitney Entities and Whitney Private Debt Fund, L.P., except to the extent of his pecuniary interest in the Whitney Entities and Whitney Private Debt Fund, L.P.



(6) Represents shares beneficially owned by CCG Investments (BVI), L.P., CCG Associates -- QP, LLC, CCG Associates -- AI, LLC, CCG Investment Fund -- AI, LP, CCG AV, LLC -- Series C, CCG AV, LLC -- Series E and CCG CI, LLC (the "Golden Gate Entities"). Messrs. Rogers and Ashe are managing members of the entities that are general partners of the Golden Gate Entities. Accordingly, they may be deemed to share beneficial ownership of such shares. Each of Messrs. Rogers and Ashe disclaim beneficial ownership of all shares owned by the Golden Gate Entities, except to the extent of his pecuniary interest in the Golden Gate Entities.



(7) Represents shares beneficially owned by Leslie Stanford through Blueline Capital, LLC. Leslie Stanford was nominated by the distributors to the WH Holdings' board of directors and her appointment is effective as of December 20, 2002.



(8) Includes the preferred shares described above relating to current executive officers and directors plus an additional 170,454 preferred shares held by one other executive officer.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BUYOUT OF MINORITY INTEREST IN HERBALIFE OF JAPAN

     In 1996, Herbalife began to seek regulatory approvals to make an initial public offering of shares of Herbalife of Japan. On December 30, 1996, in preparation for the possible offering, Herbalife sold shares representing approximately 7.0% of Herbalife of Japan to some of its directors and executive officers, as well as to resident managers of Herbalife of Japan for an aggregate of approximately $4.6 million, as an incentive for increased efforts to facilitate the operation of the Herbalife of Japan business and the success of the offering (the "Japan minority shares"). In early May 2002, Herbalife repurchased the Japan minority shares for an aggregate of approximately $4.0 million and a cash dividend of approximately $0.6 million.

CERTAIN AGREEMENTS RELATING TO THE ACQUISITION

  SUBSCRIPTION AGREEMENTS

     In connection with the preferred shares financing, selected members of our distributor organization and senior management were offered the opportunity to purchase the 12% Series A Cumulative Convertible Preferred Shares of WH Holdings. The price paid by participating members of our distributor organization was the same as that paid by the equity sponsors. The subscription agreements contained customary representations, warranties and covenants.

  SHAREHOLDERS' AGREEMENT

     In connection with the subscription for the purchase of preferred shares, participating members of our distributor organization and senior management are required to become party to a shareholders' agreement entered into by the equity sponsors and WH Holdings (the "shareholders' agreement"). This agreement restricts the ability of the shareholders to freely transfer preferred shares and common shares held by them following the merger (other than to the transferor's family members, other shareholders and the equity sponsors). The equity sponsors and their transferees have also entered into an institutional shareholders' agreement which contains substantially similar restrictions to the shareholders' agreement relating to transfers by the equity sponsors and their transferees.

     The equity sponsors also have preemptive rights, and co-sale and bring-along rights on shares owned by other shareholders. The other shareholders have preemptive rights, and pro rata tag-along rights on certain sales of shares by the equity sponsors which will reduce the equity sponsors' holdings below a threshold.

     If a distributor shareholder is terminated, unless such distributor sells its shares to another distributor, WH Holdings shall have the right to repurchase such shares. If a shareholder that is a member of senior management is terminated, first the equity sponsors, then WH Holdings shall have the right to repurchase such shares before such terminated shareholder can sell its shares to third parties. Also, under the shareholders' agreement, the shareholders will agree to vote in favor of the election of the following designees to WH Holdings' board of directors:

     - Four (4) nominees designated by Whitney V, L.P.;

     - Four (4) nominees designated by CCG Investments (BVI), L.P.;

     - Herbalife's Chief Executive Officer;

     - Two (2) independent nominees acceptable to Whitney V, L.P. and CCG Investments (BVI), L.P.; and

     - Up to two (2) nominees designated by distributor shareholders.

     If the distributors own at least 11,000,000 preferred shares, they may designate one nominee to the board of directors of WH Holdings. If the distributors own more than 11,000,000 but less than 16,500,000 preferred shares, they may also select one non-voting observer to attend all meetings of the board of directors of

WH Holdings. If the distributors own 16,500,000 or more preferred shares, they may designate two nominees. The nominees of the distributors shall be elected by a plurality of votes cast by the distributor shareholders.


     In the event an equity sponsor does not have a designee serving on the board of directors for any reason, one person designated by such equity sponsor will be permitted to attend as an observer at all meetings of the board of directors. As of October 31, 2002, the distributors owned 11.44% of our equity, and have the right to designate one nominee and one non-voting observer to the board of directors of WH Holdings. At a shareholders meeting held on December 4, 2002, the distributors nominated Leslie Stanford for election to the board of directors of WH Holdings and Markus Lehman was nominated as a non-voting observer to the board of directors of WH Holdings. The appointments are effective as of December 20, 2002.


  REGISTRATION RIGHTS AGREEMENT

     Members of our distributor organization and senior management holding preferred shares will also be party to a registration rights agreement between the equity sponsors and WH Holdings (the "WH Holdings registration rights agreement"). Under the WH Holdings registration rights agreement, the equity sponsors have the ability, in certain circumstances, to cause WH Holdings to register equity securities and to participate in registrations by WH Holdings of its equity securities. Upon an initial public offering, if the equity sponsors shall include their shares for registration, the other shareholders may also participate pro rata.

     In addition to an initial public offering, if WH Holdings at any time proposes to register any of its securities under the Securities Act for sale to the public, in certain circumstances shareholders may require WH Holdings to include their shares in the securities to be covered by the registration statement. Such registration rights will be subject to customary limitations specified in the WH Holdings registration rights agreement.


  AMENDED AND RESTATED SHARE REPURCHASE AGREEMENT


     WH Holdings and WH Investments Ltd. entered into an amended and restated share repurchase agreement dated as of October 31, 2002, which enables WH Holdings to purchase shares from WH Investments Ltd. to sell to distributors, directors and members of management at subsequent closings.


 AGREEMENT OF ASSIGNMENT



     In connection with a share purchase agreement, WH Investments Ltd. transferred preferred shares to the Golden Gate Entities. The Golden Gate Entities, WH Investments Ltd. and WH Holdings entered into an agreement of assignment under which the Golden Gate entities agreed to assume certain obligations under the amended and restated share repurchase agreement with respect to the sale of preferred shares at subsequent closings.


  INDEMNITY AGREEMENT

     In connection with the purchase of preferred shares, WH Holdings and WH Acquisition entered into an indemnity agreement with the equity sponsors pursuant to which WH Holdings and Herbalife (as successor-in-interest to WH Acquisition) agreed to indemnify the equity sponsors for losses and claims resulting from, arising out of or any way related to the merger, including existing litigation. Whitney has been sued in San Francisco by Rosemont Associates and Joseph Urso for $20 million in a suit alleging breach of contract, breach of covenants of good faith and fair dealing, quantum meruit and other causes of action arising out of the sale of Herbalife to Whitney and others. Whitney believes it has meritorious defenses to the suit and is vigorously contesting it.

  SECURITIES PURCHASE AGREEMENT


     WH Holdings, GarMark Partners, L.P. ("GarMark") and Whitney Private Debt Fund, L.P. ("Whitney Private Debt") entered into a securities purchase agreement pursuant to which GarMark and Whitney Private Debt purchased the senior notes and warrants. Whitney Private Debt is an affiliate of certain of the equity sponsors. Whitney Private Debt purchased $15.0 million in principal amount of the senior notes and received warrants for 805,585 preferred shares of WH Holdings. In addition, Whitney Private Debt was paid a transaction fee of 3.5% of the principal amount of the senior notes it purchased and a drawdown fee of $225,000. On November 27, 2002, Green River Offshore Fund Ltd., an affiliate of Whitney, purchased $1.6 million in principal amount of the senior notes from GarMark and received warrants for 85,929 preferred shares of WH Holdings from GarMark. Each holder of $10 million or more of senior notes (subject to certain exceptions) may designate one observer to the board of directors of WH Holdings to attend each meeting of the board and committees of the board. The securities purchase agreement also contains customary representations, warranties, covenants and provisions relating to prepayment and default.


  AGREEMENTS WITH THE EQUITY SPONSORS


     In connection with the acquisition, we have entered into various agreements with the equity sponsors. Pursuant to the monitoring fee agreement entered into in connection with the acquisition, Whitney & Co., LLC and GGC Administration, LLC, an affiliate of CCG Investments (BVI), L.P., will conduct certain activities related to such parties' and its affiliates' investments in WH Holdings. In consideration of those services, Herbalife will pay to Whitney & Co., LLC and GGC Administration, LLC, quarterly, fees for monitoring services rendered (determined on an hourly basis), and such obligations shall be guaranteed by WH Holdings. Such monitoring fees will be at least $2.5 million per annum, but will not exceed an aggregate of $5.0 million per annum, divided between Whitney & Co., LLC and GGC Administration, LLC at a ratio of 65% to 35%, respectively. In no event will any such monitoring fees be earned or paid until Herbalife's adjusted EBITDA (as defined in the monitoring fee agreement), for the first trailing twelve month period ending on any calendar quarter following the date of the consummation of the merger, exceeds $125.8 million (and such payment shall continue annually thereafter once such initial threshold is met). Herbalife will also agree to reimburse Whitney & Co., LLC and GGC Administration, LLC for their reasonable out-of-pocket expenses and pay additional transaction fees to them in the event WH Holdings and/or any of its subsidiaries completes add-on acquisitions, divestitures, a transaction resulting in a change of control (as defined therein) or financing involving WH Holdings and/or any of its subsidiaries, and such obligations shall be guaranteed by WH Holdings. WH Holdings and its subsidiaries will also provide customary joint and several indemnification to Whitney & Co., LLC and GGC Administration, LLC. In connection with the structuring and implementation of the acquisition of Herbalife and related financing transactions, we paid the equity sponsors fees in the aggregate of $17.5 million. The equity sponsors were also reimbursed $5.0 million for their out-of-pocket expenses in connection with the merger and related financing transactions. In addition, Whitney & Co., LLC was paid fees of $645,000 in connection with providing a bridge commitment to WH Acquisition to finance a portion of the acquisition, which bridge facility was not utilized and has been terminated. Also, in connection with the Senior Credit Facility, Whitney Private Debt Fund, L.P. lent $5.0 million of the $180 million term loan to Herbalife.



  WH HOLDINGS EXECUTIVE OPTION PLAN



     WH Holdings has established a stock option plan that provides for the grant of options to purchase common shares of WH Holdings to any executive officer of Herbalife following the merger. The option plan is administered by a committee appointed by the board of directors of WH Holdings. Upon conversion of the options into common shares of WH Holdings, the executive officers of Herbalife will be required to enter into a shareholders' agreement and a registration rights agreement with WH Holdings. See "Management -- Description of Benefit Plans."

  WH HOLDINGS INDEPENDENT DIRECTORS STOCK OPTION PLAN

     WH Holdings has established an independent directors stock option plan that provides for the grant of options to purchase common shares of WH Holdings to independent directors of WH Holdings. Independent directors are individuals who are neither employees of WH Holdings or any of its affiliates nor designated as directors by the affiliates of WH Holdings or its distributors.

DESCRIPTION OF PREFERRED SHARES

     Members of our distributor organization became equity investors in WH Holdings. This investment was made through the purchase of shares of 12% Series A Cumulative Convertible Preferred Shares, having an aggregate liquidation preference equal to the aggregate original price of the preferred shares, plus accrued and unpaid dividends thereon. The preferred shares were issued in a private transaction not subject to the registration requirements of the Securities Act or the securities regulations under any other jurisdiction.

     LIQUIDATION PREFERENCE. Holders of the preferred shares have a preference equal to the purchase price per preferred share plus accrued and unpaid dividends thereon and will also participate with the common shares in available assets.

     MATURITY.  The preferred shares will not have a maturity date.

     DIVIDENDS. Each of WH Holdings preferred shares is entitled to receive cash dividends at a rate per annum equal to 12% of the original issue price. Unpaid dividends will compound on a quarterly basis. All dividends are cumulative from the date of issuance, whether or not earned or declared. Upon automatic conversion of the preferred shares, accrued and unpaid dividends shall be paid by WH Holdings, at the election of WH Holdings, in cash or in common shares. The Notes and the senior credit facilities restrict the payment of cash dividends by WH Intermediate Holdings and its subsidiaries to WH Holdings.

     VOTING. The holders of preferred shares shall be entitled to vote on all matters submitted to WH Holding's shareholders for a vote, together with the holders of common shares, all voting together as a single class.

     RANKING.  The preferred shares will rank senior to all other capital stock.

     CONVERSION. The preferred shares shall automatically convert on the earlier of (x) an IPO and (y) a merger or sale or other change of control of WH Holdings. Each preferred share will convert into a unit consisting of (i) the right to receive cash equal to the original issue price per preferred share and
(ii) one common share subject to anti-dilution adjustment.

     ANTI-DILUTION. The preferred shares will have customary anti-dilution adjustments for structural changes and certain preemptive rights with respect to dilutive equity issuances.

     OTHER RIGHTS OR RESTRICTIONS. Preferred shares issued to distributors will be subject to repurchase rights, restrictions on transfer, bring-along rights and will benefit from the registration rights and tag-along rights described elsewhere herein.

OTHERS

     Frank P. Morse and Robert A. Sandler, two former senior executives of Herbalife, are minority shareholders in B.L.I. Holdings, In., a holding company for two of our suppliers of personal care products. Total purchases from B.L.I. Holdings, Inc. and its subsidiaries were $919,000 for the seven months ended July 31, 2002, $199,000 for the two months ended September 30, 2002, and $241,000 for the nine months ended September 30, 2001.


     Subsequent to the merger, Douglas G. Sages, former Executive Vice President, Chief Administrative Officer and Chief Financial Officer is no longer employed by the Company, effective as of September 19, 2002. We have not entered into a separation arrangement with Mr. Sages as of this time.

                               THE EXCHANGE OFFER

EXCHANGE TERMS

     We sold the Series A Notes on June 27, 2002, to the initial purchaser pursuant to a purchase agreement. The initial purchaser subsequently sold the private notes to

     - "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A; and to

     - persons in offshore transactions in reliance on Regulation S under the Securities Act.

     As a condition to the initial sale of the Series A Notes, Herbalife and the initial purchaser entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed to:

     - file with the SEC by November 13, 2002, a registration statement under the Securities Act with respect to the Series B Notes, and

     - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before January 27, 2003.

     We agreed to issue and exchange the Series B Notes for all Series A Notes properly surrendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

     Series A Notes in an aggregate principal amount of $165,000,000 are currently issued and outstanding. The maximum aggregate principal amount of Series B Notes that will be issued in exchange for Series A Notes is $165,000,000. The terms of the Series B Notes and the Series A Notes are substantially the same in all material respects, except that the Series B Notes will be freely transferable by the holders except as provided in this prospectus. See "Description of Notes."

     The Series B Notes will bear interest at a rate of 11 3/4% per year, payable semiannually on January 15 and July 15 of each year, beginning on January 15, 2003. Holders of Series B Notes will receive interest from the date of the original issuance of the Series A Notes or from the date of the last payment of interest on the Series A Notes, whichever is later. Holders of Series B Notes will not receive any interest on Series A Notes tendered and accepted for exchange. In order to exchange your Series A Notes for transferable Series B Notes in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

     - any Series B Notes that you receive will be acquired in the ordinary course of your business;

     - you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the Series B Notes;

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or a broker-dealer tendering Series A Notes acquired directly from us; and

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the Series B Notes.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Series A Notes properly tendered in the exchange offer, and the exchange agent will deliver the Series B Notes promptly after the expiration date of the exchange offer.

     If you tender your Series A Notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Series A Notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "Transfer Taxes."

     WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR EXISTING SERIES A NOTES INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF SERIES A NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS


     The exchange offer expires at 5:00 p.m., New York City time, on January 24, 2003 (the "expiration date"), unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.


     In order to extend the exchange offer, we will:

     - notify the exchange agent of any extension by oral or written notice; and

     - issue a press release or other public announcement which will include disclosure of the approximate number of private notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right, so long as applicable law allows:

     - to delay our acceptance of Series A Notes for exchange;


     - to terminate the exchange offer if any of the conditions set forth under "-- Conditions of the Exchange Offer" beginning on page 102 exist;


     - to waive any condition to the exchange offer;

     - to amend any of the terms of the exchange offer; and

     - to extend the expiration date and retain all Series A Notes tendered in the exchange offer, subject to your right to withdraw your tendered Series A Notes as described under "-- Withdrawal of Tenders."

     Any waiver or amendment to the exchange offer will apply to all Series A Notes tendered, regardless of when or in what order the Series A Notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Series A Notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

     We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

     In the event we terminate the exchange offer, all Series A Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

     In the event that the exchange offer is withdrawn or otherwise not completed, Series B Notes will not be given to holders of Series A Notes who have validly tendered their Series A Notes.

RESALE OF SERIES B NOTES

     Based on interpretations of the SEC staff set forth in no action letters issued to third parties, we believe that Series B Notes issued under the exchange offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

     - you are acquiring Series B Notes in the ordinary course of your business;

     - you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the Series B Notes;

     - you are not a broker-dealer who purchased Series A Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act.

     However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

     If you tender Series A Notes in the exchange offer with the intention of participating in any manner in a distribution of the Series B Notes:

     - you cannot rely on those interpretations by the SEC staff, and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.


     Only broker-dealers that acquired the Series A Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B Notes. Please read the section captioned "Plan of Distribution" beginning on page 161 for more details regarding the transfer of Series B Notes.


ACCEPTANCE OF SERIES A NOTES FOR EXCHANGE

     We will accept for exchange Series A Notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, after the later of: (1) the expiration date of the exchange offer and (2) the satisfaction or waiver of the conditions specified below under "Conditions of the Exchange Offer." We will not accept Series A Notes for exchange subsequent to the expiration date of the exchange offer. Tenders of Series A Notes will be accepted only in minimum denominations equal to $100,000 or integral multiples of $1,000 in excess thereof.

     We expressly reserve the right, in our sole discretion, to:

     - delay acceptance for exchange of Series A Notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

     - terminate the exchange offer and not accept for exchange any Series A Notes not theretofore accepted for exchange, if any of the conditions set forth below under "-- Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law. In all cases, Series B Notes will be issued only after timely receipt by the exchange agent of certificates representing Series A Notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered Series A Notes, or defectively tendered Series A Notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the Series B Notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the Series B Notes and transmitting them to the holders. The exchange agent will deliver the Series B Notes to holders of Series A Notes accepted for exchange after the exchange agent receives the Series B Notes.


     If, for any reason, we delay acceptance for exchange of validly tendered Series A Notes or we are unable to accept for exchange validly tendered Series A Notes, then the exchange agent may, nevertheless, on our behalf, retain tendered Series A Notes, without prejudice to our rights described under "-- Expiration Date; Extensions; Termination; Amendments" beginning on page 97, "-- Conditions of the Exchange Offer" beginning on page 102 and "-- Withdrawal of Tenders" beginning on page 102, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.



     If any tendered Series A Notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more Series A Notes than those that are tendered, certificates evidencing Series A Notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of Series A Notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "-- Procedures for Tendering Series A Notes -- Book-Entry Transfer" beginning on page 100, such Series A Notes will be credited to the account maintained at such book-entry transfer facility from which such Series A Notes were delivered, unless otherwise requested by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.



     Tendering holders of Series A Notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their Series A Notes other than as described in "Transfer Taxes" beginning on page 102 or in Instruction 7 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.


PROCEDURES FOR TENDERING SERIES A NOTES

     Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender Series A Notes should contact such registered holder promptly and instruct such registered holder to tender Series A Notes on such beneficial owner's behalf.

     Tender of Series A Notes Held Through Depository Trust. The exchange agent and Depository Trust have confirmed that the exchange offer is eligible for the Depository Trust automated tender offer program. Accordingly, Depository Trust participants may electronically transmit their acceptance of the exchange offer by causing Depository Trust to transfer Series A Notes to the exchange agent in accordance with Depository Trust's automated tender offer program procedures for transfer. Depository Trust will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by Depository Trust, received by the exchange agent and forming part of the book-entry confirmation, which states that Depository Trust has received an express acknowledgment from the participant in Depository Trust tendering Series A Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by Depository Trust and received by the exchange agent which states that Depository Trust has received an express acknowledgment from the participant in Depository Trust tendering Series A Notes that they have received and agree to be bound by the notice of guaranteed delivery.

     Tender of Series A Notes Held in Certificated Form. For a holder to validly tender Series A Notes held in certificated form:

     - the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - the exchange agent must receive certificates for tendered Series A Notes at such address, or such Series A Notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender Series A Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Series A Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     LETTERS OF TRANSMITTAL AND SERIES A NOTES SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, AND NOT TO US OR TO ANY BOOK-ENTRY TRANSFER FACILITY.

     THE METHOD OF DELIVERY OF SERIES A NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING SERIES A NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERTY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A NOTES WILL BE ACCEPTED.

     Signature Guarantee. Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

     - the letter of transmittal is signed by the registered holder of the Series A Notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those Series A Notes, or if any Series A Notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any Series A Notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

     - the Series A Notes are tendered for the account of an eligible institution.

     An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion program or the Stock Exchange Medallion program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

     Book-Entry Transfer. The exchange agent will seek to establish a new account or utilize an existing account with respect to the Series A Notes at Depository Trust promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the Series A Notes may make book-entry delivery of Series A Notes by causing the book-entry transfer facility to transfer such Series A Notes into the exchange agent's account. HOWEVER, ALTHOUGH DELIVERY OF SERIES A NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of Series A Notes into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

     Guaranteed Delivery.  If you wish to tender your Series A Notes and:

          (1) certificates representing your Series A Notes are not lost but are not immediately available,

          (2) time will not permit your letter of transmittal, certificates representing your Series A Notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

          (3) the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following are complied with:

        - your tender is made by or through an eligible institution;

        - on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

             (a) set forth your name and address, the registered number(s) of your Series A Notes and the principal amount of Series A Notes tendered;

             (b) state that the tender is being made thereby;

             (c) guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the Series A Notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

             (d) the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all Series A Notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

     Other Matters. Series B Notes will be issued in exchange for Series A Notes accepted for exchange only after timely receipt by the exchange agent of:

     - certificates for (or a timely book-entry confirmation with respect to) your Series A Notes,

     - a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

     - any other documents required by the letter of transmittal.

     We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Series A Notes. Our determination will be final and binding on all parties. ALTERNATIVELY, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A NOTES WILL NOT BE CONSIDERED VALID. We reserve the absolute right to reject any or all tenders of Series A Notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series A Notes.

     Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

     Any defect or irregularity in connection with tenders of Series A Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Series A Notes to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Series A Notes, or will incur any liability to holders for failure to give any such notice.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of Series A Notes at any time prior to the expiration date.

     For a withdrawal to be effective:


     - the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under "-- Exchange Agent" on page 103, or


     - you must comply with the appropriate procedures of Depository Trust's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the Series A Notes to be withdrawn, and

     - identify the Series A Notes to be withdrawn, including the principal amount of the Series A Notes.

     If Series A Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at Depository Trust to be credited with the withdrawn Series A Notes and otherwise comply with the procedures of Depository Trust.

     We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Series A Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.


     Any Series A Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Series A Notes tendered by book-entry transfer into the exchange agent's account at Depository Trust according to the procedures described above, such Series A Notes will be credited to an account maintained with Depository Trust for the Series A Notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Series A Notes by following one of the procedures described under "-- Procedures for Tendering Series A Notes" beginning on page 99 at any time on or prior to the expiration date.


CONDITIONS OF THE EXCHANGE OFFER

     We may terminate, waive any conditions to or amend the exchange offer or, subject to Rule 14e-1 under the Exchange Act which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer, postpone the acceptance for exchange of Series A Notes so tendered if, on or prior to the expiration date of the exchange offer, we determine that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. We reserve the right to waive any defects, irregularities or conditions of surrender as to particular Series A Notes.

TRANSFER TAXES

     We will pay all transfer taxes applicable to the transfer and exchange of Series A Notes pursuant to the exchange offer. If, however:

     - delivery of the Series B Notes and/or certificates for Series A Notes for principal amounts not exchanged, are to be made to any person other than the record holder of the Series A Notes tendered;

     - tendered certificates for Series A Notes are recorded in the name of any person other than the person signing any letter of transmittal; or

     - a transfer tax is imposed for any reason other than the transfer and exchange of Series A Notes to us or our order, the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the Series B Notes.

CONSEQUENCES OF FAILING TO EXCHANGE

     If you do not exchange your Series A Notes for Series B Notes in the exchange offer, you will remain subject to the restrictions on transfer of the Series A Notes:

     - as set forth in the legend printed on the bonds as a consequence of the issuance of the Series A Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise set forth in the memorandum distributed in connection with the private offering of the Series A Notes.

     In general, you may not offer or sell the Series A Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Series A Notes under the Securities Act.

ACCOUNTING TREATMENT

     The Series B Notes will be recorded at the same carrying value as the Series A Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the Series B Notes.

EXCHANGE AGENT

     The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Series A Notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

                              The Bank of New York

        By Overnight,                    By Mail:                  By Hand in New York:
Registered or Certified Mail       The Bank of New York            The Bank of New York
    or Overnight Courier:           101 Barclay Street              101 Barclay Street
    The Bank of New York               Floor 21 West                   Floor 21 West
   Reorganization Section        New York, New York 10286        Corporate Trust Services
    101 Barclay Street-7E         Reorganization Section                  Window
  New York, New York 10286         Attn: Bernard Arsenec               Ground Level
    Attn: Bernard Arsenec                                          Attn: Bernard Arsenec
                                       By Facsimile:              Reorganization Section
                                (for eligible institutions
                                           only)
                                      (212) 298-1915
                                   Confirm by telephone:
                                      (212) 815-5098

                    DESCRIPTION OF SENIOR CREDIT FACILITIES

     At the closing of the acquisition, we entered into senior credit facilities with various lenders, including Whitney Private Debt Fund, L.P., and UBS AG, Stamford Branch as administrative agent. Set forth below is a summary of the terms of the senior credit facilities.

     The senior credit facilities consist of (i) a senior term loan in the aggregate principal amount of $180.0 million and (ii) a senior revolving credit facility in the aggregate principal amount of $25.0 million. We borrowed $180.0 million under the senior credit facilities to provide a portion of the proceeds required to consummate the merger and will borrow amounts to provide for working capital and general corporate needs after the consummation of the merger. The term loan will mature on June 30, 2008. The revolving credit facility is available until July 31, 2007.

     The Series A Notes and the senior credit facilities are guaranteed by the guarantors. The senior credit facilities are also guaranteed by WH Holdings. The obligations under the senior credit facilities are secured by (i) first priority pledges of (A) all of the stock of the guarantors, and (B) 65% of the equity interests of the foreign subsidiaries of Herbalife that are not guarantors other than the following subsidiaries:

     - HIIP Investment Co., LLC;
     - Herbalife Foreign Sales Corporation;
     - Importadora Y Distribuidora Herbalife International de Chile Limitada;
     - Herbalife International Greece S.A.;
     - Herbalife Hungary Trading, Limited;
     - PT Herbalife Indonesia;
     - Herbalife International SBN.BHD;
     - HBL International Maroc SARL;
     - Herbalife International Products N.V.;
     - Herbalife International Holdings, Inc.;
     - Herbalife International, S.A.;
     - Herbalife Domincana, S.A.; and
     - Herbalife Del Ecuador, S.A.;

and (ii) security interests in and liens on all accounts receivable, inventory and other property and assets of WH Holdings and the guarantors (other than the escrow account for interest on the senior notes described above).

     All amounts outstanding under our senior credit facilities bear interest, at our option, subject to certain limitations, as follows:

          (i) with respect to our senior secured revolving credit facility: at the base rate plus 2.75% per annum or at the reserve adjusted LIBOR Rate plus 3.75% per annum; and

          (ii) with respect to amounts outstanding under our senior secured term loan facility: at the base rate plus 3.00% per annum or at the reserve adjusted LIBOR Rate plus 4.00% per annum.

The applicable margin for the revolving loans under the senior credit facilities is subject to adjustment based upon our consolidated total leverage ratio. The base rate is a fluctuating interest rate equal to the higher of (a) UBS' prime rate or (b) the Federal Funds Effective Rate plus 0.5%. We also pay customary administration fees and expenses and commitment fees of 0.50% per annum on the unused portion of the revolving credit facility.


     Prior to the maturity date, we expect that funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed.

     We may prepay borrowings under the senior credit facilities in whole or in part, in minimum amounts and subject to certain other conditions set forth in the credit agreement. Subject to specified exceptions, we are required to make mandatory prepayments to the lenders from:

     - 100% of the net cash proceeds from certain asset sales;

     - 100% of the net cash proceeds from certain new debt issuances;

     - 50% of the net cash proceeds from certain equity issuances;

     - 100% of insurance recoveries in excess of amounts applied within an agreed period of time; and

     - 50% of our excess cash flow.

     In addition, the senior credit facilities contain various covenants, including, without limitation, financial covenants as well as restrictions on our ability to:

     - make investments;

     - engage in transactions with affiliates;

     - repurchase or prepay debt;

     - terminate or materially amend material contracts;

     - incur other indebtedness or issue certain types of equity;

     - create liens on our assets;

     - sell our assets; and

     - pay dividends on our capital stock.

     The senior credit facilities also include customary indemnities and events of default, including a change of control, as defined in the senior credit facilities.


     We have entered into an amendment and waiver to the senior credit facilities which provides that we will optionally prepay $40 million of the term loans on December 30, 2002 (following which payment, $135 million of term loans will remain outstanding). As a result of making such prepayments (and thereby eliminating the next two quarterly payments and reducing quarterly payments thereafter), the next scheduled amortization payment will be made on June 30, 2003, in the amount of approximately $2.2 million and all payments thereafter will be made in the amount of approximately $6.5 million on a quarterly basis, except for the final payment due on June 30, 2008 in the amount of $8.7 million. These prepayments will also satisfy our obligation to make an excess cash flow prepayment in April 2003 (with respect to the fiscal year 2002). Additionally, the credit agreement amendment will allow us to repurchase up to $25.0 million in principal amount of the Notes provided we meet an agreed upon leverage ratio.

                              DESCRIPTION OF NOTES


     On June 27, 2002, WH Acquisition, a Nevada corporation, issued the Series A Notes. The Series A Notes were issued pursuant to an indenture (the "Indenture") dated as of June 27, 2002 by and among WH Acquisition, as issuer, WH Intermediate Holdings, a Cayman Islands company, Luxembourg Holdings, a Luxembourg company, Luxembourg Intermediate Holdings, a Luxembourg company, Luxembourg CM, a Luxembourg company, as Guarantors, and The Bank of New York, as trustee (the "Trustee"). The Indenture will also govern the terms and conditions relating to the Series B Notes.


     Pursuant to the Agreement and Plan of Merger, dated as of April 10, 2002, by and among Holdings, WH Acquisition, and Herbalife International, Inc., WH Acquisition merged with and into Herbalife International, Inc., with Herbalife International, Inc. as the surviving corporation (the "Merger"). Upon consummation of the Merger, Herbalife International, Inc. assumed WH Acquisition's obligations under the Indenture and caused its subsidiaries to become Guarantors and to execute supplemental indentures to the extent required by the Indenture. See "The Acquisition."

     The following descriptions of certain provisions of the Indenture and the Registration Rights Agreement dated as of June 27, 2002 by and among WH Acquisition, Parent, Luxembourg Holdings, Luxembourg Intermediate Holdings, Luxembourg CM and the Initial Purchaser (the "Registration Rights Agreement") are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture and the Registration Rights Agreement. Upon consummation of the Merger, Herbalife International, Inc. assumed WH Acquisition's obligations under the Registration Rights Agreement and caused its subsidiaries that are required to become Guarantors under the Indenture to become party to the Registration Rights Agreement.

     You can find the definitions of certain capitalized terms in this section under the subheading "-- Certain Definitions." For purposes of this section, references to "Company" or "we," "our," or "us" include only Herbalife International, Inc. and its successors in accordance with the terms of the Indenture and, except pursuant to the terms of the Guarantees, not our Subsidiaries or the Subsidiaries of Herbalife International, Inc. For purposes of this section, references to "Parent" means only WH Intermediate Holdings and its successors in accordance with the terms of the Indenture and, except pursuant to the terms of the Guarantees, not Parent's Subsidiaries.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement thereof. A copy of the form of the Indenture is available from the Trustee upon request.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because the Indenture, and not this description, defines your rights as a holder of the Notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE NOTES

     The Notes are:

     - our unsecured, senior subordinated obligations;

     - ranked junior in right of payment to all of our existing and future Senior Debt;

     - ranked senior in right of payment to all of our existing and future Subordinated Indebtedness; and

     - unconditionally guaranteed by the Guarantors on a senior subordinated basis.

     The Notes are issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

     The term "Subsidiaries" as used in this Description of Notes does not include Unrestricted Subsidiaries. As of the Issue Date, none of our subsidiaries or any subsidiaries of our Parent were Unrestricted Subsidiaries. On a pro forma basis, after giving effect to the Merger, the Parent does not have any Unrestricted Subsidiaries. However, under certain circumstances, the Parent will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

  THE GUARANTEES

     The Notes are jointly and severally, irrevocably, fully and unconditionally, guaranteed (the "Guarantees") on a senior subordinated basis by Parent, Luxembourg Holdings, Luxembourg Intermediate Holdings, Luxembourg CM and each of Parent's present and future Subsidiaries and each of our present and future Subsidiaries (the "Guarantors") that guarantee any Indebtedness under the Credit Agreement. The obligations of each Guarantor under its Guarantee, however, are limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. The term "Subsidiaries" as used in this Description of Notes, however, does not include Unrestricted Subsidiaries. See "Certain Bankruptcy Limitations; Non-Guarantor Subsidiaries" below.

PRINCIPAL, MATURITY AND INTEREST; ADDITIONAL NOTES

     On the Issue Date, we initially issued Notes with a maximum aggregate principal amount of $165.0 million. The Indenture provides, in addition to the Notes being issued on the Issue Date, for the issuance of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Any such Additional Notes would be issued on the same terms as the Notes offered hereby and would constitute part of the same series of securities as the Notes and would vote together as one series on all matters. All references to Notes herein includes the Additional Notes, except as stated otherwise.

     The Notes will mature on July 15, 2010. The Notes bear interest at 11 3/4% per annum from June 27, 2002 or from the most recent date to which interest has been paid or provided for (the "Interest Payment Date"), payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2003, to the Persons in whose names such Notes are registered at the close of business on the January 1 or July 1 immediately preceding such Interest Payment Date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     Principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes is payable, and the Notes may be presented for registration of transfer or exchange, at our office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the Notes (the "Holders") at the addresses set forth upon our registry books. (See "Form and Transfer of the Notes -- Book-Entry Procedures -- Same Day Settlement and Payment"). No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by us, our office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

SUBORDINATION

     The Notes and the Guarantees are our and the Guarantors' general, unsecured obligations, respectively, contractually subordinated in right of payment to all of our Senior Debt and the Senior Debt of the Guarantors, as applicable. This effectively means that holders of Senior Debt must be paid in full before any amounts are paid to the Holders of the Notes in the event a bankruptcy or insolvency proceeding is commenced by or against us and that holders of Senior Debt can block payments to the Holders of the Notes in the event of a default by us on such Senior Debt, all as more fully described below.

     As of September 30, 2002, we had outstanding an aggregate of approximately $178.6 million of Senior Debt (all of which Indebtedness is secured), no Indebtedness that ranks equal to the Notes and no Indebtedness subordinate to the Notes in right of payment.

     The rights of Holders are effectively subordinated to all existing and future indebtedness and preferred stock of our subsidiaries and, with respect to the Parent's Guarantee, the Parent's subsidiaries (other than the Company) that are not Guarantors.

     We may not and the Guarantors may not, make payment (by setoff or otherwise), as applicable, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes or Liquidated Damages, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities):

          (1) upon the maturity of any of our Senior Debt or any Senior Debt of such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for), or

          (2) in the event of default in the payment of any principal of, premium, if any, or interest on our Senior Debt or Senior Debt of such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (1) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (2) written notice of such event of default given to us by the representative under the Credit Agreement or, if no Indebtedness under the Credit Agreement is then outstanding, the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by us or on our behalf or by or on the behalf of any Guarantor which is an obligor under such Senior Debt on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes (or Liquidated Damages), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, we shall and the Guarantors shall be required to pay all sums not previously paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.

     Any number of Payment Notices may be given; provided, however, that:

     (1) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and

     (2) no non-payment default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

     Upon any distribution of our assets or any Guarantor's assets upon any dissolution, winding up, total or partial liquidation or reorganization of us or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

          (1) the holders of all of our or such Guarantor's Senior Debt, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or Liquidated Damages) (other than Junior Securities); and

          (2) any payment or distribution of our or such Guarantor's assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that, notwithstanding the foregoing, any payment or distribution of our or any Guarantor's assets (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     No provision contained in the Indenture or the Notes affects our obligation or the obligation of the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest or if applicable, Liquidated Damages on the Notes. The subordination provisions of the Indenture and the Notes do not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshaling of our assets and liabilities, Holders of the Notes may receive ratably less than other creditors.

     Certain Bankruptcy Limitations; Non-Guarantor Subsidiaries. We are a holding company, conducting substantially all of our business through Subsidiaries. Our Obligations with respect to the Notes are guaranteed by all of the Parent's Subsidiaries and our Subsidiaries, other than the Non-Guarantor Subsidiaries, and are not guaranteed by any Unrestricted Subsidiaries, which subsidiaries are not guarantors of the Notes. See "Risk Factors."

     Holders of the Notes are direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its Guarantee may be subject to review and avoidance under state, federal fraudulent transfer laws or other applicable foreign laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives in the offering of the Notes. The obligations of each Guarantor under its Guarantee is limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See "Risk Factors -- The ability of some of our foreign subsidiaries to guarantee the Notes may be restricted by local law and consequently, limit your potential recovery" and "Risk Factors -- Issuance of the Notes and the guarantees by the domestic subsidiaries may be subject to fraudulent conveyance laws."

     If the obligations of a Guarantor under its Guarantee were avoided, Holders of Notes would have to look to any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

     We conduct certain of our operations through Non-Guarantor Subsidiaries. Accordingly, our ability to meet our cash obligations may in part depend upon the ability of such Non-Guarantor Subsidiaries and any future Non-Guarantor Subsidiaries to make cash distributions to us and the Guarantors. Furthermore, any right we have or the Guarantors have to receive the assets of any such Non-Guarantor Subsidiary upon such Non-Guarantor Subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated to the claims of such Non-Guarantor Subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that we or the Guarantors are recognized as creditors or preferred stockholders of such Non-Guarantor Subsidiary, in which case our claims or the claims of the Guarantors would still be subordinate to any indebtedness or preferred stock of such Non-Guarantor Subsidiaries.

NO SINKING FUND OR MANDATORY REDEMPTIONS

     As the merger occurred on July 31, 2002, the Notes will not have the benefit of any sinking fund and we will not be required to make any mandatory redemption payments with respect to the Notes.

OPTIONAL REDEMPTION

     We do not have the right to redeem any Notes prior to July 15, 2006 (other than out of the Net Cash Proceeds of any Qualified Equity Offering, as described in the next following paragraph).

     At any time on or after July 15, 2006 we may redeem the Notes for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the Notes ("Redemption Date"):

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................   105.875%
2007........................................................   102.938%
2008 and thereafter.........................................   100.000%

     At any time or from time to time on or prior to July 15, 2005, upon one or more Qualified Equity Offerings, up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture may be redeemed at our option within 90 days of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash received by us from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 111.75% of principal, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding.

     If the Redemption Date hereunder is on or after an interest record date ("Record Date") on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

SELECTION AND NOTICE

     In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of our registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless we default in the payment thereof.

REPURCHASE AT THE OPTION OF HOLDERS

  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     The Indenture provides that in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by us (the "Change of Control Offer"), to require us to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

     The Change of Control Offer shall be made within 20 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement or such other period as may be required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, we shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

     As used herein, a "Change of Control" means:

          (1) prior to consummation of an Initial Public Offering, the Principals and their Related Parties shall cease to beneficially own at least 51% of the voting power of the Voting Equity Interests of the Parent;

          (2) the Parent shall cease to beneficially own at least 80% of the voting power of the Voting Equity Interests of the Company;

          (3) following the consummation of an Initial Public Offering, (A) any merger or consolidation of the Parent or the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Parent or the Company, respectively, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Principals and their Related Parties, or, in the case of the Company, the Parent or any Wholly-Owned Subsidiary of the Parent) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of voting power of the aggregate Voting Equity Interests of the transferee(s) or surviving entity or entities, (B) any "person" (including any group that is deemed to be a "person") (other than the Principals and their Related Parties, or, in the case of the Company, the Parent or any Wholly-Owned Subsidiary of the Parent) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the voting power of the aggregate Voting Equity Interests of the Company or the Parent, or (C) the Continuing Directors cease for any reason to constitute a majority of the Parent's Board of Directors then in office.

     As used in this covenant, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable.

     Notwithstanding the foregoing, we are not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us, including any requirements to repay in full all Indebtedness under the Credit Agreement, any Senior Debt or Senior Debt of any Guarantor or obtains the consents of such lenders to such Change of Control Offer as set forth in the following paragraph of this Section, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Indenture provides that, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, we will:

          (1)(a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or (b) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full, or

          (2) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided herein.

     Our failure to comply with the preceding sentence shall constitute an Event of Default described in clause (3) under "Events of Default" below.

     On or before the Change of Control Purchase Date, we will:

          (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2) deposit with the paying agent for us (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered, and

          (3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by us.

     The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by us to the Holder thereof. We publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of us, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of a Person's assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will be able to acquire Notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER FROM EXCESS CASH FLOW

     The Indenture provides that if the Parent has Excess Cash Flow for any fiscal year, then no later than the 140th day following the end of each fiscal year, the Parent shall apply an amount equal to 50% of the Excess Cash Flow for such fiscal year: (1) first, to the extent the Parent elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (and permanently reduce the commitments thereunder) Senior Debt of the Company or the Guarantors with such percentage of Excess Cash Flow; and (2) second, to the extent of the balance of such percentage of Excess Cash Flow after application in accordance with clause (1) (the amount of such unapplied percentage, the "Excess Cash Flow Amount"), to make an offer (the "Excess Cash Flow Offer") to the holders of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring us to purchase such Indebtedness from our Excess Cash Flow to purchase, on a pro rata basis in proportion to the respective principal amounts (or accreted values, in the case of Indebtedness issued with original issue discount) of the Notes and such other Indebtedness then outstanding, Notes at a purchase price in cash equal to 100% of the principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Notes or such other Indebtedness to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer, in accordance with the terms of the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (1) above, the Company or such Guarantor shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and provided, further, that no Excess Cash Flow Offer shall be required to be made if the Parent's Leverage Ratio is less than 2.50 to 1.0 on the last day of such fiscal year.

     The Excess Cash Flow Offer will be required to remain open for 20 Business Days following its commencement. Upon the expiration of that period, the Parent promptly (and in any case, within 3 Business Days following such expiration) will apply the Excess Cash Flow Offer Amount plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the purchase of all Indebtedness validly tendered pursuant to an Excess Cash Flow Offer for the Excess Cash Purchase Price. If the aggregate principal amount of Indebtedness tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Parent will purchase such Indebtedness, or portions thereof tendered, pro rata or by such other method as may be required by law. If the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company and the Guarantors may use any remaining Excess Cash Flow Amount for any purposes not prohibited by the Indentures. The Parent will not be required to make an Excess Cash Flow Offer to purchase Notes pursuant to this covenant if the available cumulative Excess Cash Flow after the application of Excess Cash Flow in accordance with clause (1) of the previous paragraph is less than $5.0 million; provided, that any such lesser amount of Excess Cash Flow (if positive) will be added to the Excess Cash Flow for each subsequent fiscal year until an Excess Cash Flow Offer is made.

     Any Excess Cash Flow Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

  SALE OF ASSETS AND SUBSIDIARY STOCK

     The Indenture provides that we will not and the Parent will not, and neither we nor Parent will permit any of our Subsidiaries nor will Parent permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company or the Parent), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company or, of the Parent, whether by the Company, the Guarantor or the Parent or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company or Parent and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

          (1) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $1.0 million, at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents;

          (2) the Parent determines in good faith that the Company, the Parent or such Subsidiary, as applicable, receives, as applicable, fair market value for such Asset Sale; and

          (3) if the value of the assets being disposed of in such Asset Sale or series of Asset Sales with an aggregate fair market value (as determined in good faith by the Board of Directors) is at least $10.0 million, the Board of Directors shall have received a written opinion of a nationally recognized investment banking firm (or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States) to the effect that such Asset Sale or series of Asset Sales is fair, from a financial point of view, to the Parent or Such Subsidiary and the Company shall have deliver a copy of such opinion to the Trustee promptly following the consummation of such Asset Sale or series of Asset Sales.

     For purposes of (1) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (a) Senior Debt assumed by a transferee in an Asset Sale; provided, that the Company and all of the Guarantors and all of the Subsidiaries of the Company and the Parent are fully released from obligations in connection therewith, and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

     The Indenture provides that within 360 days following such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Amount") are:

          (a) invested in Related Business Assets and property (except in connection with the acquisition of a Person that becomes a Subsidiary of the Company or the Parent and which immediately becomes a Guarantor in a Related Business) other than notes, bonds, obligation and securities, or make Permitted Investments pursuant to and in accordance with clauses (f) and (g) of the definition thereof which in the good faith reasonable judgment of our Board of Directors will immediately constitute or be a part of a Related Business of the Parent, the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or

          (b) used to retire Senior Debt and, to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the date the Merger is consummated or permitted pursuant to paragraph (b) or (c), as applicable, of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" (including, in the case of a revolver or similar arrangement that makes credit available, permanently reducing the commitment by such amount), or

          (c) applied to the optional redemption of the Notes in accordance with the terms of the Indenture and our other Indebtedness ranking on a parity with the Notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, except that, in the case of each of the provisions of clauses (a) and (b), only proceeds from an Asset Sale of assets or capital stock of a Non-Guarantor Foreign Subsidiary may be invested in or used to retire Indebtedness of a Non-Guarantor Subsidiary. Pending the final application of any Net Cash Proceeds, the

Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

     The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in (a), (b) or (c) of the preceding paragraph shall constitute Excess Proceeds. Within 30 days after the date that the amount of Excess Proceeds exceeds $15.0 million, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period").

     Upon expiration of the Asset Sale Offer Period, we shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds in any manner not otherwise prohibited by the Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

     Notwithstanding, and without complying with, the provisions of this covenant:

          (1) the Company, the Parent and the Subsidiaries of the Company and the Parent may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

          (2) the Company, the Parent and the Subsidiaries of the Company and the Parent may convey, sell, transfer, assign or otherwise dispose of all or substantially all of its assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation;"

          (3) the Company, the Parent and the Subsidiaries of the Company and the Parent may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any Guarantor;

          (4) the Company, the Parent and the Subsidiaries of the Company and the Parent may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens (and permit foreclosure thereon) not prohibited by the Indenture;

          (5) Non-Guarantor Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to us, any of the Guarantors, or any other Non-Guarantor Subsidiary;

          (6) the Company, the Parent and the Subsidiaries of the Company and the Parent may make Permitted Investments pursuant to and in accordance with clauses (f), (g), and (h) and Restricted Investments under "Limitation on Restricted Payments;"

          (7) the Company, the Parent and the Subsidiaries of the Company and the Parent may incur Liens (and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure) that are not prohibited by the Indenture; and

          (8) Subsidiaries of the Company and the Parent may issue Equity Interests of such Subsidiary upon conversion of, or in exchange for, other outstanding securities of such Subsidiary the issuance of which was not prohibited by the Indenture.

     All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be reinvested or used as otherwise provided above in clauses 1(a) or 1(b) of the first paragraph of this covenant.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, our compliance or the compliance of any of our subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

CERTAIN COVENANTS

     The Indenture contains certain covenants that, among other things, restrict our ability and the ability of the Guarantors and their Subsidiaries to borrow money, grant liens, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or consolidations. The following summary of certain covenants of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. We urge you to read the Indenture because the Indenture, and not this description, details your rights as a holder of the Notes.

  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

     The Indenture provides that, except as set forth in this covenant, we will not and the Parent will not, and neither we nor the Parent will permit any Subsidiary of the Company or the Parent to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

     Notwithstanding the foregoing if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness, and

          (2) on the date of such incurrence (the "Incurrence Date"), (x) the Parent's Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio the use of proceeds thereof, would be at least 2.25 to 1.0, if the Indebtedness is incurred on or prior to July 1, 2004, or would be at least 2.50 to 1.0 if the Indebtedness is incurred thereafter (in each case, the "Debt Incurrence Ratio") and (y) the Parent's Leverage Ratio does not exceed the Applicable Leverage Ratio, then we and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock). In addition, the foregoing limitations of the first paragraph of this covenant will not prohibit:

          (a) our incurrence or the incurrence by any Guarantor of Purchase Money Indebtedness; provided, that

             (1) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $15.0 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency), and

             (2) in each case, such Indebtedness shall not constitute more than 100% of our cost or the cost to such Guarantor (determined in accordance with GAAP in good faith by our Board of Directors), as applicable, of the property so purchased, constructed, improved or leased;

          (b) if no Event of Default shall have occurred and be continuing, our incurrence or the incurrence by any Subsidiary of the Parent or the Company of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $25.0 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currencies), minus the amount of any Indebtedness (other than Permitted Indebtedness) of any Non-Guarantor Subsidiaries then outstanding, and

          (c) our incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph I, without regard to the notional amount of any Interest Swap or Hedging Obligations relating thereto that constitute Permitted Indebtedness pursuant to clause (f) of the definition thereof, (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $205.0 million (or the equivalent thereof at the time of incurrence in the applicable foreign currency), minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) of the second paragraph of the covenant "Sale of Assets and Subsidiary Stock," (2) assumed by a transferee in an Asset Sale and (3) the aggregate amount of all mandatory principal payments and prepayments in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replacement or refinancing thereof) actually made; provided, that, this clause (3) shall not reduce the aggregate amount of Indebtedness available to be incurred and outstanding by the Company and the Guarantors pursuant to this clause (c) below $35.0 million.

     Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or the Parent (including upon designation of any subsidiary or other Person as a Subsidiary of the Company or the Parent) or is merged with or into or consolidated with the Company or the Parent or a Subsidiary of the Company or the Parent shall be deemed to have been incurred at the time such Person becomes or is designated a Subsidiary of the Company or the Parent or is merged with or into or consolidated with the Company or the Parent or a Subsidiary of the Company or the Parent.

     Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of our Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of the Indenture (other than Indebtedness incurred pursuant to clause (a) hereof) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Subsidiary of the Company or the Parent will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence we may designate pursuant to which provision of this covenant such Indebtedness is being incurred and we may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

  LIMITATION ON RESTRICTED PAYMENTS

     The Indenture provides that we will not and the Parent will not, and the Parent will not permit any Subsidiary of the Company or the Parent to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

          (1) a Default or an Event of Default shall have occurred and be continuing,

          (2) the Parent is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

          (3) the aggregate amount of all Restricted Payments made by Herbalife International, Inc. and its Subsidiaries, the Company, the Parent and the Subsidiaries of the Company and the Parent, as applicable, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

             (a) 50% of the Parent's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Parent's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (the "Commission") (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); provided, that, solely for purposes of determining the Parent's aggregate Consolidated Net Income for purposes of this clause
        (a) after the consummation of the Merger, the aggregate Parent's Consolidated Net Income shall be determined from the first day of the first full fiscal quarter commencing after the Issue Date after giving pro forma effect to the Merger and the Related Financing Transactions as if the Merger and the Related Financing Transactions had occurred on the first day of such full fiscal quarter, plus

             (b) the aggregate Net Cash Proceeds received by us from a Capital Contribution or from the sale of our Qualified Capital Stock (other than (i) to the Parent or to a Subsidiary of the Company or the Parent, (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (e) of the definition thereof, and (iii) Net Cash proceeds received by us from a Capital Contribution or from the sale of our Qualified Capital Stock or from a Capital Contribution in connection with the Merger and Related Financing Transactions, or, (iv) to avoid duplication, otherwise given credit for in any provision of the following paragraph), after the Issue Date, plus

             (c) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Guarantor or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Guarantor in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition, plus

             (d) $7.5 million.

     The foregoing clause (3) of the immediately preceding paragraph, however, will not prohibit;

          (A) payments of up to an aggregate of $2.5 million in Monitoring Fees to the Principals and their Related Parties in any twelve month period pursuant to the Monitoring Services Agreements plus reasonable out-of-pocket expenses.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

          (B) payments of cash dividends to Holdings for repurchases of Capital Stock from our employees, distributors or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of, Parent or any Subsidiary of the Company or the Parent upon the death, disability or termination of employment (or termination of distribution, in the case of a distributor) in an aggregate amount to all employees or directors (or their heirs or estates) not to exceed $5.0 million in the aggregate on and after the Issue Date, provided such repurchases are made with the proceeds of such dividends within three Business Days of the payment of such dividends, or

          (C) provided that (x) prior to declaration and disbursement of a Tax Amounts Payment, Parent delivers to the Trustee an Officer's Certificate
     (i) certifying that the Tax Amounts CPA has made the determinations required to be made by the Tax Amounts CPA pursuant to the Indenture and
     (y) setting forth in reasonable detail the basis for the determination of the Tax Amounts Payment, then, with respect to each Tax Determination Year, the disbursement of a Tax Amounts Payment following the close of such Tax Determination Year.

     The foregoing clauses (1), (2) and (3) of the immediately preceding paragraph will not prohibit:

          (D) any dividend, distribution or other payments by any Subsidiary of the Company or the Parent on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

          (E) a Qualified Exchange,

          (F) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, and

          (G) Investments made as a result of a Subsidiary of the Parent or the Company becoming a Non-Guarantor Subsidiary as a result of the release of the Guarantee of such Subsidiary in accordance with the provisions described below under the caption "Release of Guarantors," and

          (H) Restricted Investments by the Company or any Guarantor, without duplication, in Herbalife Korea Co. Ltd. for the purposes of cash collateralizing or otherwise securing Herbalife Korea Co. Ltd.'s obligations in respect of the Korean Consumer Refund Guarantee; provided that (i) the proceeds of any such Restricted Investment are immediately deposited into a bank account and used solely for the purposes of cash collateralizing or otherwise securing Herbalife Korea Co. Ltd.'s obligations in respect of the Korean Consumer Refund Guarantee and (ii) to the extent cash deposits securing the Korean Consumer Refund Guarantee are no longer required, the Parent shall cause Herbalife Korea Co. Ltd. to immediately repay the Company or the Guarantor that made such Restricted Investment such amount.

     The full amount of any Restricted Payment made pursuant to the foregoing clauses (A), (B), (D), and (F), (G) and (H) (but not pursuant to clauses (C) or (E)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under the heading "-- Limitation on Restricted Payments;" provided, however, that if there is a Final Determination in respect of any particular Tax Determination Year for which a Tax Amounts Payment has been disbursed pursuant to the foregoing clause (C), the Final Determination Amount related thereto (other than interest and penalties) will be counted as a Restricted Payment made for purposes of the calculation of such aggregate Restricted Payments from and after the date such Final Determination is made.

     For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Board of Directors, at the time made or returned, as applicable. Additionally, within 5 days of each Restricted Payment in excess of $250,000 that is not a Restricted Investment, we shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the Indenture pursuant to which such

Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the Indenture.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that we will not and the Parent will not, and neither we nor the Parent will permit any Subsidiary of the Company or the Parent to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company or the Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company, the Parent or any Subsidiary of the Company or the Parent, except:

          (1) restrictions imposed by the Notes or the Indenture or by our other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu in right of payment with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive taken as a whole than those imposed by the Indenture and the Notes,

          (2) restrictions imposed by applicable law,

          (3) existing restrictions under Existing Indebtedness (as in effect on the Issue Date),

          (4) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company, the Parent or any Subsidiary of the Company or the Parent, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

          (5) any restriction imposed by Indebtedness incurred under the Credit Agreement or other Senior Debt incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" provided, that such restriction or requirement is no more restrictive taken as a whole than that imposed by the Credit Agreement as of the consummation of the Merger,

          (6) any restriction imposed by Indebtedness incurred by Non-Guarantor Subsidiaries incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness,"

          (7) restrictions with respect solely to any Subsidiary of the Company or the Parent imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

          (8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3) or (4) or this clause (8) of this paragraph that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced or replaced, and

          (9) customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements relating solely to the assets subject to such agreement.

     Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not be prohibited by this covenant and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

  LIMITATIONS ON LAYERING INDEBTEDNESS

     The Indenture provides that we will not and the Parent will not, and neither we nor the Parent will permit any Subsidiary of the Company or the Parent to, directly or indirectly, incur, or suffer to exist any

Indebtedness that is contractually subordinate in right of payment to any of our other Indebtedness or any other Indebtedness of a Guarantor unless, by its terms, such Indebtedness is contractually subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

  LIMITATION ON LIENS SECURING INDEBTEDNESS

     We will not and the Parent will not, and neither we nor the Parent will permit any Subsidiary of the Company or the Parent to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any of our Indebtedness or any Indebtedness of any Guarantor other than Indebtedness pursuant to Senior Debt, unless we and the Parent provide, and cause the Subsidiaries of the Company and the Parent to provide, concurrently therewith, that the Notes and the applicable Guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Guarantees).

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Indenture provides that we and the Parent will not and will not let any Subsidiary of the Company or the Parent, on or after the Issue Date, enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $5.0 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of our Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10.0 million, or $7.5 million if there are no disinterested directors for such transaction, unless, in addition we, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to us and the Parent from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $5.0 million or more (other than Exempted Affiliate Transactions), the Company shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with clause (1), (2), and (3), as applicable.

  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Indenture provides that we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless:

          (1) either (a) we are the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations in connection with the Notes and the Indenture;

          (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

          (3) unless such transaction is solely the merger of us and one of our previously existing Wholly-Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" and

          (4) each Guarantor shall have by amendment to its Guarantee, if necessary, confirmed in writing that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and the Indenture.

     Upon any consolidation or merger in accordance with the foregoing, the successor corporation formed by such consolidation or into which we are merged shall succeed to and (except in the case of a lease or a sale of less than all of our assets) be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease or a sale of less than all of our assets) we shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

  LIMITATION ON MERGER, SALE OR CONSOLIDATION OF PARENT

     The Indenture provides that the Parent will not consolidate with or merge with or into another Person, other than the Company or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Parent's assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person (other than the Company) or group of affiliated Persons or adopt a plan of liquidation, unless:

          (1) either (a) the Parent is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia or any member country of the European Union and expressly assumes by supplemental indenture all of the Parent's obligations in connection with the Notes and the Indenture;

          (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

          (3) unless such transaction is solely the merger of the Parent and one of the Parent's previously existing Wholly-Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" and

          (4) each Guarantor shall have by amendment to its Guarantee, if necessary, confirmed in writing that its Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and the Indenture.

     Upon any consolidation or merger in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Parent is merged shall succeed to and (except in the case of a lease or a sale of less than all of the Parent's assets) be substituted for, and may exercise every right and power of, the Parent under the Indenture with the same effect as if such successor corporation had been named therein as the Parent, and (except in the case of a lease or a sale of less than all of the Parent's assets) the Parent shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Parent's interest in which constitutes all or substantially all of the Parent's properties and assets, shall be deemed to be the transfer of all or substantially all of the Parent's properties and assets.

  LIMITATION ON LINES OF BUSINESS

     The Indenture provides that neither the Company, the Parent nor any Subsidiary of the Company or the Parent will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.

  FUTURE GUARANTORS

     The Indenture permits the Parent to cause any Subsidiary of the Parent or the Company to become a Guarantor by guaranteeing all principal, premium, if any, and interest on the Notes on a senior subordinated basis in accordance with the terms of the Indenture. The Indenture provides that the Parent and the Company will cause all present and future Subsidiaries of the Parent and the Company that guarantee any Indebtedness under the Credit Agreement to jointly and severally, irrevocably and unconditionally, guarantee all principal, premium, if any, and interest on the Notes on a senior subordinated basis on or prior to the time such Subsidiaries guarantee any Indebtedness under the Credit Agreement. The term Subsidiary does not include Unrestricted Subsidiaries.

     Notwithstanding anything herein or in the Indenture to the contrary, if any Subsidiary of the Company or the Parent (including Non-Guarantor Subsidiaries) that is not a Guarantor guarantees any of the Company's Indebtedness or any Indebtedness of any Guarantor, or the Company or the Parent or any Subsidiary of the Company or the Parent, individually or collectively, pledges more than 66% of the Voting Equity Interests of a Subsidiary that is not a Guarantor (including Non-Guarantor Subsidiaries) of the Company or any Guarantor to a lender to secure our Indebtedness (other than Indebtedness under the Credit Agreement) or any Indebtedness of any Guarantor (other than Indebtedness under the Credit Agreement), then such Subsidiary must become a Guarantor.

  RELEASE OF GUARANTORS

     The Indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless: (1) subject to the provisions of the following paragraph and the other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in the Indenture; and
(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of the covenant shall not apply to the merger of any Guarantors with and into each other or with or into us.

     Upon the sale or disposition (including by merger or stock purchase) of a Guarantor (other than a sale or disposition of Parent, which shall be governed by the covenant described above under the caption "Limitation on Merger, Sale or Consolidation of Parent") (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets, and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or the Parent or any Indebtedness of any other Subsidiary of the Company and the Parent shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of the Company or the Parent or any Indebtedness of any Subsidiary of the Company or the Parent.

     The Indenture provides that, if, at any time when there is Indebtedness outstanding under the Original Credit Agreement, the guarantee of all of the Indebtedness under the Original Credit Agreement of any of the Guarantors, other than the Parent, is released pursuant to the terms of the Original Credit Agreement, the Parent may cause such Guarantor to be released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of Indebtedness of the Company or the Parent or any Indebtedness of any other Guarantor shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness (other than Indebtedness under the Original Credit Agreement) of the Company or the Parent or any Indebtedness (other than Indebtedness under the Original Credit Agreement) of any Guarantor; provided, further, that, the Parent may not cause a release of any Guarantor from its obligations under its Guarantee of the Notes pursuant to the provisions of this paragraph as a result of a release of such Guarantor's guarantee of Indebtedness under the Original Credit Agreement in connection with the payment of all or substantially all of the Indebtedness outstanding under the Original Credit Agreement at such time.

     The Indenture provides that if at any time there is no Indebtedness outstanding under the Original Credit Agreement and (A) any Foreign Subsidiary of the Company that has not become domesticated into the United States (i) has guaranteed the Notes and (ii) the Parent Group would incur a tax liability, as determined on a consolidated basis, materially greater than the tax liability that would be incurred by the Parent Group, determined on a consolidated basis, had no such Guarantee been incurred, or (B) the Guarantee of any Foreign Subsidiary of the Parent becomes illegal under applicable law and such Foreign Subsidiary delivers an Opinion of Counsel to the Trustee to such effect, then, in each case, the Parent may cause such Foreign Subsidiary to be released from its Guarantee in accordance with the provisions of the Indenture; provided, however, that any such release shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of Indebtedness of the Company or the Parent or any Indebtedness of any other Subsidiary of the Company and the Parent shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of the Company or the Parent or any Indebtedness of any Subsidiary of the Company or the Parent.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits the Company, the Parent and each of the Subsidiaries of the Company and the Parent from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

     The Indenture provides that, after consummation of the Merger, whether or not the Company or Parent are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and Parent will deliver to the Trustee and, to each Holder, within 5 days after the Company and Parent are or would have been (if the Company or Parent were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company and Parent were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an "Event of Default" as:

          (1) our failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

          (2) our failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price, the Asset Sale Offer Price or the Excess Cash Flow Purchase Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer, Asset Sale Offer or Excess Cash Flow Offer, as applicable,

          (3) our failure or the failure by the Parent or any Subsidiary of the Company or the Parent to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under "Repurchase of Notes at the Option of the Holder Upon a Change of Control," "Repurchase of Notes at the Option of the Holder From Excess Cash Flow," and "Limitation on Merger, Sale or Consolidation," the continuance of such failure for a period of 30 days after written notice is given to us by the Trustee or to us and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

          (4) our failure to report the occurrence of a Default under any covenant contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after management of the Company or the Parent, exercising reasonable diligence, becomes aware thereof,

          (5) certain events of bankruptcy, insolvency or reorganization in respect of the Company, the Parent or any Significant Subsidiary of the Company or the Parent,

          (6) a default in our Indebtedness or Indebtedness of the Parent or any Subsidiary of the Company or the Parent with an aggregate amount outstanding in excess of $5.0 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

          (7) final unsatisfied judgments not covered by insurance aggregating in excess of $15.0 million, at any one time rendered against us, the Parent or any Subsidiary of the Company or the Parent and not stayed, bonded or discharged within 60 days,

          (8) the Guarantee of Parent ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or Parent denies or disaffirms its Obligations under its Guarantee; and

          (9) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor (other than Parent) denies or disaffirms its Obligations under its Guarantee.

     The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after receipt of notice of such Default, give to the Holders notice of such Default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (5) above relating to us or any of our Significant Subsidiaries,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to us (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the fifth Business Day after sending us and the representative such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Agreement. In the event a declaration of acceleration resulting from an Event of Default described in clause (6) above with respect to any Senior Debt has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (6) above has occurred that has not been cured or waived within 30 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (5), above, relating to the Company, the Parent or any Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal of or interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

     Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that we may, at our option, elect to discharge our obligations and the Guarantors' obligations with respect to the outstanding Notes ("Legal Defeasance"). If Legal Defeasance occurs, we shall be deemed to have paid and discharged all amounts owed under the Notes, and the Indenture shall cease to be of further effect as to the Notes and Guarantees, except that:

          (1) holders will be entitled to receive timely payments for the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes, solely from the funds deposited for that purpose (as explained below);

          (2) our obligations will continue with respect to the issuance of temporary Notes, the registration of Notes, and the replacement of mutilated, destroyed, lost or stolen Notes;

          (3) the Trustee will retain its rights, powers, duties, and immunities, and we will retain our obligations in connection therewith; and

          (4) other Legal Defeasance provisions of the Indenture will remain in effect.

     In addition, we may, at our option and at any time, elect to cause the release of our obligations and the Guarantors' with respect to most of the covenants in the Indenture (except as described otherwise therein) ("Covenant Defeasance"). If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy, receivership, rehabilitation and insolvency events) relating to the Company, the Parent or any Significant Subsidiary of the Company or the Parent described under "Events of Default" will no longer constitute Events of Default with respect to the Notes. We may exercise Legal Defeasance regardless of whether we previously exercised Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance"):

          (1) we must irrevocably deposit with the Trustee, in trust, for the benefit of Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment or any redemption date thereof, and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected, exclusive security interest in the trust;

          (2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (A) we have received from, or there has been published by the Internal Revenue Service, a ruling or

             (B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred;

          (4) no Default or Event of Default may have occurred and be continuing on the date of the deposit. In addition, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

          (5) the Defeasance may not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which we or any of the Guarantors are a party or by which we or any of the Guarantors are bound;

          (6) we must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent to hinder, delay or defraud any other of our creditors; and

          (7) we must deliver to the Trustee an Officers' Certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses
     (1) (with respect to the validity and perfection of the security interest),
     (2), (3) and (5) above.

     The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

     If the amount deposited with the Trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on the Notes when due, or if any court enters an order directing the repayment of the deposit to us or otherwise making the deposit unavailable to make payments under the Notes when due, then (so long as the insufficiency exists or the order remains in effect) our and the Guarantors' obligations under the Indenture and the Notes will be revived, and the Defeasance will be deemed not to have occurred.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting us, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, we, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby:

          (1) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at our option, or change the city of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at our option, on or after the Redemption Date), or after an Asset Sale or Change of Control has occurred reduce the Change of Control Purchase Price or the Asset Sale Offer Price with respect to the corresponding Asset Sale or Change of Control or alter the provisions (including the defined terms used therein) regarding our right to redeem the Notes as a right, or at our option in a manner adverse to the Holders, or

          (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture,

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

          (4) release the Guarantee of Parent.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

     The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any liability in respect of our obligations or the obligations of the Guarantors under the Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the Notes.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company or the Parent, including by designation, or is merged or consolidated into or with the Company or the Parent or a Subsidiary of the Company or the Parent.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control.

     "Applicable Leverage Ratio" means, (1) with respect to any Incurrence Date on or prior to December 31, 2002, 4.00 to 1.0, (2) with respect to any Incurrence Date after December 31, 2002 and on or prior to December 31, 2003,
3.50 to 1.0, (3) with respect to any Incurrence Date after December 31, 2003 and on or prior to December 31, 2004, 3.00 to 1.0, and (4) with respect to any Incurrence Date after December 31, 2004, 2.50 to 1.0.

     "Applicable Tax Rate" means, in respect of any particular Tax Determination Year, a percentage equal to the highest marginal United States federal income tax rate applicable to an individual in respect of such Tax Determination Year as determined by the Tax Amounts CPA.

     "Asset Disposition" means (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property (including stock of any of Parent's Subsidiaries by the holder thereof) by Parent or any of its Subsidiaries to any person other than Holdings and its Subsidiaries party to the Credit Agreement (other than sales and other dispositions of inventory in the ordinary course of business) and (b) any issuance or sale by any Subsidiary of Parent of its Equity Interests to any person other than Holdings and its Subsidiaries party to the Credit Agreement.

     "Attributable Indebtedness" means, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted-average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

     "Board of Directors" means, with respect to any Person, the board of directors (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Contribution" means any contribution to the equity of the Company from the Parent or Holdings for which no consideration other than the issuance of Qualified Capital Stock is given.

     "Capital Expenditures" means, with respect to any person, for any period, the aggregate of all expenditures of such person and its Consolidated Subsidiaries for the acquisition of fixed or capital assets which should be capitalized under GAAP on a consolidated balance sheet of such person and its Consolidated Subsidiaries. Notwithstanding the foregoing, Capital Expenditures shall not include (i) expenditures with Proceeds from Asset Dispositions (other than through leases), to the extent such expenditures do not exceed the book value of such assets, and (ii) expenditures of Proceeds from a Casualty Event.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash Equivalent" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

          (2) demand deposits, time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million,

          (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

          (4) repurchase obligations having terms not more than seven days, with institutions meeting the criteria set forth in clause (2) above, for direct obligations issued by or fully guaranteed by the United States of America (provided, that the full faith and credit of the United States of America is pledged in support thereof), having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations,

          (5) interests in money market or mutual funds all of whose assets are invested in assets or securities of the type described in clauses (1) through (4) above,

          (6) with respect to Investments by any Foreign Subsidiary, any demand deposit account,

          (7) direct investments in tax exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by Standard & Poor's Rating Service, "Aa2" or better by Moody's Investor Service, Inc. or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within six months from the date of acquisition thereof, and

          (8) investments in mutual funds or variable rate notes that invest in tax exempt obligations of the types described in clause (7) above,

and in the case of each of (1) and (2) maturing within one year after the date of acquisition.

     "Casualty Event" means, with respect to any property (including Real Property) of any person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such person or any of its subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty Event" includes any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military.

     "CL Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CNI" means, with respect to any person for any period, the consolidated net after tax income of such person and its Consolidated Subsidiaries determined in accordance with GAAP, reduced by the amount of any Tax Amounts Payment made during such period, but excluding in any event (a) net earnings or loss of any other person (other than a Subsidiary of Holdings) in which such person or any of its Consolidated

Subsidiaries has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by such person or any of its Consolidated Subsidiaries (subject to the limitation in clause (b) below) in the form of cash distributions, (b) any portion of the net earnings of any of such person's Consolidated Subsidiaries that is unavailable for payment of dividends to such person or any other of its Consolidated Subsidiaries by reason of the provisions of any agreement or applicable law or regulation, and (c) the income (or loss) of any other person accrued prior to the date it becomes a Subsidiary of such person or any of its Consolidated Subsidiaries or is merged into or consolidated with such person or any of its Consolidated Subsidiaries or that other person's assets are acquired by such person or its Consolidated Subsidiaries (other than pursuant to the Merger).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Cash Flow" means, with respect to any person for any period, CNI for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining CNI (and with respect to the portion of CNI attributable to any Subsidiary of Parent only to the extent a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders), by (x) adding thereto (i) the amount of Consolidated Interest Expense, (ii) provision for taxes based on income, (iii) any Tax Amounts Payment made during such period, (iv) amortization, (v) depreciation, (vi) all other noncash items subtracted in determining CNI (including, without limitation, any noncash compensation charge arising from any grant of stock, stock options or other equity-based awards of such Person or any of its Subsidiaries and noncash losses or charges related to impairment of goodwill and other intangible assets and excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for such period, (vii) nonrecurring expenses and charges of the Company and Herbalife International, Inc., related to the Merger and Merger Financing Transactions; and (y) subtracting therefrom (i) dividends paid to Holdings for the purpose of paying its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including legal and accounting expenses and similar expenses) and (ii) the aggregate amount of all noncash items, determined on a consolidated basis, to the extent such items were added in determining CNI for such period.

     "Consolidation" means, with respect to the Company or the Parent, the consolidation of the accounts of the Subsidiaries with those of the Company or the Parent, as applicable, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company or the Parent. The term "consolidated" has a correlative meaning to the foregoing.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

          (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

          (2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

          (3) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction

     Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period, and

          (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Current Assets" means, with respect to any person as at any date of determination, the total assets of such person and its Consolidated Subsidiaries that may properly be classified as current assets on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

     "Consolidated Current Liabilities" means, with respect to any person as at any date of determination, the total liabilities of such person and its Consolidated Subsidiaries that may properly be classified as current liabilities (other than the current portion of any loans outstanding under the Credit Agreement or CL Obligations) on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

          (1) Consolidated income tax expense,

          (2) any Tax Amounts Payments made by such Person during such period,

          (3) Consolidated depreciation and amortization expense,

          (4) Consolidated Fixed Charges,

          (5) non-cash charges relating to employee benefit or other management compensation plans of such Person or any of its Consolidated Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of such Person or any of its Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period),

          (6) non-cash losses or charges related to impairment of goodwill and other intangible assets, and

          (7) for purposes of determining the Parent's Consolidated Coverage Ratio and the Parent's Leverage Ratio for any Reference Period that includes the date upon which the Merger was consummated, nonrecurring expenses and charges of the Company and Herbalife International, Inc., related to the Merger and Related Financing Transactions.

Less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly-Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

          (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

          (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly-Owned Subsidiaries).

     For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Interest Expense" means, with respect to any person for any period, the total consolidated interest expense of such person and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including commitment fees, letter-of-credit fees and net amounts payable under Interest Rate Protection Agreements) determined in accordance with GAAP plus, without duplication, (a) the portion of CL Obligations of such person and its Consolidated Subsidiaries representing the interest factor for such period, (b) imputed interest on Attributable Indebtedness, (c) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Company or a Wholly Owned Subsidiary of the Company) in connection with Indebtedness incurred by such plan or trust, (d) all interest payable with respect to discontinued operations, and (e) imputed interest on SL Obligations.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, reduced by the amount of any Tax Amounts Payments made during such period and adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

          (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period,

          (c) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

          (d) solely for purposes of the covenant described above under the caption "Limitation or Restricted Payments" and to avoid duplication, any Monitoring Fees (or any comparable fees, reimbursements or payments of out-of-pocket expenses) paid by the Company or the Parent.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Contingent Obligation" means, as to any person, any obligation of such person guaranteeing or intended to guarantee any Debt, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (w) endorsements of instruments for deposit or collection in the ordinary course of business, (x) any product warranties issued on products by Parent or any of its Subsidiaries in the ordinary course of business, (y) any obligation to buy back products in the ordinary course of business made pursuant to the buyback policy of Parent and its Subsidiaries or pursuant to applicable Requirements of Law, and (z) any operating lease guarantees (other than in respect of SL Obligations) executed by Parent, Luxembourg Holdings, Luxembourg Intermediate Holdings, Luxembourg CM or the Company in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or the Parent, if such agreement was approved by a vote of such majority of directors).

     "Credit Agreement" means the credit agreement dated on or prior to the date the Merger is consummated as part of the Related Financing Transactions, by and among the Parent, Herbalife International, Inc. (or WH Acquisition), Holdings, certain Subsidiaries of Holdings, certain financial institutions and UBS AG Stamford Branch, as agent, providing for a term loan facility and a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith (such credit agreement, the "Original Credit Agreement,") as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

          (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

          (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

          (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

          (4) otherwise altering the terms and conditions thereof in a manner not expressly prohibited by the terms of the Indenture.

     "Debt" of any person means, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established); (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumberance on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed; (g) all CL Obligations, PM Obligations and SL Obligations of such person; (h) all obligations of such person in respect of Hedging Agreements; provided that, the amount of Debt of the type referred to in this clause (h) of any person shall be zero unless and until such Debt shall be terminated, in which case the amount of such Debt shall be the then termination payment due thereunder by such person; (i) all obligations of such person as an account party in respect of letters of credit, letters of guaranty and bankers' acceptances; (j) all Attributable Debt of such person; and (k) all Contingent Obligations of such person in respect of Debt or obligations of others of the kinds referred to in clauses (a) through (j) above. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Debt provide that such Person is not liable therefor.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Capital Stock" means with respect to the Parent, (a) Equity Interests of the Parent that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by the Parent or any of its Subsidiaries or the Company, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes and (b) any Equity Interests of the Company or of any Subsidiary of the Parent other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Parent or Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Parent or Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions of the Indenture as described under "Repurchase at the Option of Holders."

     "Encumberance" means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such property or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Equity Financing" means the initial cash equity investment in Holdings by the Principals and their Affiliates and selected co-investors on or prior to the date the Merger is consummated, in an amount not less than $176.0 million, and the concurrent or subsequent cash equity investment in Holdings by certain distributors and management on or after the date the Merger is consummated.

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Event of Loss" means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Excess Cash Flow" means, for any fiscal year of Parent, the sum, without duplication, of

          (a) Consolidated Cash Flow of Parent for such fiscal year; plus

          (b) extraordinary net cash gains or net cash gains from sales of assets, if any, during such fiscal year not included in CNI; plus

          (c) reductions to noncash working capital of Parent and its Consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year); minus

          (d) the amount of any cash income taxes payable by Parent and its Consolidated Subsidiaries with respect to such fiscal year and any Tax Amounts Payments made by the Parent and its Consolidated Subsidiaries during such fiscal year; minus

          (e) Consolidated Interest Expense of Parent, to the extent paid in cash during such fiscal year; minus

          (f) Capital Expenditures of Parent during such fiscal year, to the extent funded from internally generated funds; minus

          (g) permanent repayments of Debt made by Parent and its Consolidated Subsidiaries during such fiscal year (including payments of principal in respect of revolving loans to the extent there is an equivalent reduction in the revolving commitments under the Credit Agreement); but only to the extent such repayments do not occur in connection with a refinancing of all or any portion of the loans under the Credit Facility, if any; minus

          (h) extraordinary cash losses from the sale of assets during such fiscal year and not included in Parent's CNI; minus

          (i) additions to noncash working capital of Parent and its Consolidated Subsidiaries for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year);

provided that, with respect to Parent's fiscal year 2002 only, for the purposes of this definition of "Excess Cash Flow", each of the foregoing shall be calculated for the period from and including the date the Merger is consummated through and including the last day of Parent's fiscal year 2002.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company, (c) transactions solely between or among the Company and the Guarantors and any Consolidated Subsidiaries of the Company or the Guarantors or solely among Consolidated Subsidiaries of the Company or the Guarantors, (d) payment of Monitoring Fees pursuant to the Monitoring Services Agreements, (e) payment of any Tax Amounts Payments that are not prohibited by the covenant described above under the caption "Limitation on Restricted Payments," (f) the Monitoring Services Agreements, substantially in the form attached as an exhibit to the Indenture, (g) Capital Contributions to the Company or any sale of Capital Stock (other than Disqualified Capital Stock) of the Company to an Affiliate, (h) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company or the Parent and customary indemnification and insurance agreements in favor of directors, regardless of affiliation with the Company or the Parent, and (i) payments to Affiliates as part of the Merger Consideration and Related Costs that were disclosed in the Offering Memorandum.

     "Existing Indebtedness" means Indebtedness of Herbalife International, Inc. and its Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

     "Final Determination" means a final "determination" as defined under section 1313 of the Code or a similar determination under state, local, or foreign law.

     "Final Determination Amount" means, in respect of any particular Tax Determination Year, any additional taxes, interest, and penalties resulting from a Final Determination and arising from or attributable to amounts paid or accrued pursuant to the Intercompany Service Agreement.

     "Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect at the time.

     "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantor" means the Parent and each present and future Subsidiary of Parent or the Company that at the time are guarantors of the Notes in accordance with the Indenture.

     "Hedging Agreement" means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.


     "Holdings" means WH Holdings (Cayman Islands) Ltd., a company incorporated under the laws of the Cayman Islands.


     "Holdings CFC Group" means Holdings and the members of the Parent CFC
Group.

     "Indebtedness" of any Person means, without duplication,

          (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

          (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or
     (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

          (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

          (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

          (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

          (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.

     "Initial Public Offering" means an underwritten public offering of common stock of the Parent in which gross proceeds to the Parent are at least $50.0 million.

     "Intercompany Service Agreement" means a service agreement (or, if more than one service agreement is entered into, the aggregate of all such service agreements) entered into by and among an Intercompany Service Provider and one or more members of the Parent Group, the pricing of which is determined on an arm's-length basis and in compliance with the "best method rule" and the "documentation requirements" under sections 482 and 6662 of the Code and the Treasury regulations promulgated thereunder.

     "Intercompany Service Provider" means any member of the Parent CFC Group that is obligated to render services pursuant to the Intercompany Service Agreement.

     "Intercompany Service Receipts" means, in respect of any Tax Determination Year, amounts received or receivable by the Intercompany Service Provider from members of the Parent Group in respect of services provided by the Intercompany Service Provider to such members pursuant to an Intercompany Service Agreement.

     "Intercompany Service Subpart F Income" means, in respect of any Tax Determination Year, (i) the subpart F income of any member of the Holdings CFC Group for such year as determined under section 951(a)(1)(A) of the Code and
(ii) the amount of earnings of any member of the Holdings CFC Group for such year as determined under section 951(a)(1)(B) of the Code in respect of any section 956 amount that, in the case of each of the immediately preceding clauses (i) and (ii) and without duplication, arises from or is attributable to Intercompany Service Receipts (or the distribution, payment, or transfer of receipts by such member to another member of the Holdings CFC Group).

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Holdings or its Subsidiaries against fluctuations in interest rates and not entered into for speculation.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication):

          (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

          (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

          (d) the making of any capital contribution by such Person to such other Person;

          (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary; and

          (f) a Subsidiary of the Parent or the Company that is a Guarantor becoming a Non-Guarantor Subsidiary as a result of the release of the Guarantee of such Subsidiary in accordance with the provisions described above under the caption "Release of Guarantors."

     The Company and the Parent, without duplication, shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary of the Company or the Parent (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company, the Parent or a Subsidiary of the Company or the Parent shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company and the Parent, without duplication, shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any Subsidiary of the Company or the Parent that is a Guarantor (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made) at the time that such Subsidiary becomes a Non-Guarantor Subsidiary as a result of the release of the Guarantee of such Subsidiary in accordance with the provisions described above under the caption "Release of Guarantors." The Company and the Parent shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Guarantor's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is contractually subordinated in right of payment to Senior Debt (or any securities issued in exchange for Senior
Debt) at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that in the case of subordination in respect of Senior Debt under the Credit Agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or the Guarantor, as applicable, that:

          (1) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,

          (2) is unsecured,

          (3) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

          (4) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement (and any securities issued in exchange for such Senior Debt outstanding under the Credit Agreement) on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes.

     "Korean Consumer Refund Guarantee" means the guarantee or letter of credit issued to any applicable Korean Governmental Authority as required to comply with the consumer refund laws of Korea, together with any supporting obligations in respect thereof.

     "Leverage Ratio" on any date of determination (the "Determination Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP to (b) the aggregate amount of Consolidated EBITDA of the Parent attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; provided, that for purposes of calculating Consolidated EBITDA for this definition: (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date shall be assumed to have occurred on the first day of the Reference Period, (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (3) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period, (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (5) for any Reference Period that includes any date on or prior to December 31, 2002, one-time charges or expenses of the Parent and its Subsidiaries related to severance or to the termination of employment of employees of the Parent and its Subsidiaries, to the extent such charges relate to cash paid to such terminated employee, in each case, to the extent such charges or expenses reduced the Consolidated EBITDA of the Parent.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Luxembourg Holdings" means WH Luxembourg Holdings S.a.R.L., a Luxembourg company.

     "Luxembourg Intermediate Holdings" means WH Luxembourg Intermediate Holdings S.a.R.L., a Luxembourg company.

     "Luxembourg CM" means WH Luxembourg CM S.a.R.L., a Luxembourg company.

     "Merger" the merger of WH Acquisition Corp., a Nevada corporation, with and into Herbalife International, Inc., a Nevada corporation, pursuant to the Merger Agreement.


     "Merger Agreement" means the Agreement and Plan of Merger, dated as of April 10, 2002, by and among Holdings, a Cayman Islands company, WH Acquisition Corp., a Nevada corporation and Herbalife International, Inc., a Nevada corporation, as in effect on the Issue Date, without giving effect to any amendment thereto or waiver thereof after the Issue Date.

     "Merger Consideration and Related Costs" means:

          (1) the cash consideration for the Merger payable by us to holders of Herbalife International, Inc.'s common stock and options to purchase common stock pursuant to the Merger Agreement as described in the Offering Memorandum;

          (2) payment of obligations of Subsidiaries of Herbalife International, Inc. that are guaranteed by Herbalife International, Inc. and payable in connection with the Merger, as described in the Offering Memorandum; and

          (3) all fees and expenses related to the foregoing and payable in connection with the Merger, as described in the Offering Memorandum.

     "Merger Financing Transactions" means the issuance of the Notes and the Equity Financing in connection with the consummation of the Merger.

     "Monitoring Fees" means payments to Whitney & Co., LLC or GGC Administration, LLC pursuant to the Monitoring Services Agreements.

     "Monitoring Services Agreements" means those certain separate monitoring fee agreements among (i) Holdings, the Company and Whitney & Co., LLC and (ii) Holdings, the Company and GGC Administration, LLC, substantially in the form attached as an exhibit to the Indenture, without giving effect to any amendment thereto or waiver thereof.

     "Ownership Interest" means, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest (other than an interest constituting Indebtedness) or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Issue Date.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect of Qualified Capital Stock and by the Company, the Parent and the Subsidiaries of the Company or the Parent in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company, the Parent or any Subsidiary of the Company or the Parent in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

     "Non-Guarantor Subsidiary" means any Subsidiary of the Parent, including any Subsidiary of the Company, that has not guaranteed the Obligations under the Notes and the Indenture or that has been released from its obligations under its Guarantee of the Notes in accordance with the terms of the Indenture.

     "Notice of Deficiency" means a notice of deficiency as described under section 6212 of the Code or a similar notice under state, local, or foreign law.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or the Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

     "Offering Memorandum" means the Offering Memorandum, dated June 21, 2002, relating to the offer and sale of the Notes on the Issue Date.

     "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Indenture.

     "Parent" means WH Intermediate Holdings, Ltd.

     "Parent CFC Group" means Parent and any direct or indirect Subsidiary of Parent other than the Company and any direct or indirect Subsidiary of the Company.

     "Parent Group" means Parent and its Subsidiaries.

     "Parent Group Tax Savings Amount" means, in respect of any Tax Determination Year, the excess of (x) the tax liability incurred by the Parent Group for such Tax Determination Year as determined as if no Intercompany Service Agreement had been entered into by and among Intercompany Service Provider and any Subsidiary of the Parent Group over (y) the actual tax liability incurred by the Parent Group for such Tax Determination Year (as determined on a basis consistent with any Final Determination in respect of any previous Tax Determination Year), which liability shall take into account any taxes that have been, or will be, incurred by the Parent Group in connection with the making of a Tax Amounts Payment in respect of such Tax Determination Year. If, in respect of any Tax Determination Year, Parent or any Subsidiary of the Parent Group has received a Notice of Deficiency, in respect of which there has been no Final Determination, related to any item arising from or attributable to amounts paid or accrued pursuant to the Intercompany Service Agreement, the Parent Group Tax Savings Amount shall be determined on a basis consistent with such Notice of Deficiency except to the extent that, based on the advice of the Tax Amounts CPA, the Company reasonably determines that, more likely than not, the Parent or such Subsidiary will prevail on the merits in connection with contesting such Notice of Deficiency.

     "Permitted Indebtedness" means that:

          (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees (including the Series B Notes and the Guarantees in respect thereof) issued pursuant to the Indenture up to the amounts being issued on the Issue Date less any amounts repaid or retired (and not including any Additional Notes);

          (b) the Company and its Subsidiaries may incur Refinancing Indebtedness with respect to any Existing Indebtedness or, the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (a) or incurred pursuant to the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which was refinanced pursuant to this clause (b);

          (c) the Company, the Guarantors and the Subsidiaries of the Company and the Parent may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $1.0 million;

          (d) the Company may incur Indebtedness owed to (borrowed from) any Guarantor, and any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof respectively subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock;"

          (e) the Company and the Guarantors may incur Indebtedness owed to (borrowed from) any Non-Guarantor Subsidiary and any Non-Guarantor Subsidiary may incur Indebtedness owed to (borrowed from) any other Non-Guarantor Subsidiary; provided, that in the case of Indebtedness of the Company or the Guarantors, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes or the Guarantor's obligations pursuant to its Guarantee and any event that causes such Non-Guarantor Subsidiary to no longer be a Non-Guarantor Subsidiary (other than by becoming a Guarantor) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock;"

          (f) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

          (g) the Company and its Subsidiaries may incur the Existing Indebtedness;

          (h) any Non-Guarantor Subsidiary may incur Indebtedness owed to (borrowed from) the Parent, the Company or any Guarantor; provided, that the Investment in the form of the loan is not prohibited at the time of incurrence by the covenant described above under the caption "Limitation on Restricted Payments;" and

          (i) Indebtedness in respect of the Korean Consumer Refund Guarantee.

     "Permitted Investment" means:

          (a) any Investment in any of the Notes;

          (b) any Investment in Cash Equivalents;

          (c) intercompany notes to the extent permitted under clause (d) or (e) of the definition of "Permitted Indebtedness;"

          (d) any Investment by the Company, the Parent or any Subsidiary of the Company or the Parent in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary of the Company or the Parent and becomes a Guarantor or such Person is immediately merged with or into the Company or a Guarantor;

          (e) any Investment in any Person in exchange for the Company's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock;

          (f) Investment in other Persons, including Non-Guarantor Subsidiaries, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (f) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation), but only up to the amount of the Investment made under this clause (f) in such Person at any time does not in the aggregate exceed $15.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

          (g) Investments by Non-Guarantor Subsidiaries in other Non-Guarantor Subsidiaries;

          (h) any Investment by any Non-Guarantor Subsidiary in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Non-Guarantor Subsidiary or a Guarantor or such Person becomes a Non-Guarantor Subsidiary or a Guarantor;

          (i) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales and Sales of Subsidiary Stock;"

          (j) Investments in customers and suppliers in the ordinary course of business and consistent with the Company's past practices that either (A) generates accounts receivables, or (B) are accepted in settlement of bonafide disputes;

          (k) Investments in the form of advances to employees for travel, relocation and like expenses, in each case, consistent with the Company's past practices;

          (l) Investments in the form of loans and advances not to exceed $2.5 million at any one time outstanding pursuant to this clause (l) to employees, directors and distributors, of the Parent, the Company and the Subsidiaries of the Parent for the purpose of funding the purchase of Capital Stock of the Parent or Holdings by such employees, directors and distributors.

     "Permitted Lien" means:

          (a) Liens existing on the Issue Date;

          (b) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or the Parent in accordance with GAAP;

          (c) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (d) Liens securing the Notes;

          (e) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company, the Parent or a Subsidiary of the Company or the Parent or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

          (f) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company, the Parent or any Subsidiary of the Company or the Parent in the ordinary course of business;

          (g) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (h) Liens securing Indebtedness incurred under Senior Debt in accordance with the terms of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and

          (i) Liens securing Indebtedness of any Non-Guarantor Subsidiary incurred in accordance with the provisions of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock").

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "PM Obligation" means, for any person, the obligations of such person in respect of Debt incurred for the purpose of financing all or any part of the purchase price of any property (including Ownership Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 90 days after such acquisition of such property by such person.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Proceeds" means:

          (a) with respect to any Asset Disposition, the cash proceeds received by Holdings or any of its Subsidiaries party to the Credit Agreement (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries party to the Credit Agreement) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal fees, transfer and similar taxes and the Company's reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Disposition in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes; (ii) amounts escrowed or provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Disposition (provided that, to the extent and at the time any such amounts are released from such escrow or reserve, such amounts shall constitute Proceeds); (iii) the Company's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Disposition (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Disposition, such cash proceeds shall constitute Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money that is secured by a senior Encumbrance on the asset sold in such Asset Disposition and that is repaid with such proceeds (other than any such Debt assumed by the purchaser of such asset);

          (b) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

     "Principals" means each of (1) Whitney V, L.P. and (2) CCG Investments
(BVI), L.P.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred substantially concurrent with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of the Parent that is not Disqualified Capital Stock.

     "Qualified Equity Offering" means, except in connection with the Merger and Related Financing Transactions, (i) an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act, of Qualified Capital Stock of the Parent, or (ii) an unregistered offering of Qualified Capital Stock of Parent for cash resulting in net proceeds to the Parent in excess of $50.0 million, or (iii) a Capital Contribution to the Parent resulting in net cash proceeds in excess of $50.0 million.

     "Qualified Exchange" means:

          (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Parent or Company issued on or after the Issue Date with the Net Cash Proceeds received by the Parent or Company from the substantially concurrent sale of its Qualified Capital Stock (other than to the Parent, the Company, or a Subsidiary of the Company or the Parent) or, to the extent used to retire Indebtedness (other than Disqualified Capital Stock) of the Parent or the Company issued on or after the Issue Date, Refinancing Indebtedness of the Parent or the Company, or

          (2) any issuance of Qualified Capital Stock of the Parent or the Company in exchange for any Capital Stock or Indebtedness of the Parent or the Company issued on or after the Issue Date.

     "Real Property" means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

     "Recourse Indebtedness" means Indebtedness (a) as to which either the Company, the Parent or any Subsidiary of the Company or the Parent (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, the Parent or any Subsidiary of the Company or the Parent to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Related Business" means the business conducted (or proposed to be conducted) by Herbalife International, Inc. and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related, ancillary or complementary businesses.

     "Related Business Asset" means assets that the Company determines will be used in a Related Business.

     "Related Financing Transactions" means the financing transactions in connection with the consummation of the Merger as described in the Offering Memorandum.

     "Related Party" means, with respect to any of the Principals, any Person who controls, is controlled by or is under common control with such Principal; provided, that for purposes of this definition "control" means the beneficial ownership of more than 80% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable of a Person.

     "Requirements of Law" means, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

     "Restricted Payment" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person, which, for purposes hereof expressly includes the payment of any Monitoring Fees (or any comparable fees, reimbursements or payments of out-of-pocket expenses) by such Person to any Person,

          (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any parent of such Person,

          (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and

          (d) any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any Guarantor, by the Company, any Subsidiary of the Company or the Parent, or (3) any Investment in the Company or any Guarantor by the Company, any Guarantor or any Subsidiary of the Company or the Parent; provided, that the consideration for such Investment will be received by the Company or any Guarantor, or (4) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof, or (5) the payment of the Merger Consideration and Related Costs as described in the Offering Memorandum.

     "Senior Debt" of the Company or any Guarantor means Indebtedness (including any obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or the Parent or any officer, director or employee of the Company or the Parent or any Subsidiary of the Company or the Parent, (b) Indebtedness incurred in violation of the terms of the Indenture; provided, that Indebtedness under the Credit Agreement will not cease to be Senior Debt as a result of this clause (b) if the lenders thereunder obtained a certificate from an executive officer of the Company on the date such Indebtedness was incurred certifying that the incurrence of such Indebtedness was not prohibited by the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock,
(e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by the Company or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "SL Obligation" means the monetary obligation of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such person but which, upon the insolvency or bankruptcy of such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

     "Stated Maturity," when used with respect to any Note, means July 15, 2010.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto ("contractually") to the Notes or such Guarantee, as applicable, in any respect.

     "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company, the Parent or of any Subsidiary of the Company or the Parent. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company and the Parent.

     "Tax Amounts CPA" means PricewaterhouseCoopers L.L.P. or any other certified public accounting firm of national reputation. The Tax Amounts CPA shall reasonably determine for each Tax Determination Year, the Applicable Tax Rate, the Final Determination Amount, Intercompany Service Receipts, Intercompany Service Subpart F Income, Tax Amounts Payment and Parent Group Tax Savings Amount.

     "Tax Amounts Payment" means, in respect of any Tax Determination Year, an amount payable to Tax Amounts Recipients equal to the lesser of (hereinafter referred to as the "Initial Limitation") (A) the product of (x) the Applicable Tax Rate and (y) the Intercompany Service Subpart F Income that is (or would be) includible in the gross income of the Tax Amounts Recipients (assuming, for this purpose, that each such Tax Amount Recipient is a "United States shareholder" as defined in section 951(b) of the Code) for such year under section 951(a) of the Code, (B) the Parent Group Tax Savings Amount for such year, (C) the product of
(x) 6% and (y) the sum of (i) Consolidated Net Income of the Parent Group for such year, (ii) Consolidated income tax expense for the Parent Group for such year, and (iii) Tax Amount Payments made to Tax Amounts Recipients during such year, and (iv) in the case of the fiscal year ending December 31, 2002, the non-recurring expenses and charges of the Company and Herbalife International, Inc. related to the Merger and Related Financing Transactions, to the extent such non-recurring expenses and charges of the Company and Herbalife International, Inc. related to the merger and Related Financing Transactions were treated as deductions for purposes of computing Consolidated Net Income for such year or (D) $10 million. The Initial Limitation shall be reduced (but not below zero) by any Final Determination Amount in respect of a previous Tax Determination Year. A Final Determination Amount shall be applied to reduce an Initial Limitation for the Tax Determination Year during which the Final Determination in respect of such Final Determination Amount occurs. A Final Determination Amount shall be deemed to be reduced to the extent that such Final Determination Amount has been applied to reduce an Initial Limitation. Thereafter, the remaining Final Determination Amount, if any, shall be applied to reduce the Initial Limitation for each successive Tax Determination Year in like fashion until such Final Determination Amount has been reduced to zero.

     "Tax Amounts Recipient" means, in respect of any Tax Determination Year, persons who hold capital stock of Holdings on December 31 of such year or, if earlier, on the last day of such year that Holdings continues to be a "controlled foreign corporation" as defined under section 957 of the Code.

     "Tax Determination Year" means the calendar year (and, in the case of the 2002 calendar year, the relevant portion thereof) in respect of which a Tax Amounts Recipient is (or would be) required to include in gross income under section 951(a) of the Code his pro rata share of Intercompany Service Subpart F Income (assuming for this purpose, that such Tax Amounts Recipient is a "United States shareholder" as defined in Section 951(b) of the Code).

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Unrestricted Subsidiary" means any subsidiary of the Company or Parent that does not directly, indirectly or beneficially own any Capital Stock of, and Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or the Parent or any other Subsidiary of the Company or Parent and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company, Parent or any Subsidiary of the Company or Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company, Parent nor any of Subsidiary of the Company or Parent has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, Parent or any Subsidiary of the Company or Parent. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Parent could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly-Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Parent or one or more Wholly-Owned Subsidiaries of the Parent.

                         FORM AND TRANSFER OF THE NOTES

     The Notes sold to qualified institutional buyers initially will be in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"). Upon issuance, the U.S. Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below). The Notes being offered and sold in offshore transactions in reliance on Regulation S, if any, initially will be in the form of one or more registered, global book-entry notes without interest coupons (the "Reg S Global Notes"). The Reg S Global Notes will be deposited with the Trustee, as custodian for DTC, in New York, New York and registered in the name of a nominee of DTC for credit to the accounts of Direct Participants and Indirect Participants (including the Euroclear System ("Euroclear") and Clearstream, Luxembourg (formerly Cedelbank, "Clearstream, Luxembourg"). During the 40-day period commencing on the day after the later of the offering and the Issue Date of the Notes (the "40-Day Restricted Period"), Direct Participants and Indirect Participants that hold a beneficial interest in the Reg S Global Notes will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Notes. After the 40-Day Restricted Period, (i) beneficial interests in the Reg S Global Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Notes and (ii) beneficial interests in the U.S. Global Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Global Notes, provided, in each case, that the certification requirements described below are complied with. See "-- Transfers of Interests in One Global Note for Interests in Another Global Note." All registered global notes are referred to herein collectively as "Global Notes."

     Beneficial interests in all Global Notes and all Certificated Notes (as defined below), if any, will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Transfer Restrictions." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and Clearstream, Luxembourg), which may change from time to time.

     The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See
"-- Transfer of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"), including Euroclear and Clearstream, Luxembourg. DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other person's ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant and not on the records maintained by DTC.

     DTC has advised us that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the initial purchasers with portions of the principal amount of the Global Notes that have been allocated to them by the initial purchasers, and
(ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Investors in the Reg S Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC, indirectly through organizations that have accounts with Direct Participants, including Euroclear or Clearstream, Luxembourg, or indirectly through organizations that are participants in Euroclear or Clearstream, Luxembourg. Morgan Guaranty Trust Company of New York, Brussels office is the operator and depository of Euroclear and Clearstream Banking S.A. is the operator and depository of Clearstream, Luxembourg (each a "Nominee" of Euroclear and Clearstream, Luxembourg, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, Luxembourg, respectively. Euroclear and Clearstream, Luxembourg must maintain on their own records the ownership interests of, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "-- Transfers of Interests in Global Notes for Certificated Notes."

     Except as described in "-- Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     Under the terms of the Indenture, we, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither we, the Guarantors, the Trustee nor any agent of ours, the Guarantors or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, us or the Guarantors. None of we, the Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream, Luxembourg) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, crossmarket transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or Clearstream, Luxembourg, on the other hand, will be effected by Euroclear's or Clearstream, Luxembourg's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream, Luxembourg and within their established deadlines. Indirect Participants who hold interests in the Notes through Euroclear and Clearstream, Luxembourg may not deliver instructions directly to Euroclear's or Clearstream Luxembourg's Nominee. Euroclear or Clearstream, Luxembourg will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Clearstream, Luxembourg's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

     Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Notes through Euroclear or Clearstream, Luxembourg purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream, Luxembourg during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream, Luxembourg customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Reg S Global Note to a DTC Participant until the European business day for Euroclear or Clearstream, Luxembourg immediately following DTC's settlement date.

     DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "-- Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Reg S Global Notes and in the U.S. Global Notes among Direct Participants, including Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN ONE GLOBAL NOTE FOR INTERESTS IN ANOTHER GLOBAL NOTE

     Prior to the expiration of the 40-Day Restricted Period, a Direct or an Indirect Participant who holds an interest in a Reg S Global Note will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in the U.S. Global Notes. After the expiration of the 40-Day Restricted Period, a Direct or an Indirect Participant who holds an interest in a Reg S Global Note will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in the U.S. Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under "Transfer Restrictions" and set forth in the legend printed on the Reg S Global Notes.

     Prior to the expiration of the 40-Day Restricted Period, a Direct or an Indirect Participant who holds an interest in a U.S. Global Note will not be permitted to transfer its interest to any person that takes delivery in the form of an interest in the Reg S Global Notes. After the expiration of the 40-Day Restricted Period, a Direct or an Indirect Participant who holds an interest in a U.S. Global Note will be permitted to transfer its interest to a person who takes delivery in the form of an interest in the Reg S Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.

     Transfers involving an exchange of a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the Trustee through the DTC's Deposit/Withdraw at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of Certified Notes or (iii) upon the request of the Trustee or Holders of a majority of the outstanding principal amount of the Notes, after there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, we will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Transfer Restrictions," unless we determine otherwise in compliance with applicable law. None of we, the Guarantors or the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

TRANSFERS OF CERTIFICATED NOTES FOR INTERESTS IN GLOBAL NOTES

     Certificated Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and, in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "Transfer Restrictions."

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences to beneficial owners arising from the exchange offer and the ownership and disposition of the Series B Notes. The discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations after the date hereof could alter or modify the validity of the statements and conclusions set forth below, may be retroactive and could adversely affect a beneficial owner of the Notes.

     The discussion which follows is intended as a descriptive summary only and is not intended as tax advice to any particular investor. This summary is not a complete analysis or listing of all potential U.S. federal income tax consequences and does not address the effect of any U.S. gift, estate, state or local tax law or foreign tax law on a potential investor in the Notes. The actual tax consequences will vary depending upon the particular circumstances of each prospective investor.

     For purposes of this summary, a U.S. Holder is a beneficial owner of the Series A Notes or the Series B Notes who is, for U.S. federal income tax purposes:

     - a citizen or resident of the U.S.;

     - a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

     - an estate the income of which is subject to U.S. federal income tax regardless of its source; or

     - a trust if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

     If a partnership (including an entity taxable as a partnership for U.S. federal income tax purposes) holds the Series A Notes or the Series B Notes, the tax consequences of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A prospective investor who is a partner of a partnership holding the Series A Notes or the Series B Notes should consult its own tax advisor. A "Non-U.S. Holder" is a beneficial owner of the Series A Notes or the Series B Notes that is not a U.S. Holder.

     This summary is generally limited to investors that will hold the Notes as "capital assets" within the meaning of Section 1221 of the Code, whose functional currency is the U.S. Dollar and who are investors who exchange the Series A Notes for the Series B Notes in the exchange offer. This summary does not address the tax treatment of investors that may be subject to special income and withholding tax rules including, without limitation:

     - insurance companies;

     - tax-exempt organizations;

     - pension funds;

     - banks or other financial institutions;

     - U.S. expatriates;

     - holders subject to the alternative minimum tax;

     - broker-dealers;

     - dealers or traders in currencies or securities; and

     - holders who hold the Notes as a hedge against currency risks, as a position in a "straddle" for tax purposes, or as part of a conversion or other integrated transaction.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE UNITED STATES OR OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of the Series A Notes for the Series B Notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder of a Series A Note will not recognize gain or loss on the receipt of a Series B Note pursuant to the exchange offer. A holder's holding period for the Series B Notes will include the holding period of the Series A Notes exchanged therefore and such holder's adjusted basis in the Series B Notes received will equal the basis of the Series A Notes exchanged therefore immediately before the exchange.

TAXATION OF U.S. HOLDERS

  PAYMENTS OF INTEREST

     You will be subject to tax on any interest on your Series B Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

  SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF A NOTE

     Your tax basis in your Note will generally be the cost of your Note.

     Upon the sale, exchange, retirement or other disposition of a Note, you will generally recognize gain or loss equal to the difference between the amount realized on such disposition and your tax basis in your Note.

     Gain or loss recognized on the sale, exchange, retirement or other disposition of a Note generally will be capital gain or loss (except to the extent attributable to accrued but unpaid interest). Net capital gains derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. Certain limitations exist on the deductibility of capital losses by both corporations and individual taxpayers.

TAXATION OF NON-U.S. HOLDERS

  PAYMENTS OF INTEREST

     Subject to the discussion concerning backup withholding below, you generally will not be subject to U.S. federal income tax on interest on the Note if the interest qualifies as "portfolio interest". Interest that you receive on the Notes will qualify as "portfolio interest" if: (i) you do not actually or constructively own 10% or more of the total combined voting power of all our classes of stock entitled to vote, (ii) you are not a controlled foreign corporation that is related to us through stock ownership, (iii) you are not a bank receiving the interest on a loan made in the ordinary course of your business as a bank and (iv) you provide a certification to us, made under penalties of perjury, that you are not a U.S. person and the certificate provides the name and address of the beneficial holder of the Note.

     If you receive payments of interest on a Note that are not "U.S. trade or business income" and the interest does not qualify as portfolio interest, these payments will be subject to withholding tax at a rate of 30% unless you are a beneficiary of an income tax treaty that reduces or eliminates this withholding. For purposes of this summary "U.S. trade or business income" is income or gain that is (i) effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States or (ii) attributable to a permanent establishment or to a fixed base in the United States, if the non-U.S. Holder is the beneficiary of an applicable income treaty that so provides.

     If you receive payments of interest on a Note that are U.S. trade or business income, these payments will not be subject to withholding. Instead, you will be subject to tax on these payments at regular graduated U.S. federal income tax rates. Corporate non-U.S. Holders who recognize U.S. trade or business income on payments of interest on a Note will generally also be subject to branch profits tax at a 30% rate on gain realized on these payments, unless this tax is reduced or eliminated by an applicable income tax treaty.

     If you wish to claim the benefits of an applicable income tax treaty that reduces or eliminates the rate of withholding tax on interest payments on your Notes or if you wish to claim exemption from withholding on payments of interest because these payments are U.S. trade or business income, you must provide a properly-executed IRS Form W-8BEN or W-8ECI (or the appropriate successor forms) prior to the payment of interest on your Note.

  SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF A NOTE

     Generally, non-U.S. Holders will not be subject to U.S. federal income tax on gain realized on a sale, exchange, retirement or other disposition of a Note. However, non-U.S. Holders who are individuals and who are present for 183 days or more in the year in which they sell, exchange, retire or otherwise dispose of their Note and non-U.S. Holders who recognize U.S. trade or business income on a sale, exchange, retirement or other disposition of their Note generally will be subject to U.S. federal income tax on any gain realized. Gain or loss realized on a disposition of a Note by a non-U.S. Holder will generally equal the difference between the amount realized on the disposition and the non-U.S. Holder's tax basis in the Note. A non-U.S. Holder's tax basis in a Note will generally equal the cost of the Note to the non-U.S. Holder. Gain realized will be capital gain or loss. Capital gains realized by non-corporate holders that are U.S. trade or business income on property held for more than one year are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

     Corporate non-U.S. Holders who recognize U.S. trade or business income on a sale, exchange, retirement or other disposition of their Note will generally also be subject to branch profits tax at a 30% rate on gain realized on disposition of a Note, unless this tax is reduced or eliminated by an applicable income tax treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The Code generally requires annual "information reporting" to the IRS and to each holder of a Note and "backup withholding" with respect to certain payments on the Notes.

     In general, if you are a non-corporate U.S. Holder, we and other payors are required to report to the IRS all payments of principal, and interest on your Note. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your Note before maturity within the United States. Additionally, backup withholding will apply to any payments, if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

     A non-U.S. Holder generally will not be subject to information reporting and backup withholding with respect to payments made by U.S. payors provided that the non-U.S. Holder furnishes to the payor (i) an appropriate IRS Form W-8 BEN, or acceptable substitute form, upon which the holder certifies to its non-U.S. status or (ii) other documentation upon which the payor may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations or the non-U.S. Holder otherwise establishes an exemption.

                              ERISA CONSIDERATIONS

     If you intend to use plan assets to exchange for any of the Series B Notes offered by this prospectus, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of the Code. If you intend to use governmental or church plan assets to exchange for any of the Series B Notes, you should consult with counsel on the potential consequences of your investment under similar provisions applicable under laws governing governmental and church plans.

     The following summary is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary does not attempt to be a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance will change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted.

FIDUCIARY RESPONSIBILITIES

     ERISA imposes requirements on (1) employee benefit plans subject to ERISA,
(2) entities whose underlying assets include employee benefit plan assets, for example, collective investment funds and insurance company general accounts, and
(3) fiduciaries of employee benefit plans. Under ERISA, fiduciaries generally include persons who exercise discretionary authority or control over plan assets. Before using any employee benefit plan assets to exchange for any of the Series B Notes offered in connection with this prospectus, you should determine whether the investment:

          (1) is permitted under the plan document and other instruments governing the plan; and

          (2) is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the Series B Notes.

     You should consider all factors and circumstances of a particular investment in the Notes, including, for example, the risk factors discussed in "Risk Factors" and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the Series B Notes.

     We are not making any representation that the exchange for Series B Notes under a plan meets the fiduciary requirements for investment by plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

PROHIBITED TRANSACTIONS

     ERISA and the Code prohibit a wide range of transactions involving (1) employee benefit plans and arrangements subject to ERISA and/or the Code, and
(2) persons who have specified relationships to the plans. These persons are called "parties in interest" under ERISA and "disqualified persons" under the Code. The transactions prohibited by ERISA and the Code are called "prohibited transactions." If you are a party in interest or disqualified person who engages in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. As a result, if you are considering using plan assets to exchange for any of the Series B Notes offered by this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA and/or the Code.

     Prohibited transactions may arise, for example, if the exchange under a plan with respect to which we, or any of our affiliates, are a party in interest or a disqualified person. Exemptions from the prohibited transaction provisions of ERISA and the Code may apply depending in part on the type of plan fiduciary making the decision to exchange and the circumstances under which such decision is made. Some of these exemptions include:

          (1) Prohibited transaction class exemption or "PTCE" exemptions 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers and banks);

          (2) PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

          (3) PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);

          (4) PTCE 91-38 (relating to specified transactions by bank collective investment funds);

          (5) PTCE 95-60 (relating to specified transactions involving insurance company general accounts); and

          (6) PTCE 96-23 (relating to specified transactions directed by in-house asset managers).

     These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Code. In addition, there is no assurance that any of these class exemptions or other exemption will be available with respect to any particular transaction involving the exchange.

TREATMENT OF NOTES AS DEBT INSTRUMENTS

     Some transactions involving our operation could give rise to prohibited transactions under ERISA and the Code if our assets were deemed to be plan assets. Pursuant to Department of Labor Regulations Section 2510.3-101 (which we refer to as the "plan assets regulations"), in general, when a plan acquires an "equity interest" in an entity such as Herbalife International, Inc., the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless exceptions set forth in the plan assets regulations apply.

     In general, an "equity interest" is defined under the plan assets regulations as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, we believe that the Notes should be treated as debt rather than equity interest under the plan assets regulations because the Notes (1) should be treated as indebtedness under applicable local law and debt, rather than equity, for United States tax purposes and (2) should not be deemed to have any "substantial equity features." However, no assurance can be given that the Notes will be treated as debt for purposes of ERISA. If the Notes were to be treated as an equity interest under the plan assets regulations, the purchase of the Notes using plan assets could cause our assets to become subject to the fiduciary and prohibited transaction provisions of ERISA and the Code unless investment in the Notes by "benefit plan investors" is not "significant," as determined under the plan assets regulations. We cannot assure you that the criteria for this exception will be satisfied at any particular time and no monitoring or other measures will be taken to determine whether such criteria are met. This means that, if the Notes are treated as equity interests under the plan asset regulations and investment in the Notes by benefit plan investors is significant, our assets could be treated as the plan assets subject to ERISA and a non-exempt prohibited transaction could arise in connection with our operating activities.

     Any insurance company proposing to invest assets of its general account in the Notes should consider the implications of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which, in some circumstances, treats such general account as including the assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401 of ERISA, as interpreted by regulations issued by the Department of Labor.

GOVERNMENT AND CHURCH PLANS

     Governmental plans and some church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transactions provisions of ERISA or the Code, may be subject to state or other federal laws that are very similar to the provisions of ERISA and the Code. If you are a fiduciary of a governmental or church plan, you should consult with counsel before purchasing any Notes offered for sale in connection with this prospectus.

FOREIGN INDICIA OF OWNERSHIP

     ERISA also prohibits plan fiduciaries from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the United States district courts except in specified cases. Before investing in any Note offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of Notes would satisfy such indicia of ownership rules.

REPRESENTATIONS AND WARRANTIES

     If you acquire or accept Notes offered in connection with this prospectus, you will be deemed to have represented and warranted that either:

          (1) you have not used plan assets to acquire such Note; or

          (2) your acquisition and holding of a Note (A) is exempt from the prohibited transaction restrictions of ERISA and the Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Code, and (B) meets the fiduciary requirements of ERISA.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

     Based on interpretations by the staff of the SEC set forth in no action letters issued to third parties, we believe that you may transfer Series B Notes issued under the exchange offer in exchange for Series A Notes unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer that acquired Series A Notes directly from us; or

     - a broker-dealer that acquired Series A Notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the Series B Notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series B Notes. Broker-dealers receiving Series B Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the Series B Notes.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A Notes, with the prospectus contained in the exchange offer registration statement.


     Pursuant to the Registration Agreement, each broker-dealer that receives Series B Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until March 5, 2003, all dealers effecting transactions in the Series B Notes may be required to deliver a prospectus.


     We will not receive any proceeds from any sale of Series B Notes by broker-dealers. Series B Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B Notes. Any broker-dealer that resells Series B Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

                           VALIDITY OF THE SECURITIES



     The validity of the Series B Notes will be passed upon by our special counsel, Chadbourne & Parke LLP, New York, New York. Certain legal matters with respect to Nevada will be passed upon for us by Marshall Hill Cassas & de Lipkau, Reno, Nevada. Certain legal matters with respect to California law will be passed upon for us by Irell & Manella, Los Angeles, California. Certain legal matters with respect to Delaware law will be passed upon for us by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware. Certain legal matters with respect to Cayman Islands law will be passed upon for us by Maples & Calder, Grand Cayman, Cayman Islands. Certain legal matters with respect to Luxembourg law will be passed upon for us by Bonn Schmitt Steichen, Luxembourg. Certain legal matters with respect to Brazilian law will be passed upon for us by Corvo Advogados, Sao Paulo, Brazil. Certain legal matters with respect to English law will be passed upon for us by Chadbourne & Parke, a Multinational Partnership, London, England. Certain legal matters with respect to Finnish law will be passed upon for us by Hannes Snellman, Helsinki, Finland. Certain legal matters with respect to Israeli law will be passed upon for us by Herzog, Fox & Neeman, Tel Aviv, Israel. Certain legal matters with respect to Japanese law will be passed upon for us by Tomotsune & Kimura, Tokyo, Japan. Certain legal matters with respect to Mexican law will be passed upon for us by Bufete Carrillo Gamboa, S.C., Mexico City, Mexico. Certain legal matters with respect to Swedish law will be passed upon for us by Manneheimer Swartling, Stockholm, Sweden. Certain partners of Chadbourne & Parke LLP own limited partnership interests in Whitney Strategic Partners V, L.P., the fair market value of which in the aggregate exceeds $60,000. Whitney Strategic Partners V, L.P. is a beneficial owner of preferred shares of WH Holdings.


                                    EXPERTS

     The financial statements of Herbalife International, Inc. and subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of WH Intermediate Holdings Ltd. and subsidiaries as of July 5, 2002 and for the period from May 23, 2002 (date of inception) to July 5, 2002, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We currently voluntarily file reports and other information under Section 15(d) of the Securities Exchange Act of 1934. The reports and other information can be inspected and copied at the public reference facilities that the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549 or at their facilities in New York and Chicago. Please call the SEC at (800) 732-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC. We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the Notes remain outstanding, we will furnish to the holders of the Notes and file with the SEC, unless the SEC will not accept the filing, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report by our certified independent accountants.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE
               HERBALIFE INTERNATIONAL, INC.                   ----
Independent Auditors' Report for Herbalife International,
  Inc. .....................................................    F-2
Consolidated Balance Sheets as of December 31, 2000 and
  December 31, 2001.........................................    F-3
Consolidated Statements of Income for the Years ended
  December 31, 1999, 2000 and 2001..........................    F-4
Consolidated Statements of Changes in Stockholders' Equity
  for the Years ended December 31, 1999, 2000 and 2001......    F-5
Consolidated Statements of Cash Flows for the Years ended
  December 31, 1999, 2000 and 2001..........................    F-6
Notes to Consolidated Financial Statements for the Years
  ended December 31, 1999, 2000 and 2001....................    F-7

               WH INTERMEDIATE HOLDINGS LTD.

Independent Auditors' Report for WH Intermediate Holdings
  Ltd. .....................................................   F-35
Consolidated Balance Sheet as of July 5, 2002...............   F-36
Consolidated Statement of Operations for the Period ended
  July 5, 2002..............................................   F-37
Consolidated Statement of Stockholder's Deficiency for the
  Period ended July 5, 2002.................................   F-38
Consolidated Statement of Cash Flows........................   F-39
Notes to Consolidated Financial Statements for the Period
  ended July 5, 2002........................................   F-40

               WH INTERMEDIATE HOLDINGS LTD.

Consolidated Balance Sheets as of December 31, 2001 and
  September 30, 2002 (unaudited)............................   F-44
Consolidated Statements of Income for the one month period
  ended July 31, 2002, the two month period ended September
  30, 2002, the seven month period ended July 31, 2002, and
  the three and nine month periods ended September 30, 2001
  (unaudited)...............................................   F-46
Consolidated Statements of Cash Flows for the seven month
  period ended July 31, 2002, the two month period ended
  September 30, 2002 and the nine month period ended
  September 30, 2001 (unaudited)............................   F-47
Notes to Consolidated Financial Statements for the seven
  months ended July 31, 2002, the two months ended September
  30, 2002 and the nine months ended September 30, 2001
  (unaudited)...............................................   F-48

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Herbalife International, Inc.:

     We have audited the accompanying consolidated balance sheets of Herbalife International, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Los Angeles, California
February 19, 2002 (May 21, 2002 as to Note 11; November 11, 2002 as to Note 16)

                         HERBALIFE INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                        ---------------------------
                                                               NOTES        2000           2001
                                                              -------   ------------   ------------
                                       ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................................        2   $110,336,000   $179,237,000
Marketable securities.......................................        2     29,914,000     21,944,000
Receivables, net of allowance for doubtful accounts of
  $3,968,000 and $1,466,000 at December 31, 2000 and
  December 31, 2001, respectively, including related party
  receivables of $1,950,000 and $736,000 at December 31,
  2000 and December 31, 2001, respectively..................    2,6,8     24,600,000     27,609,000
Inventories.................................................      2,3     99,332,000     72,208,000
Prepaid expenses and other current assets...................               8,788,000     14,379,000
Deferred income taxes.......................................     2,13     28,459,000     27,741,000
                                                                        ------------   ------------
    Total current assets....................................             301,429,000    343,118,000
                                                                        ------------   ------------
PROPERTY at cost............................................      2,5
Furniture and fixtures......................................              18,585,000     18,900,000
Equipment...................................................              78,468,000     90,440,000
Leasehold improvements......................................              29,646,000     32,393,000
                                                                        ------------   ------------
                                                                         126,699,000    141,733,000
Less accumulated depreciation and amortization..............             (65,049,000)   (81,026,000)
                                                                        ------------   ------------
                                                                          61,650,000     60,707,000
                                                                        ------------   ------------
DEFERRED COMPENSATION ASSETS................................      6,7     31,313,000     43,221,000
OTHER ASSETS including related party receivables of $91,000
  at December 31, 2000......................................        8      6,527,000      3,172,000
DEFERRED INCOME TAXES.......................................     2,13     13,077,000     16,831,000
GOODWILL net of accumulated amortization of $1,946,000 and
  $2,119,000 at December 31, 2000 and December 31, 2001,
  respectively..............................................        2      2,941,000      3,286,000
                                                                        ------------   ------------
    TOTAL...................................................            $416,937,000   $470,335,000
                                                                        ============   ============
                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable............................................        2   $ 18,791,000   $ 19,793,000
Royalty overrides...........................................        2     68,996,000     58,202,000
Accrued compensation........................................              17,458,000     22,712,000
Accrued expenses............................................              28,375,000     36,203,000
Dividends payable...........................................               4,372,000      4,720,000
Current portion of contracts payable and bank loans.........      4,5      7,013,000      9,395,000
Advance sales deposits......................................        2      6,175,000      5,800,000
Income taxes payable........................................   2,9,13      5,038,000      8,480,000
                                                                        ------------   ------------
    Total current liabilities...............................             156,218,000    165,305,000
                                                                        ------------   ------------
NON-CURRENT LIABILITIES:
Contracts payable, net of current portion...................      4,5      1,404,000      1,217,000
Deferred compensation liability.............................      6,7     28,964,000     35,678,000
Other non-current liabilities...............................               5,732,000      5,548,000
                                                                        ------------   ------------
    Total liabilities.......................................             192,318,000    207,748,000
                                                                        ------------   ------------
MINORITY INTEREST...........................................      2,8      2,218,000      1,671,000
                                                                        ------------   ------------
COMMITMENTS AND CONTINGENCIES...............................  5,6,7,9
STOCKHOLDERS' EQUITY:.......................................       10
Class A Common Stock, $0.01 par value; 33,333,333 shares
  authorized, 10,150,666, and 11,212,696 shares issued and
  outstanding at December 31, 2000 and December 31, 2001,
  respectively..............................................                 102,000        112,000
Class B Common Stock, $0.01 par value; 66,666,667 shares
  authorized, and 18,994,447 and 20,293,759 shares issued
  and outstanding at December 31, 2000 and December 31,
  2001, respectively........................................                 190,000        203,000
Paid-in capital in excess of par value......................              58,860,000     77,717,000
Retained earnings...........................................             170,259,000    194,415,000
Accumulated other comprehensive loss........................     2,12     (7,010,000)   (11,531,000)
                                                                        ------------   ------------
    Total stockholders' equity..............................             222,401,000    260,916,000
                                                                        ------------   ------------
    TOTAL...................................................            $416,937,000   $470,335,000
                                                                        ============   ============

        See the accompanying notes to consolidated financial statements

                         HERBALIFE INTERNATIONAL, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                          FISCAL YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------------
                                        NOTES         1999             2000             2001
                                        ------   --------------   --------------   --------------
Retail sales..........................       2   $1,793,508,000   $1,764,851,000   $1,656,168,000
Less -- distributor allowances on
  product purchases...................       2      837,283,000      820,723,000      774,513,000
Handling and freight income...........              142,660,000      141,356,000      138,475,000
                                                 --------------   --------------   --------------
Net sales.............................       2    1,098,885,000    1,085,484,000    1,020,130,000
Cost of sales.........................       8      264,909,000      268,992,000      241,522,000
Royalty overrides.....................       2      397,143,000      382,322,000      355,225,000
Marketing, distribution and
  administrative expenses.............    2,12      344,260,000      363,731,000      354,608,000
Buy-out transaction expenses..........                       --        9,498,000               --
Interest income -- net................                1,750,000        2,354,000        3,413,000
                                                 --------------   --------------   --------------
Income before income taxes and
  minority interest...................               94,323,000       63,295,000       72,188,000
Income taxes..........................  2,9,13       36,314,000       25,318,000       28,875,000
                                                 --------------   --------------   --------------
Income before minority interest.......               58,009,000       37,977,000       43,313,000
Minority interest.....................     2,8        1,086,000        1,058,000          725,000
                                                 --------------   --------------   --------------
NET INCOME............................           $   56,923,000   $   36,919,000   $   42,588,000
                                                 ==============   ==============   ==============
EARNINGS PER SHARE....................    2,10
  Basic...............................           $         1.99   $         1.28   $         1.40
  Diluted.............................           $         1.86   $         1.22   $         1.36
WEIGHTED AVERAGE SHARES
  OUTSTANDING:
  Basic...............................               28,603,000       28,827,000       30,422,000
  Dilutive effect of stock options....                1,976,000        1,526,000          828,000
                                                 --------------   --------------   --------------
  Diluted.............................               30,579,000       30,353,000       31,250,000
                                                 ==============   ==============   ==============

        See the accompanying notes to consolidated financial statements

                         HERBALIFE INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                         PAID IN                     ACCUMULATED
                                                       CAPITAL IN                       OTHER           TOTAL
                                  COMMON     COMMON     EXCESS OF      RETAINED     COMPREHENSIVE   STOCKHOLDERS'   COMPREHENSIVE
                                 STOCK A    STOCK B     PAR VALUE      EARNINGS        INCOME          EQUITY          INCOME
                                 --------   --------   -----------   ------------   -------------   -------------   -------------
Balance at January 1, 1999.....  $100,000   $186,000   $54,823,000   $110,941,000   $ (2,239,000)   $163,811,000
Issuance of 21,831 shares of
  Class A Common Stock and
  46,663 Shares of Class B
  Common Stock under the 1991
  Stock Option Plan & other....                1,000       469,000         (1,000)                       469,000
Additional capital from tax
  benefit of 1991 stock option
  plan.........................                             98,000                                        98,000
Net income.....................                                        56,923,000                     56,923,000     $56,923,000
Translation adjustments........                                                        2,477,000       2,477,000       2,477,000
Unrealized loss on marketable
  securities...................                                                          (25,000)        (25,000)        (25,000)
                                                                                                                     -----------
Total comprehensive income.....                                                                                      $59,375,000
                                                                                                                     ===========
Cash dividends declared........                                       (17,151,000)                   (17,151,000)
                                 --------   --------   -----------   ------------   ------------    ------------
Balance at December 31, 1999...  $100,000   $187,000   $55,390,000   $150,712,000   $    213,000    $206,602,000
Issuance of 148,328 shares of
  Class A Common Stock and
  344,711 Shares of Class B
  Common Stock under the 1991
  Stock Option Plan & other....     2,000      3,000     3,403,000        (14,000)                     3,394,000
Additional capital from tax
  benefit of 1991 stock option
  plan.........................                             67,000                                        67,000
Net income.....................                                        36,919,000                     36,919,000     $36,919,000
Translation adjustments........                                                       (7,229,000)     (7,229,000)     (7,229,000)
Unrealized gain on marketable
  securities...................                                                            6,000           6,000           6,000
                                                                                                                     -----------
Total comprehensive income.....                                                                                      $29,696,000
                                                                                                                     ===========
Cash dividends declared........                                       (17,358,000)                   (17,358,000)
                                 --------   --------   -----------   ------------   ------------    ------------
Balance at December 31, 2000...  $102,000   $190,000   $58,860,000   $170,259,000   $ (7,010,000)   $222,401,000
Issuance of 1,061,859 shares of
  Class A Common Stock and
  1,298,965 Shares of Class B
  Common Stock under the 1991
  Stock Option Plan & other....    10,000     13,000    17,434,000         10,000                     17,467,000
Additional capital from tax
  benefit of 1991 stock option
  plan.........................                          1,423,000                                     1,423,000
Net income.....................                                        42,588,000                     42,588,000     $42,588,000
Translation adjustments........                                                       (6,817,000)     (6,817,000)     (6,817,000)
Unrealized gain on marketable
  securities...................                                                           12,000          12,000          12,000
Cumulative effect of accounting
  change.......................                                                          909,000         909,000         909,000
Net change in derivative
  instruments..................                                                        1,375,000       1,375,000       1,375,000
                                                                                                                     -----------
Total comprehensive income.....                                                                                      $38,067,000
                                                                                                                     ===========
Cash dividends declared........                                       (18,442,000)                   (18,442,000)
                                 --------   --------   -----------   ------------   ------------    ------------
Balance at December 31, 2001...  $112,000   $203,000   $77,717,000   $194,415,000   $(11,531,000)   $260,916,000
                                 ========   ========   ===========   ============   ============    ============

        See the accompanying notes to consolidated financial statements

                         HERBALIFE INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    FISCAL YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------
                                                                  1999           2000           2001
                                                              ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $ 56,923,000   $ 36,919,000   $ 42,588,000
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
Depreciation and amortization...............................    14,001,000     15,693,000     18,056,000
Deferred income taxes.......................................    (4,081,000)    (8,889,000)    (3,036,000)
Unrealized foreign exchange loss (gain).....................      (572,000)     2,702,000        383,000
Minority interest in earnings...............................     1,086,000      1,058,000        725,000
Other.......................................................        90,000        882,000        515,000
Changes in operating assets and liabilities:
Receivables.................................................    13,155,000      4,116,000     (3,867,000)
Inventories.................................................   (12,003,000)    (2,937,000)    24,154,000
Prepaid expenses and other current assets...................     6,635,000        (70,000)    (5,542,000)
Accounts payable............................................     7,401,000     (1,564,000)     2,135,000
Royalty overrides...........................................     5,832,000      7,809,000     (8,206,000)
Accrued expenses and accrued compensation...................    11,209,000     (8,675,000)    15,557,000
Advance sales deposits......................................       948,000     (2,195,000)      (163,000)
Income taxes payable........................................   (15,160,000)      (478,000)     5,452,000
Deferred compensation liability.............................     9,950,000      1,770,000      6,714,000
                                                              ------------   ------------   ------------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES................................................    95,414,000     46,141,000     95,465,000
                                                              ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property.......................................   (30,743,000)   (24,952,000)   (10,940,000)
Proceeds from sale of property..............................        65,000        149,000        145,000
Net changes in marketable securities........................     3,998,000    (28,751,000)     7,981,000
Other assets................................................    (6,967,000)     6,970,000     (1,644,000)
Deferred compensation assets................................    (9,870,000)    (3,384,000)   (11,908,000)
                                                              ------------   ------------   ------------
NET CASH (USED IN) PROVIDED BY INVESTING
  ACTIVITIES................................................   (43,517,000)   (49,968,000)   (16,366,000)
                                                              ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid..............................................   (17,148,000)   (17,285,000)   (18,094,000)
Distributions to minority interest..........................    (1,063,000)    (1,452,000)    (1,272,000)
Additions to bank loans and contracts payable...............     3,304,000      2,392,000      1,903,000
Principal payments on bank loans and contracts payable......    (1,603,000)    (1,128,000)    (3,460,000)
Exercise of stock options...................................       469,000      3,394,000     17,467,000
                                                              ------------   ------------   ------------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES.........   (16,041,000)   (14,079,000)    (3,456,000)
                                                              ------------   ------------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS........................................     1,703,000    (10,038,000)    (6,742,000)
                                                              ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    37,559,000    (27,944,000)    68,901,000
CASH AND CASH EQUIVALENTS AT JANUARY 1......................   100,721,000    138,280,000    110,336,000
                                                              ------------   ------------   ------------
CASH AND CASH EQUIVALENTS AT PERIOD END.....................  $138,280,000   $110,336,000   $179,237,000
                                                              ============   ============   ============
CASH PAID DURING THE YEAR:
Interest Paid...............................................  $  1,812,000   $  1,109,000   $  1,079,000
                                                              ============   ============   ============
Income Taxes Paid...........................................  $ 47,428,000   $ 31,026,000   $ 28,693,000
                                                              ============   ============   ============
NON-CASH ACTIVITIES:
Acquisitions of property from capital leases................  $  1,864,000   $    431,000   $  3,811,000
                                                              ============   ============   ============

        See the accompanying notes to consolidated financial statements

                         HERBALIFE INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001

1.  GENERAL

     Herbalife International, Inc. and its subsidiaries ("the Company") market weight management products, nutritional supplements and personal care products worldwide. The Company's products are marketed through a network marketing system in which "distributors" who are generally independent contractors, purchase products for resale to retail consumers and other distributors. As of December 31, 2001, the Company conducted business in 53 countries. In the Company's foreign markets, distributors market the same, or essentially the same, products as those sold in the United States and in fundamentally the same manner.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CONSOLIDATION POLICY

     The consolidated financial statements include the accounts of the Company and its subsidiaries; all significant intercompany transactions and accounts have been eliminated.

  TRANSLATION OF FOREIGN CURRENCIES

     Foreign subsidiaries' asset and liability accounts are translated for consolidated financial reporting purposes into U.S. Dollar amounts at year-end exchange rates. Revenue and expense accounts are translated at the average rates during the year. Foreign exchange translation adjustments are included in accumulated other comprehensive loss on the accompanying consolidated balance sheets. Transaction losses, which include the cost of forward exchange and option contracts, were $7,417,000, $7,661,000 and $549,000 in the years ended December 31, 1999, 2000 and 2001, respectively, and are included in marketing, distribution and administrative expenses in the accompanying consolidated statements of income.

  FORWARD EXCHANGE CONTRACTS AND OPTION CONTRACTS

     The Company enters into forward exchange contracts and option contracts in managing its foreign exchange risk on sales to distributors, purchase commitments denominated in foreign currencies, intercompany transactions and bank loans. The Company does not use the contracts for trading purposes.

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended and interpreted, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated in a fair-value hedge, the changes in the fair value of the derivative and the underlying hedged item are recognized concurrently in earnings. If the derivative is designated in a cash-flow hedge, changes in the fair value of the derivative are recorded in other comprehensive income ("OCI") and are recognized in the statement of operations when the hedged item affects earnings. SFAS 133 defined new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value are recognized concurrently in earnings. As of January 1, 2001, the Company recorded a net gain of $909,000 ($545,000 net of tax) as a cumulative transition adjustment to earnings. This adjustment relates to derivatives not designated as hedges prior to adoption of SFAS 133, and represents the difference between the carrying value and the fair value of such instruments at January 1, 2001.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of money market accounts and foreign

                         HERBALIFE INTERNATIONAL, INC.

and domestic bank accounts. To reduce its credit risk, the Company monitors the credit standing of the financial institutions that hold the Company's cash and cash equivalents.

  MARKETABLE SECURITIES

     The Company's marketable securities are classified as "available for sale." Fluctuations in fair value are included in accumulated other comprehensive loss on the accompanying consolidated balance sheets. Marketable securities are comprised primarily of tax-exempt municipal bonds.

  ACCOUNTS RECEIVABLE

     Accounts receivable consist principally of receivables from credit card companies, arising from the sale of product to the Company's distributors, and receivables from importers, who are utilized in a limited number of countries to sell product to distributors. Due to the geographic dispersion of its credit card receivables, the collection risk is not considered to be significant. Although receivables from importers can be significant, the Company performs ongoing credit evaluations of its importers and maintains an allowance for potential credit losses. The Company believes that it provides adequate allowances for receivables from its distributors.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company has estimated the fair value of its financial instruments using the following methods and assumptions:

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair value due to the short-term maturities of these instruments. Marketable securities are based on the quoted market prices for these instruments. Foreign exchange contracts are based on exchange rates at year-end. The fair value of option and forward contracts is based on dealer quotes. The book values of the Company's debt instruments are considered to approximate their fair values because the interest rates of these instruments approximate current rates offered to the Company.

  INVENTORIES

     Inventories are stated at lower of cost (on the first-in, first-out basis) or market.

  LONG-LIVED ASSETS

     Depreciation of furniture, fixtures and equipment (including computer hardware and software) is computed on a straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the life of the related asset or the term of the lease, whichever is shorter.

     Goodwill is being amortized over periods ranging from fifteen to forty years. Effective January 1, 2002, amortization of goodwill was discontinued. See "Recently Issued Accounting Pronouncements."

     Long-lived assets, including goodwill, are reviewed for impairment, based on undiscounted cash flows, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Measurement of an impairment loss is based on the estimated fair market value of the asset.

  INCOME TAXES

     Income tax expense includes income taxes payable for the current year and the change in deferred income tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or income tax returns. A valuation allowance is recognized to reduce the

                         HERBALIFE INTERNATIONAL, INC.

carrying value of deferred income tax assets if it is believed to be more likely than not that a component of the deferred income tax assets will not be realized.

  ROYALTY OVERRIDES

     An independent distributor may earn commissions, called royalty overrides or production bonuses, based on retail volume. Such commissions are based on the retail sales volume of certain other members of the independent sales force who are sponsored by the distributor.

  MINORITY INTEREST

     On December 30, 1996, the Company sold shares of Herbalife of Japan to certain directors, executive officers and resident managers of Herbalife of Japan (see "Note 8, Transactions with Related Parties"). In 2001, the Company repurchased some of these shares. The minority stockholders' interest in the equity of Herbalife of Japan approximates 7%, 7% and 6.6% at December 31, 1999, 2000 and 2001, respectively.

  REVENUE RECOGNITION

     The Company records its retail sales based upon suggested retail prices as reflected on the Company's sales invoices to its distributors. The Company does not receive the amount reported as retail sales, but generally receives the net sales price in cash or through credit card payments upon receipt of orders from distributors. The net sales price is the suggested retail price less the distributor allowance plus handling and freight income. Sales, related royalty overrides, and allowances for product returns are recorded when the merchandise is shipped, in accordance with the Company's shipping terms. Advance sales deposits represent prepaid orders for which the Company has not shipped the merchandise.

  EARNINGS PER SHARE

     Net income as presented on the accompanying statements of consolidated income is used as the numerator in the earnings per share calculation for both the basic and diluted computations.

     Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the incremental shares issuable upon the assumed exercise of stock options.

  RECLASSIFICATIONS

  Net sales

     In the first quarter of 2001, the Company adopted the provisions of Emerging Issues Task Force Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs," which requires that amounts billed to customers for shipping and handling fees be classified as revenues. Reclassifications have been made to increase net sales by $142,660,000 and $141,356,000 for the years ended December 31, 1999 and December 31, 2000, respectively, to reflect $119,779,000 and $117,259,000 of shipping and handling fees on sales of product, previously reported as reductions to royalty overrides, and $22,881,000 and $24,097,000 of freight charges previously reported as reductions of marketing, distribution and administrative expenses.

  Cost of sales

     Beginning in the second quarter of 2001, cost of sales includes freight expenses relating to delivery of products to distributors. The freight expenses were previously included in marketing, distribution and administrative expenses. There is no impact on net income. All periods presented have been reclassified on a

                         HERBALIFE INTERNATIONAL, INC.

comparable basis. The amounts reclassified were $18,267,000 and $18,189,000 for the years ended December 31, 1999 and December 31, 2000, respectively.

  Other

     Certain reclassifications were made to the prior year financial statements to conform to the current year presentation.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS 141 did not have a significant impact on the Company's financial statements.

     In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. The Company adopted SFAS No. 142 on January 1, 2002 and as a result, annual goodwill amortization of $173,000 was discontinued. SFAS 142 also required the Company to complete a transitional goodwill impairment test. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This new statement also supersedes certain aspects of Accounting Principle Board Opinion 30 ("APB No. 30"), "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," with regard to reporting the effects of a disposal of a segment of a business and will require expected future operating losses from discontinued operations to be reported in discontinued operations in the period incurred (rather than as of the measurement date as presently required by APB No. 30). In addition, more dispositions may qualify for discontinued operations treatment. The adoption of SFAS 144 did not have a significant impact on the Company's financial statements.

     In November 2001, the Emerging Issues Task Force ("EITF") issued EITF Issue No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendors Products," which addresses the accounting for consideration given by a vendor to a customer or a reseller of the vendors products. In April 2001, the EITF reached a consensus on EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendors Products," which provides guidance on the income statement classification of consideration from a vendor to a reseller in connection with the reseller's purchase of the vendor's products or to promote sales of the vendor's products. This new guidance

                         HERBALIFE INTERNATIONAL, INC.

provides that consideration from a vendor to a reseller is generally presumed to be a reduction of the selling prices of the vendor's products, and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement. The Company provides distributors with discounts on product purchases and classifies these discounts as a reduction of revenue. The adoption of EITF Issue No. 00-25 and EITF Issue No. 01-09 did not have a significant impact on the Company's financial statements.

3.  INVENTORIES

     Inventories consist primarily of finished goods available for resale and can be categorized as follows:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2000          2001
                                                             -----------   -----------
Product....................................................  $89,932,000   $66,463,000
Literature.................................................    6,064,000     4,157,000
Promotional items..........................................    3,336,000     1,588,000
                                                             -----------   -----------
     Total.................................................  $99,332,000   $72,208,000
                                                             ===========   ===========

4.  CONTRACTS PAYABLE AND BANK LOANS

     Contracts payable and bank loans consist of the following:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 2000         2001
                                                              ----------   -----------
Capitalized leases, due in monthly installments through 2004
  (Note 5)..................................................  $2,388,000   $ 3,439,000
Bank loans and Contracts Payable............................   6,029,000     7,173,000
                                                              ----------   -----------
Total.......................................................   8,417,000    10,612,000
Less current portion........................................   7,013,000     9,395,000
                                                              ----------   -----------
Long-term portion...........................................  $1,404,000   $ 1,217,000
                                                              ==========   ===========

     Annual scheduled payments of bank loans and contracts payable are:
$9,395,000 (2002), $1,054,000 (2003), and $163,000 (2004).

     The Company has lines of credit (the "Lines of Credit") for use in Turkey and India under separate agreements with two separate banks which provide for unsecured borrowings of up to $8,000,000 and bear interest at LIBOR plus a negotiated spread, which can vary depending on the currency in which the loan is provided. Outstanding borrowings under the Lines of Credit were $4,682,000 at December 31, 2000 and $6,566,000 at December 31, 2001, respectively. The Company also had other borrowings of $1,347,000 at December 31, 2000 and $607,000 at December 31, 2001.

     As of December 31, 2001, the Company has $15.4 million of credit facilities which supported letters of credit, guarantees and borrowings. As of December 31, 2001, the Company had $1.2 million of letters of credit, $2.7 million of guarantees, and $6.6 million of borrowings outstanding.

5.  LEASE OBLIGATIONS

     The Company has warehouse and office facilities, furniture and fixtures and equipment leases, which expire at various dates through 2010. Under the lease agreements, the Company is also obligated to pay property taxes, insurance, and maintenance costs.

                         HERBALIFE INTERNATIONAL, INC.

     Certain of the leases contain renewal options. Future minimum rental commitments for non-cancelable operating leases and capital leases at December 31, 2001 were as follows:

                                                               OPERATING     CAPITAL
                                                              -----------   ----------
2002........................................................  $13,412,000   $2,385,000
2003........................................................   11,037,000    1,102,000
2004........................................................    7,995,000      167,000
2005........................................................    6,640,000           --
2006........................................................    2,606,000           --
Thereafter..................................................      527,000           --
                                                              -----------   ----------
Total.......................................................  $42,217,000    3,654,000
                                                              ===========
Less: Amounts included above representing interest..........                   215,000
                                                                            ==========
Present value of net minimum lease payments.................                $3,439,000
                                                                            ==========

     Rental expense for the years ended December 31, 1999, 2000 and 2001 was $18,339,000, $21,961,000 and $19,998,000, respectively.

     Property under capital leases is included in property on the accompanying consolidated balance sheets as follows:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2000          2001
                                                             -----------   -----------
Equipment..................................................  $ 8,559,000   $ 8,995,000
Less: accumulated amortization.............................   (5,881,000)   (5,124,000)
                                                             -----------   -----------
Total......................................................  $ 2,678,000   $ 3,871,000
                                                             ===========   ===========

6.  EMPLOYEE COMPENSATION PLANS

     In addition to the stock option plan discussed in Note 10, the Company has two incentive compensation plans: the 1992 Executive Incentive Compensation Plan (the "1992 Plan") and the 1994 Performance-Based Annual Incentive Compensation Plan (the "1994 Plan"). Under the 1992 Plan, a target percentage of earnings before bonuses and income taxes may be awarded to officers, directors and key employees, as determined by the Chief Executive Officer and Compensation Committee of the Board of Directors, based on the attainment of certain corporate and business objectives. No bonuses were awarded under this plan for 1999, 2000 or 2001.

     The 1994 Plan provides additional compensation as an incentive to key executives and consultants to attain certain specified performance objectives of the Company. The amount of the available awards to individual participants and the aggregate amount to all participants are determined based upon objective performance goals as determined by the Compensation Committee of the Board of Directors. The amounts awarded under the 1994 Plan for 1999, 2000 and 2001 were $16,165,000, $4,578,000 and $3,468,000, respectively.

     In accordance with the 1994 Plan, the Company advanced targeted performance bonus amounts to the participants. As of December 31, 2000 and 2001, the remaining outstanding principal and accrued interest was $1,040,000 and $331,000, respectively, and is included in receivables on the accompanying consolidated balance sheets. Each advance is a full recourse obligation of the executive with a maturity date of two years following the date of the advance. In addition, the advances bear interest at the applicable federal rate (AFR)

                         HERBALIFE INTERNATIONAL, INC.

for two-year notes at the time of the advances. The rates for outstanding advances ranged from 4.67% to 6.45% at December 31, 2000 and were 4.25% at December 31, 2001.

     The Company also maintains a profit sharing plan pursuant to Sections 401(a) and (k) of the Internal Revenue Code. The plan is available to substantially all employees who meet length of service requirements. Employees may elect to contribute 2% to 17% of their compensation, and the Company will match 3% of the earnings of each employee who elects to defer 2% or more of his or her earnings. Participants are partially vested in the Company contributions after three years and fully vested after five years. The Company contributed $974,000, $1,167,000 and $1,344,000, for the years ended December 31, 1999, 2000 and 2001, respectively.

     In 1996, the Company implemented two non-qualified, deferred compensation plans for select groups of management: the "Management Plan" and the "Senior Executive Plan." The deferred compensation plans allow eligible employees to elect annually to defer up to 50% of their base annual salary and up to 100% of their annual bonus for each calendar year (the "Annual Deferral Amount"). The Company makes matching contributions on behalf of each participant in the Senior Executive Plan of 100% of the amount deferred by each participant up to (1) 15% of the participants annual base salary in the case of a participant who is an Executive Vice President, (2) 12.5% of the participant's annual base salary in the case of a participant who is a Senior Vice President, and (3) 10% (or such greater percentage, not to exceed 15%, that the Deferred Compensation Committee may determine in the case of any particular participant) of the participant's annual base salary in the case of any other participant. Furthermore, the Compensation Committee of the Board of Directors may designate any participant to receive a matching contribution of 20% of the annual base salary if the Annual Deferral Amount of such designated participant equals or exceeds 10% of such designated participant's annual base salary.

     Each participant in either of the deferred compensation plans has at all times a fully vested and non-forfeitable interest in each year's contribution, including interest credited thereto, and in any Company matching contributions, if applicable. In connection with a participant's election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount plus interest. Such amount is payable in two or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. The deferred compensation expense net of participant contributions was $2,488,000, $2,741,000 and $3,917,000, for 1999, 2000 and
2001, respectively. The long-term deferred compensation liability under the deferred compensation plans was $24,435,000 and $29,941,000 at December 31, 2000 and 2001, respectively.

     In 2001, the Company adopted an Executive Retention Plan. The purpose of the Executive Retention Plan is to provide financial incentives for a select group of management and highly compensated employees of the Company to continue to provide services to the Company during the period immediately before and immediately after a change in control, as defined.

     The Company also established an Executive Retention Trust to provide benefits under the Executive Retention Plan. The Executive Retention Trust is an irrevocable trust established with an institutional trustee. The Administrative Committee of the Executive Retention Plan will establish an individual account in the Executive Retention Trust for each participant in the Executive Retention Plan. Until the occurrence of a change in control, the Administrative Committee will control the investment of the assets in the Executive Retention Trust, and will determine the allocation of the assets of the Executive Retention Trust to the individual accounts of participants. Each participant who qualifies for a benefit under the Executive Retention Plan will receive a lump sum benefit equal to the dollar amount in his or her individual account in the Executive Retention Trust. The benefit shall be paid within 90 days after the participant qualifies for the benefit. If a participant's employment with the Company terminates before the participant qualifies for a benefit under the Executive Retention Plan, the participant's account in the Executive Retention Trust will

                         HERBALIFE INTERNATIONAL, INC.

revert to the Company. A participant's benefit under the Executive Retention Plan will be reduced if the amount would cause payment of federal excise tax.

     The deferred compensation plans and the Supplemental Executive Retirement Plan (See Note 7, "Retirement Plan") are unfunded and their benefits are paid from the general assets of the Company, except that the Company has contributed to a "rabbi trust" whose assets will be used to pay the benefits if the Company remains solvent, but can be reached by the Company's creditors if the Company becomes insolvent. The value of the assets in the "rabbi trust" was $31,313,000 and $35,964,000 as of December 31, 2000 and 2001, respectively. The Company has also contributed to the Executive Retention Trust, which is an irrevocable trust. This irrevocable trust's assets will be used to pay the benefits of the Executive Retention Plan and are not intended to be reachable by the Company's creditors. The value of the assets in the irrevocable trust was $7,257,000 as of December 31, 2001.

     Certain of the officers have agreements with the Company which provide for payments in the event of a change in control ("Change in Control Payments"), as defined by the agreements. The Change in Control Payments would generally be for an amount equal to three times the officer's annual compensation level. However, such Change in Control Payments cannot exceed an amount which would cause the payment of federal excise tax.

     In 2001, the Company adopted two Change in Control Plans for Senior Management, a Change in Control Plan and a Management Employee Change in Control Plan. In the event of a change in control, each eligible employee is entitled to receive a severance payment three times such eligible employee's compensation. Compensation is defined as the eligible employee's annual base salary in effect immediately prior to the change in control plus for Senior Executives an amount equal to his or her cash bonus received in the last full fiscal year prior to the change in control. The change in control payment will be reduced to the extent the Company is required to make severance payments to the eligible employee under the Worker Adjustment and Retraining Notification Act, or other severance arrangements between the eligible employee and the Company. The change in control payment will also be reduced to the extent necessary to preserve the Company's deduction for the change in control payment under the Internal Revenue Code, and to prevent the eligible employee from being subject to an excise tax on the change in control payment. Each eligible employee is also entitled to receive health benefits coverage for a period up to three years following his or her termination of employment. In consideration of the change in control payment, each eligible employee is required to agree (1) to enter into a separation and general release agreement with the Company, (2) not to use or disclose confidential information of the Company and (3) not to solicit employees and distributors of the Company for a two-year period.

7.  RETIREMENT PLAN

     In September 1997, the Company implemented a nonqualified, non-contributory Supplemental Executive Retirement Plan ("SERP") providing retirement benefits for a select group of management. The normal retirement benefit under the SERP is 60 quarterly installment payments commencing at age 65, each of which equals one-quarter of 2% of "compensation" times the number of years of participation up to 20 years. A participant becomes fully vested in his or her interest in the SERP on his or her normal or early retirement date, death, or disability, or on a change in control of the Company. If a participant's employment is terminated for cause, the Company has the discretion to reduce his or her vested benefit to zero. In all other cases, a participant's vested interest is zero until he or she has completed five years of participation, and gradually increases to 100% when he or she has completed nine years of participation. The Plan Administrator has the discretion to credit a participant with additional years of participation as of his or her date of hire or

                         HERBALIFE INTERNATIONAL, INC.

commencement of participation in the SERP. The following table shows the net periodic pension cost and other data about the SERP:

                                                 1999           2000           2001
                                              -----------   ------------   ------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of
  year/inception............................  $ 9,029,000   $  8,412,000   $ 11,140,000
Service cost................................    1,214,000      1,010,000      1,363,000
Interest cost...............................      546,000        624,000        746,000
Amendments..................................           --      1,285,000             --
Actuarial (gain) loss.......................   (2,346,000)     1,767,000       (414,000)
Benefits paid...............................      (31,000)    (1,958,000)    (1,401,000)
                                              -----------   ------------   ------------
Benefit obligation at end of year...........  $ 8,412,000   $ 11,140,000   $ 11,434,000
                                              ===========   ============   ============
Funded status...............................  $(8,412,000)  $(11,140,000)  $(11,434,000)
Unrecognized actuarial (gain) loss..........     (735,000)     1,001,000        587,000
Unrecognized prior service cost.............    4,696,000      5,610,000      5,110,000
                                              -----------   ------------   ------------
Net amount recognized.......................  $(4,451,000)  $ (4,529,000)  $ (5,737,000)
                                              ===========   ============   ============
Amounts recognized in the consolidated
  balance sheets consist of:
Accrued benefit liability...................  $(5,021,000)  $ (7,872,000)  $ (8,946,000)
Intangible asset............................      570,000      3,343,000      3,209,000
                                              -----------   ------------   ------------
Net amount recognized.......................  $(4,451,000)  $ (4,529,000)  $ (5,737,000)
                                              ===========   ============   ============
WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER
  31
Discount rate...............................          7.5%           7.0%           7.0%
Rate of compensation increase...............          4.0%           4.0%           4.0%
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost................................  $ 1,214,000   $  1,010,000   $  1,363,000
Interest cost...............................      546,000        624,000        746,000
Amortization of prior service cost..........      371,000        371,000        499,000
Amortization of actuarial loss..............       31,000             --             --
                                              -----------   ------------   ------------
Net periodic pension cost...................  $ 2,162,000   $  2,005,000   $  2,608,000
                                              ===========   ============   ============

8.  TRANSACTIONS WITH RELATED PARTIES

     In addition to advances described in Note 6, the Company has made additional advances to certain officers. The aggregate outstanding principal and accrued interest was $666,000 and $397,000 at December 31, 2000 and 2001, respectively (included in receivables on the accompanying consolidated balance sheets). Each outstanding advance is a full recourse obligation of the officer. The rates for outstanding advances ranged from 4.98% to 6.15% at December 31, 2000 and were 5.48% at December 31, 2001.

     In December 1996, the Company sold an approximate 7% interest in Herbalife of Japan, K.K., its Japanese subsidiary, to certain Company directors, executive officers and resident managers of Herbalife of Japan, K.K. The aggregate sales price was $4,620,000: $1,386,000 in cash and $3,234,000 in full recourse interest bearing notes. The notes were payable in 16 equal quarterly principal and interest installments, through December 2001. The outstanding note receivable balance was $335,000 and zero at December 31,

                         HERBALIFE INTERNATIONAL, INC.

2000 and 2001, respectively, and is included in receivables and other assets on the accompanying consolidated balance sheets. The sales price of the shares was determined based upon a valuation performed by an independent investment banking firm. The profit recognized from the sale was deferred, and will be recognized as the interest is sold to a third party. In 2001, a 0.5% interest in Herbalife of Japan, K.K. was repurchased from an executive officer based upon a new valuation performed by the same independent investment banking firm. The minority interest in Herbalife of Japan, K.K. at December 31, 2001 was approximately 6.6%.

     The board of directors of Herbalife of Japan, K.K. and the Company have initiated steps in Japan that are expected to result in the repurchase of the minority interest in Herbalife of Japan, K.K. for cash. At the conclusion of these steps, Herbalife of Japan, K.K. will again be a wholly-owned subsidiary of the Company. The valuation of Herbalife of Japan, K.K. for purposes of the repurchase will be based upon a valuation methodology identical to that used when the minority interest was issued, and will be supported by a valuation opinion issued by an independent investment banking firm. The repurchase remains subject to various Japanese judicial and regulatory approvals.

     In addition, the Company made a loan of $1,964,000 to its former Chief Executive Officer, Mark Hughes, during 1999. Such loan, which accrued interest at the rate of 4.62% per annum, was repaid during 2000.

     On May 21, 2001, the estate of Mark Hughes ("Estate") exercised 1.9 million stock options. A short-term full-recourse loan in the amount of $13,625,000 was issued to the Estate to finance the exercise. The loan balance as of June 30, 2001 was $13,732,000 including interest at a rate of 7% per annum. The receivable balance plus interest was fully paid on July 3, 2001.

     Two senior executives of the Company are minority shareholders in B.L.I. Holdings, Inc., a holding company for two of the Company's suppliers of personal care products. Total purchases from B.L.I. Holdings, Inc. and its subsidiaries was $495,000 for 2001.

9.  CONTINGENCIES

     The Company is from time to time engaged in routine litigation. The Company regularly reviews all pending litigation matters in which it is involved and establishes reserves deemed appropriate by management for these litigation matters. However, some of these matters are material and an adverse outcome in these matters could have a material impact on the Company's financial condition and operating results.


     In September 2000, a putative class action lawsuit was filed in the District Court, Clark County, Nevada (Tharp v. Herbalife International, Inc., et al.). A second putative class action lawsuit was filed in the same court in August 2001 (Brown v. Herbalife International Inc., et al.). The Tharp lawsuit alleges breaches of fiduciary obligations by the Company's directors and its majority stockholder in connection with the adoption by the Company of the Preferred Share Purchase Rights Plan and the rejection of a purported offer by a third party to acquire a controlling interest in the Company. The Brown lawsuit similarly alleges breaches of fiduciary obligations in connection with an alleged rejection of an offer from a third party to purchase the Company. The plaintiffs in the lawsuits request (i) an order compelling the defendants to take steps to seek a sale of the Company, (ii) an order enjoining the defendants in office, (iii) unspecified damages, and (iv) other relief. The Company has reached an oral settlement to pay plaintiff's legal fees of $190,000 and the Company's insurance company has agreed to pay 50% of the settlement amount. The settlement remains subject to documentation and court approval for which a hearing date has not yet been set.


     In addition, on or about April 12, 2002, Harbor Finance Partners, allegedly an Herbalife stockholder, filed a purported class action (which was amended on June 13, 2002) against the Company in the District Court of Clark County in the State of Nevada, naming the Company, its Board of Directors and one former director as defendants ("Defendants") and alleging various breaches of fiduciary duty arising out of the announced merger transaction between Herbalife and WH Holdings, a subsidiary of Whitney & Co., LLC. The complaint was served on April 24, 2002. The defendants filed a motion to dismiss the case on May 14, 2002. Plaintiff's

                         HERBALIFE INTERNATIONAL, INC.

counsel has indicated that the plaintiff intends to seek expedited discovery and to file a motion for some form of preliminary relief in connection with the announced merger transaction. Herbalife and its Board of Directors deny the allegations and intend to vigorously defend these charges in litigation. However, an adverse result in this litigation could have a material adverse effect on the Company's financial condition and operating results.

     In August 2001, a lawsuit was filed by Michael Rosen, a former Executive Vice President of the Company, in the Superior Court of the State of California for the County of Los Angeles (Michael E. Rosen v. Herbalife International, Inc., and Herbalife International of America, Inc.). The complaint alleged a single cause of action for breach of an oral and implied contract for continued employment and sought damages in excess of $15 million. The parties have reached a settlement with respect to this lawsuit and certain related litigation. The Company's liability had been provided for at December 31, 2001.


     The Company and certain of its distributors have been named as defendants in a purported class action lawsuit filed in the U.S. District Court for the Central District of California (Jacobs v. Herbalife International, Inc., et al). The lawsuit was filed on February 19, 2002. The complaint alleges that specified marketing plans employed by the distributor defendants are illegal, and that the Company has permitted the use of these marketing plans and/or failed to supervise its distributor's conduct to prevent violations of law by them. The complaint does not challenge the legality of Herbalife's marketing system. The complaint seeks to state causes of action under RICO and various state and other federal laws. The complaint was dismissed with leave to amend, the deadline for which is set as January 2, 2003. The Company believes that it has meritorious defenses to the allegations contained in the lawsuit. However, an adverse result in this litigation could have a material adverse effect on the Company's financial condition and operating results.


     Certain of the Company's subsidiaries have been subject to tax audits by governmental authorities in their respective countries. In certain of these tax audits, governmental authorities are proposing that significant amounts of additional taxes and related interest and penalties are due. The Company and its tax advisors believe that there are substantial defenses to the allegations that additional taxes are owing, and the Company is vigorously contesting the additional proposed taxes and related charges. These matters may take several years to resolve, and the Company cannot be sure of their ultimate resolution. However, an adverse outcome in these matters could have a material impact on the Company's financial condition and operating results.

10.  STOCKHOLDERS' EQUITY

     On July 27, 2000, the Company's Board of Directors adopted a Preferred Share Purchase Rights Plan (the "Plan"), in order to encourage any person or group interested in acquiring the Company to negotiate with the Board of Directors of the Company prior to attempting an acquisition. Under the terms of the Plan, which expires on August 21, 2010, the Company declared a dividend of one Preferred Share Purchase Right (collectively, the "Rights"), for each outstanding share of Class A Common Stock and Class B Common Stock held at the close of business on August 21, 2000. Initially, the Rights are attached to the Common Stock and not represented by separate certificates. The Rights will become exercisable, if not earlier redeemed, only after a person or group (an "Acquiring Person") has acquired, or announced a tender offer which would result in a person or group acquiring, 15% or more of the Company's Class A Common Stock or the combined classes of Common Stock. Initially, each Right will entitle shareholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock at an exercise price of $40.00. However, if a person or group becomes an Acquiring Person, the Plan allows the Company's shareholders to purchase, at an exercise price of $40.00 per Right, subject to adjustment, Class B Common Stock of the Company having a market value at that time of $80.00. The Company will generally be entitled to redeem the Rights at $.01 per Right at any time until a person or group has become an Acquiring Person. Until exercise, a Right holder, as such, has no rights as a shareholder. Rights held by an Acquiring Person will become void and will not be exercisable to purchase shares at the bargain price. In addition, under certain

                         HERBALIFE INTERNATIONAL, INC.

circumstances involving the acquisition of the Company in a merger or other business combination that has not been approved by the Board of Directors of the Company, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the exercise price of the Rights.

     The Company's 1994 Plan allows for the granting of stock-based performance awards authorized by the Compensation Committee of the Board of Directors. Compensation costs for these awards are recorded based on the quoted market price of the Company's common stock at the grant date in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations ("APB 25").

     The Company's 1991 Stock Option Plan ("1991 Plan"), as amended, permits the granting of non-qualified stock options to key employees and consultants to purchase 7,900,000 shares of the Company's Class A Stock and/or Class B Stock (less shares previously exercised) at prices not less than 85% of the fair market value of such shares on the date the option is granted. All options outstanding at December 31, 2001 were granted at the fair market value of such shares on the grant date. The contractual life of the options are generally 10 years and they vest ratably over a maximum of 5 years in minimum annual installments of 20%.

     The Company accounts for stock option grants in accordance with APB 25. Had compensation cost for stock option grants been calculated using the fair value provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated in the following table:

                                                   1999          2000          2001
                                                -----------   -----------   -----------
Net Income -- as reported.....................  $56,923,000   $36,919,000   $42,588,000
Net Income -- pro forma.......................   47,944,000    34,014,000    41,378,000
Basic EPS -- as reported......................         1.99          1.28          1.40
Basic EPS -- pro forma........................         1.68          1.18          1.36
Diluted EPS -- as reported....................         1.86          1.22          1.36
Diluted EPS -- pro forma......................         1.59          1.13          1.33

     The fair value of the stock options granted during the years presented was determined using the Black-Scholes option pricing model and the following weighted average assumptions:

                                      1999                  2000                 2001
                              ---------------------   -----------------   -------------------
                               CLASS A     CLASS B    CLASS A   CLASS B   CLASS A    CLASS B
                              ---------   ---------   -------   -------   -------   ---------
Risk free interest rate.....       4.72%       5.21%    N/A       N/A       N/A          2.92%
Expected option life........  4.9 years   3.7 years     N/A       N/A       N/A     3.0 years
Volatility..................      60.65%      59.78%    N/A       N/A       N/A         56.67%
Dividend yield..............       4.70%       5.50%    N/A       N/A       N/A          6.50%

                         HERBALIFE INTERNATIONAL, INC.

     Option groups outstanding at December 31, 1999, 2000 and 2001 and related option information follows:

                                           CLASS A STOCK                   CLASS B STOCK
                                    ----------------------------   -----------------------------
                                                     WEIGHTED                        WEIGHTED
                                                     AVERAGE                         AVERAGE
                                      OPTIONS     EXERCISE PRICE     OPTIONS      EXERCISE PRICE
                                    -----------   --------------   ------------   --------------
1999
Outstanding at January 1..........    2,240,000       $ 7.85          5,107,000       $ 6.58
Granted...........................        1,000        14.38            198,000         8.69
Exercised.........................      (22,000)        7.39            (46,000)        6.63
Canceled..........................       (1,000)        8.00            (23,000)        6.63
                                    -----------       ------       ------------       ------
Outstanding at December 31........    2,218,000       $ 7.86          5,236,000       $ 6.66
                                                      ======                          ======
Available for grant at December
  31..............................        1,000                         337,000
                                    -----------                    ------------
     Total reserved shares........    2,219,000                       5,573,000
                                    ===========                    ============
Exercisable at December 31........    1,217,000       $ 7.75          2,553,000       $ 6.54
                                    ===========       ======       ============       ======
Option prices per share
  Granted.........................  $     14.38                    $8.63-$11.63
  Exercised.......................  $7.38-$8.00                    $       6.63
Weighted average fair value of
  options granted during the
  year............................  $      5.57                    $       3.02
2000
Outstanding at January 1..........    2,218,000       $ 7.86          5,236,000       $ 6.66
Granted...........................           --           --                 --           --
Exercised.........................     (149,000)        7.45           (345,000)        6.49
Canceled..........................      (41,000)        7.99           (267,000)        6.74
                                    -----------       ------       ------------       ------
Outstanding at December 31........    2,028,000       $ 7.89          4,624,000       $ 6.67
                                                      ======                          ======
Available for grant at December
  31..............................       37,000                         640,000
                                    -----------                    ------------
     Total reserved shares........    2,065,000                       5,264,000
                                    ===========                    ============
Exercisable at December 31........    1,807,000       $ 7.87          3,409,000       $ 6.63
                                    ===========       ======       ============       ======
Option prices per share
  Granted.........................          N/A                             N/A
  Exercised.......................  $0.88-$8.00                    $ 0.88-$8.63
Weighted average fair value of
  options granted during the
  year............................          N/A                             N/A

                         HERBALIFE INTERNATIONAL, INC.

                                           CLASS A STOCK                   CLASS B STOCK
                                    ----------------------------   -----------------------------
                                                     WEIGHTED                        WEIGHTED
                                                     AVERAGE                         AVERAGE
                                      OPTIONS     EXERCISE PRICE     OPTIONS      EXERCISE PRICE
                                    -----------   --------------   ------------   --------------
2001
Outstanding at January 1..........    2,028,000       $ 7.89          4,624,000       $ 6.67
Granted...........................           --           --            500,000        11.30
Exercised.........................   (1,062,000)        7.89         (1,299,000)        6.52
Canceled..........................      (18,000)        8.00            (21,000)        6.74
                                    -----------       ------       ------------       ------
Outstanding at December 31........      948,000       $ 7.88          3,804,000       $ 7.33
                                                      ======                          ======
Available for grant at December
  31..............................       55,000                         161,000
                                    -----------                    ------------
     Total reserved shares........    1,003,000                       3,965,000
                                    ===========                    ============
Exercisable at December 31........      900,000       $ 7.87          2,739,000       $ 6.75
                                    ===========       ======       ============       ======
Option prices per share
  Granted.........................          N/A                    $      11.30
  Exercised.......................  $7.38-$8.00                    $ 6.63-$8.63
Weighted average fair value of
  options granted during the
  year............................          N/A                            3.14

     The following table summarizes information regarding option groups outstanding at December 31, 2001:

                                                   WTD. AVG.      WTD.                     WTD.
                                                   REMAINING      AVG.                     AVG.
                                      OPTIONS     CONTRACTUAL   EXERCISE     OPTIONS     EXERCISE
RANGE OF EXERCISE PRICES:           OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
-------------------------           -----------   -----------   --------   -----------   --------
CLASS A
$ 7.38............................     170,000      3 Years      $ 7.38       170,000     $ 7.38
$ 7.50............................      25,000      3 Years      $ 7.50        25,000     $ 7.50
$ 8.00............................     752,000      5 Years      $ 8.00       705,000     $ 8.00
$14.38............................       1,000      7 Years      $14.38            --     $   --
CLASS B
$ 6.63............................   3,146,000      5 Years      $ 6.63     2,585,000     $ 6.63
$ 8.63............................     129,000      7 Years      $ 8.63       129,000     $ 8.63
$ 8.88............................      28,000      7 Years      $ 8.88        11,000     $ 8.88
$11.30............................     500,000     10 Years      $11.30        14,000     $11.30
$11.63............................       1,000      7 Years      $11.63            --     $   --

11.  SEGMENT INFORMATION

     The Company is a network marketing company that sells a wide range of weight management products, dietary and nutritional supplements and personal care products within one industry segment as defined under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company's products are primarily manufactured by third-party providers and then sold to independent distributors who sell Herbalife products to retail consumers or other distributors.

     The Company's chief operating decision makers review both geographic and product line information.

                         HERBALIFE INTERNATIONAL, INC.

     The Company has operations throughout the world (53 countries as of December 31, 2001) and is organized and managed by geographic area. Transactions between geographic segments generally represent export sales from the United States to foreign operations. Information reviewed by the Company's chief operating decision makers on significant geographic segments, as defined under SFAS No. 131, is prepared on the same basis as the consolidated financial statements. In the first quarter of 2002, the Company's chief operating decision makers began reviewing operating results for revised geographic segments, as well as reviewing gross margin by product line. Segment disclosure information has been updated to reflect these new measures for all periods presented.

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1999       2000       2001
                                                         --------   --------   --------
                                                             (DOLLARS IN MILLIONS)
RETAIL SALES
  United States........................................  $  416.1   $  453.0   $  441.7
  Japan................................................     518.4      406.9      304.5
  South Korea..........................................     129.3      127.9      114.9
  Mexico...............................................      44.8       75.2       98.3
  German Group(1)......................................     106.7       99.5      110.8
  Italy................................................     121.1      101.8      107.4
  Others...............................................     457.1      500.6      478.6
                                                         --------   --------   --------
TOTAL RETAIL SALES.....................................  $1,793.5   $1,764.9   $1,656.2
                                                         --------   --------   --------
NET SALES
  United States........................................  $  261.5   $  284.4   $  278.8
  Japan................................................     302.3      238.0      178.1
  South Korea..........................................      86.8       86.0       77.1
  Mexico...............................................      27.1       45.4       59.1
  German Group(1)......................................      66.6       62.6       69.4
  Italy................................................      75.7       63.0       66.5
  Others...............................................     278.9      306.1      291.1
                                                         --------   --------   --------
TOTAL NET SALES........................................  $1,098.9   $1,085.5   $1,020.1
                                                         --------   --------   --------
OPERATING MARGIN(2)
  United States........................................  $   86.9   $   97.4   $  111.9
  Japan................................................     140.1      117.2       86.3
  South Korea..........................................      44.5       47.2       42.6
  Mexico...............................................       9.0       15.3       24.0
  German Group(1)......................................      26.5       22.8       25.3
  Italy................................................      32.8       24.7       25.4
  Others...............................................      97.0      109.5      107.9
                                                         --------   --------   --------
TOTAL OPERATING MARGIN.................................  $  436.8   $  434.1   $  423.4

                         HERBALIFE INTERNATIONAL, INC.

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1999       2000       2001
                                                         --------   --------   --------
                                                             (DOLLARS IN MILLIONS)
                                                         --------   --------   --------
MARKETING, DISTRIBUTION AND ADMINISTRATIVE
  EXPENSES(3)..........................................    (344.3)    (373.2)    (354.6)
INTEREST INCOME, NET...................................       1.8        2.4        3.4
                                                         --------   --------   --------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST.......      94.3       63.3       72.2
INCOME TAXES...........................................     (36.3)     (25.3)     (28.9)
MINORITY INTEREST......................................      (1.1)      (1.1)      (0.7)
                                                         --------   --------   --------
NET INCOME.............................................  $   56.9   $   36.9   $   42.6
                                                         ========   ========   ========

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1999       2000       2001
                                                         --------   --------   --------
                                                             (DOLLARS IN MILLIONS)
RETAIL SALES BY PRODUCT LINE:
  Inner Nutrition......................................  $1,548.8   $1,513.5   $1,452.5
  Outer Nutrition......................................     198.1      200.6      178.2
  Literature...........................................      56.9       57.7       51.5
  Other................................................      18.0       21.1       15.7
  Return and Refund....................................     (28.3)     (28.0)     (41.7)
                                                         --------   --------   --------
TOTAL RETAIL SALES.....................................  $1,793.5   $1,764.9   $1,656.2
                                                         --------   --------   --------
DISTRIBUTOR ALLOWANCES.................................    (837.3)    (820.7)    (774.5)
HANDLING AND FREIGHT INCOME............................     142.7      141.3      138.4
                                                         --------   --------   --------
NET SALES..............................................  $1,098.9   $1,085.5   $1,020.1
                                                         --------   --------   --------
COST OF SALES
  Inner Nutrition......................................  $  140.9   $  151.9   $  146.4
  Outer Nutrition......................................      24.1       26.5       22.7
  Literature...........................................      21.1       23.4       20.7
  Freight, Duty and Other..............................      78.8       67.2       51.7
                                                         --------   --------   --------
TOTAL COST OF SALES....................................  $  264.9   $  269.0   $  241.5
                                                         --------   --------   --------
GROSS MARGIN...........................................  $  834.0   $  816.5   $  778.6
                                                         ========   ========   ========

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              1999     2000     2001
                                                             ------   ------   ------
                                                              (DOLLARS IN MILLIONS)
TOTAL ASSETS
  United States............................................  $184.1   $195.2   $283.0
  Japan....................................................    66.7     51.5     32.6
  South Korea..............................................    41.6     28.3     23.0
  Mexico...................................................     4.8      3.4      9.4
  German Group(1)..........................................    13.5      7.7      9.1
  Italy....................................................    13.9      9.4     11.6
  Others...................................................    91.2    121.4    101.6
                                                             ------   ------   ------
TOTAL ASSETS...............................................  $415.8   $416.9   $470.3
                                                             ======   ======   ======

                         HERBALIFE INTERNATIONAL, INC.

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1999     2000     2001
                                                              ------   ------   ------
                                                               (DOLLARS IN MILLIONS)
CAPITAL EXPENDITURES
  United States.............................................  $24.2    $14.4    $11.5
  Japan.....................................................    1.1      1.2      0.4
  South Korea...............................................    1.1      1.1      0.1
  Mexico....................................................    0.2      0.7      0.2
  German Group(1)...........................................    0.1      0.4      0.1
  Italy.....................................................    0.1      0.4       --
  Others....................................................    5.8      7.2      2.5
                                                              -----    -----    -----
TOTAL CAPITAL EXPENDITURES..................................  $32.6    $25.4    $14.8
                                                              =====    =====    =====

---------------

(1) German Group includes Germany, Austria and Switzerland.

(2) Operating Margin represents net sales less cost of sales and royalty overrides.

(3) The year ended December 31, 2000 includes a one-time charge of $9.5 million relating to fees and expenses in connection with the termination of a proposed buy-out transaction by Mark Hughes, our founder and Chief Executive Officer at that time.

12.  DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Company adopted Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities," on January 1, 2001. In accordance with the transition provisions of SFAS 133, the Company recorded a cumulative-effect type adjustment of $621,000 (gain) in earnings to recognize the fair value of all derivatives that were designated as fair-value hedges. The Company also recorded a cumulative-effect type adjustment of $621,000 (loss) in earnings to recognize the difference (attributable to the hedged risks) between the carrying values and the fair values of related hedged assets and liabilities. Additionally, the Company recorded a cumulative-effect type adjustment of $909,000 ($545,000 net of tax) in accumulated other comprehensive income to recognize the fair value of all derivatives that are designated as cash flow hedges. This cumulative effect adjustment to other comprehensive income was reclassified to earnings during the course of 2001.

     The Company is exposed to foreign exchange risk relating to its international business operations. As part of its overall strategy to manage the level of exposure to the risk of foreign exchange on sales to distributors, purchase commitments denominated in foreign currencies, intercompany transactions and bank loans, the Company enters into forward exchange and option contracts having maximum maturities of one year. On the date the Company enters into a derivative contract, management designates the derivative as a hedge of the identified exposure (fair value hedge or cash flow hedge). If a derivative does not qualify in a hedging relationship, the derivative is recorded at fair value and changes in its fair value are reported currently in earnings.

     The Company designates certain derivatives as fair value hedges. For all qualifying and highly effective fair value hedges, the changes in the fair value of a derivative and the gain or loss on the hedged asset or liability relating to the risk being hedged are recorded currently in earnings. These amounts are recorded in marketing, distribution and administrative expenses and provide offsets to one another.

     The Company designates certain derivatives as cash flow hedges. For all qualifying and highly effective cash flow hedges, the changes in the effective portion of the fair value of the derivative are recorded in other

                         HERBALIFE INTERNATIONAL, INC.

comprehensive income (OCI). At December 31, 2001, the Company anticipates reclassifying $2,284,000 of gain reported in OCI to earnings within 12 months.

13.  INCOME TAXES

     The components of income before income taxes were:

                                                        YEAR ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   1999          2000          2001
                                                -----------   -----------   -----------
Domestic......................................  $23,432,000   $14,198,000   $49,951,000
Foreign.......................................   70,891,000    49,097,000    22,237,000
                                                -----------   -----------   -----------
                                                $94,323,000   $63,295,000   $72,188,000
                                                ===========   ===========   ===========

     Income taxes are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                               ----------------------------------------
                                                  1999           2000          2001
                                               -----------   ------------   -----------
CURRENT:
Foreign......................................  $33,999,000   $ 25,377,000   $17,745,000
Federal......................................    3,910,000      7,289,000    12,021,000
State........................................    2,486,000      1,541,000     2,145,000
DEFERRED:
Foreign......................................    1,652,000    (10,455,000)    3,675,000
Federal......................................   (5,204,000)     1,541,000    (6,557,000)
State........................................     (529,000)        25,000      (154,000)
                                               -----------   ------------   -----------
                                               $36,314,000   $ 25,318,000   $28,875,000
                                               ===========   ============   ===========

                         HERBALIFE INTERNATIONAL, INC.

     The tax effects of temporary differences which gave rise to deferred income tax assets and liabilities are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                             -------------------------
                                                                2000          2001
                                                             -----------   -----------
DEFERRED INCOME TAX ASSETS:
Intercompany profit in inventory...........................  $ 1,792,000   $ 6,308,000
Accruals not currently deductible..........................   16,013,000    19,233,000
Accrued foreign withholding tax on unremitted earnings.....    2,141,000     1,453,000
Foreign tax credits and tax loss carryforwards of certain
  foreign subsidiaries.....................................    7,256,000     6,858,000
Less valuation allowance...................................   (1,226,000)   (3,468,000)
Depreciation/amortization..................................      773,000        16,000
Deferred compensation plan.................................   10,134,000    13,370,000
Accrued state income taxes.................................      149,000            --
Accrued vacation...........................................    2,213,000     1,883,000
Unrealized foreign exchange................................    2,364,000     2,659,000
Other......................................................    3,142,000     2,071,000
                                                             -----------   -----------
                                                             $44,751,000   $50,383,000
                                                             -----------   -----------
DEFERRED INCOME TAX LIABILITIES:
Intangible assets..........................................  $   828,000   $   795,000
Inventory deductibles......................................    2,387,000     5,016,000
                                                             -----------   -----------
                                                             $ 3,215,000   $ 5,811,000
                                                             -----------   -----------
Net........................................................  $41,536,000   $44,572,000
                                                             ===========   ===========

     At December 31, 2001, the Company's deferred income tax asset for net operating loss carryforwards of certain foreign subsidiaries of $6,664,000 was reduced by a valuation allowance of $3,468,000. The net operating loss carryforwards expire in varying amounts between 2002 and 2009. Realization of the income tax carryforwards is dependent on generating sufficient taxable income prior to expiration of the carryforwards. Although realization is not assured, management believes it is more likely than not that the net carrying value of the income tax carryforwards will be realized. The amount of the income tax carryforwards that is considered realizable, however, could be reduced if estimates of future taxable income during the carryforward period are reduced.

                         HERBALIFE INTERNATIONAL, INC.

     The tax expense differs from the "expected" income tax expense by applying the United States statutory rate of 35% as follows:

                                                       YEAR ENDED DECEMBER 31,
                                               ----------------------------------------
                                                   1999          2000          2001
                                               ------------   -----------   -----------
Tax expense at United States statutory
  rate.......................................  $ 33,013,000   $22,153,000   $25,266,000
Increase (decrease) in tax resulting from:
Differences between U.S. and foreign tax
  rates on foreign income, including
  withholding taxes..........................     9,603,000     5,981,000     7,131,000
U.S. tax (benefit) on foreign income net of
  foreign tax credits........................   (10,914,000)    3,494,000    (7,876,000)
Increase (decrease) in valuation
  allowances.................................     5,049,000    (5,621,000)    2,242,000
Life insurance proceeds......................            --    (1,750,000)           --
State taxes, net of federal benefit..........     1,616,000       966,000     1,234,000
Other........................................    (2,053,000)       95,000       878,000
                                               ------------   -----------   -----------
     Total...................................  $ 36,314,000   $25,318,000   $28,875,000
                                               ============   ===========   ===========

     Cumulative undistributed earnings of foreign subsidiaries for which no deferred taxes have been provided approximated $18,141,000 at December 31, 2001. Deferred income taxes on these earnings have either not been provided as these amounts have been reinvested in the foreign subsidiaries, or in certain instances, it is expected that any additional taxes on the earnings of foreign subsidiaries, if remitted, would be substantially offset by U.S. foreign tax credits.

14.  FINANCIAL INSTRUMENTS

     Foreign exchange option contracts are used primarily to hedge Yen-denominated and Mexican Peso-denominated intercompany sales made by Herbalife International of America, Inc. to the Company's Japanese and Mexican subsidiaries and to hedge Euro denominated sales made by Herbalife International of Europe, Inc. to the Company's distributors. The exchange rate at which these contracts may be exercised is based upon the daily average exchange rate for a particular month. The Company has guidelines that establish a net $5 million limit on the amount of annual option premiums. The Company purchases average rate put options, which give the Company the right, but not the obligation, to sell foreign currency at a specified exchange rate ("strike rate"). These contracts provide protection in the event the foreign currency weakens beyond the option strike rate. In some instances, the Company sells (writes) foreign currency call options to finance the purchase of put options, which gives the counterparty the right, but not the obligation to buy foreign currency from the Company at a specified strike rate. These contracts serve to limit the benefit the Company would otherwise derive from strengthening of the foreign currency beyond the strike rate. Such written call options are only entered into contemporaneously with purchased put options. The fair value of option contracts are based on third-party bank quotes.

                         HERBALIFE INTERNATIONAL, INC.

     The following table provides information about the details of the Company's option contracts:

                                            AVERAGE STRIKE
FOREIGN CURRENCY               COVERAGE          PRICE        FAIR VALUE   MATURITY DATE
----------------              -----------   ---------------   ----------   --------------
AT DECEMBER 31, 2000
Purchased Puts (Company may
  Sell Yen/Buy USD)
Japanese Yen................  $18,000,000   107.55 - 108.30   $  909,000   Jan.-Mar. 2001
                              ===========                     ==========
Written Calls (Counterparty
  may Buy Yen/Sell USD
Japanese Yen................  $18,000,000   104.10 - 104.60   $    5,000   Jan.-Mar. 2001
                              ===========                     ==========
Purchased Puts (Company may
  Sell Euro/Buy USD)
Euro........................  $ 5,328,000            0.8880   $    1,000        Jan. 2001
Euro........................    5,334,000            0.8890       16,000        Feb. 2001
                              -----------                     ----------
                              $10,662,000                     $   17,000
                              ===========                     ==========
AT DECEMBER 31, 2001
Purchased Puts (Company may
  Sell Yen/Buy USD)
Japanese Yen................  $ 9,000,000   115.30 - 116.18   $1,022,000   Jan.-Mar. 2002
Japanese Yen................    9,000,000   114.56 - 115.43    1,042,000   Apr.-Jun. 2002
                              -----------                     ----------
                              $18,000,000                     $2,064,000
                              ===========                     ==========
Written Calls (Counterparty
  may Buy Yen/Sell USD)
Japanese Yen................  $ 9,000,000   109.00 - 111.50   $       --   Jan.-Mar. 2002
Japanese Yen................    9,000,000   109.00 - 111.50       (2,000)  Apr.-Jun. 2002
                              -----------                     ----------
                              $18,000,000                     $   (2,000)
                              ===========                     ==========

     Foreign exchange forward contracts are occasionally used to hedge non-functional currency advances between subsidiaries and bank loans. The Company also uses foreign exchange forward contracts to hedge non-functional currency purchase commitments. The objective of these contracts is to reduce the impact of foreign currency movements on the subsidiary's financial results. The fair value of forward contracts is based on third-party bank quotes.

                         HERBALIFE INTERNATIONAL, INC.

     The table below describes the forward contracts that were outstanding:

                                          FORWARD
FOREIGN CURRENCY         CONTRACT DATE    POSITION    MATURITY DATE   CONTRACT RATE   FAIR VALUE
----------------         -------------   ----------   -------------   -------------   ----------
AT DECEMBER 31, 2000
Buy Deutsche Mark/Sell
  USD..................    9/11/2000     $1,070,000   Jan-Aug 2001        2.23-2.26   $1,156,000
Buy French Francs/Sell
  USD..................    9/11/2000        624,000   Jan-Jul 2001       7.5 - 7.56      674,000
Buy Italian Lire/Sell
  USD..................    9/11/2000      5,841,000   Jan-Aug 2001    2,216 - 2,235    6,325,000
Buy French Francs/Sell
  British Pound........    4/13/2000      1,533,000      3/30/2001          10.6874    1,568,000
Buy Italian Lire/Sell
  British Pound........    6/23/2000      1,473,000      6/15/2001            3,034    1,452,000
AT DECEMBER 31, 2001
Buy Israeli Shekel/Sell
  British Pound........   12/13/2001     $  930,000     06/20/2002           6.1175   $  897,000
Buy British Pound/Sell
  Israel Shekel........   12/17/2001        912,000     06/20/2002           6.2400      927,000
Buy US Dollar/Sell
  British Pound........   12/17/2001        956,000     06/20/2002           1.4428      950,000
Buy US Dollar/Sell
  Indian Rupee.........   12/28/2001      1,864,000     11/29/2002          51.1400    1,851,000

     All foreign subsidiaries excluding those operating in hyper-inflationary environments designate their local currencies as their functional currency. At year end, the total amount of cash held by foreign subsidiaries primarily in Japan and Korea was $69.2 million of which $11.2 million was maintained or invested in U.S. Dollars.

15.  QUARTERLY INFORMATION (UNAUDITED)

                                                               2000           2001
                                                           ------------   ------------
FIRST QUARTER ENDED MARCH 31
Retail sales.............................................  $458,423,000   $399,668,000
Net sales................................................   281,014,000    245,751,000
Gross profit(1)..........................................   213,453,000    185,695,000
Net income...............................................     5,929,000      8,561,000
Net income per common share:
Basic....................................................  $       0.21   $       0.29
Diluted..................................................          0.19           0.29
Dividends per share......................................          0.15           0.15

                         HERBALIFE INTERNATIONAL, INC.

                                                               2000           2001
                                                           ------------   ------------
SECOND QUARTER ENDED JUNE 30
Retail sales.............................................  $441,235,000   $413,433,000
Net sales................................................   272,120,000    255,032,000
Gross profit(1)..........................................   204,789,000    193,622,000
Net income...............................................    11,653,000     10,044,000
Net income per common share:
Basic....................................................  $       0.41   $       0.34
Diluted..................................................          0.39           0.33
Dividends per share......................................          0.15           0.15
THIRD QUARTER ENDED SEPTEMBER 30
Retail sales.............................................  $442,001,000   $424,317,000
Net sales................................................   271,876,000    261,587,000
Gross profit(1)..........................................   203,881,000    201,355,000
Net income...............................................    11,806,000     14,026,000
Net income per common share:
Basic....................................................  $       0.41   $       0.45
Diluted..................................................          0.39           0.44
Dividends per share......................................          0.15           0.15
FOURTH QUARTER ENDED DECEMBER 31
Retail sales.............................................  $423,192,000   $418,750,000
Net sales................................................   260,474,000    257,760,000
Gross profit(1)..........................................   194,369,000    197,936,000
Net income...............................................     7,531,000      9,957,000
Net income per common share:
Basic....................................................  $       0.26   $       0.32
Diluted..................................................          0.25           0.31
Dividends per share......................................          0.15           0.15

---------------

(1) Gross profit consists of net sales less cost of sales.

16.  SUPPLEMENTAL INFORMATION

     The following condensed consolidated balance sheets, statements of operations, and statements of cash flows have been presented as a result of the merger between Herbalife International, Inc. and WH Acquisition, Inc. and related financing transactions. Such financial statements have been segregated between those entities that will guarantee the notes issued in connection with the transaction ("Subsidiary Guarantors"), and those entities that will not guarantee the notes ("Non-Guarantors"). The Guarantor entities are:

Herbalife International of America, Inc.
Herbalife International Communications, Inc.
Herbalife International Distribution, Inc.
Herbalife International of Europe, Inc.
Herbalife China, LLC
Herbalife International of Israel (1990) Ltd.
Herbalife of Japan K.K.

                         HERBALIFE INTERNATIONAL, INC.

Herbalife International (Thailand) Ltd.
Herbalife (UK) Limited
Herbalife Europe Limited
Herbalife International Finland OY
Herbalife International Do Brasil Ltda.
Herbalife Internacional de Mexico, S.A. de C.V.
Herbalife Products de Mexico, S.A. de C. V.
Herbalife Sweden Aktiebolag
Herbalife Taiwan, Inc.

     Consolidating condensed statement of operation data for the years ended December, 31, 2001, 2000 and 1999 is summarized as follows:

                                                   YEAR ENDED DECEMBER 31, 2001
                              ----------------------------------------------------------------------
                                HERBALIFE
                              INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                   INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                              --------------   ----------   ----------   ------------   ------------
                                                      (DOLLARS IN MILLIONS)
Net sales...................          --         $877.8       $218.3        $(76.0)       $1,020.1
Cost of sales...............          --          216.9         97.0         (72.4)          241.5
Royalty overrides...........          --          238.8        116.4            --           355.2
Marketing, distribution and
  administrative expenses...      $  0.4          281.2         73.0            --           354.6
Equity in subsidiary
  (income)..................       (43.3)          (0.8)          --          44.1              --
Buy-out transaction
  expenses..................          --             --           --            --              --
Interest income -- net......          --           (3.4)          --            --            (3.4)
Intercompany charges
  (income)..................        (6.4)          76.5        (70.0)         (0.1)             --
                                  ------         ------       ------        ------        --------
Income before income taxes
  and minority interest.....        49.3           68.6          1.9         (47.6)           72.2
Income taxes................         2.4           22.6          3.9            --            28.9
                                  ------         ------       ------        ------        --------
Income before minority
  interest..................        46.9           46.0         (2.0)        (47.6)           43.3
Minority interest...........          --            0.7           --            --             0.7
                                  ------         ------       ------        ------        --------
NET INCOME..................      $ 46.9         $ 45.3       $ (2.0)       $(47.6)       $   42.6
                                  ======         ======       ======        ======        ========

                         HERBALIFE INTERNATIONAL, INC.

                                                         YEAR ENDED DECEMBER 31, 2000
                                  ---------------------------------------------------------------------------
                                       HERBALIFE        SUBSIDIARY      NON-                        TOTAL
                                  INTERNATIONAL, INC.   GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                  -------------------   ----------   ----------   ------------   ------------
                                                             (DOLLARS IN MILLIONS)
Net sales.......................            --            $891.6       $251.4        $(57.5)       $1,085.5
Cost of sales...................            --             232.2         94.8         (58.0)          269.0
Royalty overrides...............            --             263.7        118.6            --           382.3
Marketing, distribution and
  administrative expenses.......        $  1.6             290.9         71.2            --           363.7
Equity in subsidiary (income)...         (37.3)             (2.1)          --          39.4              --
Buy-out transaction expenses....            --               9.5           --            --             9.5
Interest income -- net..........            --              (1.4)        (0.9)           --            (2.3)
Intercompany charges (income)...          (3.6)             62.0        (58.4)           --              --
                                        ------            ------       ------        ------        --------
Income before income taxes and
  minority interest.............          39.3              36.8         26.1         (38.9)           63.3
Income taxes....................           0.8              10.7         13.8            --            25.3
                                        ------            ------       ------        ------        --------
Income before minority
  interest......................          38.5              26.1         12.3         (38.9)           38.0
Minority interest...............            --               1.1           --            --             1.1
                                        ------            ------       ------        ------        --------
NET INCOME......................        $ 38.5            $ 25.0       $ 12.3        $(38.9)       $   36.9
                                        ======            ======       ======        ======        ========

                                                         YEAR ENDED DECEMBER 31, 1999
                                  ---------------------------------------------------------------------------
                                       HERBALIFE        SUBSIDIARY      NON-                        TOTAL
                                  INTERNATIONAL, INC.   GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                  -------------------   ----------   ----------   ------------   ------------
                                                             (DOLLARS IN MILLIONS)
Net sales.......................            --            $918.9       $231.7        $(51.7)       $1,098.9
Cost of sales...................            --             227.2         89.4         (51.7)          264.9
Royalty overrides...............            --             273.9        123.2            --           397.1
Marketing, distribution and
  administrative expenses.......        $ (0.7)            286.9         58.1            --           344.3
Equity in subsidiary (income)...         (39.4)             (1.3)          --          40.7              --
Buy-out transaction expenses....            --                --           --            --              --
Interest income -- net..........            --              (2.8)         1.0            --            (1.8)
Intercompany charges (income)...         (30.7)            101.4        (70.7)           --              --
                                        ------            ------       ------        ------        --------
Income before income taxes and
  minority interest.............          70.8              33.6         30.7         (40.7)           94.4
Income taxes....................          12.6              15.4          8.4            --            36.4
                                        ------            ------       ------        ------        --------
Income before minority
  interest......................          58.2              18.2         22.3         (40.7)           58.0
Minority interest...............            --               1.1           --            --             1.1
                                        ------            ------       ------        ------        --------
NET INCOME......................        $ 58.2            $ 17.1       $ 22.3        $(40.7)       $   56.9
                                        ======            ======       ======        ======        ========

                         HERBALIFE INTERNATIONAL, INC.

     Consolidating condensed balance sheet data as of December 31, 2001 and 2000 is summarized as follows:

                                                            AS OF DECEMBER 31, 2001
                                  ---------------------------------------------------------------------------
                                       HERBALIFE        SUBSIDIARY      NON-                        TOTAL
                                  INTERNATIONAL, INC.   GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                  -------------------   ----------   ----------   ------------   ------------
                                                             (DOLLARS IN MILLIONS)
CURRENT ASSETS
Cash and marketable
  securities....................        $  0.2           $ 167.3       $ 33.7           --          $201.2
Receivables.....................            --              21.1          6.5           --            27.6
Intercompany receivables........         184.9            (150.0)       (34.9)          --              --
Inventories.....................            --              57.6         20.7        $(6.1)           72.2
Other Current Assets............            --              36.6          5.5           --            42.1
                                        ------           -------       ------        -----          ------
     Total current assets.......         185.1             132.6         31.5         (6.1)          343.1
                                        ------           -------       ------        -----          ------
PROPERTY, net...................            --              48.3         12.4           --            60.7
OTHER NON-CURRENT ASSETS........           0.9              60.0          7.0         (1.4)           66.5
                                        ------           -------       ------        -----          ------
TOTAL ASSETS....................        $186.0           $ 240.9       $ 50.9         (7.5)         $470.3
                                        ======           =======       ======        =====          ======
CURRENT LIABILITIES:
Accounts payable................            --           $  14.0       $  5.8           --          $ 19.8
Royalty overrides...............            --              42.6         15.6           --            58.2
Accrued compensation and
  expenses......................            --              45.1         13.8           --            58.9
Other current liabilities.......          17.6               3.3          7.5           --            28.4
                                        ------           -------       ------        -----          ------
  Total current liabilities.....          17.6             105.0         42.7           --           165.3
                                        ------           -------       ------        -----          ------
NON-CURRENT LIABILITIES.........           3.8              38.0          0.6           --            42.4
MINORITY INTEREST...............            --               1.7           --           --             1.7
STOCKHOLDERS' EQUITY............         164.6              96.2          7.6         (7.5)          260.9
                                        ------           -------       ------        -----          ------
TOTAL LIABILITIES &
  STOCKHOLDERS' EQUITY..........        $186.0           $ 240.9       $ 50.9        $(7.5)         $470.3
                                        ======           =======       ======        =====          ======

                                                            AS OF DECEMBER 31, 2000
                                  ---------------------------------------------------------------------------
                                       HERBALIFE        SUBSIDIARY      NON-                        TOTAL
                                  INTERNATIONAL, INC.   GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                  -------------------   ----------   ----------   ------------   ------------
                                                             (DOLLARS IN MILLIONS)
CURRENT ASSETS
Cash and marketable
  securities....................        $  0.2            $100.1       $ 40.0            --         $140.3
Receivables.....................           0.2              23.3          1.1            --           24.6
Intercompany receivables........          47.3             (23.1)       (24.2)           --             --
Inventories.....................            --              74.8         27.1        $ (2.6)          99.3
Other Current Assets............            --              33.1          4.1            --           37.2
                                        ------            ------       ------        ------         ------
     Total current assets.......          47.7             208.2         48.1          (2.6)         301.4
                                        ------            ------       ------        ------         ------
PROPERTY, net...................            --              52.1          9.6            --           61.7

                         HERBALIFE INTERNATIONAL, INC.

                                                            AS OF DECEMBER 31, 2000
                                  ---------------------------------------------------------------------------
                                       HERBALIFE        SUBSIDIARY      NON-                        TOTAL
                                  INTERNATIONAL, INC.   GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                  -------------------   ----------   ----------   ------------   ------------
                                                             (DOLLARS IN MILLIONS)
OTHER NON-CURRENT ASSETS........          91.8              43.8          2.8         (84.6)          53.8
                                        ------            ------       ------        ------         ------
TOTAL ASSETS....................        $139.5            $304.1       $ 60.5        $(87.2)        $416.9
                                        ======            ======       ======        ======         ======
CURRENT LIABILITIES:
Accounts payable................            --            $ 13.5       $  5.3            --         $ 18.8
Royalty overrides...............            --              51.3         17.7            --           69.0
Accrued compensation and
  expenses......................            --              32.3         13.5            --           45.8
Other current liabilities.......        $ 16.6              (0.3)         6.3            --           22.6
                                        ------            ------       ------        ------         ------
  Total current liabilities.....          16.6              96.8         42.8            --          156.2
                                        ------            ------       ------        ------         ------
NON-CURRENT LIABILITIES.........           3.8              31.6          0.7            --           36.1
MINORITY INTEREST...............            --               2.2           --            --            2.2
STOCKHOLDERS' EQUITY............         119.1             173.5         17.0        $(87.2)         222.4
                                        ------            ------       ------        ------         ------
TOTAL LIABILITIES &
  STOCKHOLDERS' EQUITY..........        $139.5            $304.1       $ 60.5        $(87.2)        $416.9
                                        ======            ======       ======        ======         ======

     Consolidating condensed statement of cash flows data for the years ended December 31, 2001, 2000 and 1999:

                                                  YEAR ENDED DECEMBER 31, 2001
                         -------------------------------------------------------------------------------
                                                                  NON-
                              HERBALIFE         GUARANTOR      GUARANTOR                       TOTAL
                         INTERNATIONAL, INC.   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                         -------------------   ------------   ------------   ------------   ------------
                                                      (DOLLARS IN MILLIONS)
Net cash provided by
  (used in) operating
  activities...........        $ 46.3            $ 110.5         $ 10.1         $(71.4)        $ 95.5
Net cash provided by
  (used in) investing
  activities...........         (45.1)              89.9           (2.4)         (58.8)         (16.4)
Net cash provided by
  (used in) financing
  activities...........          (1.2)            (120.8)         (11.7)         130.2           (3.5)
Effect of exchange rate
  changes on cash......            --               (4.5)          (2.2)            --           (6.7)
                               ------            -------         ------         ------         ------
Net increase (decrease)
  in cash..............            --               75.1           (6.2)            --           68.9
Cash at beginning of
  period...............           0.2               70.2           39.9             --          110.3
                               ------            -------         ------         ------         ------
Cash at end of
  period...............        $  0.2            $ 145.3         $ 33.7         $   --         $179.2
                               ======            =======         ======         ======         ======

                         HERBALIFE INTERNATIONAL, INC.

                                                      YEAR ENDED DECEMBER 31, 2000
                             -------------------------------------------------------------------------------
                                                                      NON-
                                  HERBALIFE         GUARANTOR      GUARANTOR                       TOTAL
                             INTERNATIONAL, INC.   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                             -------------------   ------------   ------------   ------------   ------------
                                                          (DOLLARS IN MILLIONS)
Net cash provided by (used
  in) operating
  activities...............        $ 17.7             $ 53.5         $ 12.0         $(37.1)        $ 46.1
Net cash provided by (used
  in) investing
  activities...............          (3.8)             (43.9)          (4.9)           2.6          (50.0)
Net cash provided by (used
  in) financing
  activities...............         (13.7)             (21.3)         (12.9)          34.0          (13.9)
Effect of exchange rate
  changes on cash..........            --               (5.1)          (5.4)           0.5          (10.0)
                                   ------             ------         ------         ------         ------
Net increase (decrease) in
  cash.....................           0.2              (16.8)         (11.2)            --          (27.8)
Cash at beginning of
  period...................            --               86.9           51.2             --          138.1
                                   ------             ------         ------         ------         ------
Cash at end of period......        $  0.2             $ 70.1         $ 40.0         $   --         $110.3
                                   ======             ======         ======         ======         ======

                                                      YEAR ENDED DECEMBER 31, 1999
                             -------------------------------------------------------------------------------
                                                                      NON-
                                  HERBALIFE         GUARANTOR      GUARANTOR                       TOTAL
                             INTERNATIONAL, INC.   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                             -------------------   ------------   ------------   ------------   ------------
                                                          (DOLLARS IN MILLIONS)
Net cash provided by (used
  in) operating
  activities...............        $ 17.2             $ 75.8         $25.0          $(22.6)        $ 95.4
Net cash provided by (used
  in) investing
  activities...............            --              (34.8)         (1.6)           (7.1)         (43.5)
Net cash provided by (used
  in) financing
  activities...............         (17.2)             (20.5)         (6.9)           28.6          (16.0)
Effect of exchange rate
  changes on cash..........            --                1.3          (0.7)            1.1            1.7
                                   ------             ------         -----          ------         ------
Net increase (decrease) in
  cash.....................            --               21.8          15.8              --           37.6
Cash at beginning of
  period...................            --               65.3          35.4              --          100.7
                                   ------             ------         -----          ------         ------
Cash at end of period......        $   --             $ 87.1         $51.2          $   --         $138.3
                                   ======             ======         =====          ======         ======

17.  SUBSEQUENT EVENT (UNAUDITED)

  SALE OF THE COMPANY


     On April 10, 2002, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which on July 31, 2002 WH Holdings (Cayman Islands) Ltd., a Cayman Islands company ("Parent"), acquired the Company in a merger transaction, with an aggregate purchase price of approximately $651.5 million.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of WH Intermediate Holdings Ltd.:

     We have audited the accompanying consolidated balance sheet of WH Intermediate Holdings Ltd. and subsidiaries (the "Company") as of July 5, 2002, and the related consolidated statements of operations, stockholder's deficiency, and cash flows for the period May 23, 2002 (date of inception) to July 5, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of July 5, 2002, and the results of its operations and its cash flows for the period May 23, 2002 to July 5, 2002 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


Los Angeles, California
October 30, 2002

                  WH INTERMEDIATE HOLDINGS LTD. & SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                              JULY 5, 2002
                                                              ------------
                                  ASSETS
  Cash and Cash Equivalents.................................  $154,163,000
  Interest Receivable.......................................        48,000
  Income Tax Receivable.....................................       608,000
                                                              ------------
  TOTAL CURRENT ASSETS......................................   154,819,000
                                                              ------------
  Deferred Financing Costs (Note 3).........................    28,467,000
                                                              ------------
  TOTAL ASSETS..............................................  $183,286,000
                                                              ============
                 LIABILITIES AND STOCKHOLDER'S DEFICIENCY
  Due to Parent.............................................  $     37,000
  Accrued Interest..........................................       431,000
  Accrued Deferred Financing Costs..........................    20,985,000
                                                              ------------
  TOTAL CURRENT LIABILITIES.................................    21,453,000
                                                              ------------
  Long Term Debt, less unamortized discount (Note 3)........   162,887,000
                                                              ------------
  TOTAL LIABILITIES.........................................   184,340,000
                                                              ------------
  STOCKHOLDER'S DEFICIENCY
  Common stock
  $1.00 par value, 50,000 shares authorized, 1 share issued
     and outstanding........................................            --
  Accumulated Deficit.......................................    (1,054,000)
                                                              ------------
  TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY............  $183,286,000
                                                              ============

      See the accompanying notes to the consolidated financial statements.

                  WH INTERMEDIATE HOLDINGS LTD. & SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 PERIOD
                                                              MAY 23, 2002
                                                                   TO
                                                              JULY 5, 2002
                                                              ------------
  Interest Expense, net (Note 3)............................   $1,662,000
                                                               ----------
  LOSS BEFORE INCOME TAXES..................................    1,662,000
                                                               ----------
  Income Tax Benefit........................................     (608,000)
                                                               ----------
  NET LOSS..................................................   $1,054,000
                                                               ==========

      See the accompanying notes to the consolidated financial statements.

                  WH INTERMEDIATE HOLDINGS LTD. & SUBSIDIARIES

               CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIENCY

                                           SHARES   COMMON STOCK   ACCUMULATED DEFICIT      TOTAL
                                           ------   ------------   -------------------   -----------
Balance at May 23, 2002..................      --             --                --                --
Original issuance of common stock........       1
Net Loss.................................                              $(1,054,000)      $(1,054,000)
                                           ------   ------------       -----------       -----------
Balance at July 5, 2002..................       1   $         --       $(1,054,000)      $(1,054,000)
                                           ======   ============       ===========       ===========

      See the accompanying notes to the consolidated financial statements.

                 W.H. INTERMEDIATE HOLDINGS LTD. & SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   PERIOD
                                                               MAY 23, 2002 TO
                                                                JULY 5, 2002
                                                               ---------------
OPERATING ACTIVITIES:
Net loss....................................................    $ (1,054,000)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation of deferred financing costs and debt
     discount...............................................       1,279,000
  Changes in operating assets and liabilities:
     Increase in interest receivable........................         (48,000)
     Increase in income tax receivable......................        (608,000)
     Increase in accrued interest...........................         431,000
                                                                ------------
Net cash provided by operating activities...................              --
                                                                ------------
FINANCING ACTIVITIES:
  Amounts paid relating to deferred financing costs.........      (8,755,000)
  Amounts borrowed from Parent..............................          37,000
  Bonds issued, net of discount.............................     162,881,000
                                                                ------------
Net cash provided by financing activities...................     154,163,000
                                                                ------------
INCREASE IN CASH AND CASH EQUIVALENTS.......................     154,163,000
                                                                ------------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............              --
                                                                ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................    $154,163,000
                                                                ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest...............................................              --
     Taxes..................................................              --

      See the accompanying notes to the consolidated financial statements.

                  WH INTERMEDIATE HOLDINGS LTD. & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE PERIOD MAY 23, 2002 TO JULY 5, 2002

1.  ORGANIZATION

     WH Intermediate Holdings Ltd., a Cayman Islands company (the "Parent"), and its direct and indirect wholly owned subsidiaries, WH Luxembourg Holdings SaRL, a Luxembourg unipersonal limited liability company ("Lux Holdings"), WH Luxembourg Intermediate Holdings SaRL, a Luxembourg unipersonal limited liability company ("Lux Intermediate"), WH Luxembourg CM SaRL, a Luxembourg unipersonal limited liability company ("Lux CM"), and WH Acquisition Corp., a Nevada corporation ("WH Acquisition"), were formed on behalf of Whitney & Co. LLC ("Whitney") and Golden Gate Private Equity, Inc. ("Golden Gate"), in order to acquire Herbalife International, Inc., a Nevada corporation, and its subsidiaries, ("Herbalife"). The Parent and its subsidiaries are referred to collectively herein as the Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 CONSOLIDATION POLICY

     The consolidated financial statements include the accounts of the Company and its subsidiaries; all significant intercompany transactions and accounts have been eliminated.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

3.  DEBT

     In connection with the merger, the Company and its affiliates consummated certain related financing transactions, including the issuance by WH Acquisition on June 27, 2002 of $165 million of 11 3/4% Senior Subordinated Notes (the "Senior Subordinated Notes") issued at 98.716% of par, due July 15, 2010. Interest is to be paid semiannually on January 15th and July 15th commencing on January 15, 2003. In conjunction with this financing, the Company incurred $25.1 million of debt issuance costs, which are being amortized, on a straight-line basis, which approximates the effective interest method, over the term of the debt. The Senior Subordinated Notes are fully and unconditionally, jointly and severally guaranteed by certain subsidiaries of the Company. The Senior Subordinated Notes include customary covenants that restrict, among other things, the ability to incur additional debt, pay dividends or make certain other restricted payments, incur liens, merge or sell all or substantially all of the assets, or enter into various transactions with affiliates.

     In addition to the Senior Subordinated Notes, the Company was provided with a bridge financing commitment which, as of July 5, 2002, was not drawn upon. The Company incurred $4.7 million in fees related to the bridge financing, which are being amortized on a straight-line basis, over the term of the commitment, which expired on July 31, 2002.

                  WH INTERMEDIATE HOLDINGS LTD. & SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE PERIOD MAY 23, 2002 TO JULY 5, 2002

4.  SUBSEQUENT EVENT -- FINANCING


     In connection with the merger, Herbalife entered into a Credit Agreement dated as of July 31, 2002 among Herbalife, as borrower, the guarantor parties thereto, the lender party thereto and UBS AG, Stamford branch, as Administrative Agent and Collateral Agent (the "Credit Agreement"), which provides for a term loan amount of $180 million and a revolving credit facility in the amount of $25 million (collectively, the "Senior Credit Facility"). Repayments under the term loan facility began on September 30, 2002 in the amount of $5.0 million, with all other payments to be made in the amount of $7.5 million on a quarterly basis, except for the final payment due on June 30, 2008 in the amount of $10.0 million. The revolving credit facility is available until July 31, 2007. The term loan and the revolving credit facility bear interest, at the option of the Company, at either the alternate base rate or the LIBOR rate plus in each case an applicable margin. The base rate applicable margin for the term loan is 3.00%, while the LIBOR rate applicable margin is 4.00%. The base rate applicable margin for the revolving credit facility is 2.75%, while the LIBOR rate applicable margin is 3.75%. Per the terms of the Senior Credit Facility, on October 30, 2002, the Company purchased a three year 5% LIBOR (three months) interest rate cap covering $43.75 million of the outstanding bank term loan debt under the Senior Credit Facility. In addition to the scheduled repayments, Herbalife must prepay amounts due under the Senior Credit Facility with 50% of its Excess Cash Flow (as defined in the Credit Agreement) as calculated on an annual basis commencing 120 days after each fiscal year end.


     The Senior Credit Facility is guaranteed by certain subsidiaries of the Company. The obligations under the Senior Credit Facility are secured by (i) first priority pledges of (A) all the stock of Herbalife and each of its direct and indirect subsidiaries, other than certain foreign subsidiaries and (B) 65% of the equity interests of certain foreign subsidiaries of Herbalife and (ii) security interests in and liens on all accounts receivable, inventory and other property and assets of Herbalife and certain of its direct and indirect subsidiaries and affiliates. The Credit Facility includes customary covenants, including maintenance of certain leverage, fixed charge coverage, and interest coverage ratios, along with covenants that restrict, among other things, the ability to incur additional debt, pay dividends or make certain other restricted payments, and incur liens, merge or sell all or substantially all of the assets, or enter into various transactions with affiliates.

5.  SUBSEQUENT EVENT -- ACQUISITION

     On July 31, 2002, WH Acquisition merged with and into Herbalife with Herbalife being the surviving corporation. The merger was consummated pursuant to the Agreement and Plan of Merger by and among WH Holdings (Cayman Islands) Ltd., sole shareholder of the Parent and a Cayman Islands company ("WH Holdings"), WH Acquisition and Herbalife entered into on April 10, 2002 (the "Merger Agreement"). Each stockholder of Herbalife received $19.50 in cash for each share of common stock. The holders of each outstanding option to purchase Herbalife common stock received an amount in cash equal to the excess of $19.50 over the exercise price of such option. As a result of the merger, Herbalife was delisted from the NASDAQ National Market.

     The merger was undertaken to (i) provide the public stockholders of Herbalife with cash for their shares of common stock, (ii) permit WH Holdings to acquire ownership of Herbalife, (iii) incentivize continuing management by allowing them to share in future earnings and growth of Herbalife through investment in WH Holdings, (iv) provide key distributors of Herbalife an opportunity to participate in future earnings and growth of Herbalife through investment in WH Holdings and (v) allow the controlling stockholder of Herbalife, the Mark Hughes Family Trust, to diversify its assets through an orderly transfer of ownership of Herbalife to WH Holdings. The merger price per share was determined by the Board of Directors of Herbalife, after receiving the recommendation of a Special Committee of members of the Board who were not affiliated with Herbalife or its controlling stockholder. The Board determined that the merger price of $19.50 per share was fair, from a financial point of view, to the stockholders unaffiliated with the controlling stockholder and the option holders based on the opinion of two financial advisors, as well as financial analyses which included historical share price analysis, comparable company analysis, discounted cash flow and leveraged buyout analysis, and other factors set forth in the proxy statement related to the merger.

     The merger has been accounted for as a purchase in accordance with SFAS No. 141, "Business Combinations."

     The total purchase price of approximately $651.5 million was allocated to the acquired assets and assumed liabilities based upon estimates of their respective fair value as of the closing date using valuations and other studies that have substantially been finalized. The final allocation of the purchase cost may differ from the preliminary amounts included herein. The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition (dollars in millions):

                                                              AT JULY 31, 2002
                                                              ----------------
Current assets..............................................      $  388.7
Property....................................................          51.8
Marketing franchise.........................................         180.0
Trademark and tradename.....................................         130.0
Product certification and other intangible assets...........           7.4
Goodwill....................................................         208.4
Other long term assets......................................          42.6
                                                                  --------
Total assets acquired.......................................      $1,008.9
Current liabilities.........................................      $  192.8
Other non-current liabilities...............................          35.9
Long term debt..............................................           1.2
Deferred income tax.........................................         127.5
                                                                  --------
Total liabilities assumed...................................      $  357.4
                                                                  --------
Net assets acquired.........................................      $  651.5
                                                                  --------

     In connection with the merger, Herbalife incurred transaction expenses and stock option payments of approximately $54.7 million. In addition, the Company incurred debt issuance costs of approximately $41.5 million.

     The merger was financed through:

     - gross proceeds of $162.9 million from sale of Senior Subordinated Notes (as defined in Note 4 herein) (face value of $165.0 million);

     - borrowing of $180.0 million under the $205.0 million Senior Credit Facility (as defined in Note 4 herein);

     - contribution of net proceeds of $24.0 million by WH Holdings from the sale of its $38 million of 15.5% Senior Notes (the "Senior Notes") (face value $38.0 million);

     - contribution by Whitney, Golden Gate and selected members of Herbalife's distributor organization and senior management of $176.0 million from the sale of 12% Series A Cumulative Convertible Preferred Shares of WH Holdings (the "Preferred Shares") by WH Holdings; and

     - use of available cash balances of Herbalife of approximately $228.4 million, of which $4.6 million was used to repurchase Herbalife's minority shares in its Japanese subsidiary (which payment was made during the second quarter), $6.7 million was used to repay existing debt and $217.1 million was used to finance the merger and pay related fees and expenses.

     In connection with the merger, WH Holdings contributed the proceeds from the sale of the Preferred Shares and the sale of the Senior Notes, totaling $200.0 million, to the Parent as capital. Immediately upon the consummation of the merger, the Parent assumed indirectly through one of its subsidiaries the liability of $7.2 million of expenses relating to the merger and related financing transactions from WH Holdings, resulting in a net capital contribution of $192.8 million.

                         WH INTERMEDIATE HOLDINGS LTD.

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                               (SUCCESSOR)    (PREDECESSOR)
                                                              -------------   -------------
                                                                       (UNAUDITED)
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 75,993,000    $179,237,000
  Marketable securities.....................................     1,161,000      21,944,000
  Receivables, including related party receivables of
     $736,000 (2001)........................................    30,106,000      27,609,000
  Inventories...............................................    56,651,000      72,208,000
  Prepaid expenses and other current assets.................    29,931,000      14,379,000
  Deferred income taxes.....................................    20,432,000      27,741,000
                                                              ------------    ------------
Total current assets........................................   214,274,000     343,118,000
Property, at cost, net of accumulated depreciation and
  amortization of $2,552,000 (2002) and $81,026,000
  (2001)....................................................    50,560,000      60,707,000
Deferred compensation plan assets...........................    38,232,000      43,221,000
Other assets................................................     4,463,000       2,922,000
Deferred income taxes.......................................            --      16,831,000
Deferred financing costs, net...............................    40,128,000              --
Marketing Franchise.........................................   180,000,000              --
Trademark and Tradename.....................................   130,000,000              --
Product Certification and other intangible assets, net of
  accumulated amortization of $617,000 (2002)...............     6,783,000         250,000
Goodwill....................................................   208,350,000       3,286,000
                                                              ------------    ------------
TOTAL.......................................................  $872,790,000    $470,335,000
                                                              ============    ============

        See the accompanying notes to consolidated financial statements

                         WH INTERMEDIATE HOLDINGS LTD.

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                               (SUCCESSOR)    (PREDECESSOR)
                                                              -------------   -------------
                                                                       (UNAUDITED)
                           LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
  Accounts payable..........................................  $ 23,528,000    $ 19,793,000
  Royalty overrides.........................................    62,028,000      58,202,000
  Accrued compensation......................................    33,029,000      22,712,000
  Accrued expenses..........................................    45,402,000      36,203,000
  Dividends payable.........................................            --       4,720,000
  Current portion of long term debt.........................    32,574,000       9,395,000
  Advance sales deposits....................................    11,354,000       5,800,000
  Income taxes payable......................................            --       8,480,000
                                                              ------------    ------------
Total current liabilities...................................   207,915,000     165,305,000
NON-CURRENT LIABILITIES:
  Long term debt, net of current portion....................   308,945,000       1,217,000
  Deferred compensation.....................................    32,695,000      35,678,000
  Deferred income taxes.....................................   123,688,000              --
  Other non-current liabilities, including related party
     payables of $417,000 (2002)............................     2,077,000       5,548,000
                                                              ------------    ------------
Total liabilities...........................................   675,320,000     207,748,000
                                                              ------------    ------------
MINORITY INTEREST...........................................            --       1,671,000
                                                              ------------    ------------
STOCKHOLDERS' EQUITY:
  Common Stock, $1.00 par value, 50,000 shares authorized, 1
     share issued and outstanding (September 30, 2002)......            --              --
  Class A Common Stock, $0.01 par value; 33,333,333 shares
     authorized, 11,212,696 shares issued and outstanding
     (December 31, 2001)....................................            --         112,000
  Class B Common Stock, $0.01 par value; 66,666,667 shares
     authorized, 20,293,759 shares issued and outstanding
     (December 31, 2001)....................................            --         203,000
  Paid-in-capital in excess of par value....................   192,776,000      77,717,000
  Retained earnings.........................................     5,814,000     194,415,000
  Accumulated other comprehensive loss......................    (1,120,000)    (11,531,000)
                                                              ------------    ------------
Total stockholders' equity..................................   197,470,000     260,916,000
                                                              ------------    ------------
TOTAL.......................................................  $872,790,000    $470,335,000
                                                              ============    ============

        See the accompanying notes to consolidated financial statements

                         WH INTERMEDIATE HOLDINGS LTD.

                       CONSOLIDATED STATEMENTS OF INCOME

                                              QUARTER                                         NINE MONTHS
                           ---------------------------------------------   --------------------------------------------------
                                       2002                    2001                     2002                      2001
                           -----------------------------   -------------   ------------------------------   -----------------
                              JULY 1         AUGUST 1         QUARTER        JANUARY 1        AUGUST 1         NINE MONTHS
                                TO              TO             ENDED             TO              TO               ENDED
                              JULY 31      SEPTEMBER 30    SEPTEMBER 30       JULY 31       SEPTEMBER 30      SEPTEMBER 30
                           (PREDECESSOR)    (SUCCESSOR)    (PREDECESSOR)   (PREDECESSOR)     (SUCCESSOR)      (PREDECESSOR)
                           -------------   -------------   -------------   --------------   -------------   -----------------
                            (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
                           -------------   -------------   -------------   --------------   -------------   -----------------
Retail sales.............  $156,220,000    $ 285,800,000   $424,317,000    $1,047,690,000   $ 285,800,000    $1,237,417,000
  Distributor allowances
    on product
    purchases............   (73,335,000)    (134,126,000)  (198,557,000)     (492,997,000)   (134,126,000)     (578,570,000)
  Handling & freight
    income...............    13,521,000       24,501,000     35,827,000        89,495,000      24,501,000       103,523,000
                           ------------    -------------   -------------   --------------   -------------    --------------
Net sales................    96,406,000      176,175,000    261,587,000       644,188,000     176,175,000       762,370,000
  Cost of sales..........    20,747,000       38,145,000     60,232,000       140,553,000      38,145,000       181,698,000
                           ------------    -------------   -------------   --------------   -------------    --------------
Gross Profit.............    75,659,000      138,030,000    201,355,000       503,635,000     138,030,000       580,672,000
  Royalty overrides......    33,862,000       61,789,000     90,251,000       227,233,000      61,789,000       266,777,000
  Marketing, distribution
    & administrative
    expenses.............    31,642,000       53,930,000     88,161,000       207,390,000      53,930,000       261,738,000
  Merger transaction
    expenses.............    50,673,000               --             --        54,708,000              --                --
  Interest expense
    (income) -- net......      (335,000)      12,622,000       (664,000)       (1,364,000)     12,622,000        (3,059,000)
                           ------------    -------------   -------------   --------------   -------------    --------------
Income (loss) before
  income taxes and
  minority interest......   (40,183,000)       9,689,000     23,607,000        15,668,000       9,689,000        55,216,000
  Income taxes...........   (16,074,000)       3,875,000      9,443,000         6,267,000       3,875,000        22,086,000
                           ------------    -------------   -------------   --------------   -------------    --------------
Income (loss) before
  minority interest......   (24,109,000)       5,814,000     14,164,000         9,401,000       5,814,000        33,130,000
  Minority interest......            --               --        138,000           189,000              --           499,000
                           ------------    -------------   -------------   --------------   -------------    --------------
NET INCOME (LOSS)........  $(24,109,000)   $   5,814,000   $ 14,026,000    $    9,212,000   $   5,814,000    $   32,631,000
                           ============    =============   =============   ==============   =============    ==============

        See the accompanying notes to consolidated financial statements

                         WH INTERMEDIATE HOLDINGS LTD.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          2002                    2001
                                                              -----------------------------   -------------
                                                                JANUARY 1       AUGUST 1       NINE MONTHS
                                                                   TO              TO             ENDED
                                                                 JULY 31      SEPTEMBER 30    SEPTEMBER 30
                                                              (PREDECESSOR)    (SUCCESSOR)    (PREDECESSOR)
                                                              -------------   -------------   -------------
                                                               (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
                                                              -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $  9,212,000    $   5,814,000   $ 32,631,000
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................    11,722,000        3,752,000     13,060,000
  Amortization of deferred financing costs..................            --        1,344,000             --
  Deferred income taxes.....................................     3,186,000          896,000     (1,742,000)
  Unrealized foreign exchange loss..........................     2,448,000         (167,000)     1,774,000
  Minority interest in earnings.............................       189,000               --        499,000
  Other.....................................................     2,338,000          149,000      1,079,000
  Changes in operating assets and liabilities:
    Receivables.............................................   (11,712,000)       9,374,000     (2,888,000)
    Inventories.............................................    11,462,000        3,110,000     17,688,000
    Prepaid expenses and other current assets...............   (14,107,000)      (4,708,000)    (2,428,000)
    Accounts payable........................................    14,831,000       (9,613,000)     5,169,000
    Royalty overrides.......................................     3,948,000           49,000     (7,172,000)
    Accrued expenses and accrued compensation...............     1,895,000        5,961,000     11,851,000
    Advance sales deposits..................................     3,230,000        2,132,000      1,114,000
    Income taxes payable....................................       718,000          146,000      2,440,000
    Deferred compensation liability.........................    (1,459,000)      (1,523,000)     6,246,000
                                                              ------------    -------------   ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................    37,901,000       16,716,000     79,321,000
                                                              ------------    -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property...................................    (4,741,000)      (1,873,000)    (7,179,000)
    Proceeds from sale of property..........................       191,000           49,000        127,000
    Changes in marketable securities, net...................    20,691,000          105,000      7,890,000
    Increase in other assets................................    (2,300,000)         (33,000)    (1,222,000)
    Deferred compensation plan assets.......................     5,154,000         (166,000)   (11,019,000)
    Acquisition of Herbalife International, Inc.............            --     (650,893,000)            --
                                                              ------------    -------------   ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.........    18,995,000     (652,811,000)   (11,403,000)
                                                              ------------    -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Dividends paid..........................................    (9,682,000)              --    (13,405,000)
    Distribution to and purchase of minority interest.......    (4,598,000)              --       (956,000)
    Additions to bank loans.................................        29,000               --      2,206,000
    Principal payments on bank loans and contract
      payables..............................................    (3,799,000)     (10,433,000)    (2,493,000)
    Increase in deferred financing costs....................   (27,788,000)     (13,693,000)            --
    Exercise of stock options...............................    10,546,000               --     15,055,000
    Equity contributions....................................            --      200,000,000             --
    Assumption of shareholder acquisition expense...........            --       (7,223,000)            --
    Term loan and senior sub notes..........................            --      342,882,000             --
                                                              ------------    -------------   ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........   (35,292,000)     511,533,000        407,000
                                                              ------------    -------------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................       980,000       (1,266,000)    (5,419,000)
                                                              ------------    -------------   ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................    22,584,000     (125,828,000)    62,906,000
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............   179,237,000      201,821,000    110,336,000
                                                              ------------    -------------   ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $201,821,000    $  75,993,000   $173,242,000
                                                              ============    =============   ============
NON-CASH ACTIVITIES:
  Acquisitions of property from capital leases..............  $  2,058,000    $      13,000   $  3,494,000
                                                              ============    =============   ============

        See the accompanying notes to consolidated financial statements

                         WH INTERMEDIATE HOLDINGS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

     WH Intermediate Holdings Ltd., a Cayman Islands company (the "Parent"), and its direct and indirect wholly owned subsidiaries, WH Luxembourg Holdings S.a.R.L., a Luxembourg unipersonal limited liability company ("Lux Holdings"), WH Luxembourg Intermediate Holdings S.a.R.L., a Luxembourg unipersonal limited liability company ("Lux Intermediate"), WH Luxembourg CM S.a.R.L., a Luxembourg unipersonal limited liability company ("Lux CM"), and WH Acquisition Corp., a Nevada corporation ("WH Acquisition"), were formed on behalf of Whitney & Co., LLC ("Whitney") and Golden Gate Private Equity, Inc. ("Golden Gate"), in order to acquire Herbalife International, Inc., a Nevada corporation, and its subsidiaries, ("Herbalife" or "Predecessor"). The Parent and its subsidiaries are referred to collectively herein as the Company.

     On July 31, 2002, WH Acquisition merged with and into Herbalife with Herbalife being the surviving corporation. The merger was consummated pursuant to the Agreement and Plan of Merger by and among WH Holdings (Cayman Islands) Ltd., sole shareholder of the Parent and a Cayman Islands company ("WH Holdings"), WH Acquisition and Herbalife entered into on April 10, 2002 (the "Merger Agreement"). Each stockholder of Herbalife received $19.50 in cash for each share of common stock. The holders of each outstanding option to purchase Herbalife common stock received an amount in cash equal to the excess of $19.50 over the exercise price of such option. As a result of the merger, Herbalife was delisted from the NASDAQ National Market. The stock of Herbalife is no longer publicly traded and, therefore, earnings per share calculations are no longer included for financial statement presentation.

     The merger was undertaken to (i) provide the public stockholders of Herbalife with cash for their shares of common stock, (ii) permit WH Holdings to acquire ownership of Herbalife, (iii) incentivize continuing management by allowing them to share in future earnings and growth of Herbalife through investment in WH Holdings, (iv) provide key distributors of Herbalife an opportunity to participate in future earnings and growth of Herbalife through investment in WH Holdings and (v) allow the controlling stockholder of Herbalife, the Mark Hughes Family Trust, to diversify its assets through an orderly transfer of ownership of Herbalife to WH Holdings. The merger price per share was determined by the Board of Directors of Herbalife, after receiving the recommendation of a Special Committee of members of the Board who were not affiliated with Herbalife or its controlling stockholder. The Board determined that the merger price of $19.50 per share was fair, from a financial point of view, to the stockholders unaffiliated with the controlling stockholder and the option holders based on the opinion of two financial advisors, as well as financial analyses which included historical share price analysis, comparable company analysis, discounted cash flow and leveraged buyout analysis, and other factors set forth in the proxy statement related to the merger.

     The merger has been accounted for as a purchase in accordance with SFAS No. 141, "Business Combinations." Accordingly, the acquired assets and liabilities have been recorded at fair value. Because of this, different bases of accounting have been used to prepare the Company and Predecessor consolidated financial statements. In the future, the primary differences will relate to additional interest expense on the new debt and depreciation and amortization of deferred financing costs recorded at fair value at the date of the merger.

     The total purchase price of approximately $651.5 million was allocated to the acquired assets and assumed liabilities based upon estimates of their respective fair value as of the closing date using valuations and other studies that have substantially been finalized. The final allocation of the purchase price may differ

                         WH INTERMEDIATE HOLDINGS LTD.

from the preliminary amounts included herein. The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition (dollars in millions):

                                                              AT JULY 31, 2002
                                                              ----------------
Current assets..............................................      $  388.7
Property....................................................          51.8
Marketing franchise.........................................         180.0
Trademark and tradename.....................................         130.0
Product certification and other intangible assets...........           7.4
Goodwill....................................................         208.4
Other long term assets......................................          42.6
                                                                  --------
Total assets acquired.......................................      $1,008.9
                                                                  --------
Current liabilities.........................................      $  192.8
Other non-current liabilities...............................          35.9
Long term debt..............................................           1.2
Deferred income tax.........................................         127.5
                                                                  --------
Total liabilities assumed...................................      $  357.4
                                                                  --------
Net assets acquired.........................................      $  651.5
                                                                  --------

     In connection with the merger, the Predecessor incurred transaction expenses and stock option payments of approximately $54.7 million, which have been reflected in the Predecessor financial statements. In addition, the Company incurred debt issuance costs of approximately $41.5 million, which have been capitalized as deferred financing costs in the Company's consolidated balance sheet.

     The following pro forma results for the three and nine months ended September 30, 2001 and September 30, 2002 are based on the historical financial statements of the Predecessor, adjusted to give effect to the merger and related financing transactions as if the transactions had occurred as of January 1, 2001 (in millions).

                                                      THREE MONTHS       NINE MONTHS
                                                          ENDED             ENDED
                                                      SEPTEMBER 30,     SEPTEMBER 30,
                                                     ---------------   ---------------
                                                      2002     2001     2002     2001
                                                     ------   ------   ------   ------
Net Sales..........................................  $272.6   $261.6   $820.4   $762.4
Net Income.........................................    12.6      6.8     35.2     11.7

     The merger was financed through:

     - gross proceeds of $162.9 million from sale of Senior Subordinated Notes (as defined in Note 4 herein) (face value of $165.0 million);

     - borrowing of $180.0 million under the $205.0 million Senior Credit Facility (as defined in Note 4 herein);

     - contribution of net proceeds of $24.0 million by WH Holdings from the sale of its $38 million of 15.5% Senior Notes (the "Senior Notes") (face value $38.0 million);

     - contribution by Whitney, Golden Gate and selected members of Herbalife's distributor organization and senior management of $176.0 million from the sale of 12% Series A Cumulative Convertible Preferred Shares of WH Holdings (the "Preferred Shares") by WH Holdings; and

                         WH INTERMEDIATE HOLDINGS LTD.

     - use of available cash balances of Herbalife of approximately $228.4 million, of which $4.6 million was used to repurchase Herbalife's minority shares in its Japanese subsidiary (which payment was made during the second quarter), $6.7 million was used to repay existing debt and $217.1 million was used to finance the merger and pay related fees and expenses.

     In connection with the merger, WH Holdings contributed the proceeds from the sale of the Preferred Shares and the sale of the Senior Notes, totaling $200.0 million, to the Parent as capital. Immediately upon the consummation of the merger, the Parent assumed indirectly through one of its subsidiaries the liability of $7.2 million of expenses relating to the merger and related financing transactions from WH Holdings, resulting in a net capital contribution of $192.8 million.

2.  BASIS OF PRESENTATION

     The unaudited interim financial information of the Parent and its subsidiaries (the "Successor") and of Herbalife and its subsidiaries have been prepared in accordance with Article 10 of the Securities and Exchange Commission's Regulation S-X. The Successor financial statements as of September 30, 2002 and for the two months ended September 30, 2002 include the Parent, and all of its direct and indirect subsidiaries, including Herbalife from the date of the merger. The Successor financial statements also include interest expense and amortization of debt issuance costs incurred prior to the consummation of the merger. In the opinion of management, the accompanying interim financial information contains all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial statements as of September 30, 2002 and for the one month period ended July 31, 2002, the two month period ended September 30, 2002, the seven month period ended July 31, 2002 and the three and nine month periods ended September 30, 2001.

     As a result of the merger and related financing transactions results prior to the merger are not comparable with those subsequent to the merger.

  RECLASSIFICATIONS

     Certain reclassifications were made to the prior year financial statements to conform to the current year presentation.

  NEW ACCOUNTING PRONOUNCEMENTS

     On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," SFAS No. 144, "Accounting for the Impairment or Disposals of Long-Lived Assets," and Emerging Issues Task Force ("EITF") Issue No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products". The adoption of SFAS No. 142, SFAS No. 144, and EITF Issue No. 01-09 had no material impact on the Company's financial statements.

     In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds or amends, effective immediately upon adoption, several other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company is currently evaluating the impact these pronouncements will have on its consolidated statements.

                         WH INTERMEDIATE HOLDINGS LTD.

  SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements for the period beginning August 1, 2002 include the accounts of the Parent and its subsidiaries and for the periods prior to August 1, 2002 include the accounts of Herbalife and its subsidiaries; all significant intercompany transactions and accounts have been eliminated.

  Translation of Foreign Currencies

     Foreign subsidiaries' asset and liability accounts are translated for consolidated financial reporting purposes into U.S. dollar amounts at year-end exchange rates. Revenue and expense accounts are translated at the average rates during the year. Foreign exchange translation adjustments are included in accumulated other comprehensive loss on the accompanying consolidated balance sheets.

  Forward Exchange Contracts and Option Contracts

     The Company enters into forward exchange contracts and option contracts in managing its foreign exchange risk on sales to distributors, purchase commitments denominated in foreign currencies, intercompany transactions and bank loans. The Company does not use the contracts for trading purposes.

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended and interpreted, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As of January 1, 2001, the Company recorded a net gain of $909,000 ($545,000 net of tax) as a cumulative transition adjustment to earnings. This adjustment relates to derivatives not designated as hedges prior to adoption of SFAS No. 133, and represents the difference between the carrying value and the fair value of such instruments at January 1, 2001.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of money market accounts and foreign and domestic bank accounts. To reduce its credit risk, the Company monitors the credit standing of the financial institutions that hold the Company's cash and cash equivalents.

  Marketable Securities

     The Company's marketable securities are classified as "available for sale." Fluctuations in fair value are included in accumulated other comprehensive loss on the accompanying consolidated balance sheets. Marketable securities are comprised primarily of tax-exempt municipal bonds.

  Accounts Receivable

     Accounts receivable consists principally of receivables from credit card companies, arising from the sale of product to the Company's distributors, and receivables from importers, who are utilized in a limited number of countries to sell products to distributors. Due to the geographic dispersion of its credit card receivables, the collection risk is not considered to be significant. Although receivables from importers can be significant, the Company performs ongoing credit evaluations of its importers and maintains an allowance for potential credit losses. The Company believes that it provides adequate allowances for receivables from its distributors.

                         WH INTERMEDIATE HOLDINGS LTD.

  Fair Value of Financial Instruments

     The Company has estimated the fair value of its financial instruments using the following methods and assumptions:

          The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair value due to the short-term maturities of these instruments. Marketable securities are based on the quoted market prices for these instruments. Foreign exchange contracts are based on exchange rates at period end. The fair value of option and forward contracts are based on dealer quotes. The book values of the Company's debt instruments are considered to approximate their fair values because the interest rates of these instruments approximate current rates offered to the Company.

  Inventories

     Inventories are stated at lower of cost (on the first-in, first-out basis) or market.

  Long-Lived Assets

     Depreciation of furniture, fixtures and equipment (including computer hardware and software) is computed on a straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the life of the related asset or the term of the lease, whichever is shorter.

     Goodwill was being amortized over periods ranging from fifteen to forty years. Effective January 1, 2002, amortization of goodwill was discontinued. See "New Accounting Pronouncements." Intangible assets with definite lives are amortized over the expected life, which is two years for the product certification.

     Long-lived assets are reviewed for impairment, based on undiscounted cash flows, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Measurement of an impairment loss is based on the estimated fair market value of the asset.

     Goodwill and intangible assets with indefinite lives are evaluated on an annual basis for impairment, or more frequently if events or changes in circumstances indicated that the asset might be impaired.

  Income Taxes

     Income tax expense includes income taxes payable for the current year and the change in deferred income tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or income tax returns. A valuation allowance is recognized to reduce the carrying value of deferred income tax assets if it is believed to be more likely than not that a component of the deferred income tax assets will not be realized.

  Royalty Overrides

     An independent distributor may earn commissions, called royalty overrides or production bonuses, based on retail volume. Such commissions are based on the retail sales volume of certain other members of the independent sales force who are sponsored by the distributor.

  Revenue Recognition

     The Company records its retail sales based upon suggested retail prices as reflected on the Company's sales invoices to its distributors. The Company does not receive the amount reported as retail sales, but generally receives the net sales price in cash or through credit card payments upon receipt of orders from distributors. The net sales price is the suggested retail price less the distributor allowance plus handling and

                         WH INTERMEDIATE HOLDINGS LTD.

freight income. Sales, related royalty overrides, and allowances for product returns are recorded when the merchandise is shipped in accordance with the Company's shipping terms. Advance sales deposits represent prepaid orders for which the Company has not shipped the merchandise.

3.  TRANSACTIONS WITH RELATED PARTIES

     The Company has entered into agreements with Whitney and Golden Gate to pay monitoring fees for their services and other fees and expenses. Under the monitoring fee agreements, the Company is obligated to pay an annual amount of up to $5.0 million, but not less than $2.5 million for an initial period of ten years. Subject to the provisions in the Credit Agreement (as defined in Note 4 herein), such fees can be paid on a current basis with certain limitations and any unpaid balance will accrue interest of a rate of 12% per annum. For the two months ended September 30, 2002, the Company expensed monitoring fees in the amount of $833,000 and capitalized debt related services and expenses in the amount of $23.4 million. Also, in connection with the Senior Credit Facility discussed below, Whitney Private Debt Fund, L.P. lent $5.0 million of the $180 million term loan to Herbalife.

     In connection with the purchase of the Preferred Shares, WH Holdings and WH Acquisition entered into an indemnity agreement with Whitney and Golden Gate, pursuant to which WH Holdings and Herbalife (as successor-in-interest to WH Acquisition) agreed to indemnify Whitney and Golden Gate for losses and claims resulting from, arising out of or any way related to the merger, including existing litigation. Whitney has been sued in San Francisco by Rosemont Associates and Joseph Urso for $20 million in a suit alleging breach of contract, breach of covenants of good faith and fair dealing, quantum meruit and other causes of action arising out of the sale of Herbalife to Whitney and others. Whitney believes it has meritorious defenses to the suit and is vigorously contesting it.

     Frank P. Morse and Robert A. Sandler, two former senior executives of the Company, are minority shareholders in B.L.I. Holdings, Inc., a holding company for two of the Company's suppliers of personal care products. Total purchases from B.L.I. Holdings, Inc. and its subsidiaries were $919,000 for the seven months ended July 31, 2002, $199,000 for the two months ended September 30, 2002, and $241,000 for the nine months ended September 30, 2001.

4.  LONG TERM DEBT

     In connection with the merger, the Parent and its affiliates consummated certain related financing transactions, including the issuance by WH Acquisition on June 27, 2002 of $165.0 million of 11 3/4% Senior Subordinated Notes (the "Senior Subordinated Notes") issued at 98.716% of par, due July 15, 2010. Interest is to be paid semiannually on January 15th and July 15th, commencing on January 15, 2003. In conjunction with this financing, the Company incurred $25.1 million of debt issuance costs, which are being amortized, on a straight-line basis, which approximates the effective interest method, over the term of the debt.


     In addition, Herbalife entered into a Credit Agreement dated as of July 31, 2002 among Herbalife, as borrower, the guarantors party thereto, the lenders party thereto and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent (the "Credit Agreement"), which provides for a term loan amount of $180.0 million and a revolving credit facility in the amount of $25.0 million (collectively, the "Senior Credit Facility"). Repayments under the term loan facility began on September 30, 2002 in the amount of $5.0 million, with all other payments to be made in the amount of $7.5 million on a quarterly basis, except for the final payment due on June 30, 2008 in the amount of $10.0 million. The revolving credit facility is available until July 31, 2007. The term loan and the revolving credit facility bear interest, at the option of the Company, at either the alternate base rate or the LIBOR rate plus in each case an applicable margin. The base rate applicable margin for the term loan is 3.00%, while the LIBOR rate applicable margin is 4.00%. As of September 30, 2002, the revolving credit facility had no amounts borrowed. As of September 30, 2002 the Company had selected the LIBOR rate based alternative with the September 30, 2002 interest rate of 5.8%.

                         WH INTERMEDIATE HOLDINGS LTD.

The base rate applicable margin for the revolving credit facility is 2.75%, while the LIBOR rate applicable margin is 3.75%. Per the terms of the Senior Credit Facility, on October 30, 2002, the Company purchased a three year 5% LIBOR (three months) interest rate cap covering $43.75 million of the outstanding bank term loan debt under the Senior Credit Facility. In addition to the scheduled repayments, Herbalife must prepay amounts due under the Senior Credit Facility with 50% of its Excess Cash Flow (as defined in the Credit Agreement) as calculated on an annual basis commencing 120 days after each fiscal year end commencing December 31, 2002. In conjunction with this financing, the Company incurred $16.4 million of debt issuance costs, which are being amortized over the term of the debt using the effective interest method.


     The Senior Subordinated Notes and the Senior Credit Facility are guaranteed by the Guarantors (as defined in Note 10 herein). The Senior Credit Facility is also guaranteed by WH Holdings. The obligations under the Senior Credit Facility are secured by (i) first priority pledges of (A) all of the stock of the Guarantors and (B) 65% of the equity interests of the foreign subsidiaries of Herbalife that are not Guarantors other than HIIP Investment Co., LLC, Herbalife Foreign Sales Corporation, Importadora Y Distribuidora Herbalife International de Chile Limitada, Herbalife International Greece S.A., Herbalife Hungary Trading, Limited, PT Herbalife Indonesia, Herbalife International SBN.BHD, HBL International Maroc S.a.R.L, Herbalife International Products N.V., Herbalife International Holdings, Inc., Herbalife International, S.A., Herbalife Dominicana, S.A., and Herbalife Del Ecuador, S.A. and (ii) security interests in and liens on all accounts receivable, inventory and other property and assets of WH Holdings and the Guarantors (other than the escrow account for interest on the Senior Notes).

     The Senior Subordinated Notes and Senior Credit Facility include customary covenants that restrict, among other things, the ability to incur additional debt, pay dividends or make certain other restricted payments, incur liens, merge or sell all or substantially all of the assets, or enter into various transactions with affiliates. Additionally, the Senior Credit Facility includes covenants relating to the maintenance of certain leverage, fixed charge coverage, and interest coverage ratios.

     Long term debt consisted of the following:

                                                            SEPTEMBER 30,   DECEMBER 31,
                                                                2002            2001
                                                            -------------   ------------
Senior subordinated notes.................................  $162,949,000    $        --
Borrowing under Senior Credit Facility....................   175,000,000             --
Leases....................................................     2,612,000      3,439,000
Other debt................................................       958,000      7,173,000
                                                            ------------    -----------
                                                            $341,519,000    $10,612,000
Less-current portion......................................    32,574,000      9,395,000
                                                            ------------    -----------
                                                            $308,945,000    $ 1,217,000
                                                            ============    ===========

5.  CONTINGENCIES

     The Company is from time to time engaged in routine litigation. The Company regularly reviews all pending litigation matters in which it is involved and establishes reserves deemed appropriate by management for these litigation matters. However, some of these matters are material and an adverse outcome in these matters could have a material impact on the Company's financial condition and operating results.

                         WH INTERMEDIATE HOLDINGS LTD.

     In September 2000, a putative class action lawsuit was filed in the District Court, Clark County, Nevada (Tharp v. Herbalife International, Inc., et al.). A second putative class action lawsuit was filed in the same court in August 2001 (Brown v. Herbalife International Inc., et al.). The Tharp lawsuit alleges breaches of fiduciary obligations by the Company's directors and its majority stockholder in connection with the adoption by the Company of the Preferred Share Purchase Rights Plan and the rejection of a purported offer by a third party to acquire a controlling interest in the Company. The Brown lawsuit similarly alleges breaches of fiduciary obligations in connection with an alleged rejection of an offer from a third party to purchase the Company. The plaintiffs in the lawsuits request (1) an order compelling the defendants to take steps to seek a sale of the Company, (2) an order enjoining the defendants in office, (3) unspecified damages, and (4) other relief. The Company has reached an oral settlement agreement to pay plaintiff's legal fees of $190,000 and the Company's insurance company has agreed to pay 50% of the settlement amount. The settlement remains subject to documentation and court approval for which a hearing date has not yet been set.


     In addition, on or about April 12, 2002, Harbor Finance Partners, allegedly an Herbalife stockholder, filed a purported class action against Herbalife in the District Court of Clark County in the State of Nevada, naming Herbalife, its Board of Directors and one former director as defendants ("Defendants") and alleging a claim of breach of fiduciary duty arising out of the announced merger transaction between Herbalife and WH Holdings. The District Court gave final approval to a settlement on November 1, 2002 providing for the payment of Plaintiff's legal fees of $650,000, which is included in the Company's financial statements. Payments pursuant to the settlement were made in early November 2002.


     The Company and certain of its distributors have been named as defendants in a purported class action lawsuit filed in the U.S. District Court for the Central District of California (Jacobs v. Herbalife International, Inc., et al.). The lawsuit was filed on February 19, 2002. The complaint alleges that specified marketing plans employed by the distributor defendants are illegal, and that the Company has permitted the use of these marketing plans and/or failed to supervise its distributors' conduct to prevent violations of law by them. The complaint does not challenge the legality of Herbalife's marketing system. The complaint seeks to state causes of action under RICO and various state and other federal laws. The complaint was dismissed with leave to amend, the deadline for which is set as January 2, 2003. The Company believes that it has meritorious defenses to the allegations contained in the lawsuit. However, an adverse result in this litigation could have a material adverse effect on the Company's financial condition and operating results.


     As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, the Company has been and is currently subjected to various product liability claims. Although the effects of these claims to date have not been material to the Company, it is possible that current and future product liability claims could have a material adverse impact on the Company's financial condition and operating results given the higher level of self insurance the Company has accepted. The Company currently maintains product liability insurance with a deductible of $7.5 million.

     Certain of the Company's subsidiaries have been subject to tax audits by governmental authorities in their respective countries. In certain of these tax audits, governmental authorities are proposing that significant amounts of additional taxes and related interest and penalties are due. The Company and its tax advisors believe that there are substantial defenses to the allegations that additional taxes are owing, and the Company is vigorously contesting the additional proposed taxes and related charges. These matters may take several years to resolve, and the Company cannot be sure of their ultimate resolution. However, an adverse outcome in these matters could have a material adverse impact on the Company's financial condition and operating results.

                         WH INTERMEDIATE HOLDINGS LTD.

6.  COMPREHENSIVE INCOME

     Comprehensive income is summarized as follows:

                                                 QUARTER                                      NINE MONTHS
                               --------------------------------------------   --------------------------------------------
                                           2002                   2001                    2002                   2001
                               ----------------------------   -------------   ----------------------------   -------------
                                  JULY 1         AUGUST 1        QUARTER        JANUARY 1       AUGUST 1      NINE MONTHS
                                    TO              TO            ENDED            TO              TO            ENDED
                                  JULY 31      SEPTEMBER 30   SEPTEMBER 30       JULY 31      SEPTEMBER 30   SEPTEMBER 30
                               (PREDECESSOR)   (SUCCESSOR)    (PREDECESSOR)   (PREDECESSOR)   (SUCCESSOR)    (PREDECESSOR)
                               -------------   ------------   -------------   -------------   ------------   -------------
Net income (loss)............  $(24,109,000)    $5,814,000     $14,026,000     $9,212,000      $5,814,000     $32,631,000
Cumulative effect of
  accounting change (SFAS No.
  133).......................            --             --              --             --              --         909,000
Net change on derivative
  instruments................      (217,000)       (38,000)     (1,132,000)    (2,023,000)        (38,000)          5,000
Foreign currency translation
  adjustment.................      (916,000)    (1,082,000)         64,000      1,428,000      (1,082,000)     (4,636,000)
Unrealized gain on marketable
  securities.................        22,000             --           9,000         14,000              --          24,000
                               ------------     ----------     -----------     ----------      ----------     -----------
Comprehensive income
  (loss).....................  $(25,220,000)    $4,694,000     $12,967,000     $8,631,000      $4,694,000     $28,933,000
                               ============     ==========     ===========     ==========      ==========     ===========

     The net change on derivative instruments represents the fair value changes caused by marking to market these instruments on September 30, 2002. Foreign currency translation adjustment measures the impact of converting primarily foreign currency assets and liabilities into US dollars. Gains/(losses) on marketable securities reflects the change in fair value of securities classified as available for sale. For discussion of derivative instruments, see Note 8 herein.

7.  SEGMENT INFORMATION

     The Company is a network marketing company that sells a wide range of weight management products, dietary and nutritional supplements and personal care products within one industry as defined under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company's products are manufactured by third-party providers and then sold to independent distributors who sell Herbalife products to retail consumers or other distributors.

     The Company's chief operating decision makers review both geographic and product line information.

     The Company has operations throughout the world (55 countries as of September 30, 2002) and is organized and managed by geographic areas. Transactions between geographic segments generally represent export sales from the United States to foreign operations. Information reviewed by the Company's chief

                         WH INTERMEDIATE HOLDINGS LTD.

operating decision makers on significant geographic segments, as defined under SFAS No. 131, is prepared on the same basis as the consolidated financial statements and is as follows:

FINANCIAL INFORMATION BY GEOGRAPHIC SEGMENTS

                                              QUARTER                                     NINE MONTHS
                            -------------------------------------------   -------------------------------------------
                                        2002                   2001                   2002                   2001
                            ----------------------------   ------------   ----------------------------   ------------
                              JULY 1 TO     AUGUST 1 TO      QUARTER      JANUARY 1 TO    AUGUST 1 TO    NINE MONTHS
                               JULY 31      SEPTEMBER 30      ENDED          JULY 31      SEPTEMBER 30      ENDED
                            (PREDECESSOR)   (SUCCESSOR)    SEPTEMBER 30   (PREDECESSOR)   (SUCCESSOR)    SEPTEMBER 30
                            -------------   ------------   ------------   -------------   ------------   ------------
TOTAL RETAIL SALES:
  United States...........     $ 41.9          $ 75.3         $112.9        $  301.0         $ 75.3        $  340.9
  Japan...................       21.2            38.0           77.2           143.7           38.0           227.6
  South Korea.............       10.9            16.9           34.2            69.6           16.9            83.7
  Mexico..................       10.2            17.8           27.1            63.8           17.8            73.2
  German Group(1).........       12.6            24.7           27.8            84.1           24.7            81.0
  Italy...................        9.6            15.4           25.0            60.0           15.4            81.3
  Others..................       49.8            97.7          120.1           325.5           97.7           349.7
                               ------          ------         ------        --------         ------        --------
     Total retail sales...     $156.2          $285.8         $424.3        $1,047.7         $285.8        $1,237.4
                               ------          ------         ------        --------         ------        --------
NET SALES:
  United States...........     $ 26.2          $ 47.5         $ 71.5        $  189.1         $ 47.5        $  215.4
  Japan...................       12.4            22.3           45.2            84.1           22.3           133.1
  South Korea.............        7.7            11.9           22.8            46.8           11.9            56.0
  Mexico..................        6.1            10.6           16.3            38.3           10.6            44.0
  German Group(1).........        8.0            15.3           17.4            52.2           15.3            50.8
  Italy...................        5.8             9.4           15.4            36.8            9.4            50.3
  Others..................       30.2            59.2           73.0           196.9           59.2           212.8
                               ------          ------         ------        --------         ------        --------
     Net sales............     $ 96.4          $176.2         $261.6        $  644.2         $176.2        $  762.4
                               ------          ------         ------        --------         ------        --------
GROSS PROFIT:
  United States...........     $ 20.1          $ 35.1         $ 49.5        $  143.1         $ 35.1        $  152.6
  Japan...................       10.3            18.7           37.6            71.0           18.7           113.3
  South Korea.............        6.3             9.5           18.6            37.6            9.5            45.4
  Mexico..................        4.4             8.5           12.7            30.3            8.5            33.6
  German Group(1).........        6.5            12.3           15.1            41.1           12.3            39.1
  Italy...................        4.9             8.1           14.0            30.0            8.1            39.5
  Others..................       23.2            45.8           53.9           150.5           45.8           157.2
                               ------          ------         ------        --------         ------        --------
     Gross Profit.........     $ 75.7          $138.0         $201.4        $  503.6         $138.0        $  580.7
                               ------          ------         ------        --------         ------        --------
OPERATING MARGIN(2):
  United States...........     $ 11.6          $ 18.9         $ 24.7        $   79.5         $ 18.9        $   76.0
  Japan...................        5.6            10.3           20.7            39.5           10.3            64.2
  South Korea.............        4.3             6.5           12.5            24.9            6.5            30.4
  Mexico..................        2.2             4.6            7.0            16.0            4.6            18.1
  German Group(1).........        3.2             7.0            9.1            21.5            7.0            21.2
  Italy...................        2.8             4.8            8.6            16.9            4.8            22.2
  Others..................       12.1            24.1           28.4            78.1           24.1            81.7
                               ------          ------         ------        --------         ------        --------
     Total operating
       margin.............     $ 41.8          $ 76.2         $111.0        $  276.4         $ 76.2        $  313.8
                               ------          ------         ------        --------         ------        --------
  Marketing, distribution
     & administrative
     expenses.............       31.6            53.9           88.2           207.4           53.9           261.7
  Merger transaction
     expenses.............       50.7              --             --            54.7             --              --
  Interest expense net....       (0.3)           12.6           (0.7)           (1.4)          12.6            (3.1)

                         WH INTERMEDIATE HOLDINGS LTD.

                                              QUARTER                                     NINE MONTHS
                            -------------------------------------------   -------------------------------------------
                                        2002                   2001                   2002                   2001
                            ----------------------------   ------------   ----------------------------   ------------
                              JULY 1 TO     AUGUST 1 TO      QUARTER      JANUARY 1 TO    AUGUST 1 TO    NINE MONTHS
                               JULY 31      SEPTEMBER 30      ENDED          JULY 31      SEPTEMBER 30      ENDED
                            (PREDECESSOR)   (SUCCESSOR)    SEPTEMBER 30   (PREDECESSOR)   (SUCCESSOR)    SEPTEMBER 30
                            -------------   ------------   ------------   -------------   ------------   ------------
                               ------          ------         ------        --------         ------        --------
  Income before income
     taxes and minority
     interest.............      (40.2)            9.7           23.5            15.7            9.7            55.2
  Income taxes............      (16.1)            3.9            9.4             6.3            3.9            22.1
  Minority interest.......         --              --            0.1             0.2             --             0.5
                               ------          ------         ------        --------         ------        --------
Net Income (loss).........     $(24.1)         $  5.8         $ 14.0        $    9.2         $  5.8        $   32.6
                               ======          ======         ======        ========         ======        ========

---------------

(1) German Group includes the operations of Germany, Austria and Switzerland

(2) Operating margin represents gross profit less royalty overrides

FINANCIAL INFORMATION BY PRODUCT SEGMENTS

                                              QUARTER                                     NINE MONTHS
                            -------------------------------------------   -------------------------------------------
                                        2002                   2001                   2002                   2001
                            ----------------------------   ------------   ----------------------------   ------------
                              JULY 1 TO     AUGUST 1 TO      QUARTER      JANUARY 1 TO    AUGUST 1 TO    NINE MONTHS
                               JULY 31      SEPTEMBER 30      ENDED          JULY 31      SEPTEMBER 30      ENDED
                            (PREDECESSOR)   (SUCCESSOR)    SEPTEMBER 30   (PREDECESSOR)   (SUCCESSOR)    SEPTEMBER 30
                            -------------   ------------   ------------   -------------   ------------   ------------
RETAIL SALES BY PRODUCT
  LINE ARE AS FOLLOWS:
  Inner Nutrition.........     $140.7         $ 255.7        $ 376.0        $  930.0        $ 255.7        $1,083.5
  Outer Nutrition.........       15.6            26.6           41.3           107.8           26.6           128.5
  Literature..............        4.1             7.9           13.2            28.8            7.9            39.8
  Other...................        1.5             2.7            3.4             9.5            2.7            12.0
  Return & refund.........       (5.7)           (7.1)          (9.6)          (28.4)          (7.1)          (26.4)
                               ------         -------        -------        --------        -------        --------
     Total Retail Sales...      156.2           285.8          424.3         1,047.7          285.8         1,237.4
Distributor Allowances....      (73.3)         (134.1)        (198.6)         (493.0)        (134.1)         (578.6)
Handling and Freight
  Income..................       13.5            24.5           35.9            89.5           24.5           103.6
                               ------         -------        -------        --------        -------        --------
     Net Sales............       96.4           176.2          261.6           644.2          176.2           762.4
COST OF SALES
  Inner Nutrition.........       14.1            25.4           38.0            90.8           25.4           110.9
  Outer Nutrition.........        1.3             2.7            5.0            12.0            2.7            16.1
  Literature..............        1.3             2.9            5.4            11.3            2.9            15.6
  Freight, duty and
     other................        4.0             7.2           11.8            26.5            7.2            39.1
                               ------         -------        -------        --------        -------        --------
     Total Cost of
       Sales..............       20.7            38.2           60.2           140.6           38.2           181.7
                               ------         -------        -------        --------        -------        --------
GROSS PROFIT..............     $ 75.7         $ 138.0        $ 201.4        $  503.6        $ 138.0        $  580.7
                               ======         =======        =======        ========        =======        ========

8.  DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     For discussion on derivatives and hedging activities, see Note 2 herein.

     The Company designates certain derivatives as fair value hedges. For all qualifying and highly effective fair value hedges, the changes in the fair value of a derivative and the gain or loss on the hedged asset or

                         WH INTERMEDIATE HOLDINGS LTD.

liability relating to the risk being hedged are recorded currently in earnings. These amounts are recorded in marketing, distribution and administrative expenses and provide offsets to one another.

     The Company designates certain derivatives as cash flow hedges. For all qualifying and highly effective cash flow hedges, the changes in the effective portion of the fair value of the derivative are recorded in other comprehensive income ("OCI"). At September 30, 2002, the net loss in OCI was $38,000. All OCI amounts will be reclassified to earnings within 12 months.

9.  RESTRUCTURING RESERVE

     As of the date of the merger, the Company started to implement a plan to reduce costs of the business and recorded a severance and restructuring accrual as part of the cost of the merger. The accrued severance is for identified employees including executives, corporate functions and administrative support. There may be other employees identified for involuntary termination to complete the plan and, if so, an additional amount of severance will be accrued and goodwill will increase. Actions required by the plan of termination began immediately after consummation of the transaction and the period of time to complete the plan will not extend past 12 months after the merger date.

     The following table summarizes the activity in the Company's restructuring accrual:

Accrual made as of July 31, 2002............................  $10.2
Payments made...............................................    3.1
                                                              -----
Balance at September 30, 2002...............................  $ 7.1
                                                              =====

10.  SUPPLEMENTAL INFORMATION

     The consolidated financial statement data, as of September 30, 2002 and the two months ended September 30, 2002 has been aggregated by entities that guarantee the Senior Subordinated Notes (the "Guarantors") and entities that do not guarantee the Senior Subordinated Notes (the "Non-Guarantors"). The Guarantors include the Parent, Lux Holdings, Lux Intermediate, Lux CM (collectively, the "Parent Guarantors") and Herbalife's operating subsidiaries in Brazil, Finland, Israel, Japan, Mexico, United Kingdom, U.S. (other than Herbalife Investment Co., LLC), Sweden, Taiwan and Thailand (collectively, the "Subsidiary Guarantors"). All other subsidiaries are Non-Guarantors.

                         WH INTERMEDIATE HOLDINGS LTD.

     Consolidating condensed statements of income for the periods of July 1 to July 31, 2002, August 1 to September 30, 2002, quarter ended September 30, 2002 and nine months ended September 30, 2002 are summarized as follows:

                                                      JULY 1 TO JULY 31, 2002 (IN MILLIONS)
                                      ----------------------------------------------------------------------
                                        HERBALIFE
                                      INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                           INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      --------------   ----------   ----------   ------------   ------------
Net sales...........................          --         $82.4        $23.1         $(9.1)         $ 96.4
Cost of sales.......................          --          18.7         10.8          (8.8)           20.7
Royalty overrides...................          --          20.6         13.3            --            33.9
Marketing, distribution &
  administrative expenses...........          --          24.2          7.4            --            31.6
Merger transaction expenses.........      $ 50.7            --           --            --            50.7
Equity in Subsidiary (Income)
  loss..............................        (5.9)           --           --           5.9              --
Interest expense -- net.............          --          (0.3)          --            --            (0.3)
Intercompany charges................        (1.1)         10.8         (9.7)           --              --
                                          ------         -----        -----         -----          ------
Income before income taxes and
  minority interest.................       (43.7)          8.4          1.3          (6.2)          (40.2)
Income taxes........................       (19.9)          3.0          0.8            --           (16.1)
                                          ------         -----        -----         -----          ------
Income before minority interest.....       (23.8)          5.4          0.5          (6.2)          (24.1)
Minority interest...................          --            --           --            --              --
                                          ------         -----        -----         -----          ------
NET INCOME..........................      $(23.8)        $ 5.4        $ 0.5         $(6.2)         $(24.1)
                                          ======         =====        =====         =====          ======

                                                   AUGUST 1 TO SEPTEMBER 30, 2002 (IN MILLIONS)
                                -----------------------------------------------------------------------------------
                                               HERBALIFE
                                  PARENT     INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                GUARANTORS        INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                ----------   --------------   ----------   ----------   ------------   ------------
Net sales.....................       --              --         $150.8       $39.3         $(14.0)        $176.1
Cost of sales.................       --              --           34.9        17.7          (14.5)          38.1
Royalty overrides.............       --              --           40.3        21.5             --           61.8
Marketing, distribution &
  administrative expenses.....       --          $  1.2           38.8        13.9             --           53.9
Merger transaction expenses...       --              --             --          --             --             --
Equity in Subsidiary (Income)
  loss........................    $(5.5)          (12.6)          (0.2)         --           18.3             --
Interest expense -- net.......       --            12.7           (0.2)        0.1             --           12.6
Intercompany charges..........       --            (2.0)          17.3       (15.3)            --             --
                                  -----          ------         ------       -----         ------         ------
Income before income taxes and
  minority interest...........      5.5             0.7           19.9         1.4          (17.8)           9.7
Income taxes..................       --            (4.8)           8.0         0.7             --            3.9
                                  -----          ------         ------       -----         ------         ------
Income before minority
  interest....................      5.5             5.5           11.9         0.7          (17.8)           5.8
Minority interest.............       --              --             --          --             --             --
                                  -----          ------         ------       -----         ------         ------
NET INCOME....................    $ 5.5          $  5.5         $ 11.9       $ 0.7         $(17.8)        $  5.8
                                  =====          ======         ======       =====         ======         ======

                         WH INTERMEDIATE HOLDINGS LTD.

                                                         QUARTER ENDED SEPTEMBER 30, 2001
                                      ----------------------------------------------------------------------
                                        HERBALIFE
                                      INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                           INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      --------------   ----------   ----------   ------------   ------------
Net sales...........................          --         $220.1       $ 59.1        $(17.6)        $261.6
Cost of sales.......................          --           53.7         24.5         (18.0)          60.2
Royalty overrides...................          --           61.2         29.1            --           90.3
Marketing, distribution &
  administrative expenses...........      $  0.5           66.2         19.3           2.2           88.2
Merger transaction expenses.........          --             --           --            --             --
Equity in Subsidiary (Income)
  loss..............................       (13.1)           1.7           --          11.4             --
Interest expense -- net.............          --           (0.8)         0.1            --           (0.7)
Intercompany charges................        (2.3)          20.7        (18.4)           --             --
                                          ------         ------       ------        ------         ------
Income before income taxes and
  minority interest.................        14.9           17.4          4.5         (13.2)          23.6
Income taxes........................         0.8            6.5          2.2            --            9.5
                                          ------         ------       ------        ------         ------
Income before minority interest.....        14.1           10.9          2.3         (13.2)          14.1
Minority interest...................          --            0.1           --            --            0.1
                                          ------         ------       ------        ------         ------
NET INCOME..........................      $ 14.1         $ 10.8       $  2.3        $(13.2)        $ 14.0
                                          ======         ======       ======        ======         ======

                                                     JANUARY 1 TO JULY 31, 2002 (IN MILLIONS)
                                      ----------------------------------------------------------------------
                                        HERBALIFE
                                      INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                           INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      --------------   ----------   ----------   ------------   ------------
Net sales...........................          --         $551.3       $142.5        $(49.6)        $644.2
Cost of sales.......................          --          128.1         63.2         (50.7)         140.6
Royalty overrides...................          --          147.3         79.9            --          227.2
Marketing, distribution &
  administrative expenses...........      $ (0.8)         165.9         42.3            --          207.4
Merger transaction expenses.........        54.7             --           --            --           54.7
Equity in Subsidiary (Income)
  loss..............................       (36.4)          (0.5)          --          36.9             --
Interest expense -- net.............          --           (1.8)         0.4            --           (1.4)
Intercompany charges................        (7.5)          62.9        (55.4)           --             --
                                          ------         ------       ------        ------         ------
Income before income taxes and
  minority interest.................       (10.0)          49.4         12.1         (35.8)          15.7
Income taxes........................       (18.6)          19.9          5.0            --            6.3
                                          ------         ------       ------        ------         ------
Income before minority interest.....         8.6           29.5          7.1         (35.8)           9.4
Minority interest...................          --            0.2           --            --            0.2
                                          ------         ------       ------        ------         ------
NET INCOME..........................      $  8.6         $ 29.3       $  7.1        $(35.8)        $  9.2
                                          ======         ======       ======        ======         ======

                         WH INTERMEDIATE HOLDINGS LTD.

                                                NINE MONTHS ENDED SEPTEMBER 30, 2001 (IN MILLIONS)
                                      ----------------------------------------------------------------------
                                        HERBALIFE
                                      INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                           INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      --------------   ----------   ----------   ------------   ------------
Net sales...........................          --         $654.8       $162.8        $(55.2)        $762.4
Cost of sales.......................          --          165.3         68.5         (52.1)         181.7
Royalty overrides...................          --          180.5         86.3            --          266.8
Marketing, distribution &
  administrative expenses...........      $  0.3          206.7         52.6           2.2          261.8
Merger transaction expenses.........          --             --           --            --             --
Equity in Subsidiary (Income)
  loss..............................       (39.8)            --           --          39.8             --
Interest expense -- net.............          --           (3.2)         0.1            --           (3.1)
Intercompany charges................         2.8           51.8        (54.5)         (0.1)            --
                                          ------         ------       ------        ------         ------
Income before income taxes and
  minority interest.................        36.7           53.7          9.8         (45.0)          55.2
Income taxes........................        (1.2)          19.0          4.3            --           22.1
                                          ------         ------       ------        ------         ------
Income before minority interest.....        37.9           34.7          5.5         (45.0)          33.1
Minority interest...................          --            0.5           --            --            0.5
                                          ------         ------       ------        ------         ------
NET INCOME..........................      $ 37.9         $ 34.2       $  5.5        $(45.0)        $ 32.6
                                          ======         ======       ======        ======         ======

     Consolidating condensed balance sheet data as of September 30, 2002 and December 31, 2001 are summarized as follows:

                                                         SEPTEMBER 30, 2002 (IN MILLIONS)
                                -----------------------------------------------------------------------------------
                                               HERBALIFE
                                  PARENT     INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                GUARANTORS        INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                ----------   --------------   ----------   ----------   ------------   ------------
CURRENT ASSETS:
Cash and marketable
  securities..................        --         $  0.3         $ 48.2       $ 28.7            --         $ 77.2
Receivables...................        --             --           20.4          9.7            --           30.1
Intercompany receivables......        --           (8.0)          33.4        (25.4)           --             --
Inventories...................        --             --           45.4         15.8       $  (4.6)          56.6
Other Current Assets..........        --            5.2           41.2          3.9            --           50.3
                                  ------         ------         ------       ------       -------         ------
     Total current assets.....        --           (2.5)         188.6         32.7          (4.6)         214.2
Property, net.................        --           (2.2)          42.0         10.8            --           50.6
OTHER NON-CURRENT ASSETS......    $198.3          567.2           59.0          3.4        (219.9)         608.0
                                  ------         ------         ------       ------       -------         ------
TOTAL ASSETS..................    $198.3         $562.5         $289.6       $ 46.9       $(224.5)        $872.8
                                  ======         ======         ======       ======       =======         ======
CURRENT LIABILITIES:
Accounts Payable..............        --             --         $ 19.4       $  4.1            --         $ 23.5
Royalties Overrides...........        --         $ (2.0)          43.6         20.4            --           62.0
Accrued compensation and
  expenses....................        --            6.3           55.5         16.7            --           78.5
Other current liabilities.....        --           22.1           18.1          3.7            --           43.9
                                  ------         ------         ------       ------       -------         ------
     Total current
       liabilities............        --           26.4          136.6         44.9            --          207.9

                         WH INTERMEDIATE HOLDINGS LTD.

                                                         SEPTEMBER 30, 2002 (IN MILLIONS)
                                -----------------------------------------------------------------------------------
                                               HERBALIFE
                                  PARENT     INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                GUARANTORS        INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                ----------   --------------   ----------   ----------   ------------   ------------
NON-CURRENT LIABILITIES.......        --          432.1           34.7          0.6            --          467.4
MINORITY INTEREST.............        --             --             --           --            --             --
STOCKHOLDERS' EQUITY..........     198.3          104.0          118.3          1.4       $(224.5)         197.5
                                  ------         ------         ------       ------       -------         ------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY........    $198.3         $562.5         $289.6       $ 46.9       $(224.5)        $872.8
                                  ======         ======         ======       ======       =======         ======

                                                         DECEMBER 31, 2001 (IN MILLIONS)
                                      ----------------------------------------------------------------------
                                        HERBALIFE
                                      INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                           INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      --------------   ----------   ----------   ------------   ------------
CURRENT ASSETS:
Cash and marketable securities......      $  0.2        $ 167.3       $ 33.7           --          $201.2
Receivables.........................          --           21.1          6.5           --            27.6
Intercompany receivables............       184.9         (150.0)       (34.9)          --              --
Inventories.........................          --           57.6         20.7        $(6.1)           72.2
Other Current Assets................          --           36.6          5.5           --            42.1
                                          ------        -------       ------        -----          ------
     Total current assets...........       185.1          132.6         31.5         (6.1)          343.1
Property, net.......................          --           48.3         12.4           --            60.7
OTHER NON-CURRENT ASSETS............         0.9           60.0          7.0         (1.4)           66.5
                                          ------        -------       ------        -----          ------
TOTAL ASSETS........................      $186.0        $ 240.9       $ 50.9        $(7.5)         $470.3
                                          ======        =======       ======        =====          ======
CURRENT LIABILITIES:
Accounts Payable....................          --        $  14.0       $  5.8           --          $ 19.8
Royalties Overrides.................          --           42.6         15.6           --            58.2
Accrued compensation and expenses...          --           45.1         13.8           --            58.9
Other current liabilities...........      $ 17.6            3.3          7.5           --            28.4
                                          ------        -------       ------        -----          ------
     Total current liabilities......        17.6          105.0         42.7           --           165.3
NON-CURRENT LIABILITIES.............         3.8           38.0          0.6           --            42.4
MINORITY INTEREST...................          --            1.7           --           --             1.7
STOCKHOLDERS' EQUITY................       164.6           96.2          7.6        $(7.5)          260.9
                                          ------        -------       ------        -----          ------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY................      $186.0        $ 240.9       $ 50.9        $(7.5)         $470.3
                                          ======        =======       ======        =====          ======

                         WH INTERMEDIATE HOLDINGS LTD.

     Consolidating condensed statement of cash flows data for the periods of January 1 to July 31, 2002, August 1 to September 30, 2002, and nine months ended September 30, 2001 is summarized as follows:

                                                            JANUARY 1 TO JULY 31, 2002
                                      ----------------------------------------------------------------------
                                        HERBALIFE
                                      INTERNATIONAL,   SUBSIDIARY      NON-         TOTAL
                                           INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      --------------   ----------   ----------   ------------   ------------
Net cash provided by (used in)
  operating activities..............      $ 32.0         $ 46.9       $ (2.1)       $(38.9)        $ 37.9
Net cash provided by (used in)
  investing activities..............       (10.5)          26.9          1.3           1.3           19.0
Net cash provided by (used in)
  financing activities..............       (21.5)         (40.4)       (11.0)         37.6          (35.3)
Effect of exchange rate changes on
  cash..............................          --           (0.6)         1.6            --            1.0
Cash at beginning of period.........         0.2          145.3         33.7            --          179.2
                                          ------         ------       ------        ------         ------
Cash at end of period...............      $  0.2         $178.1       $ 23.5            --         $201.8
                                          ======         ======       ======        ======         ======

                                                          AUGUST 1 TO SEPTEMBER 30, 2002
                                -----------------------------------------------------------------------------------
                                               HERBALIFE
                                  PARENT     INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                GUARANTORS        INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                ----------   --------------   ----------   ----------   ------------   ------------
Net cash provided by (used in)
  operating activities........    $ 5.6         $ 146.4        $(120.0)      $10.6         $(25.9)       $  16.7
Net cash provided by (used in)
  investing activities........     (5.5)         (660.6)          (8.0)       (0.4)          21.7         (652.8)
Net cash provided by (used in)
  financing activities........       --           514.4           (2.4)       (4.7)           4.2          511.5
Effect of exchange rate
  changes on cash.............       --              --           (0.8)       (0.4)            --           (1.2)
Cash at beginning of period...       --             0.2          178.1        23.5             --          201.8
                                  -----         -------        -------       -----         ------        -------
Cash at end of period.........    $ 0.1         $   0.4        $  46.9       $28.6             --        $  76.0
                                  =====         =======        =======       =====         ======        =======

                                                       NINE MONTHS ENDED SEPTEMBER 30, 2001
                                      ----------------------------------------------------------------------
                                        HERBALIFE
                                      INTERNATIONAL,   SUBSIDIARY      NON-                        TOTAL
                                           INC.        GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      --------------   ----------   ----------   ------------   ------------
Net cash provided by (used in)
  operating activities..............      $ 21.4         $ 89.4       $ 15.4        $(46.9)        $ 79.3
Net cash provided by (used in)
  investing activities..............       (23.5)          (9.6)        (2.1)         23.8          (11.4)
Net cash provided by (used in)
  financing activities..............         2.1          (14.4)       (10.4)         23.1            0.4
Effect of exchange rate changes on
  cash..............................          --           (4.1)        (1.3)           --           (5.4)
Cash at beginning of period.........         0.2           70.1         40.0            --          110.3
                                          ------         ------       ------        ------         ------
Cash at end of period...............      $  0.2         $131.4       $ 41.6            --         $173.2
                                          ======         ======       ======        ======         ======

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE NOTES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE NOTES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS.


     UNTIL MARCH 5, 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNUSED ALLOTMENTS OR SUBSCRIPTIONS.


                         HERBALIFE INTERNATIONAL, INC.

                                  $165,000,000

                       OFFER TO EXCHANGE ALL OUTSTANDING
              11 3/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2010

                                      FOR

              11 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2010
                      WHICH HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                               -----------------

                                   PROSPECTUS

                               -----------------


                               DECEMBER 20, 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Herbalife International, Inc.'s bylaws provide that, except to the extent expressly prohibited by the Nevada Revised Statutes, we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of Herbalife International, Inc., by reason of the fact that he is or was a director, officer, employee or agent of Herbalife International, Inc., or is or was serving at the request of Herbalife International, Inc. as a director, officer, employee or agent of another corporation, against expenses, including attorneys' fees, judgment, fines and amount paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Herbalife International, Inc., and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Herbalife International, Inc., and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                  DESCRIPTION                           PAGENO./(FOOTNOTE)
-------                                 -----------                           ------------------
 2 .1           Agreement and Plan of Merger, dated April 10, 2002, by and among Herbalife International, Inc., WH Holdings (Cayman
                Islands) Ltd. and WH Acquisition Corp. .....................       (11)
 3 .1           Amended and Restated Articles of Incorporation of Herbalife
                International, Inc. ........................................       (10)
 3 .2           Bylaws of Herbalife International, Inc. ....................        (1)
 3 .3           Memorandum and Articles of Association of WH Intermediate
                Holdings Ltd. ..............................................       (11)
 3 .4           Constitutional Document of WH Luxembourg Holdings
                S.a.R.L. ...................................................       (14)
 3 .5           Constitutional Document of WH Luxembourg Intermediate
                Holdings S.a.R.L. ..........................................       (14)
 3 .6           Constitutional Document of WH Luxembourg CM S.a.R.L. .......       (14)
 3 .7           Articles of Incorporation of Herbalife International of
                America, Inc. ..............................................       (14)
 3 .8           Certificate of Amendment of Articles of Incorporation of
                Herbalife International of America, Inc. ...................       (14)
 3 .9           Certificate of Amendment of Articles of Incorporation of
                Herbalife International of America, Inc. ...................       (14)
 3 .10          Certificate of Amendment of Articles of Incorporation dated
                January 8, 1987 of Herbalife International of America,
                Inc. .......................................................       (14)
 3 .11          Bylaws of Herbalife International of America, Inc. .........       (14)
 3 .12          Articles of Incorporation of Herbalife International
                Communications, Inc. .......................................       (14)
 3 .14          Bylaws of Herbalife International Communications, Inc. .....       (14)
 3 .14          Articles of Incorporation of Herbalife International
                Distribution, Inc. .........................................       (14)
 3 .15          Bylaws of Herbalife International Distribution, Inc. .......       (14)

EXHIBIT
NUMBER                                  DESCRIPTION                           PAGENO./(FOOTNOTE)
-------                                 -----------                           ------------------
 3 .16          Articles of Incorporation of Herbalife International of
                Europe, Inc. ...............................................       (14)
 3 .17          Bylaws of Herbalife International of Europe, Inc. ..........       (14)
 3 .18          Certificate of Incorporation of Herbalife International Do
                Brasil Ltda. (Delaware).....................................       (15)
 3 .19          Certificate of Amendment of Certificate of Incorporation of
                Herbalife International Do Brasil Ltda. (Delaware)..........       (15)
 3 .20          Bylaws of Herbalife International Do Brasil Ltda.
                (Delaware)..................................................       (15)
 3 .21          Amendment to Articles of Association of Herbalife
                International Do Brasil Ltda. ..............................       (15)
 3 .22          Articles of Association of Herbalife International Do Brasil
                Ltda. ......................................................       (15)
 3 .23          Memorandum of Association Herbalife (UK) Limited............       (15)
 3 .24          Articles of Association of Herbalife (UK) Limited...........       (15)
 3 .25          Memorandum of Association of Herbalife Europe Limited.......       (15)
 3 .26          Articles of Association of Herbalife Europe Limited.........       (15)
 3 .27          Deeds of Foundation of Herbalife International Finland OY...       (15)
 3 .28          Articles of Association of Herbalife International Finland
                OY..........................................................       (15)
 3 .29          Articles of Association of Herbalife International of Israel
                (1990) Ltd. ................................................       (15)
 3 .30          Memorandum of Association of Herbalife International of
                Israel (1990) Ltd. .........................................       (15)
 3 .31          Articles of Incorporation of Herbalife of Japan K.K. .......       (15)
 3 .32          Restated Bylaws of Herbalife of Japan K.K. .................       (15)
 3 .33          Bylaws and Articles of Incorporation of Herbalife
                Internacional de Mexico, S.A. de C.V. ......................       (15)
 3 .34          Copia Certificada of Herbalife Products de Mexico, S.A. de
                C.V.........................................................       (15)
 3 .35          Articles of Association of Herbalife Sweden Aktiebolag......       (15)
 3 .36          Limited Liability Company Agreement of Herbalife China,
                LLC.........................................................       (15)
 3 .37          Amendment to Limited Liability Company Agreement of
                Herbalife China, LLC(2).....................................       (15)
 3 .38          Articles of Incorporation of Herbalife Taiwan, Inc. ........       (14)
 3 .39          Bylaws of Herbalife Taiwan, Inc. ...........................       (14)
 3 .40          Certificate of Incorporation of Herbalife International
                (Thailand) Ltd..............................................       (15)
 3 .41          Bylaws of Herbalife International (Thailand) Ltd. ..........       (14)
 4 .1           Form of Class A Common Stock and Class B Common Stock
                Certificates of Herbalife International, Inc. ..............       (11)
 4 .2           Indenture, dated as of June 27, 2002 between WH Acquisition
                Corp., WH Intermediate Holdings Ltd., WH Luxembourg Holdings
                SaRL, WH Luxembourg Intermediate Holdings SaRL, WH
                Luxembourg CM SaRL and The Bank of New York as Trustee
                governing 11 3/4% Senior Subordinated Notes due 2010........       (12)
 5 .1           Opinion of Chadbourne & Parke LLP as to the legality of the
                Series B Notes being registered hereby......................       (15)
 5 .2           Opinion of Maples & Calder, Counsel to WH Intermediate
                Holdings Ltd................................................
 5 .3           Opinion of Marshall Hill Cassas & de Lipkau, counsel to
                Herbalife International Inc.................................       (15)
 5 .4           Opinion of Bonn Schmitt Steichen, counsel to WH Luxembourg
                Holdings S.a.R.L., WH Luxembourg Intermediate Holdings
                S.a.R.L. and WH Luxembourg CM S.a.R.L.......................       (15)

EXHIBIT
NUMBER                                  DESCRIPTION                           PAGENO./(FOOTNOTE)
-------                                 -----------                           ------------------
 5 .5           Opinion of Irell & Manella, counsel to Herbalife
                International of America, Inc., Herbalife International
                Communications Inc., Herbalife International Distribution,
                Inc., Herbalife International of Europe, Inc., Herbalife
                Taiwan, Inc. and Herbalife International (Thailand) Ltd.....       (15)
 5 .6           Opinion of Corvo Advogados, counsel to Herbalife
                International Do Brasil Ltda................................       (15)
 5 .7           Opinion of Chadbourne & Parke, a Multinational Partnership,
                to Herbalife (UK) Limited and Herbalife Europe Limited......       (15)
 5 .8           Opinion of Mr. Robin Potts, QC..............................
 5 .9           Opinion of Hannes Snellman, counsel to Herbalife
                International Finland OY....................................       (15)
 5 .10          Opinion of Herzog, Fox & Neeman, counsel to Herbalife
                International of Israel (1990) Ltd..........................       (15)
 5 .11          Opinion of Tomotsune & Kimura counsel to Herbalife of Japan
                K.K.........................................................       (15)
 5 .12          Opinion of Bufete Carrillo Gamboa, S.C., counsel to
                Herbalife Internacional de Mexico, S.A. de C.V. and
                Herbalife Products de Mexico, S.A. de C.V...................       (15)
 5 .13          Opinion of Mannheimer Swartling, counsel to Herbalife Sweden
                Aktiebolag..................................................       (15)
 5 .14          Opinion of Morris, Nichols, Arsht & Tunnell, counsel to
                Herbalife China, LLC and Herbalife International Do Brasil
                Ltda. (Delaware)............................................       (15)
 8 .1           Opinion of Chadbourne & Parke LLP regarding tax matters.....       (14)
 9 .1           Shareholders' Agreement dated as of July 31, 2002, by and
                among WH Holdings (Cayman Islands) Ltd., Whitney V, L.P.,
                Whitney Strategic Partners V, L.P., WH Investments Ltd., CCG
                Investments (BVI), L.P., CCG Associates, LLC, CCG
                Associates -- AI, LLC, CCG Investment Fund -- AI, LP, CCG
                AV, LLC -- Series C, CCG AV, LLC -- Series E, and certain
                other persons...............................................       (14)
 9 .2           Institutional Shareholders' Agreement dated as of July 31,
                2002, by and among WH Holdings (Cayman Islands) Ltd.,
                Whitney V, L.P., Whitney Strategic Partners V, L.P., WH
                Investments Ltd., CCG Investments (BVI), L.P., CCG
                Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment
                Fund-AI, LP, CCG AV, LLC-Series C, CCG AV, LLC-Series E, and
                certain other persons.......................................       (14)
10 .1           1991 Stock Option Plan of Herbalife International, Inc., as
                amended.....................................................        (4)
10 .2           1992 Executive Incentive Compensation Plan of Herbalife
                International, Inc., as amended*............................      (1),(4)
10 .3           Form of Individual Participation Agreement relating to of
                Herbalife International, Inc.'s Executive Compensation
                Plan*.......................................................        (1)
10 .4           Form of Indemnity Agreement between Herbalife International,
                Inc. and certain officers and directors of the Company*.....        (1)
10 .5           1994 Performance Based Annual Incentive Compensation Plan of
                Herbalife International, Inc., as amended and restated in
                1996*.......................................................    (2),(4),(5)
10 .6           Office lease agreement between Herbalife International, Inc.
                and State Teacher's Retirement System, dated July 20,
                1995........................................................        (3)
10 .7           Senior Executive Deferred Compensation Plan of Herbalife
                International, Inc., effective January 1, 1996, as
                amended*....................................................        (3)
10 .8           Management Deferred Compensation Plan of Herbalife
                International, Inc., effective January 1, 1996, as
                amended*....................................................        (3)
10 .9           Master Trust Agreement between Herbalife International, Inc.
                and Imperial Trust Company, Inc., effective January 1,
                1996*.......................................................        (3)
10 .10          401K Plan of Herbalife International, Inc., as amended*.....        (3)

EXHIBIT
NUMBER                                  DESCRIPTION                           PAGENO./(FOOTNOTE)
-------                                 -----------                           ------------------
10 .11          Supplemental Executive Retirement Plan of Herbalife
                International, Inc.*........................................        (6)
10 .12          Credit Agreement between Herbalife International of America,
                Inc. and First National Bank of Chicago, dated December 14,
                1998........................................................        (7)
10 .13          Employment agreement, dated as of November 1, 2000, between
                John Reynolds and Herbalife International, Inc. and
                Herbalife International of America, Inc.*...................        (8)
10 .14          Employment agreement, dated as of August 20, 2000, between
                Carol Hannah and Herbalife International, Inc. and Herbalife
                International of America, Inc.*.............................        (8)
10 .15          Employment agreement, dated as of August 20, 2000 between
                Brian Kane and Herbalife International, Inc. and Herbalife
                International of America, Inc.*.............................        (8)
10 .16          Senior Executive Change in Control Plan of Herbalife
                International, Inc., effective June 29, 2000*...............        (8)
10 .17          Management Employee Change in Control Plan of Herbalife
                International, Inc., effective June 29, 2000*...............        (8)
10 .18          Trust Agreement for Herbalife 2001 Executive Retention Plan,
                effective March 15, 2001*...................................        (9)
10 .19          2001 Executive Retention Plan of Herbalife International,
                Inc., effective March 15, 2001..............................        (9)
10 .20          Employment agreement, dated as of August 20, 2000 between
                Frank Morse and Herbalife International, Inc. and Herbalife
                International of America, Inc.*.............................       (10)
10 .21          Employment agreement, dated as of November 1, 2001 between
                Francis X. Tirelli and Herbalife International, Inc. and
                Herbalife International of America, Inc.*...................       (10)
10 .22          Separation Agreement and General Release, dated December 31,
                2001, between Timothy Gerrity and Herbalife International,
                Inc. and Herbalife International of America, Inc.*#.........       (10)
10 .23          Separation Agreement and General Release, dated October 19,
                2001, between Christopher Pair and Herbalife International,
                Inc. and Herbalife International of America, Inc.*#.........       (10)
10 .24          Separation Agreement and General Release, dated as of May
                17, 2002, between Robert A. Sandler and Herbalife
                International, Inc. and Herbalife International of America,
                Inc. and Clarification Re Paragraph 3(a) Of Separation and
                General Release Agreement*#.................................       (12)
10 .25          Agreement for retention of legal services, dated as of May
                20, 2002, by and among Herbalife International, Inc.,
                Herbalife International of America, Inc. and Robert
                Sandler*....................................................       (12)
10 .26          Purchase Agreement, dated as of June 21, 2002, by and among
                WH Acquisition Corp., Herbalife International, Inc., WH
                Intermediate Holdings Ltd., WH Luxembourg Holdings SaRL, WH
                Luxembourg Intermediate Holdings SaRL, WH Luxembourg CM SaRL
                and UBS Warburg LLC.........................................       (12)
10 .27          Registration Rights Agreement, dated as of June 27, 2002, by and among WH Acquisition Corp., WH Intermediate Holdings
                Ltd., WH Luxembourg Holdings SaRL, WH Luxembourg
                Intermediate Holdings SaRL, WH Luxembourg CM SaRL and UBS
                Warburg LLC.................................................       (12)
10 .28          Credit Agreement, dated as of July 31, 2002, by and among
                Herbalife International, Inc., WH Holdings (Cayman Islands)
                Ltd., WH Intermediate Holdings Ltd., WH Luxembourg Holdings
                SaRL, WH Luxembourg Intermediate Holdings SaRL, WH
                Luxembourg CM SaRL and the Subsidiary Guarantors party
                thereto, and certain lenders and agents named therein.......       (12)

EXHIBIT
NUMBER                                  DESCRIPTION                           PAGENO./(FOOTNOTE)
-------                                 -----------                           ------------------
10 .29          Security Agreement, dated as of July 31, 2002, by Herbalife
                International, Inc., WH Holdings (Cayman Islands) Ltd., WH
                Intermediate Holdings Ltd., WH Luxembourg Holdings SaRL, WH
                Luxembourg Intermediate Holdings SaRL, WH Luxembourg CM SaRL
                and the Subsidiary Guarantors party thereto in favor of UBS
                AG, Stamford Branch, as Collateral Agent....................       (12)
10 .30          Amendment to Agreements of Distributorship, effective as of
                July 31, 2002 made and entered into by Herbalife
                International, Inc. for the benefit of all of Herbalife
                International, Inc.'s existing and future independent
                distributors that meet the requirements to become (or
                remain) a distributor according to company policy...........       (12)
10 .31          Monitoring Fee Agreement dated as of July 31, 2002, between
                Herbalife International, Inc. and Whitney & Co., LLC........       (14)
10 .32          Monitoring Fee Agreement dated as of July 31, 2002, between
                Herbalife International, Inc. and GGC Administration, LLC...       (14)
10 .33          Indemnity Agreement dated as of July 31, 2002, by and among
                WH Holdings (Cayman Islands) Ltd., WH Acquisition Corp.,
                Whitney & Co., LLC, Whitney V, L.P., Whitney Strategic
                Partners V, L.P., GGC Administration, L.L.C., Golden Gate
                Private Equity, Inc., CCG Investments (BVI), L.P., CCG
                Associates-AI, LLC, CCG Investment Fund-AI, LP, CCG AV, LLC-
                Series C, CCG AV, LLC-Series E, CCG Associates-QP, LLC and
                WH Investments Ltd..........................................       (14)
10 .34          Independent Directors Stock Option Plan of WH Holdings
                (Cayman Islands) Ltd........................................       (15)
10 .35          Form of Independent Directors Stock Option Agreement........       (15)
10 .36          Executive Officer Stock Option Plan of WH Holdings (Cayman
                Islands) Ltd................................................       (15)
10 .37          Form of Non-Statutory Stock Option Agreement................       (15)
10 .38          Form of Incentive Stock Option Agreement....................       (15)
10 .39          Amendment No. 1 to Credit Agreement dated as of December 18,
                2002, among Herbalife International, Inc., WH Holdings
                (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH
                Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate
                Holdings S.a.R.L., WH Luxembourg CM S.a.R.L. and each of the
                Subsidiary Guarantors.......................................       (15)
21              List of subsidiaries of WH Intermediate Holdings, Ltd.......       (14)
23 .1           Consent of Deloitte & Touche................................       (15)
23 .2           Consent of Chadbourne & Parke LLP (included in Exhibit 5.1
                and Exhibit 8.1 hereto).....................................       (15)
24 .1           Power of Attorney of WH Intermediate Holdings Ltd. .........       (14)
24 .2           Power of Attorney of Herbalife International, Inc. .........       (14)
24 .3           Power of Attorney of Herbalife International of America,
                Inc. .......................................................       (14)
24 .4           Power of Attorney of Herbalife International Communications,
                Inc. .......................................................       (14)
24 .5           Power of Attorney of Herbalife International Distribution,
                Inc. .......................................................       (14)
24 .6           Power of Attorney of Herbalife International of Europe,
                Inc. .......................................................       (14)
24 .7           Power of Attorney of Herbalife International Do Brasil
                Ltda........................................................       (14)
24 .8           Power of Attorney of Herbalife International Do Brasil Ltda.
                (Delaware) .................................................       (14)
24 .9           Power of Attorney of Herbalife (UK) Limited.................       (14)
24 .10          Power of Attorney of Herbalife Europe Limited...............       (14)
24 .11          Power of Attorney of Herbalife International Finland OY.....       (14)
24 .12          Power of Attorney of Herbalife International of Israel
                (1990) Ltd. ................................................       (14)

EXHIBIT
NUMBER                                  DESCRIPTION                           PAGENO./(FOOTNOTE)
-------                                 -----------                           ------------------
24 .13          Power of Attorney of Herbalife of Japan K.K. ...............       (14)
24 .14          Power of Attorney of Herbalife Internacional de Mexico, S.A.
                de C.V. ....................................................       (14)
24 .15          Power of Attorney of Herbalife Products de Mexico, S.A. de
                C.V. .......................................................       (14)
24 .16          Power of Attorney of Herbalife Sweden Aktiebolag............       (14)
24 .17          Power of Attorney of Herbalife China, LLC...................       (14)
24 .18          Power of Attorney of Herbalife Taiwan, Inc. ................       (14)
24 .19          Power of Attorney of Herbalife International (Thailand)
                Ltd. .......................................................       (14)
25 .1           Statement of Eligibility of Trustee.........................       (14)
99 .1           -- Form of Letter of Transmittal for the 11 3/4% Senior
                Subordinated Notes Due 2010.................................       (14)
99 .2           -- Form of Notice of Guaranteed Delivery for the 11 3/4%
                Senior Subordinated Notes Due 2010..........................       (14)
99 .3           -- Form of Letter to Holders................................       (14)
99 .4           -- Form of Letter to Clients................................       (14)
99 .5           -- Form of Letter to Registered Holders and Depositary Trust
                Company Participants........................................       (14)
99 .6           -- Guidelines for Certification of Taxpayer Identification
                Number on Substitute Form W-9...............................       (14)
99 .7           -- Form of Exchange Agent Agreement.........................       (14)
99 .8           Certification pursuant to 18 U.S.C Section 1350 as adopted
                pursuant to Section 906 of the Sarbanes-Oxley Act of 2002...       (13)
99 .9           Certification pursuant to 18 U.S.C Section 1350 as adopted
                pursuant to Section 906 of the Sarbanes-Oxley Act of 2002...       (13)

---------------

 (1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-66576) declared effective by the SEC on October 8, 1993.

 (2) Incorporated by reference to the Company's Definitive Proxy Statement relating to its 1994 Annual Meeting of Stockholders.

 (3) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

 (4) Incorporated by reference to the Company's Definitive Proxy Statement relating to its 1996 Annual Meeting of Stockholders.

 (5) Incorporated by reference to the Company's Definitive Proxy Statement relating to the Special Shareholder Meeting held on December 11, 1997.

 (6) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

 (7) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

 (8) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2000.

 (9) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

(10) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

(11) Incorporated by reference to the Company's Current Report on Form 8-K, dated April 10, 2002.

(12) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2002.

(13) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2002.


(14) Incorporated by reference to the Company's Registration Statement on Form S-4 (Reg. No. 333-10118), dated November 13, 2002.



(15) Filed herewith.


  * Management contract or compensatory plan or arrangement filed in response to Item 14(a)(3) of the instructions to Form 10-K.

 # Certain portions of this exhibit have been omitted and filed separately under an application for confidential treatment.


ITEM 22.  UNDERTAKINGS


     (a) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes:

          (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          WH INTERMEDIATE HOLDINGS LTD.

                                          By: /s/ STEVEN E. RODGERS
                                          --------------------------------------
                                          Name: Steven E. Rodgers
                                          Title: President

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                    TITLE                      DATE
                    ---------                                    -----                      ----
              /s/ STEVEN E. RODGERS                    Director and President and     December 20, 2002
 ------------------------------------------------    Treasurer (Principal Executive
                Steven E. Rodgers                     Officer, Principal Financial
                                                        Officer, Controller and
                                                     Principal Accounting Officer)


                        *                                Director and Secretary       December 20, 2002
 ------------------------------------------------
                  John C. Hockin


               /s/ WILLIAM D. LOWE                   Authorized U.S. Representative   December 20, 2002
 ------------------------------------------------
                 William D. Lowe


 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL, INC.

                                          By:     /s/ WILLIAM D. LOWE
                                          --------------------------------------
                                          Name: William D. Lowe
                                          Title: Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                    TITLE                      DATE
                    ---------                                    -----                      ----
                        *                                     Co-President            December 20, 2002
 ------------------------------------------------    (Principal Executive Officer)
                  Brian L. Kane

                        *                                     Co-President            December 20, 2002
 ------------------------------------------------    (Principal Executive Officer)
                   Carol Hannah

               /s/ WILLIAM D. LOWE                   Senior Vice President, Finance   December 20, 2002
 ------------------------------------------------       and Treasury (Principal
                 William D. Lowe                     Financial Officer, Controller
                                                        and Principal Accounting
                                                                Officer)

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                 James H. Fordyce

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                  John C. Hockin

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                Steven E. Rodgers

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                   Jesse Rogers

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                  Prescott Ashe

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                  Ken Diekroeger

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                Stefan L. Kaluzny

                        *                                       Director              December 20, 2002
 ------------------------------------------------
                  Charles L. Orr

                    SIGNATURE                                    TITLE                      DATE
                    ---------                                    -----                      ----


                        *                              Chairman of the Board and      December 20, 2002
 ------------------------------------------------               Director
                Peter M. Castleman


 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Luxembourg, on December 20, 2002.


                                          WH LUXEMBOURG HOLDINGS S.A.R.L.


                                          By:      /s/ FABRIZIO SUARIA

                                            ------------------------------------

                                                  Name: Fabrizio Suaria

                                                      Title: Manager

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
        /s/ FABRIZIO SUARIA             Manager (Principal Executive      December 20, 2002
-----------------------------------     Officer, Principal Financial
          Fabrizio Suaria             Officer, Controller and Principal
                                             Accounting Officer)

      /s/ CHRISTOPHE THOMANN                       Manager                December 20, 2002
-----------------------------------
        Christophe Thomann

        /s/ WILLIAM D. LOWE            Authorized U.S. Representative     December 20, 2002
-----------------------------------
          William D. Lowe

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Luxembourg, on December 20, 2002.


                                          WH LUXEMBOURG HOLDINGS S.A.R.L.


                                          By:      /s/ FABRIZIO SUARIA

                                            ------------------------------------

                                                  Name: Fabrizio Suaria

                                                      Title: Manager

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
        /s/ FABRIZIO SUARIA             Manager (Principal Executive      December 20, 2002
-----------------------------------     Officer, Principal Financial
          Fabrizio Suaria             Officer, Controller and Principal
                                             Accounting Officer)

      /s/ CHRISTOPHE THOMANN                       Manager                December 20, 2002
-----------------------------------
        Christophe Thomann

        /s/ WILLIAM D. LOWE            Authorized U.S. Representative     December 20, 2002
-----------------------------------
          William D. Lowe

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Luxembourg, on December 20, 2002.


                                          WH LUXEMBOURG HOLDINGS S.A.R.L.


                                          By:      /s/ FABRIZIO SUARIA

                                            ------------------------------------

                                                  Name: Fabrizio Suaria

                                                      Title: Manager

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
        /s/ FABRIZIO SUARIA             Manager (Principal Executive      December 20, 2002
-----------------------------------     Officer, Principal Financial
          Fabrizio Suaria             Officer, Controller and Principal
                                             Accounting Officer)

      /s/ CHRISTOPHE THOMANN                       Manager                December 20, 2002
-----------------------------------
        Christophe Thomann

        /s/ WILLIAM D. LOWE            Authorized U.S. Representative     December 20, 2002
-----------------------------------
          William D. Lowe

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL OF AMERICA,
                                          INC.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                        *                                Co-President (Principal       December 20, 2002
 ------------------------------------------------          Executive Officer)
                  Brian L. Kane

                        *                                Co-President (Principal       December 20, 2002
 ------------------------------------------------          Executive Officer)
                   Carol Hannah

               /s/ WILLIAM D. LOWE                   Senior Vice President, Finance    December 20, 2002
 ------------------------------------------------        and Treasury (Principal
                 William D. Lowe                      Financial Officer, Controller
                                                        and Principal Accounting
                                                                Officer)

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                 James H. Fordyce

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                  John C. Hockin

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                Steven E. Rodgers

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                   Jesse Rogers

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                  Prescott Ashe

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                  Ken Diekroeger

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                Stefan L. Kaluzny

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----


                        *                                       Director               December 20, 2002
 ------------------------------------------------
                  Charles L. Orr

                        *                               Chairman of the Board and      December 20, 2002
 ------------------------------------------------               Director
                Peter M. Castleman

 By:               /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL
                                          COMMUNICATIONS, INC.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                 TITLE                      DATE
                        ---------                                 -----                      ----

                        *                              Director and President and      December 20, 2002
 ------------------------------------------------    Secretary (Principal Executive
                  Brian L. Kane                                 Officer)

                        *                                       Director               December 20, 2002
 ------------------------------------------------
                   Carol Hannah

               /s/ WILLIAM D. LOWE                       Chief Financial Officer       December 20, 2002
 ------------------------------------------------     (Principal Financial Officer,
                 William D. Lowe                     Controller and Chief Accounting
                                                                Officer)

 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL DISTRIBUTION,
                                          INC.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                        *                              Director and President and      December 20, 2002
 ------------------------------------------------    Secretary (Principal Executive
                  Brian L. Kane                                 Officer)


                        *                                       Director               December 20, 2002
 ------------------------------------------------
                   Carol Hannah


               /s/ WILLIAM D. LOWE                       Chief Financial Officer       December 20, 2002
 ------------------------------------------------     (Principal Financial Officer,
                 William D. Lowe                     Controller and Chief Accounting
                                                                Officer)


 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL OF EUROPE,
                                          INC.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----

                        *                              Director and President and      December 20, 2002
  ----------------------------------------------     Secretary (Principal Executive
                  Brian L. Kane                                 Officer)


                        *                                       Director               December 20, 2002
  ----------------------------------------------
                   Carol Hannah


               /s/ WILLIAM D. LOWE                       Chief Financial Officer       December 20, 2002
  ----------------------------------------------      (Principal Financial Officer,
                 William D. Lowe                     Controller and Chief Accounting
                                                                Officer)


 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL DO BRASIL
                                          LTDA.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                              Title: Senior Vice President of
                                            Herbalife
                                               International, Inc.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----

                        *                              Delegate Manager (Principal     December 20, 2002
 -----------------------------------------------      Executive Officer, Principal
                Sergio Gianechini                     Financial Officer, Controller
                                                        and Principal Accounting
                                                                Officer)


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                 James H. Fordyce


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                  John C. Hockin


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                Steven E. Rodgers


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                   Jesse Rogers


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                  Prescott Ashe


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                  Ken Diekroeger


                                                                Director               December 20, 2002
 -----------------------------------------------
                Stefan L. Kaluzny


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                  Charles L. Orr

                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                Peter M. Castleman


               /s/ WILLIAM D. LOWE                   Authorized U.S. Representative    December 20, 2002
 -----------------------------------------------
                 William D. Lowe


 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL DO BRASIL
                                          LTDA.,
                                          a Delaware Corporation

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----

                        *                              Director and President and      December 20, 2002
 -----------------------------------------------     Secretary (Principal Executive
                  Brian L. Kane                                 Officer)


                        *                                       Director               December 20, 2002
 -----------------------------------------------
                   Carol Hannah


               /s/ WILLIAM D. LOWE                       Chief Financial Officer       December 20, 2002
 -----------------------------------------------      (Principal Financial Officer,
                 William D. Lowe                        Controller and Principal
                                                           Accounting Officer)


 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE (UK) LIMITED

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                          Name: William D. Lowe
                                          Title: Senior Vice President of
                                          Herbalife
                                             International, Inc.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                           SIGNATURE                                  TITLE                    DATE
                           ---------                                  -----                    ----
                           *                                  Director and Managing      December 20, 2002
 -----------------------------------------------------         Director (Principal
                     Richard Hobby                             Executive Officer,
                                                               Principal Financial
                                                             Officer, Controller and
                                                              Principal Accounting
                                                                    Officer)


                           *                                        Director             December 20, 2002
 -----------------------------------------------------
                   Christophe Thomann

                  /s/ WILLIAM D. LOWE                            Authorized U.S.         December 20, 2002
 -----------------------------------------------------           Representative
                    William D. Lowe


 *By:                 /s/ WILLIAM D. LOWE
        ------------------------------------------------
                        William D. Lowe
                        Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          Herbalife Europe Limited

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                          Name: William D. Lowe
                                          Title: Senior Vice President
                                             of Herbalife International, Inc.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                           SIGNATURE                                  TITLE                    DATE
                           ---------                                  -----                    ----
                           *                                  Director and Managing      December 20, 2002
 -----------------------------------------------------         Director (Principal
                     Brian L. Kane                             Executive Officer,
                                                               Principal Financial
                                                             Officer, Controller and
                                                              Principal Accounting
                                                                    Officer)


                           *                                        Director             December 20, 2002
 -----------------------------------------------------
                   Christophe Thomann

                  /s/ WILLIAM D. LOWE                            Authorized U.S.         December 20, 2002
 -----------------------------------------------------           Representative
                    William D. Lowe


 *By:                 /s/ WILLIAM D. LOWE
        ------------------------------------------------
                        William D. Lowe
                        Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          Herbalife International Finland OY

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Senior Vice President
                                               of Herbalife International, Inc.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                           SIGNATURE                                  TITLE                    DATE
                           ---------                                  -----                    ----
                           *                                   Director (Principal       December 20, 2002
 -----------------------------------------------------         Executive Officer,
                    Fabrizio Suaria                         Controller and Principal
                                                               Accounting Officer)


                           *                                        Director             December 20, 2002
 -----------------------------------------------------
                  Tomasz Stanislawski

                  /s/ WILLIAM D. LOWE                            Authorized U.S.         December 20, 2002
 -----------------------------------------------------           Representative
                    William D. Lowe


 *By:                 /s/ WILLIAM D. LOWE
        ------------------------------------------------
                        William D. Lowe
                        Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          Herbalife International of Israel
                                          (1990) Ltd.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Senior Vice President
                                               of Herbalife International, Inc.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                           SIGNATURE                                  TITLE                    DATE
                           ---------                                  -----                    ----
                           *                                 Director and President      December 20, 2002
 -----------------------------------------------------        (Principal Executive
                     Brian L. Kane                             Officer, Principal
                                                               Financial Officer,
                                                              Controller and Chief
                                                               Accounting Officer)


                           *                                        Director             December 20, 2002
 -----------------------------------------------------
                      Carol Hannah

                  /s/ WILLIAM D. LOWE                            Authorized U.S.         December 20, 2002
 -----------------------------------------------------           Representative
                    William D. Lowe


 *By:                 /s/ WILLIAM D. LOWE
        ------------------------------------------------
                        William D. Lowe
                        Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE OF JAPAN K.K.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                          Name: William D. Lowe
                                          Title: Statutory Auditor

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                 TITLE                      DATE
                        ---------                                 -----                      ----
                        *                                       Director               December 20, 2002
   -------------------------------------------
                  Brian L. Kane


               /s/ WILLIAM D. LOWE                    Statutory Auditor (Principal     December 20, 2002
   -------------------------------------------        Financial Officer, Controller
                 William D. Lowe                        and Principal Accounting
                                                                Officer)


                        *                              Director and Representative     December 20, 2002
   -------------------------------------------        Director (Principal Executive
                    Joe Wojcik                                  Officer)


                        *                                       Director               December 20, 2002
   -------------------------------------------
                    John Purdy

                                                                Director               December 20, 2002
   -------------------------------------------
                 Margaret Snowden

                        *                                       Director               December 20, 2002
   -------------------------------------------
                 Song Churl Park


               /s/ WILLIAM D. LOWE                   Authorized U.S. Representative    December 20, 2002
 ------------------------------------------------
                 William D. Lowe


 *By:              /s/ WILLIAM D. LOWE
         ---------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                        HERBALIFE INTERNACIONAL DE MEXICO, S.A.
                                        DE C.V.

                                        By:       /s/ WILLIAM D. LOWE
                                           -------------------------------------
                                        Name: William D. Lowe
                                        Title: Director

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                    TITLE                      DATE
                    ---------                                    -----                      ----

                        *                                Director and Chairman        December 20, 2002
-------------------------------------------------    (Principal Executive Officer)
                  Brian L. Kane


                        *                                      Director               December 20, 2002
-------------------------------------------------
                   Carol Hannah


               /s/ WILLIAM D. LOWE                      Director and Secretary        December 20, 2002
-------------------------------------------------    (Principal Financial Officer,
                 William D. Lowe                       Controller and Principal
                                                          Accounting Officer)


               /s/ WILLIAM D. LOWE                  Authorized U.S. Representative    December 20, 2002
-------------------------------------------------
                 William D. Lowe


 *By:              /s/ WILLIAM D. LOWE
        -----------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE PRODUCTS DE MEXICO, S.A. DE
                                          C.V.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                          Name: William D. Lowe
                                          Title: Director

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                        DATE
                ---------                                  -----                        ----
                    *                              Director and Chairman          December 20, 2002
------------------------------------------     (Principal Executive Officer)
              Brian L. Kane




                    *                                    Director                 December 20, 2002
------------------------------------------
               Carol Hannah




           /s/ WILLIAM D. LOWE                    Director and Secretary          December 20, 2002
------------------------------------------     (Principal Financial Officer,
             William D. Lowe                     Controller and Principal
                                                    Accounting Officer)




           /s/ WILLIAM D. LOWE                Authorized U.S. Representative      December 20, 2002
------------------------------------------
             William D. Lowe




         *By: /s/ WILLIAM D. LOWE
  --------------------------------------
             William D. Lowe
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE SWEDEN AKTIEBOLAG

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                          Name:  William D. Lowe
                                          Title:   Senior Vice President of
                                               Herbalife International, Inc.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                        DATE
                ---------                                  -----                        ----
                    *                          Director (Principal Executive      December 20, 2002
------------------------------------------     Officer, Principal Financial
             Fabrizio Sauria                 Officer, Controller and Principal
                                                    Accounting Officer)




                     Authorized U.S. Representative      December 20, 2002
           /s/ WILLIAM D. LOWE
------------------------------------------
             William D. Lowe

         *By: /s/ WILLIAM D. LOWE
  --------------------------------------
             William D. Lowe
             Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE CHINA, LLC

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                          Name:  William D. Lowe
                                          Title:   Senior Vice President of
                                               Herbalife International, Inc.

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                        *                             Manager (Principal Executive     December 20, 2002
 ------------------------------------------------     Officer, Principal Financial
                  Brian L. Kane                          Officer, Controller and
                                                      Principal Accounting Officer)


                        *                                        Manager               December 20, 2002
 ------------------------------------------------
                    John Purdy


                        *                                        Manager               December 20, 2002
 ------------------------------------------------
                    Joe Wojcik


                        *                                        Manager               December 20, 2002
 ------------------------------------------------
                 Bernard O'Brien

 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE TAIWAN, INC.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                          Name:  William D. Lowe
                                          Title:   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                        *                              Director and President and      December 20, 2002
 ------------------------------------------------    Secretary (Principal Executive
                  Brian L. Kane                                 Officer)


                        *                                       Director               December 20, 2002
 ------------------------------------------------
                   Carol Hannah


               /s/ WILLIAM D. LOWE                       Chief Financial Officer       December 20, 2002
 ------------------------------------------------     (Principal Financial Officer,
                 William D. Lowe                     Controller and Chief Accounting
                                                                Officer)

 *By:              /s/ WILLIAM D. LOWE
        ------------------------------------------
                     William D. Lowe
                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.


                                          HERBALIFE INTERNATIONAL (THAILAND)
                                          LTD.

                                          By:      /s/ WILLIAM D. LOWE
                                            ------------------------------------
                                            Name: William D. Lowe
                                            Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                           SIGNATURE                                  TITLE                    DATE
                           ---------                                  -----                    ----

                           *                               Director and President and    December 20, 2002
 -----------------------------------------------------        Secretary (Principal
                     Brian L. Kane                             Executive Officer)


                           *                                        Director             December 20, 2002
 -----------------------------------------------------
                      Carol Hannah


                  /s/ WILLIAM D. LOWE                        Chief Financial Officer     December 20, 2002
 -----------------------------------------------------        (Principal Financial
                    William D. Lowe                          Officer, Controller and
                                                              Principal Accounting
                                                                    Officer)


 *By:                 /s/ WILLIAM D. LOWE
        ------------------------------------------------
                        William D. Lowe
                        Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT NO.                            DESCRIPTION
------------                           -----------
    3.18       Certificate of Incorporation of Herbalife International Do
               Brasil Ltda. (Delaware)
    3.19       Certificate of Amendment of Certificate of Incorporation of
               Herbalife International Do Brasil Ltda. (Delaware)
    3.20       Bylaws of Herbalife International Do Brasil Ltda. (Delaware)
    3.21       Amendment to Articles of Association of Herbalife
               International Do Brasil Ltda.
    3.22       Articles of Association of Herbalife International Do Brasil
               Ltda.
    3.23       Memorandum of Association of Herbalife (UK) Limited
    3.24       Articles of Association of Herbalife (UK) Limited
    3.25       Memorandum of Association of Herbalife Europe Limited
    3.26       Articles of Association of Herbalife Europe Limited
    3.27       Deeds of Foundation of Herbalife International Finland OY
    3.28       Articles of Association of Herbalife International Finland
               OY
    3.29       Articles of Association of Herbalife International of Israel
               (1990) Ltd.
    3.30       Memorandum of Association of Herbalife International of
               Israel (1990) Ltd.
    3.31       Articles of Incorporation of Herbalife of Japan K.K.
    3.32       Restated Bylaws of Herbalife of Japan K.K.
    3.33       Bylaws and Articles of Incorporation of Herbalife
               Internacional de Mexico, S.A. de C.V.
    3.34       Copia Certificada of Herbalife Products de Mexico, S.A. de
               C.V.
    3.35       Articles of Association of Herbalife Sweden Aktiebolag
    3.36       Limited Liability Company Agreement of Herbalife China, LLC
    3.37       Amendment to Limited Liability Company Agreement of
               Herbalife China, LLC
    3.40       Certificate of Incorporation of Herbalife International
               (Thailand) Ltd.
    5.1        Opinion of Chadbourne & Parke LLP as to the legality of the
               Series B Notes being registered hereby
    5.2        Opinion of Maples & Calder, counsel to WH Intermediate
               Holdings Ltd.
    5.3        Opinion of Marshall Hill Cassas & de Lipkau, counsel to
               Herbalife International Inc.
    5.4        Opinion of Bonn Schmitt Steichen, counsel to WH Luxembourg
               Holdings S.a.R.L., WH Luxembourg Intermediate Holdings
               S.a.R.L. and WH Luxembourg CM S.a.R.L.
    5.5        Opinion of Irell & Manella, counsel to Herbalife
               International of America, Inc., Herbalife International
               Communications Inc., Herbalife International Distribution,
               Inc., Herbalife International of Europe, Inc., Herbalife
               Taiwan, Inc. and Herbalife International (Thailand) Ltd.
    5.6        Opinion of Corvo Advogados, counsel to Herbalife
               International Do Brasil Ltda.
    5.7        Opinion of Chadbourne & Parke, a Multinational Partnership,
               to Herbalife (UK) Limited and Herbalife Europe Limited
    5.8        Opinion of Mr. Robin Potts, QC
    5.9        Opinion of Hannes Snellman, counsel to Herbalife
               International Finland OY
    5.10       Opinion of Herzog, Fox & Neeman, counsel to Herbalife
               International of Israel (1990) Ltd.
    5.11       Opinion of Tomotsune & Kimura, counsel to Herbalife of Japan
               K.K.
    5.12       Opinion of Bufete Carrillo Gamboa, S.C., counsel to
               Herbalife Internacional de Mexico, S.A. de C.V. and
               Herbalife Products de Mexico, S.A. de C.V.

EXHIBIT NO.                            DESCRIPTION
------------                           -----------
    5.13       Opinion of Mannheimer Swartling, counsel to Herbalife Sweden
               Aktiebolag
    5.14       Opinion of Morris, Nichols, Arsht & Tunnell, counsel to
               Herbalife China, LLC and Herbalife International Do Brasil
               Ltda. (Delaware)
   10.34       Independent Directors Stock Option Plan of WH Holdings
               (Cayman Islands) Ltd.
   10.35       Form of Independent Directors Stock Option Agreement
   10.36       Executive Officer Stock Option Plan of WH Holdings (Cayman
               Islands) Ltd.
   10.37       Form of Non-Statutory Stock Option Agreement
   10.38       Form of Incentive Stock Option Agreement
   10.39       Amendment No. 1 to Credit Agreement dated as of December 18,
               2002, among Herbalife International, Inc., WH Holdings
               (Cayman Islands) Ltd., WH Intermediate Holdings Ltd., WH
               Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate
               Holdings S.a.R.L., WH Luxembourg CM S.a.R.L. and each of the
               Subsidiary Guarantors
   23.1        Consent of Deloitte & Touche
   23.2        Consent of Chadbourne & Parke LLP (included in Exhibit 5.1)